      As filed with the Securities and Exchange Commission on November 5, 1997

                                                     Registration No. 333-37161

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                   ----------------


                                   AMENDMENT NO. 1
                                          to
                                       Form S-4
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                   ----------------

                            AMERICAN FAMILY HOLDINGS, INC.
                          4220 Von Karman Avenue, Suite 110
                           Newport Beach, California 92660
                       (Address of principal executive offices)


                              David G. Lasker, President
                            American Family Holdings, Inc.
                          4220 Von Karman Avenue, Suite 110
                           Newport Beach, California 92660
                       (Name and address of agent for service)


                                       Copy to:

                                David R. Decker, Esq.
                                    Arter & Hadden
                         700 South Flower Street, 30th Floor
                            Los Angeles, California 90017





--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            AMERICAN FAMILY HOLDINGS, INC.
                                CROSS-REFERENCE SHEET


Item of Form S-4                                                Prospectus Caption or Location
----------------                                                ------------------------------
A.  INFORMATION ABOUT THE TRANSACTION

1.  Forepart of Registration Statement and Outside Cover
    Page of Prospectus . . . . . . . . . . . . . . . . . .      Cover of Registration Statement; Cross-Reference
                                                                Sheet; Outside Front Cover Page of Prospectus

2.  Inside Front and Outside Back Cover Page of
    Prospectus . . . . . . . . . . . . . . . . . . . . . .      Prospectus Summary; Reports to Shareholders

3.  Risk Factors, Ratio of Earnings to Fixed Charges and
    Other Information  . . . . . . . . . . . . . . . . . .      Prospectus Summary; Risk Factors; Business and
                                                                Properties; Background and Reasons for the
                                                                Acquisition

4.  Terms of The Transaction . . . . . . . . . . . . . . .      Prospectus Summary; Background and Reasons for
                                                                the Acquisition; Comparison of Tenancy-in-
                                                                Common Interests and Shares; Comparisons of
                                                                Programs and Company; Description of Shares;
                                                                Federal Income Tax Consequences; Appraisals and
                                                                Fairness Opinion

5.  Pro Forma Financial Information. . . . . . . . . . . .      Prospectus Summary; Financial Statements

6.  Material Contracts with the Company being Acquired . .      Background and Reasons for the Acquisition;
                                                                Interests of Certain Persons in the Acquisition

7.  Additional Information Required for Reoffering by
    Persons and Parties Deemed to be Underwriters. . . . .      Not Applicable

8.  Interests of Named Experts and Counsel . . . . . . . .      Not Applicable

9.  Disclosure of Commission Position on Indemnification
    for Securities Act Liabilities . . . . . . . . . . . .      Fiduciary Responsibility and Indemnification

B.  INFORMATION ABOUT THE REGISTRANT

10. Information with Respect to S-3 Registrants. . . . . .      Not Applicable

11. Incorporation of Certain Information by Reference. . .      Not Applicable

12. Information with Respect to S-2 or S-3 Registrants . .      Not Applicable

13. Incorporation of Certain Information by Reference. . .      Not Applicable

                            AMERICAN FAMILY HOLDINGS, INC.
                                CROSS-REFERENCE SHEET
                                     (continued)


Item of Form S-4                                                Prospectus Caption or Location
----------------                                                ------------------------------
14. Information with Respect to Registrants other than S-3
    or S-2 Registrants . . . . . . . . . . . . . . . . . .      Prospectus Summary; Business and Properties;
                                                                Selected Financial Information; Management's
                                                                Discussion and Analysis of Financial Condition and
                                                                Results of Operations


C.  INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15. Information with Respect to S-3 Companies. . . . . . .      Not Applicable

16. Information with Respect to S-2 or S-3 Companies . . .      Not Applicable

17. Information with Respect to Companies other than S-3
    or S-2 Companies . . . . . . . . . . . . . . . . . . .      Prospectus Summary; Business and Properties;
                                                                Background and Reasons for the Acquisition;
                                                                Selected Financial Information; Management's
                                                                Discussion and Analysis of Financial Condition and
                                                                Results of Operations; Financial Statements


D. VOTING AND MANAGEMENT INFORMATION

18. Information if Proxies, Consents or Authorizations are
    being Solicited. . . . . . . . . . . . . . . . . . . .      Prospectus Summary; Voting Procedures; Interests
                                                                of Certain Persons in the Acquisition; Principal
                                                                Shareholders; Management Following the
                                                                Acquisition

19. Information if Proxies, Consents or Authorizations are
    Not to be Solicited or in an Exchange Offer. . . . . .      Not Applicable

     IF YOU ARE AN INVESTOR IN ANY OF THE FOLLOWING, YOUR VOTE IS VERY IMPORTANT


                     SACRAMENTO/DELTA GREENS "TRUDY PAT" PROGRAM
                            OCEANSIDE "TRUDY PAT" PROGRAM
                       YOSEMITE/AHWAHNEE I "TRUDY PAT" PROGRAM
                      YOSEMITE/AHWAHNEE II "TRUDY PAT" PROGRAM
                            MORI POINT "TRUDY PAT" PROGRAM


                            AMERICAN FAMILY HOLDINGS, INC.

-  PROPOSED ACQUISITION OF PROGRAM PROPERTIES

   American Family Holdings, Inc. is offering shares of its stock in exchange for the assets, certain liabilities and business activities owned by investors in five former "Trudy Pat" programs managed by National Investors Financial, Inc. For this proposed acquisition, American Family Holdings will issue $15,772,850 of shares of common stock at $10 per Share. The stock will be listed for trading on the ___________ under the symbol "___."

   In each of the programs, the investors will vote on whether to approve the acquisition. INVESTORS HOLDING A MAJORITY OF THE AMOUNT INVESTED IN EACH OF THE FIVE PROGRAMS MUST VOTE TO APPROVE THE ACQUISITION IN ORDER FOR IT TO TAKE PLACE.

   NATIONAL STRONGLY RECOMMENDS THAT ALL INVESTORS VOTE "YES" ON THE
ACQUISITION.

   This solicitation of votes started on _______, 1997 and expires at 5:00 p.m., pacific time, on __________, 1997 unless extended. Call 1-800-590-7772 with questions.

-  OFFER OF ADDITIONAL STOCK TO INVESTORS

   American Family Holdings is also offering $5,000,000 of units (consisting of one share of common stock and one warrant to purchase two additional shares) at $10 each exclusively to current investors in the programs. NASD broker-dealers will receive a commission totalling $0.70 per unit for any units sold with their help. If all the units are sold with their help, the proceeds of the sale, net of estimated expenses of $200,000, will be $4,450,000. If you want to buy units, subscriptions with payments should be returned with your voting ballot. Subscriptions will be accepted on a FIRST-COME-FIRST-SERVED BASIS.

SPECIAL RISKS OF THE ACQUISITION:

- If the acquisition is approved, you will receive stock in American Family Holdings, Inc. You will have no other interest in the real estate or business of your program.

- The nature of your investment will change from a tenancy-in-common interest in the property to shares of stock in American Family Holdings, Inc.

-  The trading price for the stock is uncertain.

-  There may be conflicts of interest in the structure of the acquisition.

-  No independent advisors represented you in structuring this transaction.

- American Family Holdings may not have sufficient financial resources to carry out its business plans following the acquisition, since it will not be able to require investors to pay mandatory assessments.


   You should study the "Risk Factors" on page __.


                       ----------------------------------


            THE TRANSACTION AND SECURITIES HAVE NOT BEEN APPROVED BY THE
              SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES
             COMMISSION OR THE ATTORNEY GENERAL OF THE STATE OF NEW YORK


          NONE OF THESE HAS DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       -----------------------------------

                 The date of this Prospectus is _______________, 1997

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


PROSPECTUS SUMMARY............................................................1
    Exchange Value/Allocation of Shares.......................................1
    Current Status of the Programs............................................2
    The Company...............................................................3
    Organization Chart........................................................4
    Consent Solicitation/Summary of Voting Procedures.........................5
    No Dissenters' Rights.....................................................5
    Alternatives to the Acquisition...........................................6
    Fairness..................................................................6
    Fairness Opinion..........................................................7
    National's Recommendation.................................................7
    Summary of Benefits of the Acquisition....................................7
    Summary of Business Plan..................................................8
    Comparison of the Programs and the Company................................9
    Tax Consequences of Acquisition..........................................11
    Conflicts of Interest Related to the Acquisition.........................11
    Conditions to Acquisition................................................11
    Consequences if Acquisition Not Approved.................................12
    Delivery of Stock Certificates...........................................12
    The Offering/Use of Proceeds.............................................12
    Summary Financial Information............................................12



RISK FACTORS.................................................................14
    Risks of the Acquisition.................................................14
    Real Estate Risks........................................................16
    Risks Affecting Operation of a Golf Course...............................18
    Risks Relating to Residential Development................................18
    Resort Destination Risks.................................................18
    Specific Risks Relating to Timeshare.....................................18
    Anti-Takeover Provisions.................................................19



BACKGROUND AND REASONS FOR THE ACQUISITION...................................20
    General..................................................................20
    Management of the Programs Since Foreclosure.............................21
    Efforts to Dispose of the Properties.....................................23
    Terms of the Acquisition.................................................25
    Exchange Value and Allocation of Shares..................................26
    Determination of Exchange Values.........................................26
    Allocation of Shares among the Programs..................................33
    Allocation of Shares among Investors.....................................35

                                  TABLE OF CONTENTS
                                     (continued)


                                                                            Page
                                                                            ----

    Company Shares Held by Affiliates or Employees of National...............35
    Expected Benefits of Acquisition.........................................36
    Alternatives to Acquisition..............................................37
    Conditions to the Acquisition............................................39
    Recommendation of National and Fairness Determination....................39
    Fairness in View of Conflicts of Interest................................40
    Consequences if the Acquisition is Note Approved.........................40
    Accounting Treatment.....................................................40
    Costs and Expenses.......................................................41


DIVIDEND POLICY..............................................................41

COMPARISON OF TENANCY-IN-COMMON INTERESTS AND SHARES.........................41

COMPARISONS OF PROGRAMS AND COMPANY..........................................47

VOTING PROCEDURES............................................................54
    Time of Voting...........................................................54
    Record Date and Outstanding Votes........................................54
    Approval Date............................................................55
    Investor Ballot and Vote Required........................................55
    Revocability of Consent..................................................56
    Solicitation of Votes; Solicitation Expenses.............................56
    No Dissenters' Rights....................................................56
    Issuance of Certificates for Acquisition Shares..........................57


INTERESTS OF CERTAIN PERSONS IN THE ACQUISITION AND CONFLICTS OF INTEREST....57
    Benefits to National.....................................................57
    Benefits to Shareholders of National.....................................58
    Lack of Independent Representation of Investors..........................58
    Features Discouraging Potential Takeovers................................59
    Allocation of Services and Expenses......................................59
    Non-Arm's-Length Agreements..............................................59
    Competition with the Company from Other Programs
    Organized by National....................................................59

                                  TABLE OF CONTENTS
                                     (continued)


                                                                            Page
                                                                            ----


FIDUCIARY RESPONSIBILITY AND INDEMNIFICATION.................................60
    Fiduciary Responsibility of National.....................................60
    Indemnification of Officers and Directors of the Company.................60
    Officers and Directors Insurance.........................................61


BUSINESS AND PROPERTIES......................................................61
    The Company..............................................................61
    Business of the Company..................................................62
    Properties...............................................................62
    Consolidation of the Programs............................................64
    The Residential Development Industry.....................................64
    The Lodging and Recreation Industry......................................65
    The Business Strategy....................................................68
    The Consolidated Business Plan...........................................69
    Employees................................................................72
    Legal Proceedings........................................................72


POLICIES WITH RESPECT TO CERTAIN ACTIVITIES..................................72
    Investment Policies......................................................72
    Financing Policies.......................................................73
    Miscellaneous Policies...................................................74
    Working Capital Reserves.................................................74


USE OF PROCEEDS..............................................................74

CAPITALIZATION...............................................................75

SELECTED FINANCIAL INFORMATION...............................................76

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS...................................................................79
    Overview.................................................................79
    Results of Operations - The Oceanside Program............................79
    Results of Operations - The Yosemite/Ahwahnee Programs...................80
    Results of Operations - The Mori Point Program...........................81
    Results of Operations - The Sacramento/Delta Greens Program..............82
    Liquidity and Capital Resources..........................................82
    Historical Cash Flows....................................................84
    New Accounting Pronouncements............................................86

                                  TABLE OF CONTENTS
                                      (continue)


                                                                            Page
                                                                            ----


MANAGEMENT FOLLOWING THE ACQUISITION.........................................87
    Executive Officers and Directors.........................................88
    Directors and Executive Officers Compensation and Incentives.............91
    Stock Incentive Plan.....................................................92
    401(k) Plan..............................................................94
    Employment Agreements....................................................94
    Limitation of Liability and Indemnification..............................95


SECONDARY MARKET FOR TENANCY-IN-COMMON INTERESTS.............................96

PRINCIPAL SHAREHOLDERS.......................................................96
    Principal Shareholders...................................................96
    Director and Officer Stock Ownership.....................................97


DESCRIPTION OF SHARES........................................................97
    General..................................................................97
    Common Stock.............................................................98
    Preferred Stock..........................................................98
    Warrants.................................................................99
    Certain Shareholder Voting Requirements..................................99
    Transfer Agent and Registrar.............................................99


THE OFFERING.................................................................99
    Offering of Acquisition Shares...........................................99
    Offering of Units.......................................................100


APPRAISALS AND FAIRNESS OPINION.............................................101
    General.................................................................101
    Experience of Independent Appraisers....................................103
    Independent Appraisals..................................................103
    On-Going Relationships..................................................104
    Experience of Independent Valuator......................................105
    Fairness Opinion........................................................105


FEDERAL INCOME TAX CONSEQUENCES.............................................107
    Qualification of the Acquisition as a Qualifying Section 351
    Transaction.............................................................107
    Federal Income Tax Consequences of the Acquisition......................109
    Federal Income Tax Consequences to Investors After the Effective Date...111

                                  TABLE OF CONTENTS
                                     (continued)


                                                                            Page
                                                                            ----

REPORTS TO SHAREHOLDERS......................................................112

LEGAL MATTERS................................................................112

EXPERTS......................................................................112

FURTHER INFORMATION..........................................................113

GLOSSARY.....................................................................114

FINANCIAL STATEMENTS.........................................................F-1



APPENDICES

Appendix 1    Fairness Opinion..............................................A-1

Appendix 2    Selected Additional Appraisal Information.....................A-2


ACCOMPANYING THE PROSPECTUS

-   OFFICIAL INVESTOR BALLOT
-   SUBSCRIPTION ORDER FORM
-   BROKER/DEALER INFORMATION FORM
- Instructions to Investors on How to Complete the Official Investor Ballot and Subscription Order Form

                                  PROSPECTUS SUMMARY


    THE FOLLOWING SUMMARIZES MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS ELSEWHERE IN THIS PROSPECTUS.


EXCHANGE VALUE/ALLOCATION OF SHARES


    American Family Holdings, Inc., a Delaware corporation (the "company" or "we") has offered to acquire the properties of selected "Trudy Pat" programs for the total acquisition price of $15,772,850 in the form of 1,577,285 shares arbitrarily valued at $10 per share. The exchange value for a property is not the same as the appraised value and may not be the same as the amount you might receive from selling a property separately.


    In the Spring of 1997, each of the programs' properties was appraised "as is" at a value reflecting its highest and best use. However, in all cases, money is needed for the programs for working capital and development. Due to the structure of the "Trudy Pat" programs, traditional financing is not generally available for those purposes. Sources of needed capital are primarily limited to mandatory assessments from investors. Even though investors in some programs have contributed money in response to mandatory assessments authorized by a majority vote pursuant to their tenancy-in-common documents, the money is not enough to permit them to achieve the highest and best use for the development.


    National and the company believe that the programs, when unified and operated together, have financial advantages for each other which increase their potential, and which are not available due to the limitations of "Trudy Pat" structure. These advantages include


    - Certain properties have some cash available from investor assessments which could be used where most needed.

    - Certain properties are able to generate cash which could be used for development of all of the properties.


    - Opportunities to obtain financing from outside sources would be greater in the new structure which would provide advantages to all of the properties held in that structure.


With this in mind, exchange values for the programs were calculated by adjusting the appraised value of each property by factors deemed appropriate by National and the company to reflect their relative "stand alone" values as "Trudy Pat" programs. See "Background and Reasons for the Acquisition -- Determination of Acquisition Prices" at page __.

    The number of shares to be assigned to each program was determined by dividing the program's exchange value by the total exchange value of all the properties and multiplying that fraction by the total number of shares to be paid by the company.

    The amount owed by the original borrower to each program plus the amount of assessments paid by investors at [AUGUST 15, 1997], appraised real estate values, exchange values and number and percentage of shares allocated to each program are:





                                                                                                                  % of Total
                                                                                                    % of         Shares to be
                                   Amount         Real Estate                        No. of         Shares        Outstanding
                                  Owed plus        Appraised        Exchange         Shares        Issued in       After the
Name of Program                  Assessments        Value(1)         Value          Allocated     Acquisition    Acquisition(2)
------------------------         -------------    -------------   -------------    -----------    ------------   --------------
Sacramento/Delta Greens         $  6,015,723       $  2,000,000     $  1,215,200        121,520        7.70%         6.18%

Oceanside                         27,325,000          3,700,000        5,303,100        530,310       33.62         26.95

Yosemite/Ahwahnee I                8,982,429          8,050,000        2,007,882        200,788       12.73         10.20

Yosemite/Ahwahnee II              19,450,567         12,866,000        3,955,186        395,519       25.08         20.10

Mori Point                        12,240,744          5,500,000        3,291,482        329,148       20.87         16.73
                                -------------     -------------    -------------     ----------    ------------   --------------

TOTAL                           $ 74,014,463        $32,116,000     $ 15,772,850      1,577,285      100.00%        80.16%
                                -------------     -------------    -------------     ----------    ------------   --------------
                                -------------     -------------     -------------    ----------    ------------   --------------


-----------


(1) Appraisals were conducted in May 1997.
(2) 84.18% if all units are sold to investors. The other shares will be held by management and other founders of the company.

    Shares will be distributed to you in accordance with your pro rata investment in a program (including assessments paid and interest accrued to you through the date you took beneficial ownership of the property) after adjusting the amounts to account for voluntary advances made by some investors. For example



If your adjusted outstanding investment is $10,000 in


                Sacramento/Delta Greens
                     Oceanside
                Yosemite/Ahwahnee I
                Yosemite/Ahwahnee II
                     Mori Point

you will receive approximately the following number of company shares


CURRENT STATUS OF THE PROGRAMS

    Each of the programs began as tenancy-in-common, secured loan arrangements. Due to the borrowers' defaults on the loans, the investors in each of the programs are now the beneficial owners of the real estate that secured the loans. As the servicing agent for the loans, National became the manager of the programs' assets.



    The properties owe a significant amount of delinquent property taxes totalling over $920,000 all together as of June 30, 1997. In order to position the properties for sale on terms that might be deemed acceptable to a majority of investors, additional expenditures over and above property taxes must be made. Investors have demonstrated a reluctance to make these additional expenditures, which are generated through a mandatory assessment process. This reluctance on the part of investors to provide the necessary funding to position the assets of their programs for a satisfactory disposition is one of the primary reasons why National believes that none of the programs are capable of attaining a maximum return of invested dollars in their present stand-alone status.



    While the properties of the Oceanside and Sacramento/Delta Greens programs may be able to be sold for cash, under current market conditions they cannot be sold for prices sufficient to return the investors' money at this time. National believes that those properties should either be built out and sold as single-family homes or sold in bulk when appropriate.


    Without a substantial infusion of capital, the Yosemite/Ahwahnee properties cannot reach their full economic potential and, despite the appraised value, cannot be sold for an amount sufficient to return the investors' money at this time. National believes that failure to continue to fund the development of the Yosemite/Ahwahnee property will result in a serious deterioration of its value.



    At present, Mori Point is vacant land with a proposal to be developed into a hotel conference center. In order to continue the predevelopment effort, capital is needed to proceed with the real estate permitting process and to establish a plan to protect the habitat of two endangered species that are located on the property. Presently, this property cannot be sold for an amount sufficient to return the investors' money.



    The acquisition has been proposed because National and the company believe that the properties, when combined, can be sold and/or developed in a way that will increase their overall value. If the acquisition occurs, the properties and assets belonging to the programs will all become assets of the company, and you will be shareholders of the company. The value of the company will be reflected in the market value of its shares. Thus, through the market value of the shares, you may receive a higher percentage of your outstanding investment than you might receive if the properties were operated or sold within their separate programs.




THE COMPANY

    The company was formed on August 6, 1997 to conduct the acquisition. The founding shareholders of the company are Yale Partnership for Growth and Development, L.P. and J-Pat, L.P., family partnerships established by David Lasker and James Orth, respectively, as well as other employees, consultants of National, or the company. The company has no significant assets or liabilities. The company's principal executive offices are located at 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660, telephone number 1-800-590-7772.

ORGANIZATION CHART

    After the acquisition, the company will be organized as follows:

--------------   ---------------   ---------------     ---------------
                     Yale
                  Partnership
                   for Growth         J-Pat, L.P.        Consultants
    All              and            (controlled by         and other
  Programs'       Development,       James Orth, a       Employees of
 Investors            L.P.            principal of        National or
                 (controlled by        National)           Company
                  David Lasker,
                  a principal of
                     National)
-------------    ----------------    --------------      --------------



 80.16%               7.5%                 7.5%               4.84%
(84.18% if all       (5.98%              (5.98%              (3.86% if
  units sold)    if all units sold)  if all units sold)  all units sold)

-------------------------------------------------------------------------

                         American Family Holdings, Inc.

-------------------------------------------------------------------------

                                      100%

                             ------------------------
                                 American Family
                                Communities, Inc.(1)
                             ------------------------

                                              100%
----------------        -----------------   -------------     -----------------

 Delta Greens             Yosemite Woods       Oceanside         Mori Point
Homes, Inc.(2)            Family Resort,         Homes,         Destinations,
                              Inc.(2)           Inc.(2)            Inc.(2)
----------------        -----------------   -------------     -----------------

----------
(1) A subsidiary formed to coordinate the management and operation of the properties.
(2) Subsidiaries formed to hold title to the various properties and to conduct the day-to-day operations.


CONSENT SOLICITATION/SUMMARY OF VOTING PROCEDURES

    RECEIPT OF CONSENTS. We must receive your ballot by 11:59 p.m., Pacific Time, on ____________, 1997 (unless extended by the company) to be counted in the vote on the acquisition.


    VOTING. You are entitled to vote based on the amount you have invested in a program, on the record date, ___________, 1997. Only investors on the record date are entitled to vote. Voting will be on a program-by-program basis.



    VOTES/OUTSTANDING INVESTMENT. On the record date, the following amounts of outstanding investment, which correspond to votes, exist for each of the programs:




                                          OUTSTANDING INVESTMENT;
                                             NUMBER OF VOTES
         NAME OF PROGRAM                        [8/15/97]
         ---------------                  -----------------------

         Sacramento/Delta Greens                 6,015,723
         Oceanside                              27,325,000
         Yosemite/Ahwahnee I                     8,982,429
         Yosemite/Ahwahnee II                   19,450,567
         Mori Point                             12,240,744


    VOTE REQUIRED. In order for the acquisition to be approved, investors holding a majority of the outstanding investment/votes in EACH of the programs must approve the acquisition.

    You may vote YES or NO or ABSTAIN on the acquisition. If you do not submit a ballot or you send a ballot marked ABSTAIN, you will be counted as having voted AGAINST the acquisition.


    You may vote only using the ballot provided, and only during the solicitation period, which ends __________, 1997 or at a later date the company may announce. You must return the completed ballot to National before the solicitation period expires. If we receive your ballot signed but unmarked, it will be counted as a vote FOR the acquisition.


NO DISSENTERS' RIGHTS

    If you vote "NO" on the acquisition, and the acquisition is approved, you will have no choice other than to take shares in the company. You will not be entitled to object to the transaction and receive a cash payment for your interest under the tenancy-in-common agreements governing the programs or applicable law. See "Voting Procedures -- No Dissenters' Rights" at page __.

    You may withdraw or change your ballot before the solicitation period expires. You will need to complete and mail a substitute ballot, AND a letter stating that you are revoking your previous vote.


ALTERNATIVES TO THE ACQUISITION

    National considered several alternatives to the acquisition, including (a) continuing the operations of each of the programs under their respective separate business plans, (b) liquidation of each of the programs either directly or in the context of a bankruptcy, and (c) a bankruptcy reorganization of the programs. It concluded that none of these alternatives would be as beneficial to the investors as the acquisition. See "Background and Reasons for the Acquisition -- Alternatives to the Acquisition" at page __.

FAIRNESS

    From a financial point of view, the company and National believe the terms of the acquisition are fair as a whole and to the investors in each of the programs. We have based our determination on many factors, including:

    -    the shares are a better quality form of investment;


    -    the relative exchange values offered to investors for their assets;

    - the shares in the company to be held by principals, employees, and consultants of National, the programs or the company upon completion of the acquisition;

    - the opportunity for each of you to vote for or against the acquisition;

    - the valuation of the real estate assets of each of the programs by the independent appraisers; and

    - the Fairness Opinion rendered by the independent valuation firm. See "Background and Reasons for the Acquisition" at page __.

    National reviewed the value you will receive in connection with the acquisition and compared it with what you might receive under the alternatives to acquisition. Despite the adjustments to appraised value to arrive at exchange values, National concluded that the likely market value of the shares of the company would be higher in the long run than the value you would have received if any of the alternatives to the acquisition had been implemented. See "Background and Reasons for the Acquisition -- Recommendation of National and Fairness Determination" at page __. Based on this comparison, National concluded that the acquisition is financially fair.

FAIRNESS OPINION

    National hired an independent valuation firm to review the fairness of the acquisition. That firm's opinion (the "Fairness Opinion") concludes that the allocation of the shares in the transaction (which includes allocation of shares to the programs and principals, employees and consultants of National and the company) is financially fair to you. See "Appraisals and Fairness Opinion -- Fairness Opinion" at page __.

NATIONAL'S RECOMMENDATION

    While National and the principals of National will receive benefits from the acquisition, NATIONAL STRONGLY RECOMMENDS THAT ALL INVESTORS VOTE "YES" ON THE ACQUISITION. See "Interests of Certain Persons in the Acquisition and Conflicts of Interest" at page __, "Background and Reasons for the Acquisition" at page __, and "Appraisals and Fairness Opinion" at page __.

SUMMARY OF BENEFITS OF THE ACQUISITION


    YOU MAY HAVE A LIQUID TRADING MARKET FOR YOUR SHARES. After the acquisition, shares will be listed on the ______________. If a trading market develops, you will have the opportunity to liquidate all or some of those shares at your discretion.

    YOU MAY HAVE MORE CONTROL OF THE TIMING OF LIQUIDATION OF YOUR INVESTMENT. You can control when you choose to take profits or losses. Under the current programs, you have been subject to a majority vote to sell or retain the property, regardless of whether or not the timing and decision were favorable to you.


    YOU WILL OWN SHARES IN A POOL OF ASSETS WHOSE DIVERSITY CAN REDUCE RISK. Your investment will be spread over an initial asset base of four different real estate projects (the two Yosemite/Ahwahnee programs will be one project after the acquisition).


    YOU WILL BENEFIT FROM EXPERIENCED PROPERTY MANAGEMENT. We have hired and intend to hire additional key real estate management professionals who are experienced in real estate development, operation and construction.


    YOU WILL NO LONGER BE LIABLE FOR MANDATORY ASSESSMENTS. Your tenancy-in-common agreement and servicing agreement will be cancelled by the acquisition, meaning your exposure to mandatory assessments will cease.


    YOUR LIABILITY WILL BE LIMITED TO THE AMOUNT OF YOUR INVESTMENT. As beneficial owners of the assets and businesses of the programs, you are not currently effectively insulated from personal liability based on the operation of those assets. As shareholders of a corporation, you will be.


SUMMARY OF BUSINESS PLAN

    Our objective is to preserve as much of the owners' invested dollars as is possible and improve the value and performance of the properties currently held by the programs in the following ways:

    -    By developing selected properties for their highest and best use;

    -    By increasing the current cash flow from the operating assets;

    -    By maximizing the potential profit margins of for-sale products;



    - By raising funds for the company's operations through a strategic combination of sales of units to existing investors and the sale of selected real estate assets acquired from the programs to outside buyers; and


    - By acquiring other projects or assets which are consistent with our objectives and business plan.

    RESIDENTIAL DEVELOPMENTS. We will continue to build homes for sale on the Oceanside Property and seek buyers for the remaining lots. By using the funds available from the sale of the units or from the sale of certain assets of the programs, we expect to start construction of single-family lots of the Sacramento/Delta Greens project. Cash flow from sales of single-family homes and lots would continue our growth and build value.

    RESORT DEVELOPMENTS. We will enhance the value of Yosemite/Ahwahnee by continuing to develop the project. While the project itself presently has little cash available for capital improvements, we believe the highest potential rewards lie in this segment of the company's asset base. By using the funds available from the sale of the units or from the sale of certain assets of other programs, we will aggressively seek timeshare approvals at Yosemite/Ahwahnee and will continue to sell memberships and build recreational vehicle sites. We will also process the necessary approvals for the Mori Point asset which we believe has the potential to attract industry-oriented joint venture partners or purchasers. We may also target additional resort or over-night-stay projects for potential acquisition or joint venture. See "Business and Properties -- Properties" at page __ and "-- Consolidation of the Programs" at page __ for further details regarding all of the properties.

    MANAGEMENT. The Board of Directors will oversee the management of the company. After the acquisition all directors will be elected by the shareholders. The Board will consist of six directors, including three directors who are independent of the company. For background on management of the company and their compensation, see "Management Following the Acquisition" at page __.

COMPARISON OF THE PROGRAMS AND THE COMPANY

    The summary information below highlights a number of significant differences between the programs and the company. See "Comparison of the Programs and the Company" at page __.

    FORM OF ORGANIZATION. The programs began as tenancy-in-common investments in Trudy Pat loans. The company is a corporation which offers to investors certain benefits such as limited liability and professional management which may not be present to the same degree in the present ownership structure.

    LENGTH OF INVESTMENT. When you invested in the Trudy Pat loan(s), you expected to receive repayment of your loan in two to four years. After the acquisition, the company will have no time limit to dispose of any assets, and you will not receive net asset sales proceeds. Instead, sales proceeds will be reinvested in the company. Your publicly traded shares will replace the process of liquidating program assets as your way to receive a return of your capital and any profits.

    DIVERSIFICATION. Each of the programs has real estate assets in a single location. By contrast, the company will hold the real estate assets of all five programs and will be more diversified both geographically and by type of property. By owning shares, you will be invested in an on-going, diversified, real estate operating company.


    ADDITIONAL EQUITY. None of the programs are currently authorized to raise additional funds, except through mandatory assessments. The company will have more flexibility to raise capital to finance its business. We may issue additional stock to raise money or to make new real estate investments. These are traditional methods of acquiring capital, but this would dilute your interests. Such stock could have priority in dividends distributions and liquidation proceeds.

    BORROWING POLICIES. Borrowing is difficult under the present program structure. The company will be able to borrow to improve or expand its asset base. However, borrowing may also increase the company's risk from leveraged investments.

    COMPENSATION, FEES AND DISTRIBUTIONS. National will stop earning servicing fees under the program agreements in the aggregate amount of approximately $650,000 per year. As of June 30, 1997, the Programs have accrued fees and advances due to National and its principals of $2,024,621. If the acquisition is approved, National and its principals will cancel $946,111 of these accrued fees and advances that it has made on behalf of program owners. National and its principals will continue to be owed $1,078,510 which will be assumed and paid in the general course of the company's business. In addition, National also has represented that it was owed fees and made advances to the programs totalling $2,191,614 which it previously forgave prior to 1994. Since these fees and advances were incurred and forgiven prior to 1994, they have not been accrued on the historical balance sheets of the programs presented in this prospectus. National's principals will own interests in the company and will also receive salaries as officers of the company. National, itself, will receive shares in exchange for its interests held as a "Trudy Pat" investor in each of the programs in the same manner and at the same cost as all other "Trudy Pat" investors.


    MANAGEMENT CONTROL AND RESPONSIBILITIES. Currently, National serves as your servicing agent. Under its contract, it cannot be removed except by a majority vote by investors in a particular program, which is generally an extraordinary event. You will have greater control over the management of the company than you had over the programs. You will be able to vote for certain members of your Board of Directors every year. In the beginning, principals and affiliates of National will control a maximum of 19.84% of the voting shares (15.82% if all units are sold).


    MANAGEMENT LIABILITY AND INDEMNIFICATION. The directors and officers of the company will be entitled to potentially stronger indemnification from the company for their actions than is presently the case for National in the program agreements.

    VOTING RIGHTS. Presently, you only have voting rights in the particular program in which you are an investor. As a shareholder, you will have the right to vote for directors and other matters according to applicable law or the company's charter documents. When voting as a shareholder, your vote will affect all of the businesses and properties owned by the company, which will include the assets owned by all five programs, whereas your vote as an investor in the programs affects only the assets owned by the program in which you are currently invested.

    LIQUIDITY. The tenancy-in-common interests in the programs constitute illiquid investments which are very difficult to sell. The shares are expected to be listed on the _____ and be freely tradable.

TAX CONSEQUENCES OF ACQUISITION

    The company intends to treat the acquisition as a tax-free transaction. However, due to uncertainties about the individual investors' plans for holding the stock, no assurance can be given that the acquisition will not create a taxable transaction for investors. If the acquisition is treated as taxable, National and the company believe most owners will have tax losses to report. See "Federal Income Tax Consequences" at page __.

CONFLICTS OF INTEREST RELATED TO THE ACQUISITION

    National and the company will be subject to conflicts of interest relating to the acquisition and the on-going operation of the properties. These include

    - the amount of $1,078,510 which will remain owing to National and its principals after the acquisition;

    - principals, consultants and employees of National, the programs and the company will enjoy certain benefits if the acquisition is completed;

    - you did not have independent advisers representing you in structuring the acquisition;

    - employment agreements for the officers of the company were not negotiated at arm's-length; and

    - some persons will be employees of the company and National and will not be able to devote 100% of their time to the company.

    For a complete discussion of these risks, see "Interests of Certain Persons in the Acquisition and Conflicts of Interest" at page __.

CONDITIONS TO ACQUISITION

    The principal conditions to the acquisition are

    - approval of the acquisition by all of the programs through a majority vote of the investors in each,

    - receipt of a final Fairness Opinion from the independent valuator regarding the actual allocation of shares,

    -    approval of the shares for listing on the _______________, and

    -    the issuance of policies of title insurance to the company.


CONSEQUENCES IF ACQUISITION NOT APPROVED

      National will ask investors to approve the sale of the assets of that program for the best price possible and return any net proceeds of the sale to the program's investors. National does not believe that a sale of any program's assets will result in an acceptable recovery of money for the investors at this time.


DELIVERY OF STOCK CERTIFICATES

    The company will mail your shares to you shortly after the acquisition becomes effective.

THE OFFERING/USE OF PROCEEDS

    The company is offering up to 500,000 units at $10 per unit to be issued exclusively to existing program investors. The sales will be completed if the acquisition is approved. Each unit consists of one share and a warrant. For a period of two years, each warrant entitles the holder to purchase two shares of common stock at a per share purchase price equal to 80% of the closing price for the company's common stock on the ______ on the trading date before the warrant exercise date. NASD broker-dealers will receive an aggregate of $0.70 per unit commission from the company for any units sold with their help.

    The company will use funds raised by the sale of units to pay delinquent property taxes, expenses of the acquisition, and for working capital, as detailed in its business plan. Funds raised on exercise of warrants will be used for working capital.

SUMMARY FINANCIAL INFORMATION

    We are providing the following summary financial information to aid you in your analysis of the financial aspects of the acquisition. This information was derived from our pro forma and historical financial statements (and related notes) found later in this prospectus and should be read in conjunction with that information. See "Financial Statements" beginning on page F-1. The historical financial statements for the full year were audited; those for interim periods and those showing pro forma information were not audited. The unaudited financial information reflects all adjustments (consisting only of normal recurring accruals) which are considered necessary to present fairly the financial information for the periods. The results of any interim period are not necessarily indicative of results for a full year, and historical and pro forma results do not predict future results.




                                          COMPANY PRO FORMA                                   THE ACQUISITION HISTORICAL
                      --------------------------------------------------------------  ----------------------------------------
                                                                                          Six Months
                      Six Months Ended                           Year Ended                  Ended             Years Ended
                        June 30, 1997                          December 31, 1996             June 30           December 31
                      ----------------                   --------------------------------   ------------  ---------------------
                       The Acquisition                    The Acquisition
                       and the Offering The Acquisition  and the Offering The Acquisition    1997         1996        1995
                       ---------------- ---------------  ---------------- --------------- ---------  ------------ -------------
Revenues              $  4,084,437    $  4,084,437      $  6,675,718    $  6,675,718  $  4,084,437  $ 6,675,718 $  6,333,143
Cost of sales            3,069,580       3,069,580         5,327,856       5,327,856     3,069,580    5,327,856    5,346,735
                      ------------    ------------      ------------    ------------  ------------  -----------  -----------
Gross profit             1,014,857       1,014,857         1,347,862       1,347,862     1,014,857    1,347,862      986,408

Expenses:
  Selling, general and
    administrative       2,280,561       2,280,561         4,017,227       4,017,227     2,105,561    3,667,227    2,033,496
  Land write-down          590,172         590,172           845,000         845,000       590,172      845,000            -
  Management fees                0               0                 0               0       325,000      650,000      650,000
  Acquisition expenses     367,000         567,000           575,000         775,000             -           -            -
                      ------------    ------------      ------------    ------------  ------------  -----------  -----------
Total expenses           3,237,733       3,437,733         5,437,227       5,637,227  $  3,020,733$   5,162,227  $ 2,683,496

Net interest income         29,525          29,525            63,518          63,518        29,525       63,518      135,875
                      ------------    ------------      ------------    ------------  ------------  -----------  -----------
Net loss                (2,193,351)     (2,393,351)       (4,025,847)     (4,225,847) $ (1,976,351) $(3,750,847) $(1,561,213)
                      ------------    ------------      ------------    ------------  ------------  -----------  -----------
                      ------------    ------------      ------------    ------------  ------------  -----------  -----------
Net loss per share           (0.89)          (1.22)            (1.63)          (2.15)          N/A          N/A          N/A
                      ------------    ------------      ------------    ------------
                      ------------    ------------      ------------    ------------
Average number of
  shares outstanding     2,467,588       1,967,588         2,467,588       1,967,588           N/A          N/A          N/A
                      ------------    ------------      ------------    ------------
                      ------------    ------------      ------------    ------------
Balance Sheet Data:
  Cash and cash
    equivalents          5,768,366       1,240,366               N/A             N/A     1,240,366      863,373          N/A
  Total real estate     19,023,727      19,023,727               N/A             N/A    19,023,727   19,283,472          N/A
  Total assets          28,758,932      24,230,932               N/A             N/A    24,308,932   25,535,082          N/A
  Total debt               387,512         387,512               N/A             N/A       387,512      424,767          N/A
  Total liabilities      3,627,764       3,827,764               N/A             N/A     4,206,875    3,952,822          N/A
    Stockholders'/
    owners' equity      25,131,168      20,403,168               N/A             N/A    20,102,057   21,582,260          N/A
Other Data:
  Cash provided by
   operating activities        N/A             N/A               N/A             N/A        12,377     (616,257)     652,473
Cash used in
  investing activities         N/A             N/A               N/A             N/A       (94,276)    (186,211)    (436,545)
Cash provided by
  financing
  activities                   N/A             N/A               N/A             N/A       458,893      642,815      115,311


                                     RISK FACTORS


    THE ACQUISITION INVOLVES CERTAIN RISKS. YOU COULD LOSE ALL, OR A SIGNIFICANT AMOUNT OF THE REMAINING VALUE, OF YOUR INVESTMENT IF THE COMPANY IS NOT SUCCESSFUL, IF THE STOCK MARKET DECLINES OR IF REAL ESTATE VALUES IN CALIFORNIA DECLINE FURTHER. YOU SHOULD READ THIS ENTIRE PROSPECTUS, INCLUDING ANY SUPPLEMENTS. BEFORE COMPLETING THE ACCOMPANYING BALLOT, YOU SHOULD ALSO CAREFULLY CONSIDER THE FOLLOWING RISKS, WHICH APPLY TO ALL PROGRAMS AND THEIR INVESTORS.


    IN THIS PROSPECTUS AND ELSEWHERE, NATIONAL AND THE COMPANY OR THEIR REPRESENTATIVES HAVE MADE FORWARD-LOOKING STATEMENTS REGARDING VARIOUS BUSINESS PLANS, TYPES OF INVESTMENTS TO BE MADE AND HYPOTHETICAL RESULTS OF SALES OF PROGRAM PROPERTIES. THE STATEMENTS ARE QUALIFIED BY THE "RISK FACTORS" DISCUSSED BELOW. THESE FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DISCUSSED. YOU SHOULD NOT RELY ON THE COMPANY'S STATEMENTS OR PLANS AS A PREDICTION OF ACTUAL RESULTS.

RISKS OF THE ACQUISITION

    YOU WILL HAVE NO DISSENTERS' RIGHTS IN CONNECTION WITH THE ACQUISITION. If you vote against the acquisition, and it is approved, you will not be able to object to the acquisition and receive the appraised value of your tenancy-in-common interest in your program's assets. You will have no choice other than to accept shares for your interests. See "Voting Procedures -- No Right of Appraisal" at page __.

    THE NATURE OF YOUR INVESTMENT WILL CHANGE. If the acquisition is completed, your investment will no longer be a tenancy-in-common interest in a particular program's property. Instead, you will hold shares in an on-going, publicly-traded real estate company whose assets may be changed by the company's management without your approval. You will be able to liquidate your investment only by selling your shares on the _____________, and only if a trading market exists, or in private transactions. If the market value of the shares does not reflect the fair market value of the company's assets, you may not realize the full value of your investment. You will not receive liquidation proceeds as individual program properties are sold. As an investor in the larger company, rather than any individual program, you will have less relative voting power.

    THE TRADING PRICE FOR THE SHARES IS UNCERTAIN. The shares have never been sold in a public securities market. If the shares trade, the trading price may be less than the $10 issuance price or the book value of the company's assets. The market price of the shares may be volatile after the acquisition if investors decide to sell a large number of the shares shortly after the acquisition.

     THERE MAY BE CONFLICTS OF INTEREST IN NATIONAL'S STRUCTURING THE ACQUISITION. Shares and compensation to be held or received after the acquisition by National, and by principals, employees and consultants of National, the programs and the company have been determined by National and its principals. For additional information concerning the potential conflicts between National, its principals and the investors and the procedures adopted to mitigate the impact of these conflicts on the acquisition, see "Interests of Certain Persons in the Acquisition and Conflicts of Interest" at page __, "Background and Reasons for the Acquisition - Recommendation of National and Fairness Determination" at page __, and "--Terms of the Acquisition" at page __.

    YOU DO NOT HAVE INDEPENDENT ADVISORS REPRESENTING YOU IN STRUCTURING THIS TRANSACTION. Therefore, the terms of the acquisition may be less favorable to you and more favorable to National and its principals. If the acquisition had been negotiated by independent parties at arm's length, the principals of National and the company might have been given fewer shares. Additionally, the allocation of shares might have been more favorable to one program than another.

    THERE MAY BE DIFFERENCES BETWEEN EXCHANGE VALUES AND REALIZABLE VALUES.
The exchange value of the programs may not be what the properties would sell for in a cash sale transaction. Appraisals reflect conditions in the second quarter of 1997, and do not reflect subsequent events. Exchange values reflect adjustments to appraised values described in "Background and Reasons for the Acquisition - Determination of Acquisition Prices" at page __.

    THE COMPANY MAY INCUR SIGNIFICANT ADDITIONAL DEBT. After the acquisition, the properties will not be subject to any liens other than possible mechanics' liens and an aggregate of approximately $920,000 in property taxes owed as of June 30, 1997. However, the Board of Directors could allow the company to borrow using the company's real estate assets as security. If cash flow cannot cover debt repayment, the company could lose those assets to creditors. See "Policies with Respect to Certain Activities - Financing Policies" at page __.

    THE BOARD OF DIRECTORS WILL HAVE THE ABILITY TO CHANGE INVESTMENT, FINANCING AND OTHER POLICIES OF THE COMPANY WITHOUT SHAREHOLDER CONSENT. The Board will determine major acquisition, financing, debt and distribution policies of the company. The Board may amend or revise these policies as well as the business plan without shareholder approval. You will have no direct control over these changes. See "Business and Properties" at page __ and "Policies with Respect to Certain Activities" at page __.

     DISTRIBUTIONS WILL BE UNPREDICTABLE. After the acquisition, you will not receive any regular distributions. Instead, in the early years, the Board intends to accumulate cash for working capital or other uses.

REAL ESTATE RISKS

    ALL OF THESE FACTORS CAN AFFECT OUR REVENUES, PROFITS AND DIVIDEND DISTRIBUTIONS, IF ANY, AND THE VALUE OF YOUR INVESTMENT.

    THERE ARE SIGNIFICANT DELINQUENT PROPERTY TAXES. If delinquent property taxes are not timely paid, the company could lose one or more of the properties to tax sales. Each of the programs' properties is subject to the following delinquent property taxes as of June 30, 1997: Sacramento/Delta Greens - approximately $45,000; Oceanside - approximately $10,000; Yosemite/Ahwahnee (combined) - approximately $596,000; and Mori Point - approximately $269,000. Annual payments required for all the properties total approximately $386,700.
In the case of Sacramento/Delta Greens and Mori Point, National has entered into five year payment plans with the applicable taxing authorities. It plans to do the same with Yosemite/Ahwahnee shortly.

    PERMITS TO DEVELOP CERTAIN PROPERTIES HAVE LAPSED OR HAVE NOT YET BEEN OBTAINED. If needed permits for development are not obtained or reissued, the business plan for the company will have to be revised or abandoned. Additionally, the presence of two endangered species on the Mori Point property increases the risks that necessary approvals may not be received if an acceptable habitat mitigation plan cannot be developed. The permitting process with the California Coastal Commission and other governmental agencies is expensive and time consuming.

    COMPLIANCE WITH CONDITIONS IN EXISTING PERMITS AND APPROVALS MAY REQUIRE CHANGES TO DEVELOPMENT PLANS. For example, the tentative tract map for the Sacramento/Delta Greens property requires that studies must be conducted to identify any endangered species' habitat which may exist on the property. If any are identified, changes to the tentative development plans will have to be made and approved that will reduce or eliminate any damage to the habitat.

    UNITS OR CERTAIN ASSETS MUST BE SOLD TO FURTHER THE BUSINESS PLAN. Unless funds from sale of the units or from sale of certain assets of the programs become available, the company will not be able to proceed with its business plan and properties might be lost to tax sales before sales to third parties can be arranged. The company will also need financing from other sources to complete its plan. Financing sources are not predictable and interest rates or other costs of financing may be prohibitive. Other than a construction loan source for the Oceanside project, neither the projects nor the company have received any commitment from other sources.

    HOLDING AN INVENTORY OF RESIDENTIAL LOTS AT THE OCEANSIDE OR SACRAMENTO/DELTA GREENS PROPERTIES MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Changing market conditions may increase the difficulty of selling the lots. If the company chooses to build homes on the lots, delays in construction, the lack of reasonably priced construction or mortgage financing, and the general California economy could lengthen the holding period for the lots.

    FEDERAL, STATE AND LOCAL LAW MAY REQUIRE EXPENSIVE HAZARDOUS SUBSTANCE CLEAN-UP OR REMOVAL AS WELL AS EXPENSIVE PUBLIC IMPROVEMENTS. Although we have not conducted any environmental audits on the properties, we are not aware of any environmental liability. Local governments have required residential developers to pay assessments for streets, schools and parks which increase the cost of development. Increased costs can have a negative affect on the company's sale of residential lots.

    IF THERE IS AN UNINSURED LOSS, THE COMPANY COULD LOSE ITS INVESTMENT, PROFITS OR CASH FLOW FROM A PROPERTY. The company will carry customary insurance for its properties. Certain extraordinary losses such as earthquakes and floods may be uninsurable or too expensive to insure. The company does not plan to carry earthquake or flood insurance. If an uninsured loss occurs, the company would lose capital as well as revenues, and would still owe other debts related to the property affected, if any.

    THERE MAY BE SIGNIFICANT RISKS IN THE DEVELOPMENT OF ADDITIONAL PROJECTS.
We may develop additional projects in the future, although we have no immediate plans to do so. See "Business and Properties - Investments in Real Estate or Interests in Real Estate" at page __. Real estate development involves more risks than in the ownership and operation of established projects. Financing may not be available on favorable terms for development projects; construction may not be completed on schedule or budget; long-term financing may not be available on completion of construction; and sites may not be sold on profitable terms.

    THERE ARE CERTAIN RISKS ASSOCIATED WITH THE CALIFORNIA MARKET. We presently conduct all of our business in California. While economic conditions are improving in California, our markets have been affected by substantial fluctuations in local economic conditions, interest rates, inflation, employment levels and regulations. California has also experienced draught conditions, resulting in water conservation measures and rationing. In the past, these conditions have caused local governments to restrict residential development. California's climate and geology present risks of natural disaster such as earthquakes and floods.


    WHEN THE ACQUISITION IS COMPLETED, NATIONAL AND ITS PRINCIPALS WILL BE OWED [$1,078,510] BY THE COMPANY. This represents accrued fees and expenses from the programs which National has not cancelled. This amount is due and payable and the company intends to start paying it in the normal course of business as funds are available.

RISKS AFFECTING OPERATION OF A GOLF COURSE

    THERE ARE INDUSTRY OPERATING RISKS, INCLUDING INCREASED COMPETITION, SEASONALITY, WEATHER AND COURSE CONDITIONS. While no new golf courses have opened near the Ahwahnee Golf Course, new courses could increase the competition and reduce the rounds played. Seasonal variations may require the company to supplement revenue at the golf course to meet operating expenses. Weather can negatively affect the turf grass and reduce the number of rounds played. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists.

RISKS RELATING TO RESIDENTIAL DEVELOPMENT

    THE COMPANY MAY BE AFFECTED BY MARKET RISKS AND COMPETITION. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, our properties may be sold at a loss. The location of the company's lots, the presence of other competition, customer acceptance and pricing are all factors affecting success. Competitors may have better financial, managerial and other resources, affecting our ability to successfully compete.

RESORT DESTINATION RISKS

    THERE ARE RISKS ASSOCIATED WITH RESORT DEVELOPMENT. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the company will not be able to develop its resort projects as part of its growth strategy. Economic conditions, changes in travel patterns, extreme weather conditions, labor and other variable costs can all affect revenues and profits. For example, Spring through Fall at the Yosemite/Ahwahnee property are the periods of highest occupancy. Seasonality can be expected to cause quarterly fluctuations in the company's revenues. In the resort and hotel/conference center property at Mori Point, we may be competing against well-known chains and extended-stay inns.

SPECIFIC RISKS RELATING TO TIMESHARE

- NEGATIVE PRESS SURROUNDING THE REMARKETING OF TIMESHARES MIGHT NEGATIVELY IMPACT SALES AND OPERATIONS.

- MARKETING COSTS ARE HIGH RELATIVE TO SELLING PRICE WHICH CAN REDUCE OR ELIMINATE PROFITS FROM THE SALE OF TIMESHARE INTERESTS.

- THERE ARE RELATIVELY MORE DEFAULTS AMONG TIMESHARE OWNERS WHEN THEY BORROW TO BUY TIMESHARES COMPARED TO HOMEBUYERS WHO BORROW TO BUY A HOME. IF A BUYER DEFAULTS, WE WOULD INCUR COSTS IN REMARKETING THE TIMESHARE.

- WE DO NOT HAVE AN EXCHANGE NETWORK TO ENHANCE MARKETING APPEAL. IF WE CANNOT OFFER SUCH A NETWORK IN THE FUTURE, WE MAY BE AT A COMPETITIVE DISADVANTAGE.

-   THE TIMESHARE INDUSTRY IS EXTREMELY COMPETITIVE.

-   WE MAY NOT BE ABLE TO SECURE DEVELOPMENT FINANCING ON ACCEPTABLE TERMS.

ANTI-TAKEOVER PROVISIONS

     Certain provisions of the charter documents may restrict changes in control of the company's management. These provisions may make it more difficult or expensive for another party to acquire and exercise control of the company or to change its management, even if that change would be beneficial to you. Some of these provisions include:

    1. THE BOARD'S ABILITY TO ISSUE PREFERRED SHARES WHICH COULD AFFECT YOUR VOTING POWER AND TO ISSUE ADDITIONAL SHARES TO DISCOURAGE OR IMPEDE A MERGER OR OTHER TRANSACTION THAT MAY BE IN YOUR BEST OR FINANCIAL INTEREST. See "Description of Shares" at page __ and "Future Sales of Stock" at page __.

     2. THE BOARD IS DIVIDED INTO THREE CLASSES SERVING STAGGERED THREE YEAR TERMS. You may not be able to efficiently change control of the company if you believe that change would be in your best interests. See "Comparisons of Programs and Company - Anti-Takeover Provisions" at page __.

     3.  THERE ARE RESTRICTIONS ON CERTAIN BUSINESS COMBINATIONS WITH
INTERESTED PARTIES. There are restrictions on what interested parties can do for three years, without the approval of the Board of Directors. See "Comparison of Programs and Company - Restrictions on Related Party Transactions and Business Combinations" at page __.

    4. THE DELAWARE LAW, AS WELL AS THE CHARTER DOCUMENTS, LIMIT THE LIABILITY OF DIRECTORS AND OFFICERS TO SHAREHOLDERS. See "Fiduciary Responsibility and Indemnification - Limitation on Liability of Directors and Officers of the Company" at page __.

    5. CHANGES TO THE COMPANY'S CERTIFICATE OF INCORPORATION WHICH COVER ANTI-TAKEOVER PROVISIONS REQUIRE THE APPROVAL OF TWO-THIRDS OF THE COMPANY'S VOTING STOCK. See "Comparisons of the Programs and the Company - Anti-Takeover Provisions" at page __.

       CAPITALIZED TERMS USED THROUGHOUT THE REST OF THIS PROSPECTUS AND IN THE ACCOMPANYING SUPPLEMENT ARE DEFINED IN THE GLOSSARY AT THE END OF THE PROSPECTUS, JUST BEFORE THE FINANCIAL STATEMENTS.



                      BACKGROUND AND REASONS FOR THE ACQUISITION


GENERAL


    National is a California corporation that was formed in 1986. National is a licensed real estate broker in the State of California. Pursuant to a series of permits issued by the California Department of Corporations, National offered fractionalized interests in loans secured by deeds of trusts to investors who satisfied the suitability standards set forth in the applicable offering materials and who could invest a minimum of $2,000. The fractionalized interests were commonly referred to as trust deed participation or "Trudy Pat" investments.

    From 1988 through 1993, National arranged a number of loans for various builders and land developers. In return, these borrowers offered promissory notes and the security of a first deed of trust on their real estate project(s) as collateral for a loan, normally at 50% or less loan-to-value ratio (the ratio of the cumulative amount of the notes divided by the value of the property as appraised by an independent qualified real estate appraiser) for unimproved property and up to 85% loan-to-value of the completed property (determined by independent appraisers) for property under construction. The notes generally were short-term (two years), often with extensions for one or two years at the option of the borrower and provided interest to investors which was significantly higher than yields of other types of investments available at the time. Pursuant to a servicing agreement executed by each Investor, National was to receive a servicing fee of one-twelfth of one percent of the note amount per month.

    Each Trudy Pat offering was independent of another and extensive disclosure documents were provided to each Investor. The disclosure documents provided investors with specific details of the investment opportunity including: the nature of the investment as a tenancy-in-common interest, a description of the property used as security for the loan, type of property, value as appraised by an independent qualified appraiser, terms of the loan, loan amount, loan-to-value ratio, interest rate, borrower resume and experience, borrower financial statements, other appraisal information, as well as a full disclosure of the risks involved with the investment.

    Trudy Pat interests were sold exclusively through participating NASD member broker-dealers. At the time of purchase through their broker, all Investors executed documents which included an acknowledgment of receipt of the offering circular, a servicing agreement and a tenancy-in-common agreement, as well as representations of their suitability as participants according to the standards set forth in the offering documents and an acknowledgment, confirmed by their broker, of their understanding of the pertinent facts relating to the liquidity and marketability of their interests. The servicing agreement provided for National to collect payments from the borrower on behalf of the Investors and distribute the proceeds of the collection net of National's servicing fees. The servicing agreements also authorized National to take various remedial actions on behalf of Investors in the event of a borrower default, subject to broad discretionary powers and authorities. The tenancy-in-common agreement explained the relationship among the Investors and provided, among other things, that Investors would be bound by certain decisions made by holders of a majority of the interests.

    In 1989, National completed the funding of a real estate loan for the Sacramento/Delta Greens Program in an aggregate amount of $5,000,000 by selling undivided tenant-in-common interests in such loan to 332 Investors. National completed the funding of similar real estate loans for the Yosemite/Ahwahnee I Program (1989) in an aggregate amount of $6,500,000 with 426 Investors; for the Mori Point Program (1990) in an aggregate amount of $10,000,000 with 486 Investors; for the Yosemite/Ahwahnee II Program (1992) in an aggregate amount of $13,500,000 with 837 Investors; and for the Oceanside Program (1993) in an aggregate amount of $30,000,000 with 1,755 Investors. All of such offerings were sold pursuant to permits issued by the California Department of Corporations and interests were sold only to persons who were residents of the State of California.

    Each Program has served as a separate investment vehicle for Investors. Underwriting of a loan was based on an appraisal by an independent real estate appraiser. In the case of each of the Programs, the borrowers have defaulted on their loans and National has obtained title to the real property securing the loans as the agent of and for the benefit of the Investors in each of the Programs. The interests which each of the Investors held in the real estate loans have been converted through the foreclosure process into tenant-in-common interests in the underlying real estate that formerly secured the loans. (For purposes of this discussion, the term "foreclosure" includes, but is not limited to, taking title to real estate constituting security for the applicable loans through exercise of a power of sale under a deed of trust or through accepting a deed from the applicable borrower.)

    In the case of each of the Programs, current appraisals indicate that the value of the Properties is significantly lower than the unpaid principal and interest on the loans due principally to the deteriorating market conditions for real estate which occurred throughout California. Despite the limited additional funding available from Investors or otherwise, National has attempted to maximize the value of the real estate assets while seeking ways to convert them to distributable cash for Investors. See "Management of Programs Since Foreclosure."

MANAGEMENT OF THE PROGRAMS SINCE FORECLOSURE

    SACRAMENTO/DELTA GREENS PROGRAM. As the agent of and on behalf of the Sacramento/Delta Greens Program Investors, National took title to the Property of the Sacramento/Delta Greens (formerly "North Shores") Program in March 1993. The Property is located in Sacramento, California, and is held for the benefit of the Sacramento/Delta Greens Investors by National Investors Land Holding Trust IV. Subsequent to the foreclosure, on behalf of the Sacramento/Delta Greens Investors, National hired consultants and engineers to determine the economic, political and environmental issues surrounding the Property. It was determined that there was considerable resistance to developing the Property into any duplex housing and, so, it was redesigned to include over 500 lots to be developed in multiple phases as a single-family detached, entry-level housing product and the revised tentative map has been accepted by the City of Sacramento. Attempts have been made to find joint venture partners to assist in the financial requirements for processing the final tract map, as well as to provide capital for infrastructure. However, because of market conditions through 1996, most builders in the area were attracted to real estate projects that already had finished lots. In late 1996, National hired a market research firm whose study demonstrated a positive outlook for the demand for entry-level homes in the area. The study indicated that the Sacramento market for single-family residential housing has improved. National is in the process of obtaining engineering for the final subdivision map for the initial phase of the project and it is anticipated that, subject to the availability of financing, the Property will be developed and homes will be constructed in successive phases.


    OCEANSIDE PROGRAM. In November 1993, due to a technical default in the loan, National succeeded in obtaining the borrower's agreement to grant the ownership of the Oceanside Properties to Oceanside Development, Inc. ("ODI") on behalf of the Oceanside Investors. An experienced and reputable homebuilder was hired and, since 1993, a total of 116 homes in the Encore tract have been built and sold. An additional 23 lots were recently sold to that homebuilder. Principal and interest in the aggregate amount of approximately $7,000,000 have also been returned to Investors. There are an additional 111 lots available on which homes can be built on the Symphony tract. Another major homebuilder and potential buyer of the Symphony lots has estimated that the cost to finish the lots is substantially in excess of cost estimates provided by consultants hired for the project by National. As a result, a potential sale of those lots to that builder was recently cancelled. Negotiations will continue with this potential buyer if possible. If a satisfactory sale of the Symphony tract does not occur, National believes that the remaining lot inventory of the Program can be built-out within a two to three year time frame based on current absorption rates and prices. However, without significant increases in prices and sales velocity, Investors would not likely receive a full return of their investment from the completion of the construction and sales of homes on the remaining lots. Since the original projections by the borrower were based on the construction of a number of homes which exceeded the number of lots initially acquired with loan proceeds, the Program has anticipated that more lots would be acquired so that a sufficient number of homes could be constructed and sold to provide for an acceptable monetary return to Investors.


    YOSEMITE/AHWAHNEE PROGRAMS. Title to the Yosemite/Ahwahnee Programs' Properties was obtained in September 1995. The properties are located in Madera County, California, approximately 46 miles northeast of Fresno and 15 miles south of Yosemite National Park. Title to the 660-acre portion of the project is held by National Investors Land Holding Trust VIII for the benefit of the Yosemite/Ahwahnee II Program Investors and title to the 990-acre parcel is held by National Investors Land Holding Trust IX as the agent of and for the benefit of the Yosemite/Ahwahnee I Program Investors.

    Upon completion of funding of the Yosemite/Ahwahnee II loan, the Yosemite/ Ahwahnee I Investors were secured by a first deed of trust on the 660-acre portion and by a second deed of trust on the 990-acre portion. The Yosemite/Ahwahnee II Investors were secured by a first deed of trust on the 990-acre portion and a second deed of trust on the 660-acre portion. After the borrower's default, National foreclosed on the second deeds of trust as the agent of and on behalf of the Investors in each Program. The first deeds of trust were left in place to protect the Investors against subsequent creditors. These will be "extinguished" as a part of the Acquisition.


    Since taking over the operation of these Properties, National has operated them as the agent of and on behalf of the Investors through a corporation known as Ahwahnee Golf Course and Resort, Inc. Approximately $3,000,000 has been funded by Investors' assessments in these Programs to provide working capital to maintain, improve and further develop the project, and to fund the negative cash flow from operations. National has attempted to obtain conventional financing for the project without success. It has also explored the possibility of a sale of the entire project; however, no offers were forthcoming. National has continued its efforts to enhance the revenue production from the golf course, club house and restaurant facilities, to market and develop recreation vehicle sites, and to pursue additional entitlements required to develop the remainder of the project, potentially as a timeshare facility. The project is expected to experience negative cash flow until and unless additional recreational vehicle sites are constructed or until timeshare sales can commence.

    MORI POINT PROGRAM. The Mori Point Program Property was foreclosed on in August 1992 after National, on behalf of the Investors, received relief from the borrower's bankruptcy stay from the Bankruptcy Court. Title is held by National Investors Land Holding Trust as the agent of and for the benefit of the Investors. The Property was originally to be developed into a hotel/conference center in Pacifica, California, which is approximately 15 miles southwest of San Francisco on the coast. National has endeavored to negotiate alternative uses for the Property which would be supported by the community and be more economically feasible than a hotel/conference center. However, improvements in economic conditions in the Bay Area have recently revived the potential for and are encouraging to segments of the hotel industry. Reinstating the specific plan and tentative tract map that expired under the original borrower's ownership will require substantial funds in order to conduct the necessary environmental studies and mitigation for two endangered species, as well as to complete the required land planning, engineering and preliminary architectural plans. Such funds are not currently available and would have to come from additional capital submitted by the Program's Investor group or by an industry joint venture partner. An offer from a potential joint venture partner was received in early October 1996, but such offer was rejected by Investors holding a majority of the interests.


EFFORTS TO DISPOSE OF THE PROPERTIES

    SACRAMENTO/DELTA GREENS PROGRAM. Subsequent to foreclosure on the Property in 1993, the project manager informally presented the Property to several small and medium sized builders in the Sacramento area. No significant interest was shown by such builders at that time.

However, approximately a year later, a purchase offer was received which was rejected by the Investors. More recently, during the first half of 1997, National informally presented the Property to a limited number of large, public homebuilders. While more interest was shown, again no significant steps were taken by any of such builders to enter negotiations to acquire the Property.


    OCEANSIDE PROGRAM. Immediately after acquiring the Property in 1993 from the original borrower, ODI hired an experienced and reputable homebuilder to build and market homes on the Property. A total of 116 homes have been built and sold in the Encore tract. The remaining 23 lots have been recently sold to that builder. In the second quarter of 1997, ODI began the process of marketing the Symphony tract lots on an "as-is" basis. Those efforts resulted in an offer from another major homebuilder to buy the Symphony tract, subject to due diligence. A sale escrow was opened but the details of the offer were not submitted to the Oceanside Investors pending completion of the buyer's due diligence. A sale at that price would not have yielded an amount sufficient to return the Investors' capital. After conducting due diligence, the potential buyer was unwilling to complete the transaction at the negotiated price, so the escrow was cancelled. The Company will purchase all of the remaining real estate assets of the Oceanside Program and then attempt to complete a sale of the Symphony tract, if appropriate.


    YOSEMITE/AHWAHNEE I AND II PROGRAMS. The foreclosures took place in September 1995. At that time, the Programs' Properties also included 47 finished one-to-three-acre estate lots available for sale. Two of those lots were sold and other listings have been allowed to expire. Although the estate lots were listed with local brokers, no further offers were forthcoming. After the foreclosure, National contacted several of the former borrowers' potential joint venture partners and possible purchasers of the Properties, but no offers were forthcoming.

    MORI POINT PROGRAM. After foreclosing, the Property was listed for sale with a large commercial brokerage firm to no avail. There have been no recent efforts to sell the Property.

                         ------------------------

    In short, after careful consideration, National has determined that none of the Properties belonging to the Investors of any of the Programs may be sold in the current real estate market in their respective present conditions for an amount sufficient to yield the Investors a satisfactory return of their invested capital. In addition, National has determined that, in present market conditions, the most likely way that the Investors in any of the Programs have of receiving a satisfactory return of their invested capital is to consolidate the assets of the Programs and use the funds that can be generated from the sale of units and one or more of the Properties to finance the continued development and expansion of the others, which National believes can be developed and operated in such a way as to permit the possibility of a greater return to all of the Investors in the various Programs. Cash from the sale of some of the Company's assets may also be utilized to acquire other assets that are suitable for the Company's plans for growth and increased value.

TERMS OF THE ACQUISITION

    STRUCTURE OF THE ACQUISITION. If the Acquisition is approved, it will take the form of a purchase of the Properties and assets of each of the Programs by the Company from the Investors using the Shares of the Company as consideration for the purchase. As a part of the Acquisition, remaining "Trudy Pat" encumbrances on any of the Properties will be released by Investors so that the Company, through subsidiaries, will own the Properties free and clear of all mortgage liens.

    Each purchase is proposed to be effected pursuant to a purchase agreement with each Program (acting through National as the agent) and the Company. Pursuant to the purchase agreements, the Properties will be purchased "as is" with no warranties, other than title, surviving the closing of the sale. The Company will receive a deed to each of the Properties and new policies of title insurance will be included with each transfer.

    The transactions described below will have occurred or will take place simultaneously with, or shortly after, the closing of the Acquisition.


    - The Company was formed as a Delaware corporation with family partnerships of the principals of National (David Lasker and James Orth), along with certain affiliates, consultants and employees of National and the Company, as the founders. American Family Communities, Inc. will be formed as a subsidiary of the Company to oversee all of the Programs' Properties. Also, Delta Greens Homes, Inc., Oceanside Homes, Inc., Yosemite Woods Family Resort, Inc., and Mori Point Destinations, Inc. will be formed as second-tier subsidiary corporations of the Company to hold the Properties of each of the Programs with the two Yosemite/Ahwahnee Programs being combined into one subsidiary. Upon completion of the Acquisition, the founders will hold 19.84% of the Company's outstanding Shares assuming that no units are purchased pursuant to this Prospectus. See "Appraisals and Fairness Opinion" for a discussion of the fairness of the transaction.


    - The Shares of the Company issued pursuant to the Acquisition, as well as those sold as part of the units pursuant to this Prospectus, will have been approved for listing, upon notice of issuance, by the ____________.

    - Certificates for the Shares will be mailed to Investors after the Acquisition is completed.

    - Shares and warrants underlying the units purchased pursuant to this Prospectus will be mailed to the Investors who purchase them and the funds in the Escrow representing the purchase price of such units will be released to the Company after the Acquisition is completed.

    As a result of the Acquisition, the Investors will cease to own interests in the Properties of the respective Programs in which they have invested. After the Acquisition, through subsidiaries, the Company will own all of the Properties, as well as the business and operations, owned by the Programs prior to the Acquisition.

    National may decide not to pursue the Acquisition at any time before it becomes effective, whether before or after approval by the Investors.

    EFFECTIVE TIME. If approved, the Acquisition is expected to be completed (with title to the real estate being transferred to the applicable subsidiary) on __________, 1997 (approximately five business days after the planned date for tabulation of the votes of Investors in each Program (the "Effective Time").

EXCHANGE VALUE AND ALLOCATION OF SHARES

    GENERAL. Exchange Values were determined as of September __, 1997, and have been assigned to each of the Programs solely to establish a consistent method of allocating Company Shares for purposes of the Acquisition. The Exchange Values of the Programs do not necessarily reflect the aggregate price at which Company Shares may be sold, nor are they based solely on the Appraised Value of the real estate assets of each Program. See "-- Determination of Exchange Values" and "Risk Factors." The number of Shares to be issued to each Program upon consummation of the Acquisition will equal the Exchange Value of the Program divided by $10, an arbitrary amount chosen for the sole purpose of allocating Shares and which is not intended to imply that such Shares will trade at a price of $10 per share. As of the date of this Prospectus, National does not know of any material change in the prospects or financial performance of any of the Programs which will materially affect the Exchange Value.

    No fractional Shares will be issued by the Company in connection with the Acquisition. Each Investor who would otherwise be entitled to a fractional Share will receive one Share for each fractional Share of 0.5 or greater. No Shares will be issued for fractional Shares of less than 0.5.

DETERMINATION OF EXCHANGE VALUES

    National has followed and applied a carefully considered method to estimate the value of the Programs in an "as is" condition based on their present "Trudy Pat" ownership structure.

    The "Trudy Pat" was designed to provide a way for large numbers of individuals to invest together in notes secured by real property. If a note went into default, then National, acting in its capacity as servicing agent on behalf of investors, was empowered to take the necessary steps to foreclose on the property securing the note. In the case of the Properties, National was successful in converting defaulted notes into ownership of the Properties for Investors. While the "Trudy Pat" structure worked well for investors when the note was performing and through the foreclosure process, certain disadvantages became evident for investors once they became investors in the Properties. The main disadvantages are as follows:

    1. Although the original notes were designed to provide investors with positive cash flow in the form of interest income and principal repayment, ownership of property held for development does not generate cash flow. Requirements related to the maintenance, management and development of the real estate often result in negative cash flow to the owners until the time that the real estate is sold. In order to cover the negative cash flow, investors are each obligated to submit their proportional share of funds required to protect their interest in the property and to perform the necessary maintenance and improvements in accordance with their specified objectives as directed by the majority of investors. Some investors do not meet those obligations and thereby delay or impair the results.

    2. Although some of the funding requirements might be addressed by introducing outside financing to the projects, the "Trudy Pat" structure is not conducive to securing outside financing because traditional lenders are reluctant to make loans where ownership is widely dispersed and management is unable to make certain decisions without conducting votes. Nearly all title companies now maintain policies which include restrictions making it very difficult to obtain title insurance when multiple investors hold beneficial ownership. All lenders require title insurance as a condition of financing. In the cases where National has negotiated proposals from non-traditional lenders to introduce outside financing, investors have found the terms unappealing for various reasons and have never voted to approve such financing.

    3. Investors who originally planned on a short two to four year term, now own property and hold an investment that does not provide them with the ability to sell their interests or to otherwise obtain liquidity and which exposes them to the disadvantages explained above. Thus, the Acquisition by the Company has many advantages over the "Trudy Pat" structure. See "Benefits of the Acquisition."

    The starting point for determining the Exchange Value was the current "as is" real estate value of each Property. This value was estimated by independent appraisers who conducted appraisals on each Property according to industry standards. Then, the real estate value was adjusted for certain critical business factors which, in National's and the Company's opinion, are necessary to arrive at a fair, proper and meaningful Exchange Value for each "Trudy Pat" Program. Certain business factors are considered "positive," and will cause the Exchange Value to be adjusted upward from the estimates contained in the respective real estate appraiser's reports. Likewise, certain factors are considered "negative," and will cause the Exchange Value to be adjusted downward from the estimates contained in the respective real estate appraiser's reports.

    The following are considered the positive factors:

    POTENTIAL LIQUIDITY FACTOR. The Potential Liquidity Factor of a Program is measured by estimating the amount of cash that the Company believes might be available through financing of a Program's assets within a six month period following the Effective Time and dividing that amount by the current real estate value.

    POTENTIAL INVESTOR ASSESSMENT FACTOR. The Potential Investor Assessment Factor of a Program is determined by estimating the average yearly amount that National estimates that Investors would be able and willing to invest in the Program in the form of mandatory assessments, based on prior experience, and dividing that amount by the current real estate value.

    QUICK-SALE FACTOR. The Quick-Sale Factor of a Program is determined by estimating the amount of cash that the Company believes might be available through a sale of Program assets which could be liquidated within a six month period following the Effective Time and dividing that amount by the current real estate value.

    The following are considered the negative factors:

    CASH REQUIREMENT FACTOR. The Cash Requirement Factor is determined by estimating the average amount that the Company believes is needed yearly to meet the average reasonable and prudent financial needs of the Program and dividing that amount by the current real estate value.

    INVESTOR ASSESSMENT RESISTANCE FACTOR. The Investor Assessment Resistance Factor is determined by estimating the difference between the average amount that the Company believes is needed yearly to meet the average reasonable and prudent financial needs of the Program and the average amount that National believes that Investors would be able and willing to invest in the Program in the form of mandatory assessments, based on prior experience (the numerator of the Potential Assessment Resistance Factor described above). This amount is then divided by the numerator of the Potential Investment Assessment Factor.

    TERM TO MAXIMUM/FULL REPAYMENT FACTOR. The Term to Maximum/Full Repayment Factor is determined by the following chart:

            Term                          Factor
            ------                         ------
         0-6 months                          0%
         7-12 months                        10%
         13-18 months                       20%
         19-24 months                       30%
         25-30 months                       40%
         31-36 months                       50%
                                and increasing 10% for every
                              additional six month period or part
                                    thereof up to 100%.

    The importance of each factor is unique. Therefore, each factor has been weighted as a percentage in determining the Exchange Value. National and the Company determined that a very important factor should have a weight of 70% to 100%, a moderately important factor should have a weight of 40% to 60%, and a less important factor should have a weight of ten percent to 30%.

    These weighted percentages were used to arrive at the Exchange Value through the adjustment to the appraised real estate value by multiplying the factor by the weight. The factors described above have been assigned the following weights:

    POTENTIAL LIQUIDITY FACTOR. Although the potential for financing a Program's Property was considered to be very important, Investors have indicated an unwillingness to assume the risks of borrowing money using the Property as security. Therefore, this factor has been assigned a relatively low weight of 20%.

    POTENTIAL INVESTOR ASSESSMENT FACTOR. This factor is considered to be moderately important because the willingness of Investors to support their Program with payment of assessments has been determined to have a positive result on the disposition of the Property. This factor has been assigned a weight of 50%.

    QUICK SALE FACTOR. A quick sale of a Property can result in cash distributions to Investors. Often, the quick sale price is just a fraction of the fair market value of a Property. This was not considered to be a relatively important factor due to the fact that it does not fall within the Investors' objectives for the Programs based on the initial documentation, follow-up questionnaires and surveys and many conversations with Investors. Investors in all of the Programs have generally indicated an unwillingness to accept a quick sale at a greatly discounted price, and therefore it has been assigned a weight of 10%.

    CASH REQUIREMENT FACTOR. This factor is considered to be moderately important because the cash requirements must be met if a Property is to be disposed of successfully. It was determined that this factor is of equal importance to the Potential Investor Assessment Factor, so it has been assigned a weight of 50%.

    INVESTOR ASSESSMENT RESISTANCE FACTOR. If Investors are unable or unwilling to support the Property they own, then their Property could face severe hardships. This was considered to be a major factor and has been assigned a weight of 75%.

    TERM TO MAXIMUM REPAYMENT FACTOR. Although "Trudy Pat" Investors expected a short-term investment, their beneficial ownership of real estate may not provide a realistic possibility for a short-term holding period. However, some balance can be sought to maximize the yield in the shortest possible time frame. Since this balance is subject to considerable external constraints, it has been assigned a weight of 10%.

    The weighted factors resulted in an upward adjustment to the appraised real estate value in the case of positive factors, or a downward adjustment in the case of negative factors, and the results of this method of calculating the Exchange Value of the Properties effectively lowered the Exchange Value of the Sacramento/Delta Greens, the Yosemite/Ahwahnee I, the Yosemite/Ahwahnee II and the Mori Point Properties. The Oceanside Property was unaffected by the calculations because its assets are the nearest to realizing cash, relative to the other properties. The following comments are provided to explain how the most significant adjustments affected the Properties since each Property is a distinctly separate entity prior to the Acquisition and each Property has different characteristics.

    MORI POINT. The value of the Mori Point Property is seriously impaired by the Investor Assessment Resistance Factor. National estimates that property taxes, maintenance and processing of the Property for permits will cost significantly more than Investors are willing to reinvest in coming years in the form of mandatory assessments, based on actual experience. Unless funds are made available to process an endangered species habitat conservation plan, and unless such a plan is approved by the appropriate governmental authorities, the Property will likely remain undeveloped and the value will not approach the amount estimated by the real estate appraiser.

    SACRAMENTO/DELTA GREENS. Sacramento/Delta Greens has a tentative tract map to build over 500 single-family homes. Final engineering and plans must be completed soon to retain the map and Investors as a group have demonstrated a resistance to pay even the most basic costs. Thus, the project is seriously impaired by the Investor Assessment Resistance Factor.

    YOSEMITE/AHWAHNEE. Although Investors have supported this project since foreclosure in September 1995, much work was needed. The golf course is in good condition and gross revenue has risen significantly. Unfortunately, revenues from golf, food services and recreational vehicle membership sales have fallen well short of expenses and the project has severe negative cash flow. A major cash infusion is necessary to expand the recreational vehicle park and develop a potential timeshare sales program on the site. There has been extensive participation by Yosemite/Ahwahnee Investors in past assessments. However, based on steadily declining compliance with mandatory assessments, National does not believe that Yosemite/Ahwahnee Investors are willing to provide sufficient additional capital to support these further efforts through additional assessments. National further expects that negative cash flow will continue to create financial stress on the project. Current property taxes must be paid this year, and a payment plan must be entered into for the delinquent property taxes, or the Property may be lost to a forced sale by the tax assessor. Therefore, the Investor Assessment Resistance Factor has a major negative affect on the Exchange Value of the Yosemite/Ahwahnee Properties.

    In summary, the weighted factors adversely influence the Exchange Value of each of the projects with the exception of Oceanside. These adjustments are a result of the disadvantages of the present "Trudy Pat" ownership structure. The Properties require a significant amount of cash to achieve their "highest and best use" as set forth in the recent independent appraisers' reports. A change in the ownership structure like the Acquisition provides alternative methods of raising working capital and does not depend on mandatory assessment of investors.

    The following table summarizes the calculation of the Exchange Value of the
Programs:



                                        Appraised              Net Other            Net Business
                                         Value of              Assets and               Factor               Exchange
Name of Program                      Real Estate(1)      +  Liabilities(2)      -    Adjustments        =      Value
---------------                      --------------         --------------          -------------            --------

Sacramento/Delta Greens              $  2,000,000           $    (52,300)          $  (732,500)(3)         $  1,215,200




                                          31





Oceanside                            $  3,700,000           $  1,603,100           $         0 (4)         $  5,303,100
Yosemite/Ahwahnee I                  $  8,050,000           $   (337,345)          $(5,704,773)(5)         $  2,007,882
Yosemite/Ahwahnee II                 $ 12,866,000           $   (504,590)          $(8,406,224)(6)         $  3,955,186
Mori Point                           $  5,500,000           $   (623,518)          $(1,585,000)(7)         $  3,291,482





----------
(1) Reflects independent appraisals as of 1997.
(2) Includes cash in trust account, amounts due to National after the Acquisition is completed, and property taxes due and payable at June 30, 1997. There is no mortgage debt on the Properties of the Sacramento/Delta Greens and Mori Point Programs, and, after the Acquisition, there will be no mortgage debt on the other Programs' Properties.
(3) While each of the above positive factors permitted minor upward adjustments to the Program's value, a significant cash requirement to complete final engineering and plans, coupled with heavy historical Investor resistance to advance funds to pay even the most basic costs, required a substantial negative adjustment to the value of the Program Property in comparison with the value of the other Programs' Properties.
(4) This Property was unaffected by the business factor adjustments as its assets are the nearest to realizing cash relative to the other Programs' Properties.
(5) While each of the above positive factors permitted minor upward adjustments to the Program's value, a significant cash requirement to fund expansion of the recreational vehicle park and to develop a timeshare program, steadily increasing Investor resistance to assessments, anticipated negative cash flow and significant delinquent property taxes combined to require a
    substantial negative adjustment to the value of the Program's Property   in
    comparison with the value of the other Programs' Properties.
(6) While each of the above positive factors permitted minor upward adjustments to the Program's value, a significant cash requirement to fund expansion of the recreational vehicle park and to develop a timeshare program, steadily increasing Investor resistance to assessments, anticipated negative cash flow and significant delinquent property taxes combined to require a substantial negative adjustment to the value of the Program's Property in comparison with the value of the other Programs' Properties.
(7) While each of the above positive factors permitted minor upward adjustments to the Program's value, a significant cash requirement to fund the required environmental studies and to complete the land planning, engineering and architectural plans in order to reinstate the specific plan and tentative tract map for a hotel/conference center in addition to significant delinquent property taxes all combined to require a substantial negative adjustment to the value of the Program's Property in comparison with the value of the other Programs' Properties.

HISTORICAL COMPENSATION TO NATIONAL/EFFECT OF ACQUISITION

    The following table sets forth the compensation accrued by National, its officers, employees or affiliates, as well as actually paid to National, during the years ended December 31, 1996, 1995 and 1994, and for the six month
Fcapitalization    period ending June 30, 1997.



                                                                                                             Incurred     Actually
                                Incurred     Actually     Incurred     Actually     Incurred     Actually     for Six      Paid for
                                for Year     Paid for     for Year     Paid for     for Year     Paid for      Months     Six Months
                                 Ended      Year Ended     Ended      Year Ended     Ended      Year Ended     Ended        Ended
Name of Program               12/31/94(1)   12/31/94(2)  12/31/95(1)  12/31/95(2)  12/31/96(1)  12/31/96(2)  6/30/97(1)  6/30/97(2)
---------------               -----------   -----------  -----------  -----------  -----------  ----------  -----------  -----------

Sacramento/Delta Greens       $    50,000   $      -0-   $   50,000   $      -0-   $   50,000   $      -0-  $   25,000   $    4,167

Oceanside                     $   492,000   $  300,000   $  492,000   $  300,000   $  492,000   $  300,000  $  246,000   $  150,000

Yosemite/Ahwahnee I           $    65,000   $      -0-   $   84,051   $      -0-   $  150,800   $  101,626  $   75,400   $   30,309

Yosemite/Ahwahnee II          $   135,000   $      -0-   $  174,569   $      -0-   $  313,200   $  211,069  $  156,600   $   62,948

Mori Point                    $   100,000   $      -0-   $  100,000   $      -0-   $  100,000   $      -0-  $   50,000   $      -0-



----------
(1) These amounts represent accrued servicing fees and, in the case of Oceanside, Yosemite/Ahwahnee I and Yosemite/Ahwahnee II, salaries for officers and employees of Oceanside Development Inc. and Ahwahnee Golf Course and Resort, Inc., respectively.
(2) These amounts represent servicing fees only.

       If the Acquisition had been completed during the above periods, National would not have been entitled to receive any further servicing fees. The only compensation National or any of its affiliates would have been entitled to receive would have been from salaries payable to officers and employees of the Company. In the case of the Oceanside Program, compensation to National or any of its affiliates would have been from accrued salaries payable to the officers and employees of Oceanside Development, Inc. In the case of the Yosemite/Ahwahnee I and II Programs, compensation to National or any of its affiliates would have been from accrued salaries payable to the officers and employees of Ahwahnee Golf Course and Resort, Inc. or as current salaries payable to officers and employees of the Company. No cash would have been available to pay bonuses or dividends.

HISTORICAL CASH DISTRIBUTIONS TO INVESTORS

       The following table sets forth the cash distributions made to Investors during each of the years ended December 31, 1992, 1993, 1994, 1995 and 1996 and during the six months ended June 30, 1997:



                          Prior to
    Name of Program         1992         1992         1993         1994
    ---------------         ----         ----         ----         ----

Sacramento/Delta Greens
   Principal             $          0 $          0 $          0 $          0
   Interest              $  1,654,013 $    343,750 $          0 $          0

Oceanside
   Principal             $          0 $          0 $          0 $    375,000
   Interest              $          0 $  1,080,804 $  3,145,869 $    393,750

Yosemite/Ahwahnee I
   Principal             $     45,000 $    135,000 $    103,085 $      4,756
   Interest              $  1,903,306 $    920,794 $    335,557 $          0

Yosemite/Ahwahnee II
   Principal             $     20,000 $     60,000 $     68,264 $     10,273
   Interest              $    592,498 $  1,153,352 $    688,303 $          0

Mori Point
   Principal             $          0 $          0 $          0 $          0
   Interest              $  1,354,705 $          0 $          0 $          0


                                                      June 30,
    Name of Program         1995          1996          1997          Total
    ---------------         ----          ----          ----          -----

Sacramento/Delta Greens
   Principal             $          0  $          0  $          0  $          0
   Interest              $          0  $          0  $          0  $  1.997,763

Oceanside
   Principal             $    900,000  $    900,000  $    450,000  $  2,625,000
   Interest              $          0  $          0  $          0  $  4,620,423

Yosemite/Ahwahnee I
   Principal             $          0  $          0  $          0  $    287,841
   Interest              $          0  $          0  $          0  $  3,159,657

Yosemite/Ahwahnee II
   Principal             $          0  $          0  $          0  $    158,537
   Interest              $          0  $          0  $          0  $  2,434,153

Mori Point
   Principal             $          0  $          0  $          0  $          0
   Interest              $          0  $          0  $          0  $  1,354,708


ALLOCATION OF SHARES AMONG THE PROGRAMS


    The total number of Shares issued in the Acquisition (sometimes referred to as "Acquisition Shares") will be equal to the aggregate Exchange Value of the Programs divided by the arbitrary price of $10. The number of Acquisition Shares allocable to each Program will be determined by multiplying the number of Acquisition Shares allocable among all of the Programs by a fraction, the numerator of which is the Exchange Value of the Program and the denominator of which is the total Exchange Value of all of the Programs.


    The amount owed by the original borrower to each Program plus the amount of assessments paid by Investors at [AUGUST 15, 1997], appraised real estate values, Exchange Values and the number and percentage of Shares allocated to each Program are:





                                                                                                              % of Total
                                                                                             % of Shares     Shares to be
                                   Amount         Real Estate                 No. of Shares   Issued in       Outstanding
                                  Owed plus        Appraised       Exchange     Allocated    Acquisition       After the
Name of Program                  Assessments        Value (1)        Value      ---------    -----------   Acquisition(2)(3)
---------------                  -----------        ---------        -----                                 -----------------

Sacramento/Delta Greens       $     6,015,723  $     2,000,000 $    1,215,200      121,520      7.70%            6.18%
Oceanside                          27,325,000        3,700,000      5,303,100      530,310     33.62            26.95
Yosemite/Ahwahnee I                 8,982,429        8,050,000      2,007,882      200,788     12.73            10.20
Yosemite/Ahwahnee II               19,450,567       12,866,000      3,955,186      395,519     25.08            20.10
Mori Point                         12,240,744        5,500,000      3,291,482      329,148     20.87            16.73
                              --------------- ---------------- --------------  -----------   --------          -------
     TOTAL                    $    74,014,463  $    32,116,000 $   15,772,850    1,577,285    100.00%           80.16%
                              --------------- ---------------- --------------  -----------   --------          -------
                              --------------- ---------------- --------------  -----------   --------          -------

----------




(1) Appraisals were conducted in May 1997.
(2) 84.18% if all units are sold. The other shares will be held by management and other founders of the company.
(3) The founders of the Company include members of Company management, as well as certain employees of National and consultants to the Company and the Programs. The Company was formed, and shares were purchased by the founders, prior to making the Acquisition proposed. The total number of shares to be retained by the founders was determined by reviewing the fees cancelled and to be cancelled, as well as the additional value being brought to the Investors through the Acquisition. A total of 390,303 shares of Company common stock was issued at the organization of the Company at $0.01 per share. See "Dilution" at page __ of the Prospectus. If the Acquisition is completed, the following table sets forth the fees which National and its principals have cancelled, or will cancel:

                                        To Be       Previously         Total
            Name of Program           Cancelled      Cancelled       Cancelled
            ---------------           ---------      ---------       ---------

    Sacramento/Delta Greens(1)       $  137,111   $    500,000   $    637,111
    Oceanside(2)                        704,000            (0-)       704,000
    Yosemite/Ahwahnee I(3)               35,000         72,158        107,158
    Yosemite/Ahwahnee II(4)              70,000      1,157,867      1,227,867
    Mori Point(5)                           (0-)       461,589        461,589
                                     ----------   ------------   ------------
    TOTAL                            $  946,111   $  2,191,614   $  3,137,725
                                     ----------   ------------   ------------
                                     ----------   ------------   ------------
----------



(1) If the shares to be retained by the founders had been allocated to the founders from the Programs based on cancelled fees, 20.30% of the total shares to be outstanding after the Acquisition (79,232) which will be held by the founders of the Company would have been deemed allocated from this Program.
(2) If the shares to be retained by the founders had been allocated to the founders from the Programs based on cancelled fees, 22.44% of the total shares to be outstanding after the Acquisition (87,428) which will be held by the founders of the Company would have been deemed allocated from this Program.
(3) If the shares to be retained by the founders had been allocated to the founders from the Programs based on cancelled fees, 3.42% of the total shares to be outstanding after the Acquisition (13,348) which will be held by the founders of the Company would have been deemed allocated from this Program.
(4) If the shares to be retained by the founders had been allocated to the founders from the Programs based on cancelled fees, 39.13% of the total shares to be outstanding after the Acquisition (152,726) which will be held by the founders of the Company would have been deemed allocated from this Program.
(5) If the shares to be retained by the founders had been allocated to the founders from the Programs based on cancelled fees, 14.71% of the total shares to be outstanding after the Acquisition (57,414) which will be held by the founders of the Company would have been deemed allocated from this Program.



ALLOCATION OF SHARES AMONG INVESTORS

    The method utilized to allocate shares to the Investors will involve two steps. The Shares will first be allocated among the Programs based upon the Exchange Value of each of the Programs relative to the aggregate Exchange Value of all of the Programs. National believes that the Exchange Values of the Programs represent fair estimates of the "as is" value of each Program based on the current "Trudy Pat" ownership structure and constitute a reasonable basis for allocating the Shares among all of the Programs.

    Next, the Shares allocable to a particular Program will be allocated among the Investors pro rata in relation to each Investor's Adjusted Outstanding Investment in a particular Program.

An Investor's Adjusted Outstanding Investment is calculated by adding the unpaid principal balance of the Investor's original loan, the accrued but unpaid interest on the unpaid principal balance to the Ownership Date, mandatory assessments paid, voluntary advances made, plus interest at 10% per annum through the Record Date on voluntary advances made, and deducting therefrom interest at 10% per annum through the Record Date on mandatory assessments NOT paid. The basis for such adjustments is found in Section 2.3 of each of the Programs' tenancy-in-common agreements.



    Once each Investor's Adjusted Outstanding Investment has been calculated, that amount is divided by the aggregate Adjusted Outstanding Investment for all Investors, and the resulting fraction is multiplied by the number of Shares allocated the Program to determine the number of shares allocated to each Investor.



    All Shares allocated to Investors will be exactly equal to each other, that is, they will all be part of a single class of common stock.


COMPANY SHARES HELD BY AFFILIATES OR EMPLOYEES OF NATIONAL


    None of the Acquisition Shares or units described in this Prospectus are allocable to National or any of its shareholders except to the extent of any of National's investments in the Programs. At June 30, 1997, such investments are $3,118 in the Sacramento/Delta Greens Program; $2,099 in the Oceanside Program; $2,373 in the Yosemite/Ahwahnee I Program; $46,537 in the Yosemite/Ahwahnee II Program; and $5,279 in the Mori Point Program. In the Acquisition, National will receive an aggregate of 1,245 Shares, reflecting 63 Shares, 41 Shares, 53 Shares, 946 Shares and 142 Shares, respectively, for its investments in the Sacramento/Delta Greens Program, Oceanside Program, Yosemite/Ahwahnee I Program, Yosemite/Ahwahnee II Program and Mori Point Program. As described in "Terms of the Acquisition" above, the principal founders of the Company were the family partnerships of David Lasker and James Orth, the principals of National. Upon completion of the Acquisition, they will retain, in the aggregate, 295,000 Shares, or 15% of the outstanding Shares of the Company assuming none of the units are sold or 11.96% of the outstanding Shares of the Company if all of the units are sold. National and the management of the Company believe that this is a fair allocation of the outstanding Shares of the Company after the Acquisition because it fairly reflects the management efforts that have been brought to bear to accomplish the Acquisition. The fairness of the allocation of shares to the founders of the Company is included in the Fairness Opinion described later in this Prospectus.


EXPECTED BENEFITS OF ACQUISITION

    National believes that the Acquisition is the best way to obtain a maximum recovery by Investors in each of the Programs for the following reasons:

    CONTROL OF TIMING OF LIQUIDATION. By creating freely tradable equity securities in the Company, the Acquisition permits Investors to liquidate all or a portion of their Shares when such liquidation best serves such Investors. In addition, by controlling the timing of the liquidation of their investments, Investors will have better control of the timing of the tax impact of the liquidation. Furthermore, the Programs will not be forced to sell their Properties in the current economic environment and recognize the losses that would be generated by such sales. If the Programs could be liquidated by selling off the Properties at the current Appraised Value (which, except for the Oceanside Property, National does not believe is likely), the Investors would realize unreturned cash (exclusive of accrued interest) losses aggregating approximately $33,829,000, including estimated aggregate losses on the Sacramento/Delta Greens Property of $3,571,000, the Oceanside Property of $23,675,000, the Yosemite/Ahwahnee Properties in the aggregate of $1,583,000, and the Mori Point Property of $5,069,000.

    BENEFITS TO THE COMPANY OF LISTED SHARES. In addition to the flexibility Investors will have to liquidate their interests at a time that best suits their respective individual needs, National believes that having the Shares of the Company listed for trading on the _______________ will provide benefits to the Company itself which could enhance Investor value. The Company may have access to outside capital in the form of debt or equity through the capital markets that the individual Programs would not have. For example, it is possible that the Company may be able to take advantage of its size in order to access the capital markets for additional debt or equity investors to provide expansion or completion of development and construction funding for the various projects. The growth of the Company will be a capital-intensive process.

    DIVERSITY OF INVESTMENT. The Acquisition will allow Investors to participate in an investment portfolio of four properties rather than one property. These Properties are in diverse geographic locations in California and have different development orientation. The diversity of the Company's portfolio spreads the risk of an investment in the Company over a broader group of assets and reduces the dependence of the investment upon the performance of any particular asset.

    LIQUIDITY THROUGH LISTING OF SHARES. The Company has applied for listing of the Shares on the ______________. Listing the Shares is a condition to the Acquisition. Thus, the Acquisition offers liquidity to the Investors for all or some of their Shares if a market develops. Although the Acquisition is not the only means by which Investors could achieve liquidity in their investments in the Programs, National believes that the Acquisition is preferable to the alternatives (described below in "--Alternatives to Acquisition") even though an indefinite period of time may be required before the value of the Shares is stabilized and there is an adequate demand from buyers for the Shares. National believes that a sale of the Properties in the current market would result in unnecessary losses to Investors.

    EXPERIENCED MANAGEMENT. The Company will employ key management professionals that have expertise in real estate development, operation and construction. See "Management After the Acquisition."

    ELIMINATION OF MANDATORY ASSESSMENTS. Completion of the Acquisition will result in the cancellation of the servicing agreement and the tenancy-in-common agreement for each of the Programs and National will no longer be a Servicing Agent for the Investors. There will be no further assessments of Investors of any kind pursuant to those agreements.


ALTERNATIVES TO ACQUISITION

    Before deciding to recommend the Acquisition, National considered alternatives in an effort to achieve the most favorable cash flow distribution and the maximum Investor return. These alternatives were (i) continued operation of each of the Programs under their respective business plans under the existing tenancy-in-common structure, (ii) liquidation of each of the Programs in an orderly manner or in a bankruptcy liquidation, and (iii) a reorganization of the Programs in a bankruptcy proceeding. Set forth below are the conclusions of National regarding its belief that the Acquisition is more beneficial to the Investors than the alternatives considered. At this time, National is unable to quantify the consideration that would be received by Investors pursuant to any of the alternatives.

    CONTINUATION OF THE PROGRAMS. An alternative to the Acquisition would be to continue the Programs. The Programs would remain separate groups of tenancy-in-common investors, with their own assets and liabilities, governed by their existing servicing agreement and tenancy-in-common agreement. Although National would still be entitled to servicing fees on an on-going basis, as well as accrued fees and expenses, National could discern no advantages to Investors in achieving their objectives from the continued operation of the Programs under their respective existing business plans. National rejected this alternative because it was concluded that maintaining the Programs separately would likely have the following negative results when compared with the benefits that National perceived may be derived from the Acquisition: (i) a less efficient and cost effective exit strategy for Investors wishing to liquidate their investment at a future date; (ii) inability of the Investors to better control the timing of the tax impact of the liquidation of their particular investment;
(iii) illiquidity of individual investments on a current basis due to the lack of any established secondary market; (iv) difficulty in valuing the individual investments due to the virtual non-existence of a secondary market for the interests; (v) less flexibility and control in actively managing the real estate underlying each of the Programs; and (vi) access to capital for the Programs would be limited to Investor assessments.

    The capital needed to finish lots and provide for the infrastructure is a requirement for the Sacramento/Delta Greens Program. Continuing to build homes and potentially acquiring additional lots are requirements for the Oceanside Program. With respect to Yosemite/Ahwahnee, the business plan for those Programs assumes that there will be a large infusion of additional capital to support the expansion of the recreational vehicle park, construction of timeshare units and very aggressive marketing of these and other products. The Mori Point project needs funds to continue with the hotel/conference center entitlement process. Unfortunately, there are limited sources of outside capital to fund the financial demands of any of these business plans independently. Absent the Acquisition which may provide the Company with more traditional financing alternatives and which, through the sale of certain portions of some of the real estate assets, could generate internal capital, THE MOST LIKELY SOURCE OF CAPITAL TO COMPLETE THE BUSINESS PLANS OF THE RESPECTIVE PROGRAMS IS MANDATORY ASSESSMENTS AND VOLUNTARY ADVANCES FROM TRUDY PAT INVESTORS. ANY DELAY ON THE PART OF INVESTORS IN PROVIDING SUCH CAPITAL WOULD HAVE A SIGNIFICANT NEGATIVE EFFECT ON THE SUCCESS OF ANY OF SUCH BUSINESS PLANS.

    LIQUIDATION OF THE PROGRAMS. Another alternative available to National is to proceed with a liquidation of each of the Programs and distribute the net liquidation proceeds to the Trudy Pat Investors. National concluded that there would be several disadvantages to using this strategy. A complete liquidation of the Programs would deprive those Investors who do not desire to liquidate their investment from participating in the benefits of future performance and possible property value improvements. In the case of each of the Programs, a sale in bulk in the near future of the applicable Properties would yield a significant loss to each of the Investors. This result would be contrary to the original objectives of the Programs and those of the Investors as confirmed through surveys, questionnaires and conversations. Such a liquidation might be accomplished in a bankruptcy proceeding, the complexities involved due to the "Trudy Pat" format of the Programs, as well as the administrative and other costs, made bankruptcy liquidation particularly unattractive. In addition, liquidation of the Programs' Properties does not have certain other benefits of the Acquisition, including (i) permitting Investors to hold their investment until the time when liquidation is appropriate for their individual investment and tax strategy, (ii) the opportunity to participate in acquisition and financing opportunities existing in the real estate market through equity ownership in the Company, (iii) the transaction costs and time associated with the Acquisition are expected to be significantly less than those which would be incurred in an orderly liquidation of the Programs' assets through additional improvements or a build-out, and (iv) the complete liquidation of the Programs would cause the recognition of capital losses by Investors to the extent the selling price of the Properties is less than their tax basis. See "--Expected Benefits of Acquisition - Control of Timing of Liquidation" for the estimated total capital loss that would be recognized for each of the Programs if their respective Properties were sold in bulk for their appraised value.

    BANKRUPTCY REORGANIZATION. In addition to a liquidation in a bankruptcy proceeding, National also considered attempting to use the bankruptcy laws to reorganize the Programs to accomplish the consolidation goals of the Acquisition subject to approval of the Bankruptcy Court. This approach was not selected because (i) there was some question as to whether the Programs, individually or collectively, met the conditions precedent to a successful reorganization in a bankruptcy proceeding, and (ii) National determined that the administrative costs and further delays would not be as beneficial to the Investors as the Acquisition.

CONDITIONS TO THE ACQUISITION

    The principal conditions to the Acquisition are: (i) approval of the Acquisition by holders of a majority of the tenancy-in-common interests in each of the Programs; (ii) commitment of a reputable title company to issue to the Company an extended coverage policy of title insurance on each of the parcels of real property owned by each of the Programs; (iii) receipt of the Fairness Opinion from the Independent Valuator regarding the allocation of the Shares; and (iv) approval of the Shares for listing on the _______________. No federal or state regulatory requirements must be complied with or approval obtained in connection with the Acquisition. National may decide not to pursue the Acquisition at any time before it becomes effective, whether before or after approval by the Investors.

RECOMMENDATION OF NATIONAL AND FAIRNESS DETERMINATION

    National believes the Acquisition to be fair to, and in the best interests of, each of the Programs and the Investors therein. National recommends that the Investors approve the Acquisition.

    National believes that the likely market value of the Shares will be higher than the expected proceeds from liquidation, but, of course, there can be no assurance that that will be true. In proposing the Acquisition, the current form of each of the Programs was outweighed by the Company's (i) potential to provide improved liquidity to the Investors through ownership of the Company's Shares; (ii) potential for growth; and (iii) Investors' increased control over the timing of the tax consequences of liquidation.

    Based on its analysis of the Acquisition, National believes that (i) the terms of the Acquisition when considered as a whole are fair to the Investors;
(ii) the Shares offered to the Investors constitute fair consideration for the Properties held in tenancy-in-common by the Investors; and (iii) after comparing the potential benefits and detriments of the Acquisition with those of the earlier described alternatives, the Acquisition is more attractive to the Investors than such alternatives. These beliefs are based upon National's analysis of the terms of the Acquisition, an assessment of its potential economic impact upon the Investors, a consideration of the amount of the equity of the Company which will be held by consultants and employees of National, the Company and the Programs, a comparison of the potential benefits and detriments of the Acquisition and alternatives to the Acquisition, and a review of the financial condition and performance of the Programs and the terms of critical agreements such as the servicing agreements and the tenancy-in-common agreements for each of the Programs.

    National also believes that the Acquisition is procedurally fair for the following reasons. First, the Acquisition is required to be approved by Investors holding a majority of each Program's outstanding tenancy-in-common interests in compliance with the provisions of the tenancy-in-common agreement of each of the Programs, and is subject to certain conditions set forth under "Conditions to the Acquisition" above. Second, National believes that the Exchange Values of the Programs have been determined according to a process that is fair, because the process involved appraisals of all of the Programs' Properties by independent appraisers, as well as certain adjustments thereto to take into account certain factors deemed material by the Company and National for an equitable allocation of Shares among the Programs. See "--Determination of Exchange value."


    All of the above factors were deemed important by National in concluding that the Acquisition is fair, substantively and procedurally. No special emphasis was assigned to any of the factors. There are no material differences in the fairness analysis for any Program.



FAIRNESS IN VIEW OF CONFLICTS OF INTEREST



    Although National reasonably believes the terms of the Acquisition are fair to the Investors, the principals of National have conflicts of interest with respect to the Acquisition. These conflicts include, among others, (i) the determination not to retain independent parties to act on behalf of the Investors or the Programs, (ii) the principal shareholders of National may realize substantial economic benefits upon completion of the Acquisition, and
(iii) National's relief from on-going obligations under the servicing agreements with respect to each of the Programs. However, it should be noted that, prior to 1994, National forgave $2,191,614 of fees for the performance of servicing agent and other project management-related activities under the applicable servicing agreements, and will forgive an additional $946,111 of similar fees upon the successful completion of the Acquisition. It should be further noted that, at $10 per Share, the amount of fees cancelled by National and its principals would be equal to over 300,000 Shares. Additionally, National will not be entitled to any further servicing fee with respect to the Properties which amounts, in the aggregate, to $650,000 annually. To help mitigate the potential conflicts, National obtained the independent appraisals and the Fairness Opinion. For a further discussion of the conflicts of interest and potential benefits of the Acquisition to National and its principal shareholders, see "Interests of Certain Persons in the Acquisition and Conflicts of Interest - Substantial Benefits to Affiliates of National."



CONSEQUENCES IF THE ACQUISITION IS NOT APPROVED



    If the Acquisition is not consummated for any reason, National will be unable to continue to manage the Programs without receiving contracted-for fees and expenses. Thus, National will seek Investors' approval to sell each of the Programs' Properties for the highest amount then available and distribute the proceeds, net of expenses and fees due to National, to the Investors in the respective Programs. No other transaction is currently being actively considered as an alternative to the Acquisition. The Programs will, however, pay the expenses of the Acquisition even if it is not approved.



ACCOUNTING TREATMENT

    Because the Acquisition involves a transaction to be accounted for as a roll-up transaction, the assets and liabilities of the Programs will be transferred to the Company at their pre-Acquisition, historical cost basis.



COSTS AND EXPENSES



    All costs and expenses incurred by the Company or the Programs in connection with the Acquisition will be paid by the Programs from cash on hand, whether or not the Acquisition is consummated. The following is a statement of certain estimated costs and expenses incurred by the Programs and the Company in connection with the Acquisition.



     Securities and Exchange Commission Registration Fee   $
     [STOCK EXCHANGE] Fee
     Fairness Opinion and Appraisals
     Legal Fees and Expenses
     Accounting Fees and Expenses
     Solicitation Fees and Expenses
     Printing and Engraving Expenses
     Miscellaneous
         Total                                             $


                                   DIVIDEND POLICY


    The Company has no plans to pay dividends in the foreseeable future. Funds otherwise available for dividends will be utilized to potentially increase Share value through acquisition and development. The effect of this policy will be that, as Company real estate assets are sold, unlike in the Programs, no cash distributions will be made to Investors.


                 COMPARISON OF TENANCY-IN-COMMON INTERESTS AND SHARES

    The following summary compares a number of differences between the ownership of tenancy-in-common interests in the Programs and Shares of the Company and the effect relating thereto.

Differing Factor      Tenancy-in-Common Interests             Shares
-----------------     ---------------------------             ------

GENERAL BUSINESS     Each of the Programs            The business of all five
                     commenced as opportunities to   of the Programs will be
                     participate in a loan secured   consolidated into the
                     by to-be-improved real          Company.  The Company
                     property.  The Programs are     has broader investment
                     not seeking to make             objectives which will
                     additional loans or purchase    include the sale or
                     new properties.                 completion of the
                                                     projects originally
                                                     undertaken by the
                                                     developers which
                                                     borrowed from Investors
                                                     of the Programs, as well
                                                     as possibly expanding
                                                     into other real estate
                                                     ventures.  The current
                                                     plans of the Company may
                                                     be recast at the
                                                     discretion of the Board
                                                     of Directors without the
                                                     consent of the
                                                     Shareholders.

DISTRIBUTIONS AND    The Programs were initially     The initial policy of
DIVIDENDS            designed to yield regular       the Company will be to
                     interest payments to the        preserve its cash
                     Investors and to have the       resources for growth and
                     principal of the various        internal development
                     loans repaid in accordance      and, thus, the Company
                     with their respective terms,    does not plan to make
                     usually two to four years.      dividend distributions
                                                     in the foreseeable
                                                     future.  The Board of
                                                     Directors has the
                                                     discretion to determine
                                                     whether or not and when
                                                     to declare and pay
                                                     dividends and the amount
                                                     thereof.

MANAGEMENT           The business and affairs of     The business and affairs
                     each of the Programs are        of the Company are
                     managed by National pursuant    managed by the officers
                     to the applicable servicing     of the Company under the
                     agreement.  National may be     direction of the Board
                     terminated as the servicing     of Directors.  The Board
                     agent by the vote of holders    of Directors will
                     of a majority of the            ultimately be divided
                     interests of a particular       into three classes
                     Program.                        serving staggered three
                                                     year terms.  One-third
                                                     of the Board of
                                                     Directors will be
                                                     elected annually by
                                                     holders of the Shares to
                                                     serve for three year
                                                     terms.  Directors can be
                                                     removed from office by
                                                     the affirmative vote of
                                                     the holders of at least
                                                     a majority of the then-
                                                     outstanding Shares.

FIDUCIARY DUTIES     None of the Programs are        Officers and Directors
                     partnerships and, thus,         of the Company are
                     National does not have the      subject to the Delaware
                     common law fiduciary duties     common law which imposes
                     that it would have if it were   fiduciary duties of
                     the general partner of a        care, loyalty, good
                     partnership.  However, as an    faith and fair dealing
                     agent, National has             on the officers and
                     fiduciary-like duties to        directors of the
                     Investors to use reasonable     Company.
                     care, skill and diligence in
                     its work, not to compete with
                     Investors' interests without
                     consent, and not to take
                     adverse interests to
                     Investors without consent.

VOTING RIGHTS        Under the tenancy-in-common     Under the Charter
                     agreements of each of the       Documents of the
                     Programs, the Investors have    Company, the
                     voting rights with respect to   Shareholders have voting
                     collection, servicing and       rights with respect to
                     administration of the           (i) election of
                     Outstanding Investment of the   Directors; (ii) the sale
                     Programs, as well as            or disposition of all or
                     termination of the applicable   substantially all of the
                     servicing agreement.  Each      assets of the Company at
                     holder of a tenancy-in-common   any one time; (iii) the
                     interest is entitled to vote    merger or consolidation
                     on each matter presented to     of the Company; (iv) the
                     the Investors of a particular   dissolution of the
                     Program. Approval of any        Company; and (v) certain
                     matter submitted to the         anti-takeover
                     Investors in a particular       provisions.
                     Program requires approval
                     of holders of a majority        Each Share entitles its
                     of the tenancy-in-common        holder to cast one vote
                     interests of that Program.      on each matter presented
                                                     to holders of Shares.
                                                     Approval of any matter
                                                     submitted to holders of
                                                     Shares generally requires
                                                     the affirmative vote of
                                                     holders of a majority of
                                                     the outstanding shares,
                                                     however, amendments to
                                                     the anti-takeover
                                                     provisions of the
                                                     Certificate of
                                                     Incorporation of the
                                                     Company require a
                                                     two-thirds vote.

SPECIAL MEETINGS     None                            A special meeting of
                                                     Shareholders may by
                                                     called by the Board of
                                                     Directors of the
                                                     Company, the Chairman of
                                                     the Board or the
                                                     President only.

REDEMPTION           The tenancy-in-common           The Shares are not
                     interests are not redeemable.   redeemable.  The Shares
                     Investors in a particular       can be sold on the
                     Program may only receive a      ________________ if an
                     return of their investment      active trading market
                     upon the repayment of the       exists.
                     applicable note or other
                     liquidation of all or part of
                     the assets of the Program.

LIQUIDATION RIGHTS   In the event of the             Upon liquidation of the
                     liquidation of a particular     Company, the
                     Program, the assets of the      Shareholders will be
                     Program remaining after         entitled to share
                     satisfaction of all debts and   ratably in any assets
                     liabilities of the Program,     remaining after the
                     the satisfaction of expenses    satisfaction of
                     of liquidation of the assets    obligations to creditors
                     of the Program and the          and any liquidation
                     establishment of a reasonable   preferences on any
                     reserve in connection           Preferred Stock that may
                     therewith are distributed to    be then outstanding.
                     the Investors pro rata in
                     accordance with their
                     respective percentage
                     interests in the applicable
                     Program.

RIGHT TO COMPEL      Holders of a majority of the    The vote of Shareholders
DISSOLUTION          tenancy-in-common interests     owning at least a
                     in a particular Program may     majority of the
                     vote to compel the sale of      outstanding shares in
                     the Program's assets with the   the Company is
                     result that the Program will    sufficient to cause the
                     be dissolved.                   dissolution of the
                                                     Company.

LIMITED LIABILITY    As tenancy-in-common owners     Shareholders are not
                     of the assets of the            generally liable for
                     Programs, the Investors are     obligations of the
                     NOT effectively insulated       Company.
                     from personal liability based
                     on operation of those assets.

LIQUIDITY AND        There is no organized           The Shares will be
MARKETABILITY        secondary market for the        freely transferable and
                     tenancy-in-common interests     it is a condition to the
                     held by Investors.  Thus,       consummation of the
                     trading in the tenancy-in-      Acquisition that the
                     common interests is sporadic    Shares be approved for
                     and occurs solely through       listing on the
                     private transactions.           ________________.

RESTRICTIONS ON      There are certain               None.
TRANSFER             restrictions on transfer of
                     the tenancy-in-common
                     interests.

CONTINUITY OF        None of the Programs are        The Charter Documents
EXISTENCE            designed to have perpetual      provide for perpetual
                     existence.                      existence.

FINANCIAL REPORTS    None of the Programs are        The Company will be
                     subject to the reporting        subject to the reporting
                     requirements of the Exchange    requirements of the
                     Act.  However, National,        Exchange Act and will
                     without obligation to do so,    file annual and
                     has endeavored to provide the   quarterly reports.  The
                     Investors in each of the        Company currently
                     Programs with regular reports   intends to provide
                     about such Programs'            annual and quarterly
                     respective activities.          reports to its
                                                     Shareholders.

PAYMENTS TO          National is entitled to fees    While National and its
NATIONAL AND ITS     and reimbursement of expenses   Affiliates will hold
AFFILIATES           for services it renders to      Shares of the Company,
                     each of the Programs pursuant   the only form of
                     to the servicing agreements.    compensation paid to
                                                     some of such persons
                                                     will be pursuant to
                                                     their employment
                                                     agreements or otherwise.
                                                     ONLY [$1,078,510] OF THE
                                                     PAST DUE FEES AND
                                                     EXPENSES DUE TO NATIONAL
                                                     AND ITS PRINCIPALS WILL
                                                     REMAIN AS LIABILITIES OF
                                                     THE COMPANY.

CERTAIN LEGAL        Holders of a majority of the    Delaware law affords
RIGHTS               Outstanding Investment in a     shareholders rights to
                     Program must vote to            bring derivative actions
                     terminate the servicing         when the officers or
                     agreement between National      Directors of the Company
                     and the Program Investors.      have failed to institute
                                                     an action to recover
                                                     damages and class
                                                     actions to recover
                                                     damages.  Shareholders
                                                     may also have rights to
                                                     bring actions in federal
                                                     court to enforce federal
                                                     rights.

INSPECTION OF        Holders of tenancy-in-common    Under Delaware law, each
BOOKS AND RECORDS    interests in a Program have     Shareholder has the
                     no contractual right to         right, subject to
                     inspect books and records       certain reasonable
                     maintained by National with     standards, to obtain
                     regard to a Program.            from the Company from
                     However, as the servicing       time to time upon
                     agent for the Investors,        reasonable written
                     National permits them to        demand for any purpose
                     review such books and records   reasonably related to
                     on reasonable notice.           the Shareholder's
                                                     interest as a
                                                     Shareholder of the
                                                     Company, certain
                                                     information regarding
                                                     the status of the
                                                     business, affairs and
                                                     financial condition of
                                                     the Company.  Pursuant
                                                     to Rule 14a-7 under the
                                                     Exchange Act, the
                                                     Shareholders will have
                                                     the right to obtain a
                                                     list of Shareholders
                                                     from the Company
                                                     whenever the Company
                                                     solicits proxies or
                                                     consents.

                       COMPARISONS OF PROGRAMS AND COMPANY

     The information below highlights a number of the significant differences between the Programs and the Company relating to, among other things, forms of organization, investment objectives, policies and restrictions, asset diversification, capitalization, management structure and investor rights. These comparisons are intended to assist Investors in understanding how their investments will be changed if, as a result of the Acquisition, their tenancy-in-common interests in the assets, liabilities and businesses of their respective Programs are exchanged for Shares of the Company.

                             FORM OF ORGANIZATION

                Program                                 Company
                -------                                 -------

None of the Programs are organized      The Company is a Delaware corporation
business entities such as               formed for the purpose of acquiring
corporations, partnerships or business  the Programs' Properties, as well as
trusts.  Each commenced as an           investing in and managing other real
opportunity to participate in a loan    estate opportunities.  The Company
secured by to-be-improved real          will be taxed as a corporation.
property through a tenancy-in-common
investment mechanism.  Each Program
remains as a tenancy-in-common among
its Investors.  Investors are
individually responsible for the tax
consequences of a Program and the
reporting thereof.

                             LENGTH OF INVESTMENT

                Program                                 Company
                -------                                 -------

An investment in any of the Programs    Unlike the Programs, the Company
originally was presented to Investors   intends to continue its operations for
as an opportunity to take a tenancy-    an indefinite time period and the
in-common participation in a loan       Company has no specific plans for the
secured by real property.  As such,     disposition of assets acquired through
the investments were finite in length   the Acquisition or subsequent
with the expectation that Investors'    acquisitions.  The Company is allowed
investments were to be returned, with   to retain net sale or refinancing
interest, within a two to four year     proceeds for new investments, capital
period.                                 expenditures, working capital reserves
                                        or other appropriate purposes.

                             NATURE OF INVESTMENT

                Program                                 Company
                -------                                 -------

Since the respective Ownership Date of The Shares constitute equity interests each of the Programs, the Investors in in the Company. Each Shareholder will such Programs have been the beneficial be entitled to its pro rata share of owners (as tenants-in-common) of the distributions made with respect to the
assets and the businesses of the        Shares.  The distributions payable to
respective Programs.  Actual title to   Shareholders are not fixed in amount
the Properties is held by various       and are only paid when declared by the
entities acting as agents for the       Board of Directors.  The Company has
Investors in the several Programs.      no present plans to pay distributions.

                        PROPERTIES AND DIVERSIFICATION

                Program                                 Company
                -------                                 -------

The investment portfolio of each of     The Company is authorized to own and
the Programs is limited to the assets   acquire the Programs' Properties, make
acquired as of the applicable           other investments and issue additional
Ownership Date, as well as such         equity and debt securities to acquire
additional assets as may have been      additional assets.
acquired with mandatory Investor
assessments or voluntary Investor
advances since the Ownership Date.
None of the Programs have the
authority to raise additional funds
from third parties to expand its
investment portfolios.

                        ADDITIONAL EQUITY AND DILUTION

                Program                                 Company
                -------                                 -------

None of the Programs are authorized to  The Board of Directors may, in its
raise additional funds other than       discretion, issue additional equity
through the assessment/advance process  securities.  The Company may sell
prescribed by the applicable tenancy-   additional equity from time to time to
in-common agreement.  Therefore,        increase its available capital.  The
except to the extent that existing      issuance of additional equity
Investors in a particular Program pay   securities may result in a dilution of
mandatory assessments or make           the interests of the Shareholders.
voluntary advances, no dilution of an
Investor's interest in the Program can
occur.

                              BORROWING POLICIES

                Program                                 Company
                -------                                 -------

None of the Programs are authorized to The Company is permitted to borrow, on borrow funds necessary, appropriate or a secured or unsecured basis, funds to
advisable to conduct its business and   advance its business without limits.
affairs.  The only additional funds
which the Programs may raise comes
from mandatory assessments from, or
voluntary advances by, existing
Investors.

     RESTRICTIONS ON RELATED PARTY TRANSACTIONS AND BUSINESS COMBINATIONS

                Program                                 Company
                -------                                 -------

None of the applicable servicing        Under Delaware law, transactions
agreements or tenancy-in-common         between the Company and one or more of
agreements for the Programs restrict    its directors or officers, or between
any of the Programs from entering into the Company or any affiliate of a business transactions with National or director or officer, are not void or
its affiliates.                         voidable if the transaction is
                                        approved in good faith by a majority
                                        of the disinterested directors or
                                        Shareholders based on full disclosure;
                                        or the transaction is fair as to the
                                        Company as of the time it is
                                        authorized, approved or ratified by
                                        the Board of Directors, an appropriate
                                        committee or the Shareholders.  In
                                        addition, the Company's Certificate of
                                        Incorporation, as well as Delaware
                                        law, prohibit certain business
                                        combinations with owners of more than
                                        15% of the outstanding voting stock of
                                        the Company ("interested
                                        stockholders"), or an
                                        affiliate of
                                        such person, within the three year
                                        period immediately prior to the date
                                        on which such stockholder became an
                                        interested stockholder.

                     MANAGEMENT CONTROL AND RESPONSIBILITY

                Program                                 Company
                -------                                 -------

National acts as servicing agent for    The Board of Directors has exclusive
each of the Programs pursuant to        control over the Company's business
servicing agreements entered into with  and affairs subject only to the each of the Investors in each Program.  restrictions in the Charter Documents.
Pursuant to the servicing agreements,   Shareholders have the right to elect
National is essentially invested with   members of the Board of Directors.
management authority to conduct the     The Directors are accountable to the
business of each of the Programs. The Company as fiduciaries and are servicing agreements are terminable on required to exercise good faith and
30 days' written notice, provided that integrity in conducting the Company's the Investors do not have the power to affairs. See "Fiduciary
terminate the servicing agreements      Responsibility."  The Shareholders
unless and until all amounts owed to    have greater control over the
National thereunder have been paid in   management of the Company than the
full.  National does not need to seek   Investors have over the Programs
re-election but instead serves unless   because members of the Company's Board
removed by the Investors, which is      of Directors are elected by the
generally an extraordinary event.       Shareholders.
Pursuant to the tenancy-in-common
agreements for each of the Programs,
matters concerning the collection,
servicing and administration of the
Outstanding Investment for each of the
Programs is governed by the will of
Investors holding more than 50% of the
Outstanding Investment.  As servicing
agent, National is accountable as a
fiduciary to each of the Programs and
is required to exercise good faith and
integrity in its dealings in
conducting the affairs of each of the
Programs.  See "Fiduciary
Responsibility."

                   MANAGEMENT LIABILITY AND INDEMNIFICATION

                Program                                 Company
                -------                                 -------

Pursuant to the servicing agreements,   The Company's Directors are not
National is indemnified and held        personally liable for ordinary
harmless by the Investors from and      liabilities of the Company.  The
against any and all                     Charter Documents provide that a
liabilities for acts or omissions       Director's liability for breach of
performed in the course of its          fiduciary duty is limited to the full
activities as servicing agent,          extent allowable under Delaware law.
except as to such liabilities           The Charter Documents and Delaware law
caused or contributed to, in whole      provide indemnification rights to
or in part, by any gross                Directors and officers who act in good
negligence or willful misconduct        faith, and in a manner reasonably
on the part of National or its          believed to be in or not opposed to
Agents.                                 the best interests of the Company and,
                                        with respect to criminal actions or
                                        proceedings, who act without
                                        reasonable cause to believe their
                                        conduct was unlawful.  In addition,
                                        the Charter Documents indemnify
                                        Directors and officers against amounts
                                        paid for settlement, authorize the
                                        Company to advance expenses incurred
                                        in defense upon receipt of an
                                        appropriate undertaking to repay such
                                        amounts if appropriate, and authorize
                                        the Company to carry insurance for the
                                        benefit of the officers and Directors.
                                        See "Fiduciary Responsibility."

                           ANTI-TAKEOVER PROVISIONS

                Program                                 Company
                -------                                 -------

Changes in management of any of the     The Charter Documents contain a number
Programs can be effected only by        of provisions that may have the effect
removal of National as the servicing    of delaying or discouraging a hostile
agent by holders of a majority of the   takeover of the Company.  These
Outstanding Investment in such          provisions include, among others, (i)
Programs.  This would be an             the power of the Board of Directors to
extraordinary event.                    issue additional equity securities in
                                        the Company; (ii) the classified Board
                                        of Directors wherein only one-third of
                                        the Directors are re-elected to the
                                        Board in any given year and Directors
                                        serve three year terms; (iii) any
                                        action required or permitted to be
                                        taken by Shareholders of the Company
                                        must be effected at a duly called
                                        annual meeting or a special meeting
                                        unless such action requiring or
                                        permitting stockholder approval is
                                        approved by a majority of the Board of
                                        Directors; (iv) special meetings of
                                        Shareholders may only be called by a
                                        majority of the Board, a Chairman of
                                        the Board or the President; (v)
                                        Directors may only be removed for
                                        cause and only by the affirmative vote
                                        of holders of not less than
                                        two-thirds of the voting power of all
                                        outstanding Shares; and (vi) amendments
                                        to the anti-takeover provisions of the
                                        Certificate of Incorporation may only
                                        be effected by the affirmative vote of
                                        holders of not less than two-thirds of
                                        the voting power of all outstanding
                                        Shares.  See "Description of Shares."

                                 VOTING RIGHTS

                Program                                 Company
                -------                                 -------

Holders of a majority of the            The Company's Board of Directors
Outstanding Investment in each Program  consists of three classes.
may control decisions respecting the    Shareholders are entitled to elect one
collection, servicing and               class of the Company's Board of
administration of such Outstanding      Directors at each annual meeting of
Investment.  Otherwise, investors in    the Company.  In addition,
the Programs have no voting rights.     Shareholders have the power to amend
                                        the Charter Documents by the votes
                                        required therein, to dissolve the
                                        Company and to approve business
                                        combinations between the Company and
                                        other entities.

                            LIMITED LIABILITY OF INVESTORS

                Program                                 Company
                -------                                 -------

As tenants-in-common in the respective  Under Delaware law, Shareholders will
programs, the Investors are not         not be liable for Company debts or
effectively insulated from personal     obligations.  Upon issuance, the
liability.  Pursuant to the tenancy-    Shares will be fully paid and non-
in-common agreements, Investors are     assessable.
susceptible to mandatory assessments.

                                  VOTING PROCEDURES

     THE VOTE OF EACH INVESTOR IS IMPORTANT. EACH INVESTOR IS URGED TO MARK, DATE AND SIGN THE INVESTOR BALLOT AND RETURN IT IN THE ENCLOSED ENVELOPE.

TIME OF VOTING

     The vote of the Investors with respect to the Acquisition will be tabulated on _____________, 1997, unless such date is extended by the Company in its sole discretion. The vote will be tabulated by National and verified by BDO Seidman, LLP, which is not affiliated with the Company, the Programs or National. See "Investor
Ballot and Vote Required."

RECORD DATE AND OUTSTANDING VOTES

     The Acquisition is being submitted for approval to those Investors holding interests in the Programs as of the Record Date. The Record Date is [_________________] for all Programs. At the Record Date, the following number of votes were held of record by the number of Investors indicated below.


                                                Number of Votes
                             [AT 8/15/97]        Required for
                           Number of Votes        Approval of         Number of
Program                     Held of Record        Acquisition         Investors
-------                      --------------       -----------         ---------

Sacramento/Delta               6,015,723            3,007,862            332
Greens
Oceanside                     27,325,000           13,662,501          1,755
Yosemite/Ahwahnee I            8,982,429            4,491,215            426
Yosemite/Ahwahnee II          19,450,567            9,725,284            837
Mori Point                    12,240,744            6,120,373            486

    Each Investor is entitled to one vote for each dollar (or fraction thereof exceeding $0.50) of Outstanding Investment it has in the applicable Program.

APPROVAL DATE



    The Prospectus and form of Investor Ballot constitutes National's notice of the proposed Acquisition. Each Investor has until 11:59 p.m., Pacific Time, on ________________ [45 DAYS FROM THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT], unless extended by the Company in its sole discretion (the "Approval Date"), to inform the Company whether such Investor wishes to approve or disapprove of his Program's participation in the Acquisition. The Company and National ask that each Investor vote by completing and returning the form of Investor Ballot accompanying this Prospectus in the manner described below.


INVESTOR BALLOT AND VOTE REQUIRED

    Investors who wish to vote "YES" for the Acquisition should complete, sign and return the Investor Ballot relating to their interests which accompanies this Prospectus. Each Investor's attention is directed to the Investor Ballot and Instructions accompanying this Prospectus. Investor Ballots must be delivered in person or by mail or by other delivery service to National at the following address on, or prior to, the Approval Date: National Investors Financial, Inc., Attention: Vivian Kennedy, 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660.

    Approval of the Acquisition by a Program requires the vote of Investors holding a majority of the outstanding votes as of the Record Date. National will tabulate the votes and such tabulation will be verified by BDO Seidman, LLP. Abstentions will be tabulated with respect to the Acquisition and related matters. Broker (or other custodian) non-votes, if any, are not counted for purposes of determining whether the Acquisition and related proposals have been approved. Abstentions and broker (or other custodian) non-votes will have the effect of a vote against the Acquisition. See table in "--Record Date and Outstanding Votes" for the number of votes which must be cast in favor of the Acquisition for it to be approved by each respective Program.

    Investors who sign and return the Investor Ballot without indicating a vote will be deemed to have voted "YES" in favor of the Acquisition.

    Investors who wish to vote against the Acquisition should also complete a Investor Ballot. The failure to return a Investor Ballot will have the effect of a vote against the Acquisition.

    If the Acquisition is approved by all Programs, Investors in all Programs will receive Acquisition Shares whether they voted in favor or against, or abstained from voting on the Acquisition.

    All questions as to the form of all documents and the validity (including time of receipt) of all approvals will be determined by National and such determinations will be final and binding. National reserves the absolute right to waive any of the defects or irregularities in any approval of the Acquisition or preparation of the form of Investor Ballot. National's interpretation of the terms and conditions of the Acquisition will be final and binding. National shall be under no duty to give notification of any defects or irregularities in any approval of the Acquisition or preparation of the form of Investor Ballot and shall not incur any liability for failure to give such notification.

REVOCABILITY OF CONSENT

    Investors may withdraw or revoke their consent at any time prior to the Approval Date. To be effective, a written, telegrahic, fax or telex notice of revocation or withdrawal of the Investor Ballot must be received by no later than the Approval Date, addressed as follows: National Investors Financial, Inc., Attention: Vivian Kennedy, 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660, telecopy number 714-752-9753. A notice of revocation or withdrawal must specify the Investor's name and the name of the Program to which such revocation or withdrawal relates.

SOLICITATION OF VOTES; SOLICITATION EXPENSES

    Votes of Investors may be solicited by the management of National or by third parties. Costs of solicitation will be allocated among the Programs, pro rata in accordance with Exchange

Values. No party will receive any compensation contingent upon solicitation of a favorable vote or success of the Acquisition.

NO DISSENTERS' RIGHTS

    If the Acquisition is approved, Investors in any of the Programs who dissent or abstain from consenting to the Acquisition will not be entitled to dissenters' or appraisal rights under the tenancy-in-common agreements or the Delaware or California Law. Such rights, when they exist, give the holders of securities the right to surrender such securities for an appraised value in cash, if they oppose a merger or similar reorganization. No such rights will be provided by National, the Programs, or the Company.

ISSUANCE OF CERTIFICATES FOR ACQUISITION SHARES

    Promptly after the Effective Time, there will be issued and mailed to former Investors of record at the Effective Time a certificate representing the number of Acquisition Shares to which such Investor is entitled.

    If any certificate representing Acquisition Shares is to be issued in a name other than that in which an Investor is registered on National's books for each Program as of the Effective Time, it will be a condition of such issuance that the person requesting such change pay to the Company's transfer agent any transfer fee or taxes required by reason of the issuance of a certificate representing shares in any name other than that of the registered Investor, or the person requesting such change establishes to the satisfaction of the Company that any transfer tax has been paid or is not applicable.

    After the Effective Time, there will be no further registration of transfers of tenancy-in-common interests that were issued and outstanding immediately before such time and that were exchanged for Shares.


                   INTERESTS OF CERTAIN PERSONS IN THE ACQUISITION
                              AND CONFLICTS OF INTEREST


    A number of potential conflicts of interest are inherent in the relationship between National (and its shareholders) and the Trudy Pat Investors. In recognition of these conflicts, and the resulting need to independently determine that the Acquisition is in the best interest of the Investors, National and the Company engaged the Independent Valuator to render the Fairness Opinion and the independent appraisers to independently determine the value of the Properties. Certain conflicts of interest are summarized below.

BENEFITS TO NATIONAL

    The benefits of the Acquisition for National primarily reside in the relief from its duties and related costs as servicing agent for the Programs that are acquired by the Company. Asset management for the Programs will no longer be necessary. Although some of the Programs (Oceanside and Yosemite Ahwahnee I and II) paid National its contractual fees for such activities, some of the Programs (Sacramento/Delta Greens and Mori Point) accrued these fees and other amounts due National. Without having current payments for such fees, National frequently operated under financial constraints and unprofitably. Additionally, without obligation to do so, National also advanced its own funds to the Mori Point and Yosemite/Ahwahnee Programs, for the benefit of those Investors. Aside from servicing-related activities, specific operational functions performed by National's principals and employees that will no longer be required to be performed by them relate to construction disbursements, budget analysis, vendor and subcontractor payments, accounting and bookkeeping, site inspections and work verifications, insurance negotiations, bonding, property and use tax coordination and payment, council and planning meeting attendance, political involvement, consultant selection and management, securities, real estate and specialty legal resource management, investor and broker administration and tenancy-in-common-oriented communication and management. If the Acquisition is approved, these duties will be undertaken by the Company's management.

    Upon completion of the Acquisition, National can focus on its duties on other projects for which it serves and performs the functions of servicing agent and asset manager. Since the volume of its responsibilities will decrease with the Acquisition, National may be able to decrease some of the associated direct and variable costs.

BENEFITS TO SHAREHOLDERS OF NATIONAL

    The two principals of National, David Lasker and James Orth, will benefit significantly and individually from the Acquisition since their respective family partnerships are shareholders of the Company. National can make more concentrated efforts to relieve itself of the costly responsibilities of asset and development management on behalf of others and determine ways to regain and increase profitable loan servicing activities, which are less demanding in terms of management, personnel and other resources. See "Principal Shareholders."

LACK OF INDEPENDENT REPRESENTATION OF INVESTORS

    While the Independent Valuator has provided the Fairness Opinion, and the independent appraisers have independently determined the value of the Properties, neither the Company nor National has retained any outside representatives to act solely on behalf of the Investors in determining the terms and conditions of the Acquisition. National did not engage an independent representative because it believes it can fairly represent the interests of the Investors. Further, Investors have the opportunity to vote on the Acquisition. No group of Investors was empowered to negotiate the terms and conditions of the Acquisition or to determine what procedures should be in place to safeguard the rights and interests of the Investors. In addition, no investment banker, attorney, financial consultant or expert was engaged to represent the interests of the Investors. National and its principals have been the parties responsible for structuring all the terms and conditions of the Acquisition. Legal counsel was engaged by National to assist with the preparation and documentation of the Acquisition, including this Prospectus, and did not serve, or purport to serve, as legal counsel for the Programs or the

Investors. If another representative or representatives had been retained for the Investors, the allocation of the Shares may have been more favorable to certain Programs and less favorable to others, and fewer Shares may have been allocated to principals and other Affiliates of National. In addition, had separate representation for each of the Programs been arranged by National, the terms of the Acquisition may have been different.

    While independent representatives were not engaged to represent the interests of the Programs in structuring the Acquisition, National believes the procedures used to protect the financial interests of the Investors are fair. For example, National received independent verification of its view that permitting the Company's founders to hold 19.84% of the outstanding Shares of the Company upon completion of the Acquisition is fair under the circumstances. In addition, the Shares will be allocated among the Programs in accordance with their respective Exchange Values, and within the Programs among the Investors pro rata in accordance with their Adjusted Outstanding Investment in each of the Programs. Recognizing the inherent conflict of interest of having National establish these numbers independently (without active involvement from persons not having a financial interest in the Acquisition), they engaged independent appraisers to value the real estate assets owned by each of the Programs and the Independent Valuator to render an opinion on the overall fairness of the allocation of Shares in the transaction, including the number of Shares in the Company allocated to the programs, as well as to affiliates, employees, and the principal shareholders of National and the Company. See "Appraisal and Fairness Opinion."

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

    Certain features of the Charter Documents, as well as the Delaware law, could be used by management of the Company to delay, discourage or defeat efforts of third parties to take control of the Company, or acquire a significant number of the Shares. See "Comparisons of Programs and the Company
- Anti-Takeover Provisions."

ALLOCATION OF SERVICES AND EXPENSES

    Certain employees of National who will become employees of the Company currently provide services related to the operation of other Programs which will not be included in the Acquisition. These Programs were also formed by National. If the Acquisition is consummated, certain employees of National who will become employees of the Company will continue to provide services related to non-participating programs. As a result, possible conflicts of interest may arise regarding allocation of services of these employees between the Company, National and the non-participating programs.

NON-ARM'S-LENGTH AGREEMENTS

    All agreements and arrangements, including those relating to compensation, between the Company and employees of the Company who are also employees of National will not be the result of arm's-length negotiations.

COMPETITION WITH THE COMPANY FROM OTHER PROGRAMS ORGANIZED BY NATIONAL

    National will retain the servicing agent and asset management responsibilities for the following five other projects: two undeveloped projects that are zoned for single-family residential use (totalling over 30 acres) an undeveloped 6-acre project that is zoned for commercial use, located in Victorville, California; an undeveloped 660-acre project with a vesting, tentative map for 1,330 single-family mixed units with a golf course and amenities that is located in Contra Costa County, California; and an undeveloped 800-acre project with an application for a vesting tentative tract map for 539 single-family detached, large lot, equestrian-oriented residential lots located in Palmdale, California. Some or all of these projects may be available for future acquisition by the Company or its subsidiaries. However, National will continue to apply time and resources to the management of these projects. In order to do this, they will require the on-going attention of Messrs. Orth and Lasker, as well as some of the personnel expertise that may also be employed by the Company or its subsidiaries. It is anticipated that there will be minimal conflicts; however, National is committed to continue to provide the same quality of service for these projects as it currently does on behalf of and for the benefit of the Programs.


                     FIDUCIARY RESPONSIBILITY AND INDEMNIFICATION


FIDUCIARY RESPONSIBILITY OF NATIONAL

    The Programs are not partnerships and, thus, National does not have the fiduciary duties of a general partner in dealing with the Programs. However, as servicing agent for each of the Programs, National has the specific duties to Investors set forth in the various servicing agreements. In addition, under California law, as an agent, National is under a fiduciary duty to Investors (i) to use reasonable care, diligence and skill in its work, (ii) not to compete with the Investors' interests without full disclosure to, and agreement from, the Investors, and (iii) not to obtain an interest adverse to the Investors without full disclosure to, and consent from, the Investors.

INDEMNIFICATION OF OFFICERS AND DIRECTORS OF THE COMPANY

    The directors and officers of the Company, in exercising the powers and responsibilities of managing the Company, owe the Company and its shareholders a duty of care and a duty of loyalty. However, under the so-called "business judgment rule," which could apply to the officers and directors of the Company, the officers and directors of the Company may not be liable for errors in judgment or other acts or omissions made in good faith which are done in a manner they believe to be in the best interests of the Company and are performed with the care that an ordinarily prudent person in a like position would use under similar circumstances. In the event any legal action were brought against officers or directors of the Company, they might be able to assert defenses based on the business judgment rule.

    According to the Charter Documents, officers and directors and other agents of the Company are entitled to indemnification from the Company for any loss, damage or claim (including any reasonable attorneys' fees incurred by such person in connection therewith) due to any act or omission made by him or her, except in the case of fraudulent or illegal conduct of such person. See "Management After the Acquisition - Limitation of Liability and Indemnification."

    The indemnification provided by the Charter Documents is not deemed to be exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of shareholders or directors, or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such person. Any repeal or modification of the indemnification provisions contained in the Charter Documents will not adversely affect any right or protection of a director or officer of the Company existing at the time of such repeal or modification.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors or persons controlling the Company pursuant to any provisions described in this Consent Solicitation/Prospectus, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

OFFICERS AND DIRECTORS INSURANCE

    The Company intends to obtain insurance for the benefit of the Company's officers, directors and other agents relating to the liability of such persons. Such insurance would insure the officers, directors and agents of the Company from any claim arising out of an alleged wrongful act by such persons while acting as officers, directors or agents of the Company, and the Company to the extent that it has indemnified the officers, directors and agents for such loss.


                               BUSINESS AND PROPERTIES


    THE COMPANY (OR ITS REPRESENTATIVES) OR NATIONAL FROM TIME TO TIME MAY MAKE OR MAY HAVE MADE CERTAIN FORWARD-LOOKING STATEMENTS, WHETHER ORALLY OR IN WRITING, INCLUDING WITHOUT LIMITATION, STATEMENTS IN THIS PROSPECTUS OR OTHERWISE RELATING TO THE BUSINESS PLAN OF THE COMPANY, THE BUSINESS PLANS OF THE RESPECTIVE PROGRAMS, ESTIMATES OF REAL ESTATE VALUES, ESTIMATES OF POTENTIAL FINANCIAL RESULTS FROM PROGRAM OPERATIONS OR FROM SALES OF PROGRAM REAL ESTATE AND OTHER MATTERS. SUCH STATEMENTS ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, AND ARE ACCOMPANIED BY, THE FACTORS DISCLOSED UNDER THE HEADING "RISK FACTORS." SUCH FACTORS MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE RESULTS CONTAINED IN SUCH FORWARD-LOOKING STATEMENTS. ACCORDINGLY, FORWARD-LOOKING STATEMENTS SHOULD NOT BE RELIED UPON AS A PREDICTION OF ACTUAL RESULTS.

THE COMPANY

    The Company was formed as a Delaware corporation named American Family Holdings, Inc. on August 6, 1997 to conduct the Acquisition. It currently files no reports with the Commission under the Exchange Act. It will operate as a holding company, with actual day-to-day management of the operations of the Properties being handled by a wholly-owned subsidiary named American Family Communities, Inc. ("AFC"). Upon completion of the Acquisition, the Properties will be held and operated through four separate subsidiaries of AFC, namely Delta Greens Homes, Inc. (Sacramento/Delta Greens Property), Yosemite Woods Family Resort, Inc. (Yosemite/Ahwahnee Properties), Oceanside Homes, Inc. (Oceanside Property) and Mori Point Destinations, Inc. (Mori Point Property).

BUSINESS OF THE COMPANY

    Upon completion of the Acquisition, the Company will be a diversified real estate company involved in the residential development industry, as well as the lodging and recreational industries. Its overall initial objective will be to consolidate the various business plans of the Programs into a unified Company business plan with the ultimate goal of creating sufficient value in the Company's Shares to allow for Investors in the Programs to have the ability to recover a significantly larger portion of their Outstanding Investments in such Programs than if the Acquisition did not occur.

    As a part of its plan, in the future the Company may seek to acquire certain assets and properties that are synergistic and add value to the Company in accordance with its overall business plan. It may also seek to acquire and develop additional properties that take advantage of its expertise or its competitive position in order to enhance its financial performance. Such additional acquisitions may include, but are not limited to: (a) resort-oriented properties, such as hotels; (b) extended-stay-oriented properties, such as recreational vehicle or timeshare facilities; (c) leisure-oriented properties, such as golf courses and recreation facilities; and (d) residential development properties. The Company may also purchase or form adjunct businesses to supplement and enhance these types of properties, such as customer financing, loan servicing, mortgage brokerage, real estate brokerage, property management, merchandising, marketing and telecommunications.

PROPERTIES

    The Company will purchase the Properties in their "as is" condition from the Investors in the Programs, except that any remaining Investors' liens will be removed. Upon completion of the Acquisition, the Company, through its subsidiaries, will own four Properties which are described below.

    SACRAMENTO/DELTA GREENS PROPERTY. The Delta Greens Property consists of a 121-acre site in South Sacramento, California, located approximately one-half mile east of Interstate 5. Title is held by National Investors Land Holding Trust IV as the agent of and for the benefit of the Program's Investors. The Property is unencumbered by liens and is subject to no leases, sales contracts or options. It has a revised and approved tentative tract map from the City of Sacramento for over 500 lots for the construction of single-family homes. The area in which the

Property is located is populated primarily by lower to lower-middle income workers with combined family incomes of $25,000 to $35,000. The nearby Meadowview has a reputation as a high crime area, but an active community effort is underway to upgrade the community identity.

    OCEANSIDE PROPERTY. The Oceanside Property consisted of two tracts named "Encore," and "Symphony." Title is held by ODI as the agent of and for the benefit of Oceanside Investors. The Property is located in the east-central portion of the city of Oceanside, California, some five miles east of the downtown area. There are several homebuilding companies building competitive single-family residences in the immediate area surrounding the property.

    The Property is presently encumbered by a first lien in the amount of $27,325,000 which is held by ODI for the benefit of the Oceanside Program's Investors. That lien will be extinguished in the Acquisition so that the Company will own the Property free of encumbrances other than property taxes. The Symphony tract of the Property is for sale.

    YOSEMITE/AHWAHNEE PROPERTIES. The Yosemite/Ahwahnee Properties consist of approximately 1,650 acres divided into two parcels, one containing 660 acres and one containing 990 acres. The 660 acre parcel was intended to be developed with 218 residential estate lots, 1-3 acres in size. Of the 58 completed lots in this portion of the property, 13 have been sold. The balance of the project consists of approximately 990 acres which has been partially developed into an 18-hole golf course, a clubhouse and other amenities. In addition, this portion contains a recreational vehicle membership park developed for an eventual 600 spaces. It currently contains 54 "full hookup" sites with an additional 110 sites with full hookups under construction. "Full hookups" are spaces that have water, sewer, electrical and even cable service to the site. The Properties are located in Madera County, California, approximately 46 miles northeast of Fresno and 15 miles south of Yosemite National Park. Over the past few years, the Park has averaged an annual visitor rate of 4.1 million people with the average group size being approximately 3.3 people.

    Title to the 660 acre parcel is held by National Investors Land Holding Trust VIII for the benefit of the Investors in Yosemite/Ahwahnee II Program. Title to the 990 acre parcel is held by National Investors Land Holding Trust IX for the benefit of Investors in the Yosemite/Ahwahnee I Program. The 660 acre parcel is presently encumbered by a first trust deed held for the benefit of the Investors in the Yosemite/Ahwahnee I Program. The 990 acre parcel is presently encumbered by a first trust deed held for the benefit of the Investors in the Yosemite/Ahwahnee II Program. The aggregate principal balance due on the both parcels remains at approximately $20,000,000. The trust deeds will be extinguished as part of the Acquisition so that there will be no liens on the Properties except for taxes.

    MORI POINT PROPERTY. The Mori Point Property consists of approximately 105 acres oceanfront land located in Pacifica, California. Pacifica is a coastal suburban community of approximately 40,000 residents located about 15 miles from downtown San Francisco and 7.5 miles west of the San Francisco International Airport. The site is bounded on the north by Sharp Park Golf Course, which is a publicly-owned golf course operated by the City of San Francisco; on the south by a 120-acre parcel known as the "Quarry" which is approved for mixed-use development as part of Pacifica's Redevelopment District; and on the east by the Pacific Coast Highway. There is in excess of a quarter of a mile of oceanfront on the west. The Property is unencumbered by liens and is subject to no leases or sales contracts or options. Portions of this Property include habitat for two endangered species. Development will not be permitted unless it can be demonstrated that impact on the garter snake habitat can be ultimately mitigated. The cost to develop and implement a mitigation plan is expected to be expensive and potentially time-consuming. The Company believes that the impact can be mitigated and that approvals from the Department of Fish and Game can be obtained; however, if a satisfactory, economical, mitigation plan cannot be developed, no development could take place on the Property. This would radically reduce its value. Title to the Mori Point property is held by National Investors Land Holding Trust for the benefit of Investors in the Mori Point Program.

CONSOLIDATION OF THE PROGRAMS

    Prior to the Acquisition, the Programs operated according to their respective business plans. There have been many impediments to achieving the objectives of Investors under those business plans. Upon completion of the Acquisition, each of the Properties will be held in subsidiaries of the Company with AFC coordinating the management according to a unified business plan which is designed to maximize the value of the Company's Shares. The economies of scale which will result from the consolidation will allow AFC to introduce resources such as additional management and development opportunities that would not have been economically feasible for the Program to obtain for themselves. Further, the consolidation will also reduce the dependence of Investors in a particular Program on the geographic or economic constraints which their respective operations were subject to prior to the Acquisition. For example, Sacramento/Delta Greens Investors are entirely dependent upon the economic opportunities available from building entry-level homes in South Sacramento submarket. That dependency will be substantially reduced by the Acquisition.
As another example, the Oceanside Investors are restricted to accepting the economic opportunities available from building homes in Oceanside, California, and acquiring additional lots. The Acquisition will allow for Oceanside Investors to have geographical diversification in residential development because of the Sacramento/Delta Greens Property, as well as being diversified into the lodging and recreation industries as made available with the Yosemite/Ahwahnee and the Mori Point Properties. This diversification will reduce the Oceanside Investors dependence on homebuilding exclusively in the Oceanside market. Conversely, the Yosemite/Ahwahnee and Mori Point Investors' opportunities will be expanded and diversified as well to take advantage of those represented by the Sacramento/Delta Greens and the Oceanside Properties.

    Upon completion of the Acquisition, the Company's resources can be managed such that the operation of each of its subsidiaries contributes meaningfully to the achievement of its consolidated business objectives. Initially, the Company will be involved in two primary industries: (1) the residential development industry, and (2) the lodging and recreation industry.

THE RESIDENTIAL DEVELOPMENT INDUSTRY

    After a protracted economic downturn, the residential development industry shows signs of significant improvement in California. Until recently, inventories of lots were at relatively high levels and capital for acquisition and development of unimproved land was limited.

    The Company anticipates that the demand for unimproved land will increase substantially in the near future and that unimproved properties with entitlements, ready for physical improvements, will be in greatest demand. In order to build homes, land entitlements (necessary governmental approvals) must be obtained and maintained in effect. Entitlements include development agreements, vesting tentative maps and recorded maps. These give a developer the right to obtain building permits to begin construction upon compliance with conditions that are usually within the developer's control.

    In order to acquire land for residential development, the Company may use options and other relatively non-capital intensive structures, and will fund additional acquisitions whenever possible with non-recourse seller financing.

    The Company views land as a component of a home's cost structure, rather than for its speculative value. Due to the cyclical nature of the industry, the critical role of risk-management in land development, and the low margins that are typical in today's homebuilding market, the Company will seek to place more emphasis on the acquisition and development of residential land to entitle and sell to merchant homebuilders as opposed to a primary emphasis on the actual construction of homes. The Company intends to focus its residential development operations primarily in the infill and emerging market segments. Properties acquired by the Company through the Acquisition will be in various stages of the approval process and development.

THE LODGING AND RECREATION INDUSTRY

    This industry includes many distinct product categories, including commercial lodging-oriented products such as hotels and conference centers, recreation-oriented products such as golf courses, equestrian facilities, sports complexes, marinas, theme parks, destination resorts, recreational vehicle resorts, and vacation-oriented products such as timeshare resorts, to name a few. Initially, the Company will focus on the future development of an executive conference center and timeshare resort, and the operation of a golf course and recreational vehicle and timeshare resorts.

    THE EXECUTIVE CONFERENCE CENTER INDUSTRY

    An Executive Conference Center is distinguished from general, resort, institutional and academic conference centers by virtue of its positioning within the target market to attract corporate executive meetings. According to the International Association of Conference Centers ("IACC"), a conference center is defined as "a facility whose primary purpose is to accommodate small to medium-sized meetings." A fully dedicated conference center differs from a hotel or resort that has meeting space in that the primary purpose of a conference center is to satisfy and accommodate groups by offering a self-contained, full-service meeting environment. It is dedicated to accommodating small-to-medium sized groups, and meetings usually comprise at least 60% of a facility's overall business. Due to this dedication to meetings, conference centers tailor their facilities and services primarily to the needs of the meeting planner by providing all necessary arrangements for the complete schedule of activities from arrival to departure. The pricing structure for a conference is often a single, uniform per person rate - a package that includes lodging, meals, coffee breaks, meeting services, and equipment fees, called a Complete Meeting Package, or the Full American Plan. Meeting rooms are designed and used only for meetings and do not double as banquet rooms or exhibition space. Meal functions are held in a central dining area. The IACC defines five types of conference centers, one of which, the Executive or Dedicated Conference center, the Company feels suits the Mori Point site the best.

    At an Executive (Dedicated) Conference Center, groups are typically composed of corporations, associations, and other organizations that emphasize quality of accommodations and services over price. This type of facility was developed primarily to satisfy upper-level management meetings and education/training seminars. Facilities usually include sophisticated equipment and are staffed with professional conference coordinators. Because of its proximity to San Francisco and the Silicon Valley, the Company believes that the Mori Point Conference Center could be positioned within this category of facilities.

    According to a recent report issued by the IACC and PKF Consulting entitled "Conference Center Industry, A Statistical and Financial Profile - North American 1996," since the recession in 1991 to year-end 1995, U.S. conference centers have achieved a 27.2% increase in occupancy. This compares to an 8.3% increase in occupancy for the overall lodging industry during the same period. Except for resort conference centers, all types of conference facilities have enjoyed double digit increases in occupancy since 1991.

    Total revenue, measured on a per occupied room basis, has grown approximately 20% for resort and executive conference centers since 1991. For comparative purposes, cumulative inflation during the same period was 11.9% and the total revenue for U.S. hotels grew only 10.4%.

    The primary competitive lodging market for the proposed conference center at Mori Point is comprised of four hotels with a total of 508 rooms. The selection of the competitive supply was based on location, facilities and amenities, room rate structure, and market orientation. These hotels are all full-service hotels and conference centers which cater to group and leisure demand emanating primarily from the Bay Area, but with a secondary component of national business attracted to their coastal locations. The secondary competitive lodging market is comprised of three group-oriented airport properties with 1,865 guest rooms, rendering the total potential current competition to 2,373 rooms.

    THE RECREATIONAL VEHICLE RESORT INDUSTRY.

    Recent statistics indicate that recreational vehicle travel is on the rise and, like timeshare, is being pushed by the baby boomer demands. According to the California Travel Parks Association, there are now an estimated 25 million recreational vehicle enthusiasts in the United States. Recreational vehicle owners travel an average of 5,900 miles a year and spend 23 days on the road. The average recreational vehicle owner is 48 years old, owns his own home, has a household income just under $40,000 and is overwhelmingly pleased with the purchase. Recreational vehicle sales have increased by 44% between 1992 and 1995 and are projected to continue to increase as the "boomers" enter their prime buying years of between 45 and 54. They value the recreational vehicle as a less expensive way for the entire family to travel together. Recreational vehicle camping topped hiking, wilderness camping, biking, horseback riding, canoeing, boating and many other forms of recreation for satisfaction among participants in outdoor activities. Nine of ten recreational vehicle owners agree that recreational vehicles are a great way to travel because they offer the convenience of home away from home; a majority said that recreational vehicle parks are like a second neighborhood; and there is a real camaraderie among users. Also, weekend trips have increased 85% since 1984 and recreational vehicles are well suited for such weekend travel.

    THE TIMESHARE INDUSTRY

    THE MARKET. The leisure industry is primarily made up of two components for overnight accommodations: commercial lodging establishments and timeshare or "vacation ownership" resorts. For many vacationers, particularly those with families, a lengthy stay at a quality commercial lodging establishment can be very expensive, and the space provided to the guest relative to the cost (without renting multiple rooms) is not economical for vacationers. First introduced in Europe in the mid-1960s, ownership of vacation intervals has been one of the fastest growing segments of the hospitality industry over the past two decades.

    The Company believes that the following factors have contributed to the increased acceptance of the timeshare concept among the general public and the substantial growth of the timeshare industry over the past 15 years:

    - Increased consumer confidence resulting from consumer protection regulation of the timeshare industry;

    -    The entrance of brand name national lodging companies to the industry;

    - Increased flexibility of timeshare ownership due to the growth of exchange organizations;

    - Improvement in the quality of both the facilities themselves and the management of available timeshare resorts;

    - Increased consumer awareness of the value and benefits of timeshare ownership; and

    -    Improved availability of financing for purchasers of timeshare units.

    The timeshare industry traditionally has been highly fragmented and dominated by local and regional resort developers and operators. The Company believes that one of the most significant factors contributing to the current success of the timeshare industry is the entry into the market of some of the world's major lodging, hospitality and entertainment companies, such as Marriott, Disney, Hilton, Hyatt, Four Seasons and Inter-Continental, as well as Promus and Westin. However, none of such brand name lodging companies are presently potential competitors of the Company.

    THE CONSUMER. The Company believes that the prime market for vacation intervals is customers in the 40-55 year age range who are reaching the peak of their earning power and are rapidly gaining more leisure time.

    According to an American Resort Development Association ("ARDA") study, the three primary reasons cited by consumers for purchasing a vacation interval are
(i) the ability to exchange the vacation interval for accommodations at other resorts through exchange networks (cited by 82% of vacation interval purchasers), (ii) the money savings over traditional resort vacations (cited by 61% of purchasers) and (iii) the quality and appeal of the resort at which they purchased a vacation interval (cited by 54% of purchasers). The ARDA study also indicated that vacation interval buyers have a high rate of repeat purchases.
In addition, customer satisfaction increases with length of ownership, age, income, multiple location ownership and accessibility to vacation interval exchange networks. The Company plans to create a timeshare facility at the Yosemite/Ahwahnee Property to take advantage of expected growth in the timeshare industry as the baby-boom generation enters the 40-55 year age bracket, the age group which purchased the most vacation intervals in 1994.


    TIMESHARE EXCHANGE COMPANIES. Exchange privileges simply represents the opportunity for timeshare owners to place their timeshare interval in a pool and exchange it for a comparable timeshare elsewhere. The ability to do this is the single most important motivation for timeshare purchases, and appears especially important to educated consumers, who look forward to opportunities to learn through travel.

    Two exchange companies dominate the industry.  These are Resort
Condominiums International, which started in 1974 and controls about two-thirds of the market, and Interval International, which began in 1976 and controls most of the remaining one-third. Both systems operate similarly. They compete to sign up new resorts; once a resort is affiliated with one or the other company, anyone who purchases a timeshare at the resort is automatically signed up with the exchange. Timeshare owners must renew their membership with the exchange company every year for about $75. Exact figures are not available, bit it is estimated that about 75% of timeshare owners are affiliated with an exchange company.

    A timeshare owner wishing to make an exchange places his time in the exchange system and requests a location and time to exchange into. Exchange requests generally cost less than $100. Time placed in the exchange system does not have to be used in order for the person who places it to receive the exchange they request, it is not a one-for-one trade.


THE BUSINESS STRATEGY

    The Company's objective is to become one of North America's leading developers and operators of timeshare and recreational vehicle resort properties, utilizing its residential assets to create the necessary cash flow and capital to do so. The Company expects that it will have a competitive advantage by virtue of the location advantages of the Yosemite/Ahwahnee and Mori Point Properties. By striving to meet this objective, the Company expects that it will be capable of enhancing the value and financial performance of the businesses and assets currently held by the Investors in separate Programs through the consolidation which the Acquisition will provide.

    In order to meet its objectives, the Company intends to (i) develop the Properties for their highest and best use, thereby maximizing the value of the Company's asset base; (ii) increase the current cash flow from the Company's consolidated operations, thereby enhancing the value of the Company's businesses; (iii) maximize the profit margins of tangible and intangible for-sale products by lowering costs and promoting efficiencies through economies of scale; (iv) raise funds through a strategic combination of the sale of units to Investors and the sale of selected real estate assets acquired from the Programs to outside parties in order to finance the Company's operations and expansion; and (v) generate revenues through lateral expansion by acquiring complimentary projects and assets which are consistent with the Company's objectives and business plans (external growth).

    EXTERNAL GROWTH STRATEGY. When appropriate, and assuming market acceptance for the Company's Shares, it is intended that growth through acquisitions will be initially achieved through (i) the issuance of Shares of the Company to the seller of the asset(s) to be acquired or (ii) the utilization of options to purchase real estate assets. Preserving cash may be preferable even though such transactions may result in the dilution of the current Shareholders.

THE CONSOLIDATED BUSINESS PLAN


    It is anticipated that the Company will have approximately $300,000 of liquidity if none of the units are sold and approximately $5,000,000 if all units are sold. The Company will seek additional liquidity from the sale of one or more of the Company's assets or a combination thereof. It will then conduct the following activities in such a manner so as to maximize positive cash flow in the most expeditious way.


    THE SACRAMENTO/DELTA GREENS PROPERTY. It is the intent of the Company to develop the Property in phases. Depending on the availability of working capital from the sale of units and/or assets, the Company will seek to obtain final map approval from the City of Sacramento for 50 lots by the second quarter of 1998. The necessary infrastructure (main road and utilities) can then be built along with finished lots, model homes and the first phase of productions homes. The Company believes that the first home sales can occur within six months of obtaining the final map. It will cost nearly $3,000,000 for the infrastructure and first phase of home construction. Subject to receipt of government approvals and construction occurring on a timely basis, the project is expected to generate cash flow by the fourth quarter of 1998, and to become profitable by the second quarter of 1999. Depending on the amount, the Company may provide these funds internally should no outside financing sources be available. Once the first phase of homes has been built and are selling, the Company will begin processing the final map for the next parcel of 50 lots and will begin an aggressive program to sell this and other parcels to merchant builders so as to accelerate the cash flow and profitability to the Company and its Shareholders.

    THE OCEANSIDE PROPERTY. The Company has completed the construction and recent sale of the Encore tract. The Company will also continue to pursue the buildout of the Symphony tract and aggressively seek a potential buyer as soon as possible after the Acquisition is completed.

    THE YOSEMITE/AHWAHNEE PROPERTIES. Yosemite National Park is located within a six hour drive of over 30 million people. The Company plans to aggressively focus on the following areas of operations and development for these properties:
(1) recreational vehicle facility, (2) timeshare development, and (3) the golf course facility.

    Recreational vehicle development presents additional cash flow and profit opportunities. In addition to the existing 54 recreational vehicle sites, the Company intends to complete the construction of 110 more. Revenue from membership sales and dues is expected to continue to increase in 1998 based on investing an additional amount of about $350,000 in the construction of the new recreational vehicle sites. Additional revenues can be generated from the financing of the installment purchases of memberships, since most memberships are purchased on an installment basis over a two to seven year time frame.

    There are virtually no competitive recreational vehicle resorts in the immediate area of the Property. The recreational vehicle park is a member of Coast to Coast Resorts, AOR and Western Horizons. These affiliations are important marketing tools. They allow members reciprocal use of many other recreational vehicle camp resorts located regionally and across the country. Bass Lake Resort, the nearest competitor, consists of 175 sites and is located about 12 miles from the Property's site. It has about 1,900 members and has been operational since 1984. On the other hand, the Yosemite/Ahwahnee recreational vehicle park has been fully operational since August 1996 with 54 sites and has over 280 members to date. The Company intends to aggressively expand this membership base. The Bass Lake recreational vehicle resort is of significantly lesser quality than the Yosemite/Ahwahnee recreational vehicle park. It is older with deferred maintenance, has no golf course and lacks space for any additional amenities or expansion.

    The timeshare industry continues its significant growth pace, particularly for developments that are well located near natural amenities, like the Yosemite/Ahwahnee Property. A prominent timeshare industry consultant has evaluated the project and has recommended a 170-unit timeshare development on the Property. The Company will begin the processing of permits and licenses with the appropriate agencies as soon as possible. Final approval is expected to take about nine months before construction can begin. An initial investment of approximately $3,000,000 will be required to begin timeshare construction and an aggressive marketing program.

    In terms of timeshare competition, the Property has none. As of October 1996, there were 15 timeshare projects in California with active marketing and sales programs. They include six from the Desert-Palm Springs and Big Bear Mountain ski areas, four from the Lake Tahoe area and the remaining five in other scattered locations. There is one relatively small project of 13 units near Bass Lake, run by Worldmark, a timeshare operator located in Seattle. That project is of no competitive consequence because of its size and lack of comparable amenities. There is no present or planned direct competition in the immediate vicinity from any of the major companies involved in the timeshare industry such as Marriott, Hyatt, Four Seasons, Disney or Hilton.

    Since 1995, a significant amount of capital has been used for improvements to the golf course. The golf course is considered to be a primary amenity to attract future timeshare sales. Annual revenues have increased over 200% since 1995 and rounds played have more than doubled. Additional revenues are a natural bi-product from the golf course for the ancillary products like food, liquor and clothing.

    There are also no comparable golf courses in the area. A nine-hole course exists approximately five miles from the Property. It offers a recreational facility primarily for local players but has no resort-type amenities or room for expansion. In addition, there is another nine-hole course just inside Yosemite Park near the Wawona Hotel. It is designed and used primarily for tourist day stop and family-type entertainment. For persons seeking a golf-related vacation or the challenges of a regulation course, neither nine-hole course would be viewed as competitive.

    THE MORI POINT PROPERTY. The Company will continue with the proposed development plan for a hotel/conference center on the Property. Because of its proximity to San Francisco and the Silicon Valley, the Company considers that the Mori Point Property could be positioned competitively within the executive conference center category of facilities. Furthermore, it presents itself as an outstanding timeshare location. Detailed plans for the development of the Property do not exist at this time. Therefore, an accurate cost to develop the facility, as well as a timetable, is not possible. A study of the endangered species' habitat and any potential mitigation measures is being conducted as are other environmentally-related issues like traffic impacts. It is anticipated that over $500,000 will be needed by the Company to complete the permitting process and deal with any other environmental concerns. Within 12-18 months from completion of the Acquisition, the Company will determine whether it can obtain governmental approvals to complete the development of the Property. During that period, it will consider whether it will be necessary to sell the Property or enter into a joint venture agreement.

    The following table provides a summary of the current primary and second competition of the proposed executive conference center for Mori Point.

     Property                               Number Of Rooms     Amenities
     ---------                              ---------------     ---------
     Primary Competition
       Seascape Resort - Aptos                   164            A, B, C, D

       Chaminade Conference Center - Santa Cruz      152           A, C
       Lighthouse Inn - Pacifica                     95           A, B, C
       Half Moon Bay Lodge                           81
    Secondary Competition
       Hyatt Regency                                  791        A, B, C, D
       Marriott                                      684        A, B, C, D
       Westin                                        330        A, B, C, D

    TOTAL                                           2,373
    -------
    A  - Restaurant
    B  - Meeting Rooms
    C  - Swimming Pool
    D  - Exercise Room

INSURANCE

    Management of the Company believes that each of the Properties is adequately insured for title, property and casualty matters.

EMPLOYEES

    It is anticipated that the Company's initial employees will consist of approximately 15 individuals located at the home office in Newport Beach, California, who will handle the responsibilities of management, accounting and administration of the subsidiaries through AFC. There will initially be approximately 35 additional full- and part-time employees at the Yosemite/Ahwahnee Property who will handle the operation and maintenance of the project and carry forward with the development and entitlement activities. Marketing and consulting services for the recreational vehicle membership sales and resort operations are contracted through Western Horizons, a Colorado-based recreational vehicle park management and marketing company. None of the employees will be subject to collective bargaining agreements.

LEGAL PROCEEDINGS

    Neither the Company nor the Properties is the subject of any material, legal proceeding.

                     POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

    The following is a discussion of certain investment, financing, conflicts of interest and other policies of the Company. These policies have been determined by the Company's Board of Directors and generally may be amended or revised from time to time by the Board of Directors without a vote of the shareholders.

INVESTMENT POLICIES

    INVESTMENTS IN REAL ESTATE. Initially, the Company will invest in the Properties it receives in the Acquisition. This is a portfolio of properties in various stages of development. As the business plans for the various Properties described herein are either completed or matured, the Company will seek to acquire and develop or manage, as appropriate, properties which are compatible with its existing properties. Such properties may include resort properties (in the development phase or completed), residential properties (in the development phase), or such other types of properties as the Board of Directors may from time to time in its sole discretion deem to be appropriate investments for the Company. The Company expects that most of its initial investments will be located in the State of California, although there is no requirement that such be the case.

    The Company has no policy with regard to whether it will acquire assets primarily for possible capital gain or primarily for income. It will acquire the Properties in the Acquisition and properties in the future in the manner deemed by the Board of Directors to be in the best interests of the Company and its shareholders in making profits. The Company has no specific policy as to the percentage of assets which will be concentrated in any specific property; however, the Board of Directors will use its best efforts to diversify the Company's investment portfolio as much as possible.

    INVESTMENTS IN REAL ESTATE MORTGAGES. While the Company will emphasize equity real estate investments, it may, in its discretion, invest in mortgages and other interests related to real estate. The Company does not presently intend to invest in mortgages, but may do so. The mortgages which the Company may purchase may be first mortgages or junior mortgages and may or may not be insured by a governmental agency.

    SECURITIES OF OR INTERESTS IN PERSONS PRIMARILY ENGAGED IN REAL ESTATE ACTIVITIES. The Company may also invest in securities of entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities. However, the Company has no present plans to make any such investment in securities. In any event, the Company does not intend that its investments in securities will require it to register as an "investment company" under the Investment Company Act of 1940, and the Company would divest itself of such securities before any such registration would be required.

    JOINT VENTURES. The Company may enter into joint ventures or partnerships or other participations with real estate developers, builders, owners and others for the purpose of obtaining or retaining equity interests in a particular property.

    OFFERING SECURITIES IN EXCHANGE FOR PROPERTY. The Company may offer its securities in exchange for a property in which it wishes to invest.

    REPURCHASING ITS OWN SHARES. The Company may purchase or repurchase Shares from any person for such consideration as the Board of Directors may determine in its reasonable discretion, whether more or less than the original issuance price of such Share or the then trading price of such Share.

    ISSUANCE OF ADDITIONAL SECURITIES. The Board of Directors may, in its discretion, issue additional equity securities from time to time to increase its available capital. Such issuance will result in a dilution of the interests of the then-existing Shareholders.

FINANCING POLICIES

    ISSUANCE OF SENIOR SECURITIES. The Company may, at any time, issue securities senior to the Shares, upon such terms and conditions as may be determined by the Board of Directors.

    BORROWING POLICY. The Company may, at any time, borrow, on a secured or unsecured basis, funds to finance its business and, in connection therewith, execute, issue and deliver promissory notes, commercial paper, notes, debentures, bonds and other debt obligations which may be convertible into shares or other equity interests or be issued together with warrants to acquire shares or other equity interests. The Charter Documents impose no limit upon the Company's debt.

    LENDING POLICIES. The Company may, at any time, make mortgage loans secured by properties of the type in which the Company may invest, subject to restrictions on related party transactions contained in the Delaware General Corporation Law.

MISCELLANEOUS POLICIES

    REPORTS TO SHAREHOLDERS. The Company will be subject to the reporting requirements of the Exchange Act and will file annual and quarterly reports. The Company currently intends to provide annual and quarterly reports to its Shareholders.

    COMPANY CONTROL. The Board of Directors has exclusive control over the Company's business and affairs subject only to restrictions in the Charter Documents and the Delaware General Corporation Law. Shareholders have the right to elect members of the Board of Directors. The Directors are accountable to the Company as fiduciaries and are required to exercise good faith and integrity in conducting the Company's affairs.

WORKING CAPITAL RESERVES

    The Company will attempt to maintain working capital reserves (and when not sufficient, access to borrowing) in amounts that the Board of Directors determines to be adequate to meet the normal contingencies in connection with the operation of the Company's business and investments.

                                   USE OF PROCEEDS

    If all units are sold through the efforts of broker-dealers, the Company will receive $4,650,000 before estimated offering expenses of $200,000. The net proceeds from the sale of the units offered hereby will be used by the Company to pay delinquent property taxes, Acquisition Expenses, to fund its business plan and for working capital purposes.

                                    CAPITALIZATION

    The following table sets forth the capitalization of the Company as of June 30, 1997 after giving effect to the completion of the Acquisition and the Acquisition and the Offering.


                                                        June 30, 1997
                                              ------------------------------
                                                                 Pro Forma
                                                 Pro Forma      Acquisition
                                                Acquisition  and the Offering
                                              -------------  -----------------


DEBT:
    Capital lease obligations . . . . . . .   $   387,512     $    387,512
                                              ------------     ------------
       Total debt . . . . . . . . . . . . .       387,512          387,512

STOCKHOLDERS' EQUITY:
    Common Stock(1) . . . . . . . . . . . .         1,968            2,468
    Additional paid-in capital(1) . . . . .    21,050,103       25,499,603(2)
    Accumulated deficit(3). . . . . . . . .      (645,000)        (367,000)
    Stockholders' notes receivable. . . . .        (3,903)          (3,903)
                                              ------------     ------------
       Total stockholders' equity . . . . .    20,403,168       25,131,168
                                              ------------     ------------
    Total capitalization. . . . . . . . . .   $20,790,680     $ 25,518,680
                                              ------------     ------------
                                              ------------     ------------


-----------------
(1) Gives pro forma effect to the utilization of carryover basis in conjunction with the Acquisitions, the conversion of investor interests into common stock ownership in the Company and the initial capitalization of the Company.
(2) Gives pro forma effect to the sale of 500,000 units at $10 per unit, after commissions and estimated expenses totalling $550,000.
(3) Gives pro forma effect to the reduction to stockholders' equity of costs allocated to the Acquisition upon completion of the Acquisition or the Acquisition and the Offering.

                                       DILUTION

    Assuming completion of the Acquisition, the following table sets forth on a pro forma basis as of June 30, 1997, with respect to the founders and consultants, existing Program Investors and the Investors purchasing units in the Offering, a comparison of the number and percentage of Shares purchased and cash or other consideration paid and the average price per share. The calculations are based on the Offering price of $10 per unit, before deduction of underwriting discounts and commissions and estimated offering expenses payable by the Company. Further, it assumes no separate value is assigned to the warrants which are part of the units.




                                                                Acquisition
                                ------------------------------------------------------------------------------

                                     Shares Purchased                   Total Consideration           Average
                                -------------------------           ----------------------------    Price per
                                 Number          Percent            Number               Percent       Share
                                ---------        --------           -------              -------    ----------
Founders and Consultants          390,303           20%              $ 950,014(1)            5%     $    2.43
Program Investors               1,577,285           80                 20,102,057           95          12.74
                               ----------          ----               -----------          ----       --------
         Total                  1,967,588          100%              $ 21,052,071          100%      $  10.70
                               ----------          ----               -----------          ----       --------
                               ----------          ----               -----------          ----       --------

                                                             Acquisition and Offering
                                ------------------------------------------------------------------------------

                                     Shares Purchased                   Total Consideration           Average
                                -------------------------           ----------------------------    Price per
                                 Number          Percent            Number               Percent       Share
                               ---------         --------           -------              -------    ----------
Founders and Consultants          390,303           16%             $  950,014(1)            4%       $  2.43
Program Investors               1,577,285           64                 20,102,057           77          12.74
Offering Investors                500,000           20                  5,000,000           19          10.00
                               ----------          ----               -----------          ----       --------
         Total                  2,467,588          100%             $  26,052,071          100%      $  10.56
                               ----------          ----               -----------          ----       --------
                               ----------          ----               -----------          ----       --------


------------------

(1) Amount consists of $3,903 of cash and $946,111 of fees to be forgiven by National and its principals upon the successful completion of the Acquisition.


                            SELECTED FINANCIAL INFORMATION

    The following selected financial information should be read in conjunction with the discussion set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations," and all of the financial statements included elsewhere in this Prospectus. The pro forma financial information is not necessarily indicative of what the actual financial position and results of operations of the Company would have been as and for the periods indicated, nor does it purport to represent the future financial position and results of operations for future periods.



                                                 Company Pro Forma
                                        -------------------------------------------------------------------------------------

                                       Six Months Ended                                   Year Ended
                                         June 30, 1997                                    December 31, 1996
                                       ----------------                                   -------------------------------------
                                       The Acquisition                                     The Acquisition
                                       and the Offering                The Acquisition     and the Offering      The Acquisition
                                       ----------------                ---------------     ----------------      ---------------
Revenues                                  $  4,084,437                  $  4,084,437       $  6,675,718           $  6,675,718
Cost of sales                                3,069,580                     3,069,580          5,327,856              5,327,856
                                          ------------                  --------------     -------------          ------------
Gross profit                                 1,014,857                     1,014,857          1,347,862              1,347,862
Expenses:
  Selling, general and
   administrative                            2,280,561                     2,280,561          4,017,227              4,017,227
  Land write-down                              590,172                       590,172            845,000                845,000
  Management fees                                    0                             0                  0                      0
  Acquisition expenses                         367,000                       567,000            575,000                775,000
                                          ------------                  --------------     -------------          ------------
Total expenses                               3,237,733                     3,437,733          5,437,227              5,637,227
Net interest income                             29,525                        29,525             63,518                 63,518
                                          ------------                  --------------     -------------          ------------
Net loss                                    (2,193,351)                   (2,393,351)        (4,025,847)            (4,225,847)
                                          ------------                  --------------     -------------          ------------
Net loss per share                               (0.89)                        (1.22)             (1.63)                 (2.15)
                                          ------------                  --------------     -------------          ------------
Average number of
  shares outstanding                       2,467,588                     1,967,588          2,467,588              1,967,588
                                          ------------                  --------------     -------------          ------------

Balance Sheet Data:
  Cash and cash
   equivalents                               5,768,366                     1,240,366                N/A                    N/A
  Total real estate                         19,023,727                    19,023,727                N/A                    N/A
  Total assets                              28,758,932                    24,230,932                N/A                    N/A
  Total debt                                   387,512                       387,512                N/A                    N/A
  Total liabilities                          3,627,764                     3,827,764                N/A                    N/A
   Stockholders'/
    owners' equity                          25,131,168                    20,403,168                N/A                    N/A

Other Data:
  Cash provided  by



                                                            The Acquisition Historical
                                          -------------------------------------------------------------
                                              Six Months
                                                Ended                    Years Ended
                                                June 30                  December 31
                                          ----------------           ----------------------------------

                                                  1997                     1996               1995
                                           ---------------           ---------------     --------------
Revenues                                   $    4,084,437              $   6,675,718      $   6,333,143
Cost of sales                                   3,069,580                  5,327,856          5,346,735
                                           --------------             --------------      -------------
Gross profit                                    1,014,857                  1,347,862            986,408
Expenses:
  Selling, general and
   administrative                               2,105,561                  3,667,227          2,033,496
  Land write-down                                 590,172                    845,000                  -
  Management fees                                 325,000                    650,000            650,000
  Acquisition expenses                                  -                          -                  -
                                           --------------             --------------      -------------
Total expenses                             $    3,020,733              $   5,162,227      $   2,683,496
Net interest income                                29,525                     63,518            135,875
                                           --------------             --------------      -------------
Net loss                                   $   (1,976,351)             $  (3,750,847)     $  (1,561,213)
                                           --------------             --------------      -------------
                                           --------------             --------------      -------------

Net loss per share                                    N/A                        N/A                N/A

Average number of
   shares outstanding                                 N/A                        N/A                N/A

Balance Sheet Data:
  Cash and cash
   equivalents                                  1,240,366                    863,373                N/A
  Total real estate                            19,023,727                 19,283,472                N/A
  Total assets                                 24,308,932                 25,535,082                N/A
  Total debt                                      387,512                    424,767                N/A
  Total liabilities                             4,206,875                  3,952,822                N/A
   Stockholders'/
    owners' equity                             20,102,057                 21,582,260                N/A
Other Data:
  Cash provided by



    operating activities                           N/A                           N/A                N/A                    N/A

Cash used in
 investing activities                              N/A                           N/A                N/A                    N/A

Cash provided by
 financing activities                              N/A                           N/A                N/A                    N/A



      operating activities                      12,377                         (616,257)        652,473

Cash used in
 investing activities                          (94,276)                        (186,211)       (436,545)

Cash provided by
 financing activities                          458,893                          642,815         115,311



                                                             The Acquisition Historical
                                           ---------------------------------------------------------------
                                            Six Months
                                            Ended                 Years Ended
                                              June 30                           December 31
                                            -----------           ----------------------------------------
                                                1997                    1996                     1995
                                            -----------           -----------------         --------------

Investment Program
Data

Oceanside
----------
Cash and cash
 equivalents                               $   985,670                   $   660,207        $        N/A

Real estate                                  3,219,920                     3,219,920                 N/A
Total assets                                 6,818,707                     7,938,216                 N/A
Total debt                                           -                         3,910                 N/A
Total liabilities                            1,197,804                     1,207,402                 N/A
total owners' equity                         5,620,903                     6,730,814                 N/A
Revenues                                     3,240,050                     5,490,180           5,920,600
Gross margin                                   368,036                       515,020             624,859
Net Loss                                       659,911                       548,675             367,219

Ahwahnee
---------

Cash and cash
 equivalents                               $   173,997                   $   101,551         $       N/A

Real estate                                  9,703,807                     9,734,050                 N/A
Total assets                                11,300,190                    11,165,251                 N/A
Total debt                                     387,512                       420,857                 N/A
Total liabilities                            2,010,140                     1,678,840                 N/A
Total owners' equity                         9,290,050                     9,486,411                 N/A
Revenues                                       844,387                     1,185,538             412,543
Gross margin                                   646,821                       832,842             361,549
Net Loss                                       870,008                     1,950,363             915,537



                                                   The Acquisition Historical
                                             -------------------------------------------------------------
                                              Six Months
                                                Ended             Years Ended
                                                  June 30                       December 31
                                             ------------         ----------------------------------------
                                                 1997                   1996                    1995
                                            ----------            -----------------         --------------

Investment Program
Data

Mori Point
-----------
Cash and cash
  equivalents                              $    58,428                   $    39,032            $    N/A
Real estate                                  4,100,000                     4,100,000                 N/A
Total assets                                 4,164,950                     4,139,032                 N/A
Total debt                                           -                             -                 N/A
Total liabilities                              759,908                       807,514                 N/A
Total owners' equity                         3,405,242                     3,331,518                 N/A
Revenues                                             -                             -                   -
Gross margin                                         -                             -                   -
Net Loss                                       122,852                       189,125             146,867

Sacramento/Delta
Greens
----------------
Cash and cash
 equivalents                              $     22,272                   $    62,583          $      N/A
Real estate                                  2,000,000                     2,230,000                 N/A
Total assets                                 2,025,085                     2,292,583                 N/A
Total debt                                           -                             -                 N/A
Total liabilities                              239,023                       259,066                 N/A
Total owners' equity                         1,786,062                     2,033,517                 N/A
Revenues                                             -                             -                   -
Gross margin                                         -                             -                   -
Net Loss                                       323,580                     1,062,684             131,590


                         MANAGEMENT'S DISCUSSION AND ANALYSIS
                   OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

    The following discussion should be read in conjunction with the "Selected Financial Information" as well as the financial statements listed in the index on page F-1. If approved by the Investors in the five former "Trudy Pat" programs, the programs discussed below will be acquired by the Company. Except for historical information contained herein, the matters discussed in this report contain forward-looking statements that involve risks and uncertainties that could cause results to differ materially.

RESULTS OF OPERATIONS - THE OCEANSIDE PROGRAM

COMPARISON OF SIX MONTHS ENDED JUNE 30, 1997 TO 1996

    For the six months ended June 30, 1997 the net loss amounted to $659,911 compared to $269,996 for the six months ended June 30, 1996. The increase in the net loss is primarily due to the following factors: an increase in revenue of $168,570, an increase in cost of sales of $55,231, an increase in selling, general and administrative expenses of $135,827 and a writedown in the real estate inventory of $360,172 during 1997.

    The increase in revenues is principally due to the increase in the average selling price per home of $10,000, while the number of homes sold during each period remained the same.

    The increase in cost of sales of approximately $55,231 (2%) was principally due to the significant increase in incentives provided to the buyers in conjunction with the sales of homes during the six months ended June 30, 1997 as compared to 1996.

    Selling, general and administrative expenses increased by $135,827 (33%) due to an increase in professional fees related to the proposed acquisition of the investment program by the Company.

    Based on feedback and offers received from potential buyers in the marketplace, the Program wrotedown its real estate inventory to its estimated fair value as of June 30, 1997 of $1,000,000, resulting in a $360,172 charge against income during the six months ended June 30, 1997.

COMPARISON OF YEAR ENDED DECEMBER 31, 1996 TO 1995

    For the year ended December 31,1996, the net loss amounted to $548,675 compared to a net loss of $367,219 for the year ended December 31,1995. The change of results are primarily from the following factors: a decrease in revenue of $430,420, which has been offset by a decrease in cost of sales of $320,581, an increase in selling, general and administrative expenses of $46,126 and a decrease in interest income of $25,491.

    Revenues decreased in 1996 by $430,420 or 7% as compared to 1995. This decrease was caused by two less homes being sold in 1996 as compared to 1995, as well as a decrease in the average selling price of approximately $2,000 per house. These figures are indicative of the soft single family housing market throughout Southern California during 1995 and 1996.

    Cost of sales decreased in 1996 by $320,581 or 6% as compared to 1995 primarily due to the decrease in the number of houses sold discussed above.

     Selling, general and administrative expenses increased $46,126 or 6% as compared to 1995. The increase is principally due to an increase in rent expense paid for leases of model homes within the development.

     The decrease in interest income of $25,491 or 24% was due to a decrease in the average invested cash balance during 1996 as compared to 1995.

RESULTS OF OPERATIONS - THE YOSEMITE/AHWAHNEE PROGRAMS

COMPARISON OF SIX MONTHS ENDED JUNE 30, 1997 TO 1996

    For the six months ended June 30, 1997, the net loss amounted to $870,008, compared to a net loss of $812,670 for the six months ended June 30, 1996. The change of results is primarily from the following factors: an increase in revenues $600,679, an increase in cost of sales of $131,465 and an increase in selling, general and administrative expenses of $524,072.

    The increase in revenues of $600,679 (246%) was primarily due to the operation of the golf course for the entire period of 1997, while it was closed for refurbishing for a portion of the six months ended June 30, 1996, as well as $427,489 of recreational vehicle memberships. The increase in cost of sales of $131,465 (199%) was principally due to the increase in membership sales activity.

    The increase in selling, general and administrative expenses of $524,072 (59%) is a result of the increased operations of the golf course and the increased recreational vehicle membership sales effort during 1997 as compared to the same period in 1996.

COMPARISON OF YEAR ENDED DECEMBER 31, 1996 TO 1995

    Due to the minimal operations of the resort during the first nine months of 1995, the property experienced significant increases in revenues and expenses which are discussed in the following paragraphs.

    For the year ended December 31, 1996, the property experienced a net loss of $1,950,363 compared to a net loss of $915,537 for the year ended December 31, 1995. The change of results is due to the following factors: an increase in revenue of $772,995, an increase in cost of sales of

$301,702, an increase in selling, general and administrative expenses of $1,467,998 and an increase in interest expense of $38,121.

    Revenues increased in 1996 by $772,995 or 187%. This increase was primarily attributable to the sale of $513,799 of recreational vehicle memberships, the increased fees received from the operation of the golf course during 1996 and the sale of two of the property's developed lots for $99,961 during 1996. The increase in cost of sales of $301,702 (592%) was principally due to the increase in, and the change in makeup of, revenues.

    Selling, general and administrative expenses increased $1,467,998 (134%) during 1996 as compared to 1995. The increase was primarily attributable to increases in salaries and wages of $506,693, consulting fees of $272,557, advertising and promotion of $178,489, repairs and maintenance of $139,110 and depreciation and amortization of $77,535.

    The property had interest expense of $18,962 during 1996, while having interest income of $19,159 during 1995. This change was due to the incurrence of capital lease obligations during 1996, the interest expense from which more than offset any interest income from bank accounts and notes receivable.

RESULTS OF OPERATIONS - THE MORI POINT PROGRAM

COMPARISON OF SIX MONTHS ENDED JUNE 30, 1997 TO 1996

    No sales activity occurred during the period on this property location. There were however, operating expenses and management fees incurred in order to maintain these properties. Operating expenses increased from $28,511 for the six months ended June 30,1996 to $73,340 at June 30, 1997, an increase of $44,829. The operating expenses primarily consist of property taxes and costs associated with the contemplated acquisition of this program by the Company. Property tax expense increased by $26,405 due to an increase in the assessed property value, while the program expended approximately $20,000 associated with the acquisition of the program. Management fees were consistent for both periods at $50,000 per period. These fees were for the management and administration of the property.

COMPARISON OF YEAR ENDED DECEMBER 31, 1996 TO 1995

    No sales activity occurred during the period on this property location. There were however, operating expenses and management fees incurred in order to maintain these properties. Operating expenses increased from $46,867 at December 31,1995 to $90,348 at December 31, 1996, an increase of $43,481. The operating expenses primarily consist of property taxes and legal expenses. During 1996, property taxes increased by $27,092 due to an increase in the property value. Legal expenses increased by $10,525. These legal expenses mainly relate to a proposed development on this property which never materialized. Management fees were consistent for both year ends at $100,000 per year. These fees were for the management and administration of the property.

RESULTS OF OPERATIONS - THE SACRAMENTO/DELTA GREENS PROGRAM

COMPARISON OF SIX MONTHS ENDED JUNE 30, 1997 TO 1996

    No development activity occurred during the periods on this property.
There were however, operating expenses and management fees incurred in order to maintain these properties. Operating expenses increased from $40,365 for the six months ended June 30,1996 to $69,059 at June 30, 1997, an increase of $28,694. The increased operating expenses is primarily due to the employment of consultants during 1997 to perform studies related to the proposed development of the property. Management fees were consistent for both periods at $25,000 per period.

    Due to a decrease in the median prices of homes in the communities surrounding Delta Greens during 1996 and a decrease in the number homes zoned for this property during 1997, impairment losses of $422,500 and $230,000 were recorded on the property's financial statements during the periods presented.

COMPARISON OF YEAR ENDED DECEMBER 31, 1996 TO 1995

    No development activity occurred during the periods on this property.
There were however, operating expenses and management fees incurred in order to maintain these properties. Operating expenses increased from $93,523 at December 31,1995 to $169,649 at December 31, 1996, an increase of $76,126. The operating expenses primarily consist of property taxes, planning and engineering expenses, and consulting fees. During 1996, planning and engineering expenses increased by $48,219 due to engineer studies and surveys performed on the property. Consulting fees increased by $44,875. These consulting expenses relate to the proposed development of this property. Management fees were consistent for both year ends at $50,000 per year. These fees were for the management and administration of the property.

    Due to a decrease in the median prices of homes in the communities surrounding Delta Greens during 1996, an impairment loss of $845,000 was recorded on the property's 1996 financial statements.


LIQUIDITY AND CAPITAL RESOURCES

    Upon completion of the Acquisitions on a pro forma basis as of June 30, 1997, the Company will have approximately $1,240,000 of unrestricted cash available to operate the Company and develop its owned real estate. The Company is also attempting to raise additional funds by offering units for sale in conjunction with the Acquisitions, which if fully subscribed would result in net proceeds of approximately $4,450,000, after allocated Acquisition Expenses of $200,000.

    In addition to the methods discussed above, the Company anticipates creating additional liquidity through the following methods on an as needed basis:

    (a) Obtain additional mortgage debt against the properties: At June 30, 1997, the Company had no debt and approximately $920,000 of delinquent property taxes levered against its real estate. Based on its lack of significant leverage, the Company believes that significant liquidity can be generated through additional borrowings, if necessary

    (b) Obtain additional funding by selling off additional properties: The Company believes some of the properties, or portions thereof, can be sold to generate sufficient liquidity to develop the remaining properties

    (c)  Reduce development capital needs through joint venture arrangements:
The Company believes that it will be able enter into joint venture arrangements to develop and operate one or more of its current properties.

    (d) Conserve development capital by slowing down the currently planned development process: If the Company is unable to raise sufficient development funds utilizing the methods discussed above, the pace of property development can be slowed until necessary internal or external funding is generated.

    Listed below is a summary, by project, of the estimated time period to develop each project as well as the projected external financing needed to complete development:

YOSEMITE/AHWAHNEE

    The Company would develop and construct 170 vacation homes on currently entitled lots which would be sold as time share intervals. The Company expects that it will require an initial amount of approximately $3,000,000 of funding for this development phase which would last for approximately 6 years. In addition, the Company plans to continue to develop the recreational vehicle park, which should be self-funding from sales of currently available recreational vehicle memberships. Although the Company currently does not have the proper entitlements to develop the remaining raw land within the resort, the Company does anticipate eventually developing this land subsequent to the completion of the other projects occurring within the resort which have been described above.

OCEANSIDE

    The Company could start developing the Symphony project residential homes. The Symphony project consists of 111 lots upon which the Company projects building single family homes principally containing 3 to 4 bedrooms. The Company anticipates that funds which have been generated from the Encore tract, along with approximately $700,000 of equity funding and an estimated maximum of $3,500,000 of construction financing, will be sufficient to develop Symphony, which should be completed within approximately two years from the date of commencement.

MORI POINT

    The Company anticipates developing a state of the art business conference center located near San Francisco, California. The Company anticipates that approximately $500,000 and 1.5 years is needed to complete the entitlement and mapping process. If construction commences upon completion of the entitlement/mapping process, the Company anticipates that the business conference center would be operational by 2001. The business conference center will consist of multiple meeting rooms, restaurant, indoor and outdoor facilities, which is expected to require approximately $40,000,000 of external funding. Due to the significant development funding required for this project, the Company anticipates that it will seek a joint venture development partner to reduce the funding required of the Company.

SACRAMENTO/DELTA GREENS

    The property is zoned for a single-family housing project, consisting of over 500 homesites, in Sacramento, California. The total expected funding needs for this project are approximately $3,000,000, with completion of the project currently estimated for approximately 10 years after commencement.

LIQUIDITY SUMMARY

    The Company expects to meet its short- and long-term liquidity requirements through the methods described above in addition to cash generated from the operations of the resort properties once these properties are operational. The Company believes that the liquidity sources described above will be adequate to satisfy the cash requirements of the Company for the 12 months following the completion of the Acquisition.

HISTORICAL CASH FLOWS

THE OCEANSIDE PROGRAM

    Cash flows from operations decreased from net inflows of $1,277,135 for the year ended December 31, 1995 to net inflows of $1,002,238 for the year ended December 31, 1996. The decrease is principally due to the increase in the net
loss of the property from $367,219 during 1995 to $548,675 during 1996.   Cash
flows from operations increased from inflows of $765,061 for the six months ended June 30, 1996 to inflows of $784,227 for the six months ended June 30, 1997. The significant cash inflows were due to the large number of houses sold during the six months ended June 30, 1996 and 1997.

    Cash flows used in investing activities decreased, going from $323,914 in 1995 to $114,062 in 1996, due to the slowdown in development of the Symphony site. Cash flows used in investing activities decreased from the six months ended June 30, 1996 to the six months ended June 30, 1997 also due to changes in the level of development expenditures made on the Symphony site.

    Cash flows from financing activities were net outflows of $900,000 and $896,090 for the years ended December 31, 1995 and 1996, which were principally composed of capital distributions. For the six months ended June 30, 1996, cash outflows for financing activities of $450,000 occurred while cash outflows for the six months ended June 30, 1997 of $453,910 occurred. These outflows are also composed principally of distributions paid to Program investors.

THE YOSEMITE/AHWAHNEE PROGRAM

    Cash used in operations increased from net outflows of $546,788 for the year ended December 31, 1995 to net outflows of $1,247,623 for the year ended December 31, 1996. The decrease is principally due to the increase in the net
loss of the property from $915,537 during 1995 to $1,950,363 during 1996.   Cash
flows from operations improved from the six months ended June 30, 1996 to 1997, decreasing from outflows of $512,083 to outflows of $478,434. The decrease is principally due to significant increases in accounts payable and accrued expenses in 1997 versus smaller increases in these balances during the six months ended June 30, 1996.

    Cash flows used in investing activities resulted principally from purchasing equipment for the golf course and minor additions to the property as a whole. Net cash used in investing activities was $112,631, $72,149, $20,084 and $89,422 for the years ended December 31, 1995 and 1996 and for the six months ended June 30, 1996 and 1997.

    Cash flows from financing activities were net inflows of $1,003,278, $1,074,023, $245,665 and $640,302 for the years ended December 31, 1995 and 1996 and the six months ended June 30, 1996 and 1997. The level of owner contributions into the property was the principal component driving the above fluctuations in cash flows from financing activities.

THE MORI POINT PROGRAM

    Cash flows from operations changed from $0 for the year ended December 31, 1995 to outflows of $163,278 for the year ended December 31, 1996. The change is principally due to payments being made on accrued liabilities. Cash flows used in operations increased from outflows of $130,414 for the six months ended June 30, 1996 to $176,980 for the six months ended June 30, 1997. The increase is principally due to a decrease in accrued liabilities in 1997.

    Cash flows from financing activities for the year ended December 31, 1996 consisted of $202,310 made up of contributions from investors. For the six months ended June 30, 1996 and 1997, cash inflows from financing activities were $163,463 and $196,376. Inflows consisted of additional contributions from existing program investors.

THE SACRAMENTO/DELTA GREENS PROGRAM

    Cash outflows from operations were $77,874, $207,594, $120,912 and $116,436 for the years ended December 31, 1995 and 1996 and for the six months ended June 30, 1996 and 1997. The variations are principally due to the timing of payments of accounts payable and accrued liabilities.

    Cash flows from financing activities for the years ended December 31 1996 and 1995 and the six months ended June 30, 1996 and 1997 consisted of contributions from investors of $12,033, $262,572, $245,816 and $76,125.

NEW ACCOUNTING PRONOUNCEMENTS

    Statements of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" (SFAS No. 125) issued by the Financial Accounting Standards Board ("FASB") is effective for transfers and servicing of financial assets and extinguishment of liabilities occurring after December 31, 1996, and is to be applied prospectively. Earlier or retroactive application is not permitted. The new standard provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities. Because the Company is not currently engaging in any transactions within the scope of this pronouncement, the Company does not expect adoption of SFAS No. 125 to have a material effect on its financial position or result of operations.

    Statements of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS No. 128) issued by the FASB is effective for financial statements for both interim and annual periods ending after December 15, 1997. Earlier application is not permitted. SFAS 128 requires dual presentation of basic and diluted earnings per share ("EPS") on the face of the income statement. It also requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. This statement also requires restatement of all prior period EPS data presented. The Company does not expect adoption of SFAS No. 128 to have a material effect on its results of operations.

    Statements of Financial Accounting Standards No. 129, "Disclosure of Information about Capital Structure" (SFAS No. 129) issued by the FASB is effective for financial statements ending after December 15, 1997. The new standard reinstates various securities disclosure requirements previously in effect under Accounting Principles Board Opinion No. 15, which has been superseded by SFAS No. 128. The adoption of SFAS No. 129 will not have a material effect on the financial position or results of operations of the Company.

    Statements of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS No. 130) issued by the FASB is effective for financial statements with fiscal years beginning after December 15, 1997. Earlier application is permitted. SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The adoption of SFAS No. 130 will not have a material effect on the financial position or results of operations of the Company


    Statements of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information" (SFAS No. 131) issued by the FASB is effective for financial statement beginning after December 15, 1997 (although the FASB is encouraging earlier application). The new standard requires that public business enterprises report certain information about operating segments in complete sets of financial statements of the enterprise and in condensed financial statements of interim periods issued to shareholders. It also requires that public business enterprises report certain information about their products and services, the geographic areas in which they operate and their major customers. The adoption of SFAS No. 131 will not have a material effect on the financial position or results of operations of the Company.



                         MANAGEMENT FOLLOWING THE ACQUISITION


    The Company will operate under the direction of the Board, the members of which are accountable to the Company and its shareholders as fiduciaries. The Board will be responsible for the management and control of the affairs of the Company; however, the executive officers of the Company and its subsidiaries will manage the Company's and its subsidiaries' day-to-day affairs and the acquisition and disposition of investments, subject to the Board's supervision. The Company currently has six directors; it must have at least one and may have no more than nine directors. As a matter of policy, the Company will maintain at least two Independent Directors on the Board; that is, persons who are not employed by or otherwise affiliated with the Company prior to becoming directors. The Board will then be divided into three classes serving staggered three year terms. See "Comparisons of Programs and the Company -- Anti-Takeover Provisions."

    Any director may resign at any time and may be removed with or without cause by the shareholders upon the affirmative vote of a majority of all the votes entitled to be cast for the election of directors at a special meeting called for the purpose of such proposed removal. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a director will be removed. A vacancy created by death, resignation or removal of a director may be filled by a vote of a majority of the remaining directors. Each director will be bound by the Company's Charter Documents.

    The directors are not required to devote all of their time to the Company and are only required to devote such of their time to the affairs of the Company as their duties require. The directors will meet quarterly or more frequently if necessary. It is not expected that the directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the directors will be relying heavily on the executive officers of the Company. The Board is empowered to fix the compensation of all officers that it selects and may pay directors such compensation for special services performed by them as it deems reasonable. Initially, the Company will pay Independent Directors a retainer fee of $20,000 per year, plus $1,000 per meeting attended, plus 2,500 options to purchase shares, plus out-of-pocket expenses in attending meetings The Company will not pay any director compensation to the officers of the Company who also serve as directors.

    The general investment and borrowing policies of the Company are set forth in this Prospectus. The directors shall establish further written policies on investments and borrowings and shall monitor the administrative procedures, investment operations and performance of the Company to assure that such policies are in the best interest of the shareholders and are fulfilled.

Until modified by the directors, the Company shall follow the policies on investments and borrowings set forth in this Prospectus.

EXECUTIVE OFFICERS AND DIRECTORS

    The executive officers and directors of the Company are as follows:



                                                                                 Director
 Name                        Age     Position                                  Term Expires
 ----                        ---     --------                                  ------------
 David G. Lasker             52      Co-Chairman of the Board,                    2000
                                     President and Chief Financial Officer

 James N. Orth               50      Co-Chairman of the Board,                    2000
                                     Chief Executive Officer and Secretary

 L.C. "Bob" Albertson, Jr.   54      Executive Vice President of the Company      1999
                                     and President and Chief Executive Officer
                                     of American Family Communities, Inc.,
                                     Director

 Mark K. Kawanami            34      Vice President                               N/A

 Charles F. Hanson           60      Director                                     1999

 Dudley Muth                 57      Director                                     1998

 James G. LeSieur, III       56      Director                                     1998


    The following is a biographical summary of the experience of the directors and executive officers of the Company.

    DAVID G. LASKER - Co-Chairman of the Board, President and Chief Financial Officer of the Company. Mr. Lasker has served as Chairman and President of National Investors Financial, Inc. since 1986. Prior to that, he served as Chairman and Vice chairman of the Board of Directors of American Merchant Bank, a commercial bank headquartered in Orange County, California, from 1985 to 1986. His experience includes all phases of negotiating, underwriting, closing and servicing of residential and commercial loans. Since the Ownership Date, Mr. Lasker has overseen the development and construction of the Oceanside Property. He has served as project manager of the Mori Point Property. He and Mr. Orth have supervised the predevelopment activities of the Sacramento/Delta Greens Property and they have shared the responsibility for the management and ultimate development of a business plan for the Yosemite/Ahwahnee Properties. He and Mr. Orth are responsible for overall management of the

Company. Mr. Lasker holds a Bachelor of Science degree from Purdue University and an M.B.A. from the University of Southern California.

    JAMES ORTH - Co-Chairman of the Board, Chief Executive Officer and
Secretary of the Company. Since 1986, Mr. Orth has been Executive Vice President and a member of the Board of Directors of National Investors Financial, Inc. Prior to that, in 1980, he was a founding member of NIF Securities, Inc., a securities broker-dealer oriented to the capitalization of start-up and second-stage business ventures. In addition, he has been a founder and executive officer of a variety of companies specializing in financial management, marketing and distribution. From 1969 through 1976, Mr. Orth was employed by IBM Corporation as a marketing representative and territory manager. From 1978 to 1980, he was vice president and branch manager of ENI Corporation, an oil and gas exploration company. He received a Bachelor of Science in Mathematics-Statistics, French and Economics from the University of Wyoming in 1969 and did post-graduate work in the MBA-Finance program at the University of Colorado.

    L.C. "BOB" ALBERTSON, JR. - Executive Vice President and Director of the Company, President and Chief Executive Officer of American Family Communities, Inc., a wholly-owned subsidiary of the Company. Mr. Albertson is responsible for the operation of the Company's Properties and the implementation of the Company's business plan. Mr. Albertson is a 32-year veteran of the homebuilding industry. From 1985 to 1996, he served as President of Presley Homes, Southern California Region, a large publicly-traded homebuilding company. From 1981 to 1983, he was President of Barrett American, Irvine, a publicly-traded homebuilding company based in Great Britain. Mr. Albertson is President of HomeAid America, a non-profit organization supported by the National Association of Homebuilders. From 1985 to 1986, he served as President of the Building Industry Association/Orange County Region.


    MARK K. KAWANAMI - Vice President of the Company and Vice President of Finance of American Family Communities, Inc., a wholly-owned subsidiary of the Company. From March 1996 to October 1997, he was Corporate Controller for California Pacific Homes, Inc.;. From January 1995 to March 1996, he was Director of Finance and Administration for Creative Design Consultants, Inc. From August 1991 to January 1995, he was Assistant Treasurer/Controller for A-M/Greystone Homes. After leaving public accounting in 1989, Mr. Kawanami held two other finance positions with Southern California homebuilders. From 1986 to 1989, he was with the accounting firm of KPMG Peat Marwick (independent accountants) where he earned his CPA. Mr. Kawanami received a Bachelor of Arts degree in Economics from the University of California, Los Angeles, in 1985.


    CHARLES F. HANSON - Director of the Company. Since 1989, Mr. Hanson has served as Co-Chairman of the Board of Larson Training Centers, Inc., a vocational training company with campuses in the Cities of Orange and Carson, California. Also, since 1994, he has served as an independent marketing director for a major pharmaceutical company. In 1991, he developed Coastal Pacific Commercial Corporation, a consulting company to the real estate industry. From 1987 to 1989, Mr. Hanson was associated with CIS Corporation, a New York stock exchange-listed company and a leading equipment leasing firm, as Vice President and National Sales

Manager. In 1985, he developed Half-Time Associates, Inc., a national seminar company. From 1983 to 1985, Mr. Hanson was associated with Integrated Resources, Inc. as Vice President, Director of Marketing. Prior positions at Integrated Resources, Inc. included Senior Executive Vice President of Integrated Resources Equity Corp. and Executive Vice President, National Sales Manager and Director of Marketing for Integrated Resources Energy Group. Mr. Hanson received his Liberal Arts degree from the University of Washington. He is Registered Principal with the NASD and is licensed with the New York Stock Exchange.

    DUDLEY MUTH - Director of the Company. Mr. Muth's career includes over 20 years of extensive experience in the field of corporate management, law, securities and real estate. From June 1993 through May 1997, Mr. Muth served as a consultant on real estate and securities matters and as Vice President of Drake Capital Securities, Inc. He recently rejoined Drake Capital Securities, Inc. to direct all compliance and legal activities. From March 1990 until June 1992, he served as president of First Diversified Financial Services, Inc., a syndicator of all-cash investments in California real estate. From June 1987 until February 1990, he was President of USREA/WESPAC which controlled two public real estate investment trusts. From January 1985 to May 1987, Mr. Muth was President of Cambio Equities Corporation and Cambio Securities Corporation. From October 1982 to December 1984, he served as Executive Vice President of Angeles Corporation. From July 1977 through September 1979, he was Vice President and Director of Compliance for Pacific Stock Exchange, Inc. In 1967, he began his career in the tax department of Arthur Andersen & Co. Mr. Muth received his Bachelor of Arts degree in Economics from Pomona College, his M.B.A. in accounting from UCLA Graduate School of Management, and his J.D. from the University of Southern California. He is a member of the California State Bar and a Registered Principal with the NASD.

    JAMES G. LESIEUR, III - Director of the Company. From April 1991 to the present, Mr. LeSieur has been President and Chief Executive Officer of Sunwest Bank, Tustin, California. Prior to that, he was Executive Vice President and Chief Financial Officer of Sunwest Bank from December 1985 to March 1991, and held other responsible officer positions with that bank from September 1975 to November 1985. Before joining Sunwest Bank, he was with Arthur Young & Company (independent accountants). He received a Bachelor of Science degree from Purdue University and an M.B.A. degree from Wharton Graduate School of University of Pennsylvania.

    COMMITTEES OF THE BOARD OF DIRECTORS

    EXECUTIVE COMMITTEE. In due course, the Board of Directors will establish an executive committee (the "Executive Committee") which will be granted the authority to acquire and dispose of real property and the power to authorize, on behalf of the full Board of Directors, the execution of certain contracts and agreements. The Company expects that the Executive Committee will ultimately consist of the co-Chairmen of the Board of Directors and two Independent Directors.

    AUDIT COMMITTEE. The audit committee will consist of two Independent Directors and one "inside" director (the "Audit Committee"). The Audit Committee will make recommendations concerning the engagement of independent auditors, review with the independent auditors the plans and result of the audit engagement, approve professional services provided by the independent auditors, review the independence of the independent auditors, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls.

    COMPENSATION COMMITTEE. In due course, the Board of Directors will establish a compensation committee (the "Compensation Committee") to determine compensation, including awards under the Company's Stock Incentive Plan for the Company's executive officers. The Company expects that the Compensation Committee will ultimately consist of two Independent Directors.

    NOMINATING COMMITTEE. In due course, the Board of Directors will establish a nominating committee (the "Nominating Committee") to nominate persons to serve on the Company's Board of Directors as vacancies arise. The Nominating Committee will ultimately consist of three directors, at least two of whom will be Independent Directors

DIRECTORS AND EXECUTIVE OFFICERS COMPENSATION AND INCENTIVES

    The Company will compensate designated key managers of the Company with cash compensation and certain incentives including stock option and bonus plans. The below table sets forth the estimated annual base salary to be paid to the Chief Executive Officer, President and Vice Presidents, as well as the stock options for the officers and directors.


                                                              Annual         Common Stock
Name                         Position                        Salary(1)          Options
----                         --------                        --------           -------

David G. Lasker*             Co-Chairman of the Board,       $180,000            10,000(2)
                             President and Chief
                             Financial Officer

James N. Orth                Co-Chairman of the Board,       $180,000            10,000(2)
                             Chief Executive Officer
                             and Secretary

                                                                Annual          Common Stock
Name                           Position                        Salary(1)          Options
----                           --------                        ---------        ------------
L.C. "Bob" Albertson, Jr.       Executive Vice President and    $200,000            10,000(2)
                                Director of the Company;
                                President and Chief Executive
                                Officer of American Family
                                Communities, Inc., Director

Mark K. Kawanami                Vice President of the Company;  $100,000             5,000(2)
                                Vice President of Finance of
                                American Family Communities,
                                Inc.

Charles F. Hanson               Director                             -               2,500(3)

Dudley Muth*                    Director                             -               2,500(3)

James G. LeSieur, III*          Director                             -               2,500(3)


-------------------------
*   Initial members of Audit Committee.
(1) Employment Agreements for Messrs. Lasker, Orth and Albertson contain provisions for bonus payments based on performance criteria.
(2) To be issued upon completion of the Acquisition. These options are nonqualified stock options which are not issued pursuant to the Company's 1997 Stock Option and Incentive Plan. They have a ten year term, vest one-third per year commencing with the date of grant, with the exception of Mr. Kawanami's whose options will vest in one year. They are exercisable at $10 per share.
(3) To be issued upon completion of the Acquisition. These options are issued pursuant to the Company's 1997 Stock Option and Incentive Plan. They have a ten-year term and are exercisable one year from the date of grant at $10 per Share.


STOCK INCENTIVE PLAN

    The Company has established a stock incentive plan (the "Stock Incentive Plan") to enable executive officers, key employees and directors of the Company and its subsidiaries to participate in the ownership of the Company. The Stock Incentive Plan is designed to attract and retain executive officers, other key employees and directors of the Company and its subsidiaries and to provide incentives to such persons to maximize the Company's value, as well as cash flow, available for distribution. The Stock Incentive Plan provides for the award to such executive officers and employees of the Company and its subsidiaries of stock-based compensation alternatives such as restricted stock, nonqualified stock options and incentive stock options and provides for the grant to Independent Directors of nonqualified stock options on a formula basis.

    The Stock Incentive Plan will be administered by the Compensation Committee, which is authorized to select from among the eligible employees of the Company and its subsidiaries the individuals to whom options are to be granted and to determine the number of shares to be subject thereto and the terms and conditions thereof. The Compensation Committee is also authorized to adopt, amend and rescind rules relating to the administration of the Stock Incentive Plan. Nonqualified stock options shall be granted to Independent Directors in accordance with the formula set forth in the Stock Incentive Plan.

    The Stock Incentive Plan was approved by the Company's founding shareholders September 15, 1997. The following awards may be made under the
Plan:

    NONQUALIFIED STOCK OPTIONS will provide for the right to purchase Common Stock at a specified price which may be less than fair market value on the date of grant (but not less than par value), and usually will become exercisable in installments after the grant date. Nonqualified stock options may be granted for any reasonable term.

    INCENTIVE STOCK OPTIONS, if granted, will be designed to comply with the provisions of the Code and will be subject to restrictions contained in the Code, including exercise prices equal to at least 100% of fair market value of Common Stock on the grant date and a ten year restriction on their term, but may be subsequently modified to disqualify them from treatment as an incentive stock option.

    RESTRICTED STOCK is Common Stock of the Company which may be awarded to key employees of the Company by the Compensation Committee, subject to such restrictions on the exercise of full ownership as such Committee may determine. Restrictions may relate, among other things, to duration of employment, Company performance and individual performance

    Promptly after the Closing of the Acquisition, the Company expects to issue to certain officers, directors and key employees of the Company and its subsidiaries options to purchase an aggregate of _____ shares of Common Stock pursuant to the Stock Incentive Plan. The term of each of such options will be _____ years from the date of grant. Commencing one year from the Closing, each such option will vest 25% per year over four years and is exercisable at a price per share equal to the public offering price per Share in the Offering. The expected allocations of the options to such persons is as presented above in the "Directors and Executive Officers Compensation and Incentives."

    185,000 shares of Common Stock, subject to adjustment, will be reserved for issuance under the Stock Incentive Plan. There is no limit on the number of awards that may be granted to any one individual (other than Independent Directors who annually receive a fixed number of options automatically)

    FEDERAL INCOME TAXES. If the option has no readily ascertainable fair market value, no income is recognized by a participant at the time an option is granted. If the option is an incentive stock option ("ISO"), no income will be recognized upon the participant's exercise of the option. Income is recognized by a participant when he or she disposes of shares acquired under an ISO. The exercise of a nonqualified stock option ("NQSO") generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the shares' fair market value on the exercise date and the option price.

    The employer (either the Company or its affiliate) will be entitled to claim a federal income tax deduction on account of the exercise of a NQSO. The amount of the deduction is equal to the ordinary income recognized by the participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO. The employer may claim a federal income tax deduction on account of certain dispositions of Common Stock acquired upon the exercise of an ISO.

401(k) PLAN

    The Company intends to establish a qualified retirement plan, with a salary deferral feature designed to qualify under Section 401 of the Code (the "401(k) Plan"). The 401(k) Plan will permit the employees of the Company and the Operating Partnership to defer a portion of their compensation in accordance with the provisions of Section 401(k) of the Code. The 401(k) Plan will allow participants to defer up to 15% of their eligible compensation on a pre-tax basis subject to certain maximum amounts. Matching contributions may be made in amounts and at times determined by the Company. Amounts contributed by the Company for a participant will vest over a period of years to be determined and will be held in trust until distributed pursuant to the terms of the 401(k) Plan.

    Employees of the Company and its subsidiaries will be eligible to participate in the 401(k) Plan if they meet certain requirements concerning minimum age and period of credited service. All contributions to the 401(k) Plan will be invested in accordance with participant elections among certain investment options. Distributions from participant accounts will not be permitted before age 59 1/2, except in the event of death, disability, certain financial hardships or termination of employment.

EMPLOYMENT AGREEMENTS

    The Company has entered into employment agreements with Messrs. Lasker and Orth for a term of five years and Mr. Albertson for a term of three years, each subject to automatic one year extensions unless terminated. The agreements provide for annual compensation in the amounts set forth under "Executive Compensation" above and contain provisions for bonus consideration based on performance standards. In addition, except to the extent required to carry on pre-existing duties to investors in other programs managed by National or other pre-existing real estate investments, each agreement includes provisions restricting the officers from competing with the Company during the term of such employment; providing for certain salary and benefit continuance for six months if the officer is permanently disabled; and, providing for a severance payment in the amount of 2.99 times the officer's average salary and bonus over the past five years (or such shorter time as the officer was employed), payable in 18 equal monthly installments, in the event of a change of control of the Company resulting in the officer's demotion or reduction in his compensation or responsibilities within two years of the change of control event. Change of control is generally defined to include a consolidation in the hands of one Person of 40% or more of the voting securities of the Company, a business combination which is not approved by employee after which the existing shareholders of the Company hold less than 51% of the voting securities of the resulting entity, or a change in membership of the Board of Directors resulting in 50% or more of the Board of Directors not being nominated by management.

LIMITATION OF LIABILITY AND INDEMNIFICATION

    The Company's Charter Documents limit the liability of the Company's directors to the Company and its stockholders for money damages to the fullest extent permitted from time to time by Delaware law. Delaware law presently permits the liability of directors to a corporation or its shareholders for money damages to be limited, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) for unlawful distributions to stockholders; and (iv) for any transaction from which the director derived an improper benefit.

    The Company's By-Laws require the Company to indemnify its directors, officers and certain other parties (collectively "agents") to the fullest extent permitted from time to time by Delaware law. The Company's Certificate of Incorporation and By-Laws also permit the Company to indemnify its agents who have served another corporation or enterprise in various capacities at the request of the Company. The Delaware law presently permits a corporation to indemnify its agents against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the Company, unless it is established that: (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified party actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was
unlawful.   Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the Company, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the Company. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that the personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of NOLO CONTENDERE or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. Indemnification under the provisions of the Delaware law is not deemed exclusive to any other rights, by indemnification or otherwise, to which an officer or director may be entitled under the Company's Charter or By-Laws, or under resolutions of shareholders or directors, contract or otherwise.

    The Company will apply for a directors and officers liability insurance policy in an amount of $5,000,000. The directors and officers liability insurance insures (i) the directors and officers of the Company from any claim arising out of an alleged wrongful act by such persons while acting as directors and officers of the Company and (ii) the Company to the extent that it has indemnified the directors and officers for such loss.

                   SECONDARY MARKET FOR TENANCY-IN-COMMON INTERESTS

    There is no organized market for the tenancy-in-common interests held by Investors in the Programs. Any transfers of such interests must be privately negotiated among willing parties.


                                PRINCIPAL SHAREHOLDERS


    The following tables set forth information as of the date hereof as to each person or entity who owns of record or is known by the Company to own beneficially five percent or more of the Company's outstanding voting securities and information as to the securities ownership of management. All stock ownership shown below is direct unless otherwise indicated.

PRINCIPAL SHAREHOLDERS


                                                              Percent of All
                                                    Voting Shares Outstanding, Assuming
                                                    ----------------------------------------
                                                                              Acquisition
                                                      Acquisition          Completed and All
Name and Address                 Common Stock        Completed Only           Units Sold
----------------                 ------------        ---------------       -----------------
Yale Partnership for Growth
and Development, L.P.(1)
4220 Von Karman Avenue              147,500               7.5%                    5.98%
Suite 110
Newport Beach, CA 92660

J-Pat, L.P.(2)
4220 Von Karman Avenue              147,500               7.5%                    5.98%
Suite 110
Newport Beach, CA 92660


-------------------------
(1) As manager of the general partner, Mr. Lasker controls this partnership and has sole voting and investment power.
(2) As manager of the general partner, Mr. Orth controls this partnership and has sole voting and investment power.

DIRECTOR AND OFFICER STOCK OWNERSHIP


                                                                          Percent of
                                                        Percent            Class if
                                                      of Class if         Acquisition
                                                      Acquisition          Completed             Common
                                    Common             Completed            and All               Stock             Percent
Name/Position                       Stock                Only            Units Sold             Options           of Class
-------------                      --------           -----------         ------------           -------           --------

David G. Lasker, President,
Chief Executive Officer,
Chief Financial Officer
and Director(2)                     147,500               7.5%               5.98%               10,000(1)           23.53%

James Orth, Chief Executive
Officer, Secretary and
Director(3)                         147,500               7.5%               5.98%               10,000(1)           23.53%

L.C. "Bob" Albertson, Jr.
Executive Vice President,
Director                             54,118              2.75%               2.19                10,000(1)           23.53%

Mark K. Kawanami                      1,000               .05%                                    5,000(1)           11.77%

Charles F. Hanson, Jr.,
Director                                  -                 -                   -                 2,500               5.88%

Dudley Muth, Director                     -                 -                   -                 2,500               5.88%

James G. LeSieur III,
Director                                  -                 -                   -                 2,500               5.88%

Directors and Officers
as a group                          350,118             17.80%              14.15%               42,500             100.00%


-------------------------
(1) Messrs. Lasker, Orth and Albertson each may exercise options to purchase 3,333 shares presently.
(2) Mr. Lasker controls Yale Partnership for Growth and Development, L.P. which owns the Shares reported. He has sole voting and investment power.
(3) Mr. Orth controls J-Pat, L.P. which owns the Shares reported. He has sole voting and investment power.


                                DESCRIPTION OF SHARES


    The following description of the Shares and other capital stock of the Company does not purport to be complete but contains a summary of portions of the Company's Certificate of Incorporation and is qualified in its entirety by reference to the Company's Certificate of Incorporation.

GENERAL

    The total number of shares of stock which the Company has authority to issue is 12,000,000 shares, of which 10,000,000 are shares of Common Stock, $0.001 par value per share ("Common Stock"), and 2,000,000 are shares of Preferred Stock, $0.001 par value per share ("Preferred Stock"). The Board of Directors is authorized to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares in each series and to fix the designation, powers, preferences and the rights of such series and the qualifications, limitations or restrictions thereof.

COMMON STOCK

    All shares of Common Stock offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series of shares of Preferred Stock, holders of Common Stock will be entitled to receive distributions on such Common Stock if, as and when authorized and declared by the Board of Directors of the Company out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its Shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company.

    Each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of Shareholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any other class or series of shares of stock, the holders of such shares of Common Stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of Common Stock can elect all of the directors then standing for election and the holders of the remaining shares, if any, will not be able to elect any directors. Holders of Common Stock have no conversion, sinking fund, redemption rights or any preemptive rights to subscribe for any securities of the Company.

PREFERRED STOCK

    The Preferred Stock may be issued from time to time in one or more series as authorized by the Board of Directors. Prior to issuance of shares of each series, the Board of Directors by resolution shall designate that series to distinguish it from all other series and classes of stock of the Company, shall specify the number of shares to be included in the series and shall set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption. Subject to the express terms of any other series of preferred stock outstanding at the time and notwithstanding any other provision of the Certificate of Incorporation, the Board of Directors may increase or decrease the number of shares of, or alter the designation or classify or reclassify, any unissued shares of any series of Preferred Stock by setting or changing, in any one or more respects, from time to time before issuing the shares, and the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the shares of any series of Preferred Stock. There are no shares of Preferred Stock outstanding and the Company has no present plans to issue any.

WARRANTS


    The only presently existing warrants will be issued as part of the units. Each warrant will have a two year life, is immediately exercisable, and will allow the holder to purchase two shares of Common Stock for a per share purchase price equal to 80% of the closing price for the Company's Common Stock on the trading date immediately preceding the warrant exercise date. These warrants are detachable from the units immediately on issuance and contain appropriate anti-dilution clauses and will be fully transferable from the date of the close of the Acquisition. The Common Stock issued upon exercise of these warrants has been registered under the Securities Act and, when issued, will be freely tradable. The Company does not intend to list the warrants on any market or exchange.


CERTAIN SHAREHOLDER VOTING REQUIREMENTS

    The Company's Certificate of Incorporation requires the concurrence of the holders of two-thirds of the voting power of the outstanding voting stock to amend specified provisions of the Company's Certificate of Incorporation and By-Laws, which provide that (i) shareholders generally may not call a special meting of shareholders or act by written consent; (ii) subject to applicable law, the Company's Board of Directors will be divided into three classes, the effect of which is that only approximately one-third of the Board will be elected each year; (iii) directors may be removed by the Shareholders only for cause and only upon the affirmative vote of two-thirds of the voting power of the outstanding voting stock; (iv) a vote of two-thirds of the voting power of the outstanding voting stock not held by an "interested stockholder" is required for the approval of specified types of business combinations; and (v) subject to applicable law, holders of Common Stock will not be entitled to cumulative voting of shares for the election of directors. These provisions, together with a classified Board of Directors and the authorization to issue Preferred Stock on terms designated by the Board of Directors, could be used to defend against certain business combinations not favored by the Board of Directors (so-called "hostile takeovers").

TRANSFER AGENT AND REGISTRAR


    The transfer agent and registrar for the Company's Common Stock is American Stock Transfer & Trust Company.



                                     THE OFFERING

OFFERING OF ACQUISITION SHARES

    Subject to the conditions set forth in this Prospectus, the Company is offering to Investors in the Programs an aggregate of 1,577,285 Shares ("Acquisition Shares") in exchange for all of the real estate, certain of the liabilities and business of all of the Programs. The Acquisition Shares will be allocated to the Programs based on Exchange Values and will be further allocated within each of the Programs pro rata in respect of the Adjusted Outstanding Investments of the Investors in the respective Programs. For example,


If your Adjusted Outstanding         You will receive the following number
  Investment is $10,000 in                   of Acquisition Shares
----------------------------         -------------------------------------
   Sacramento/Delta Greens
          Oceanside
     Yosemite/Ahwahnee I
   Yosemite/Ahwahnee II
        Mori Point


    No sales commission will be paid by any party in connection with the exchange of the Acquisition Shares for the real estate of the Programs.

    Immediately after the approval of the Acquisition, as agent of and on behalf of the Investors, National or an affiliated entity will execute the acquisition agreements for the Properties of each of the Programs and title to each of the Properties will pass to the Company in accordance with California real estate law. In addition, certificates for the Acquisition Shares will be prepared by the Company's Transfer Agent and Registrar, and promptly mailed to all Investors of record.

OFFERING OF UNITS


    The Company is also offering to Investors EXCLUSIVELY an aggregate of 500,000 units at $10 per unit. A unit consists of one Share and one Warrant. For a period of two years, each warrant entitles the holder to purchase two additional shares of Common Stock at a per share price equal to 80% of the closing price for the Company's Common Stock on the trading date immediately preceding the warrant exercise date. The Warrants are immediately exercisable. Shares purchasable upon exercise of Warrants will be registered under the Securities Act. units will be allocated among the Investors on a first-come-first-serve basis. NASD broker-dealers which assist in selling the units will receive an aggregate commission of $0.70 per unit sold.


    Any unsubscribed for units may be purchased at the offering price by officers or directors of the Company simultaneously with the Closing of the Acquisition.

    ESCROW ARRANGEMENTS. Commencing on the date of this Prospectus, all funds received by the Company from orders for units will be placed promptly in an interest bearing escrow account with the Escrow Agent at the National's expense until such funds are released as described below. Separate escrow accounts will be established for benefit plan funds as required by law or such benefit plans. Payment for units will be payable to "First Trust of California, N.A., as Escrow Agent for American Family Holdings, Inc. Unit Offering," but sent to the Company which will promptly send them to the Escrow Agent. Such funds will be held in trust for the benefit of subscribing Investors to be used for the purposes set forth in this Prospectus. The funds will be invested in a money market account maintained by the Escrow Agent. The interest, if any, earned on escrow funds prior to the transmittal of such proceeds to the Company will not become part of the Company's capital. Instead, within 15 days following the issuance of units, the Company will cause the Escrow Agent to make distributions to subscribing Investors of all interest earned on their escrowed funds used to purchase the Shares.

    As soon as practicable after the Closing of the Acquisition, the Company will cause to be issued units to all Investors whose orders have been accepted. The Offering of units will terminate at the time of the Effective Time of the Acquisition.

    On or after the date received by the Escrow Agent, Investors will have no right to withdraw any funds submitted to the Escrow Agent prior to the earlier of the Effective Time of the Acquisition or the determination by National that the votes to approve the Acquisition are not available. No sales of units will be consummated unless the Acquisition is approved.

    If the Acquisition is not approved within 45 days after the date of this Prospectus, or such later date as may by approved by National and the Company, then the Company will cancel all existing orders for units and all funds submitted on account of such orders will be released from escrow and promptly returned to each investor together with all interest earned thereon.

    Pending use of funds received by the Company from the Escrow Agent, the Company may invest such funds in Permitted Temporary Investments.

    FIRST TRUST OF CALIFORNIA, N.A., IS ACTING ONLY AS AN ESCROW AGENT IN CONNECTION WITH THE OFFERING OF THE UNITS DESCRIBED IN THIS PROSPECTUS, AND HAS NOT ENDORSED, RECOMMENDED OR GUARANTEED THE PURCHASE VALUE OR REPAYMENT OF THE UNITS.


                           APPRAISALS AND FAIRNESS OPINION


GENERAL


    Exchange Values were determined as of _________, 1997 (the "Record Date") and have been assigned to each of the Programs solely to establish a method of allocating the Shares for purposes of the Acquisition. The Exchange Values were determined by National and the Company. The starting point for the Exchange Values was the independent appraised value of each of the Program's real estate. See "Background and Reasons for the Acquisition -- Determination of Exchange Values" for adjustments to the appraised values that were made to arrive at the Exchange Values for the property of each Program. Such appraised values were determined for the Programs by the following appraisers:

Name of Program                    Name and Address of Appraisers
---------------                    ------------------------------
Sacramento/Delta Greens            David E. Lane, Inc.
                                   9851 Horn Road, Suite 150
                                   Old Mills Winery Office Park
                                   Sacramento, California 95827

Oceanside                          Boznanski & Company
                                   283 North Rampart Street
                                   Suite A
                                   Orange, California 92868

Yosemite/Ahwahnee I and II         Arnold Associates
                                   751 West 18th Street
                                   Post Office Box 272
                                   Merced, California 95341

                                   and

                                   The Mentor Group, Inc.
                                   4333 Park Terrace Drive
                                   Suite 200
                                   Westlake Village, California 91361

Mori Point                         PKF Consulting
                                   425 California Street
                                       San Francisco, California 94104


    National then engaged Houlihan Valuation Advisors, 2029 Century Park East, Suite 2890, Los Angeles, California 90067, the Independent Valuator, to render an opinion that the transaction, including allocation of Shares among the Programs, as well as the number of Shares retained by management of the Company and other founders of the Company, is fair to the Investors from a financial point of view. The independent appraisals are attached as Appendix 1 to this Prospectus. The Fairness Opinion and appraisals have been filed as exhibits to the Registration Statement of which this Prospectus is a part. Copies may be obtained without charge by writing to Vivian Kennedy, National Investors Financial, Inc., 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660.


    National did not impose any limitations on the scope of the investigations of the independent appraisers or the Independent Valuator to enable them to render their respective appraisals and the Fairness Opinion. National and the Company determined the consideration to be paid to the Investors.

EXPERIENCE OF INDEPENDENT APPRAISERS

    Each of the independent appraisers is a member in a nationally recognized society such as the American Institute of Real Estate Appraisers ("MAI"). Each has been involved in the appraisal of real estate in California in the various Programs' regions for many years. National believes that each of the independent appraisers is recognized among such appraiser's regional peers as being well experienced in appraising the type of real estate it was asked to value. National selected the appraisers because of the appraisers' respective experience and reputation in connection with real estate assets of the nature they were, respectively, asked to value.

INDEPENDENT APPRAISALS

    Each of the independent appraisers was engaged by National in the Spring of 1997 to appraise the "as is," highest and best use, value of the real estate portfolio of a particular Program. Each of the independent appraisers has consented to the use of the appraisals in this Prospectus.

    SUMMARY OF METHODOLOGY. In the case of the real estate in the Sacramento/Delta Greens Program, the independent appraiser determined that the sales comparison, land residual, and discounted cash flow methods for appraising real estate were appropriate to use. In the case of the real estate in the Oceanside Program, the independent appraiser determined that the sales comparison and land residual methods for appraising real estate were appropriate to use for both the 23 remaining finished lots in the Encore tract and the 111 partially finished residential lots in the Symphony tract. In the case of the real estate in the Yosemite/Ahwahnee I and II Programs, the independent appraiser determined that the sales comparison, income and cost methods for appraising real estate were appropriate to use on various portions of the Properties. In the case of the real estate in the Mori Point Program, the independent appraiser determined that the discounted cash flow, ground rent capitalization and sales comparison methods for appraising real estate were appropriate to use.

    In conducting each of the appraisals, representatives of the several appraisers reviewed and relied upon, without independent verification, certain information provided by National, including, but not limited to: applicable financial information; property descriptions; historical acquisition information; title information relating to encumbrances; and such other information as was requested by the appraiser and available to National. Representatives of each of the appraisers performed site inspections on the real estate of each of the Programs in 1997. In the course of these visits, any physical facilities were inspected and information on the local market, as well as the subject property, was gathered.

    Where appropriate, applicable government records were reviewed and information was gathered from applicable government officials. As appropriate, historical operating statements for certain of the Properties were reviewed.

    Each appraiser then estimated the value of the real estate of the applicable Programs based on the approaches to valuation described above.

    CONCLUSION AS TO APPRAISED VALUE. Based on the valuation methodology used by each of the appraisers, the estimated "as is" value of the real estate for each of the Programs is as follows:


                                    Real Estate "As Is"
    Name of Program                 Value Conclusion(1)      Appraisal Date
    ---------------                --------------------      --------------
    Sacramento/Delta Greens             $2,000,000             May 9, 1997
    Oceanside                           $3,700,000            May 15, 1997
    Yosemite/Ahwahnee I and II         $20,916,000(2)          May 1, 1997
    Mori Point                          $5,500,000             May 1, 1997


-------------------------
(1) See Appendix 2 for a description of each appraiser's conclusion with regard to the valuation methods selected and with regard to separately identifiable portions of the Property of each program.
(2) In the Fall of 1996, National hired The Mentor Group, Inc. ("Mentor") to appraise the Yosemite/Ahwahnee Properties as a guide for planning purposes. National used the Mentor appraisal to estimate the quick sale proceeds of the Yosemite/Ahwahnee Properties if the Investors were unwilling to fund the substantial capital costs required to develop the Properties to their highest and best use. As of October 10, 1996, using primarily the cost approach, Mentor determined the "as is" value of the subdivision portion of the properties to be $530,000 and the "as is" value of the balance (deemed excess land) as $3,460,000 for an aggregate appraised value of approximately $4,000,000. Mentor determined that the highest and best use of the Properties, as of the appraisal date, was to hold the project for future study or project implementation. National has also used the Mentor appraisal to further analyze the financial constraints of the "Trudy Pat" structure and its lack of ability to attract traditional sources of financing. In the Spring of 1997, National hired Arnold Associates to determine the "as is" value of the Properties assuming that they were developed at their highest and best use, recognizing that, to achieve highest and best use, it would take a substantial continued investment in the Properties and a significant amount of time.

    ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS. Each appraisal report was prepared in accordance with the Uniform Standards of Professional Appraisal Practice. Each appraiser utilized certain assumptions to determine the Appraised Value of the Properties.

ON-GOING RELATIONSHIPS

    Each of the appraisers was paid a fee for its appraisals deemed to be reasonable by National. The fees for such appraisals were paid out of funds available to the respective Programs through cash flow or assessments. In addition, each appraiser was reimbursed for reasonable travel and other out-of-pocket expenses incurred in making site visits and in preparing the valuations. The fees were negotiated between National and each of the appraisers and payment thereof is not dependent upon completion of the Acquisition. Neither National nor the Company has retained any of the appraisers in the past, although the borrower in the Oceanside Program used Boznanski & Company and the borrower in the Yosemite/Ahwahnee I and II Programs used Arnold Associates in connection with the original "Trudy Pat" loan. National and the Company may engage one or more of the appraisers to provide appraisal and other services in the future. There is no contract, agreement or understanding between National or the Company on the one hand and any of the appraisers on the other hand regarding any future engagement.

    None of the appraisers have any obligation to update their appraisals. Except for improvement in revenues from operations of the golf course at the Yosemite/Ahwahnee Properties, since the date of the Mentor appraisal, neither National nor the Company are aware of any conditions which have changed since the date of the appraisals which may affect appraised values.

EXPERIENCE OF INDEPENDENT VALUATOR

    The Independent Valuator is regularly engaged in the valuation of businesses and their securities in connection with a variety of business combination transactions and for estate, tax, corporate and other purposes. The founding principals of the Independent Valuator have been regularly engaged in business valuations for more than 20 years. National selected the Independent Valuator because of its experience and reputation in connection with the valuation of business combination transactions. Neither National nor the Company has any prior relationship with the Independent Valuator and neither has present plans to retain the Independent Valuator in the future.

FAIRNESS OPINION


    GENERAL. The Independent Valuator was engaged by National to analyze certain aspects of the Acquisition and has delivered a written summary of its determination, based on the review, analysis, scope and limitations described therein, as to the fairness of the allocation of Shares pursuant to the Acquisition, from a financial point of view, to the Investors in each of the Programs (the "Fairness Opinion"). The full text of the Fairness Opinion is set forth in Appendix A and should be read in its entirety. A development of a fairness opinion is a complex analytical process. It is not easily susceptible to partial analysis or summary description.


    Neither National nor the Company imposed any conditions or limitations on the scope of the Independent Valuator's investigation or methods and procedures to be used in rendering the Fairness Opinion. The Company has agreed to indemnify the Independent Valuator against certain liabilities arising out of the Independent Valuator's engagement.

    MATERIALS REVIEWED. In preparing the Fairness Opinion, the Independent Valuator reviewed and analyzed the following: (i) this Consent Solicitation Statement/Prospectus; (ii) real estate appraisals with respect to each of the Properties prepared by independent real estate appraisers; (iii) feasibility studies with respect to the Yosemite/Ahwahnee Properties and the Sacramento/Delta Green Property; (iv) audited financial statements for each of the Sacramento/Delta Greens Property, the Mori Point Property, the Oceanside Property, and the Yosemite/Ahwahnee I and II Properties, as well as unaudited pro forma consolidated financial statements for the Company for the year ended December 31, 1996 and the six months ended June 30, 1997; (v) certain documents related to the Trudy Pat loans on the Properties; and (vi) other documents and schedules pertinent to their analysis. In addition, the Independent Valuator met with members of management of the Company and National regarding matters pertinent to its analysis, conducted site visits to each of the Properties, met with the general manager of the Yosemite/Ahwahnee I and II Properties, and conducted such other studies, analyses and inquiries as it deemed appropriate.

    The Independent Valuator did not independently verify the accuracy or completeness of the information supplied to it with respect to the Company or the Properties and does not assume any responsibility with respect to that information.

    CONCLUSIONS. National requested that the Independent Valuator opine as to the fairness, from a financial point of view, of the allocation of the Shares among the Programs and to the founders of the Company. Based on its review and analysis described above, as well as certain assumptions described below, the Independent Valuator concluded that the allocation is fair, from a financial point of view, to the Investors.

    ASSUMPTIONS. The Independent Valuator assumed that the financial statements provided to it correctly reflect the financial results and condition of the Company (on a pro forma basis) and the Properties for the time periods covered in accordance with generally accepted accounting principles consistently applied. The Independent Valuator further assumed that there has been no material change in the financial results and condition of the Company (on a pro forma basis) or the Properties since the date of the most recent financial statements made available to it.

    LIMITATIONS AND QUALIFICATIONS. The Independent Valuator was not asked to and therefore did not solicit third party indications of interest in acquiring all or any of the Properties. Furthermore, the Independent Valuator did not negotiate the Acquisition or advise National or the Company with respect to alternatives to the Acquisition, or select the method of determining the allocation of the Shares or establish the allocations.

    Further, the Independent Valuator expressed no opinion as to (a) the fairness of the Acquisition (other than the fairness of the allocations) as described above or the amounts or allocations of Acquisition Expenses; (b) the prices at which the Shares may trade following the Acquisition or the trading value of the Shares as compared with the current market value of the Programs' Properties if liquidated in current real estate markets; and (c) alternatives to the Acquisition.

    COMPENSATION. The Independent Valuator has been paid a fee of $35,000 for preparing the Fairness Opinion. In addition, the Independent Valuator will be reimbursed for all reasonable out-of-pocket expenses, including legal fees up to a maximum of $750, and indemnified against certain liabilities, including certain liabilities under the federal securities laws. The fee was negotiated between National and the Independent Valuator. Payment of the fee is not dependent upon completion of the Acquisition. The Independent Valuator has rendered no services to either National or the Company, or their Affiliates, in the past.

                           FEDERAL INCOME TAX CONSEQUENCES


    The following discussion is a summary of the material Federal income tax consequences of the Acquisition to the Investors and the Company. It is based on the Internal Revenue Code of 1986, as amended ("Code"), the Income Tax Regulations, judicial decisions, current positions of the Treasury Department and the Internal Revenue Service ("Service") contained in published Revenue Rulings and Revenue Procedures, and current administrative positions of the Service, any of which could be materially and adversely changed, possibly on a retroactive basis, at any time.

    It is impractical to summarize all potential Federal, state, local and foreign tax consequences of the Acquisition. Accordingly, the following discussion does not address any aspect of state, local or foreign law or Federal estate or gift tax matters. Moreover, the following discussion does not address special considerations that may apply (i) to certain classes of Investors including, without limitation, Investors who are insurance companies, financial institutions, securities dealers, foreign persons or Investors who receive Shares as compensation, or (ii) to Investors subject to special rules including, without limitation, the personal holding company tax, the accumulated earnings tax, the tax on unrelated business taxable income of tax-exempt entities, and the S corporation rules. The Federal income tax consequences to any particular Investor may be affected by matters not discussed below. Consequently, the following discussion should not be regarded as a complete analysis of all the possible tax consequences or as a substitute for careful tax planning by Investors.

    No advance rulings have been or will be obtained from the Service with respect to any aspect of the Acquisition. Consequently, no assurance can be given that the Service will not challenge an Investor's or the Company's tax treatment of the Acquisition. In the event of a challenge, an Investor or the Company may be adversely affected and personally may incur substantial legal and accounting fees and costs even if the challenge proves to be unsuccessful.

    INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE ACQUISITION AS THEY RELATE TO THEIR PERSONAL TAX SITUATIONS.

QUALIFICATION OF THE ACQUISITION AS A QUALIFYING SECTION 351 TRANSACTION

    1. GENERAL RULES. The Federal income tax consequences of the Acquisition will depend primarily on whether the Acquisition qualifies as a Section 351 transaction. (All "Section" references in this summary are to the specified Section of the Code.) The Company intends to treat the Acquisition as a qualifying Section 351 transaction.

         The Acquisition will qualify under Section 351 if, collectively, Investors in the Programs which sell the Properties to the Company in exchange for Shares and Investors who acquire units are in "control" of the Company "immediately after the exchange." The Company's transfer of the Properties to its subsidiary corporations will not invalidate the

Acquisition from qualifying as a Section 351 transaction. See Revenue Ruling 77-499, 1977-2 C.B. 110.

         (a) CONTROL. The term "control" is defined in Section 368(c) as stock possessing at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of all other classes of stock of a corporation. Investors will acquire 80% or more of the Shares of the Company (which is the only class of stock of the Company) and, accordingly, will acquire "control" of the Company.

         (b) IMMEDIATELY AFTER THE EXCHANGE. The "immediately after the exchange" requirement of Section 351 has been the subject of considerable litigation, remains uncertain in certain respects, and is subject to a case-by-case analysis of the facts subject to application of the "step transaction doctrine" to those facts. This uncertainty is compounded because the courts have not universally agreed upon all of the components that are used in determining whether the step transaction doctrine should be applied.

              The principal issue of the step transaction doctrine as potentially applicable to the Acquisition is whether Investors, who will own 80% or more of the outstanding Shares on the Effective Date, may be treated as owning less than 80% "immediately after the exchange." This may occur if Investors, in subsequent transactions contemplated by them on the Effective Date, dispose of any Shares. This also could occur if the Company issues additional Shares after the Acquisition in a transaction subject to the step transaction doctrine. The Company does not intend to issue any additional Shares with respect to which the step transaction may apply.

              Under the step transaction doctrine, if an Investor's subsequent disposition of Shares and his receipt of Shares in the Acquisition are treated as elements of a single integrated transaction of the Investor, the Acquisition may fail to satisfy the "immediately after the exchange" requirement.

              Courts generally have enunciated three tests to determine whether the step transaction doctrine may be applied to disqualify a transaction under
Section 351, and one court may apply one of the following tests while another court applies another:

              (i) END RESULT TEST: Under this test, ostensibly separate transactions are combined when it appears that they were really components steps of a single transaction and that each of the steps was intended to be taken for the purpose of reaching a specific end result.

              (ii) MUTUAL INTERDEPENDENCE TEST: Under this test, the courts consider whether steps are so interdependent that the legal relationships created by one transaction would be fruitless without the completion of the entire series of transactions.

              (iii) BINDING OBLIGATION TEST: Under this test, a transaction will be aggregated with another transaction if there is a binding commitment to do the other transaction.

    2. APPLICATION TO THE ACQUISITION. The Company is not aware of any facts which lead it to believe that any subsequent disposition of Shares by one or more Investors may be subject to any of the "step transaction" tests discussed above. Accordingly, the Company intends to take the position that the Acquisition is a qualifying Section 351 transaction. There can be no assurance, however, that the Service will not take a contrary position.

FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION

    1. TAX CONSEQUENCES TO INVESTORS OF A QUALIFYING SECTION 351 TRANSACTION. If the Acquisition is a qualifying Section 351 transaction, the tax consequences to the Investors will include the following:

         (a) Pursuant to Section 351(a), no gain or loss will be recognized by Investors in a Program which sells a Property in exchange for Shares. Sections 357(b) and 357(c) provide special gain recognition rules if properties subject to liabilities are contributed to a corporation for the principal purpose of tax avoidance or if such liabilities exceed the tax basis of the contributed Properties. It is not anticipated that any Investor will recognize gain under these rules.

         (b) Pursuant to Section 358, an Investor's tax basis in his Shares on the Effective Date generally will be equal to the sum of the tax basis of his real estate interests in the purchased Properties at that time and any gain recognized by him (none is anticipated) in the Acquisition. However, an Investor's tax basis in his Shares will be reduced by the amount of his share of any liabilities to which the contributed Properties are subject, except to the extent that the payment of such liabilities would have been deductible.

         (c) Pursuant to Section 1223(1), an Investor's holding period in his Shares will be determined by including ("tacking") the holding period of his real estate interests in the Properties purchased by the Company if held by him as capital assets or Section 1231(b) assets. An Investor's interests in the contributed Properties may constitute a combination of capital assets and
Section 1231(b) assets, for which tacking of holding periods is allowed, and non-capital assets, for which tacking of holding periods is not allowed. In such event, it may be necessary to make an allocation under Section 1223(1), with the result that the tax basis of each Share received by the Investor will be divided for holding-period purposes. See Rev. Rul. 85-164, 1985-2 C.B. 117.

    2. TAX CONSEQUENCES OF ACQUISITION TO THE COMPANY OF A QUALIFYING SECTION 351 TRANSACTION. If the Acquisition is a qualifying Section 351 transaction, the tax consequences to the Company will include the following:

         (a) Pursuant to Section 1032, no gain or loss will be recognized by the Company on its receipt of the Properties in exchange for the issuance of Shares.

         (b) Pursuant to Section 362(a), the initial tax bases of the Company in the contributed Properties will be equal to the sum of the tax bases of the Investors in the Properties on the Effective Date and any gain recognized by the Investors (none is anticipated) in the Acquisition.

         (c) Pursuant to Section 1223(2), the Company's holding periods in the contributed Properties will include tacking of the holding periods of the Investors in the Properties.

    3. TAX CONSEQUENCES OF PURCHASE OF UNITS. No gain or loss will be recognized by an Investor with respect to the purchase of units. An Investor's $10 tax basis for each unit is divided between the Share and warrant to purchase Shares based on the relative fair market value of the Share and the warrants on the Effective Date. Each Investor should consult and rely on his own tax advisor for purposes of determining the allocation of tax basis between the Share and the warrant. The holding periods of the Share and warrant constituting a unit will commence on the day after the Effective Date.

    4. TAX CONSEQUENCES IF THE ACQUISITION DOES NOT QUALIFY AS A SECTION 351 TRANSACTION. As discussed above, the Company intends to report the Acquisition as a qualifying Section 351 transaction. However, if for any reason the Acquisition does not qualify, the tax consequences will include the following:

         (a)  INVESTORS.

              (i) An Investor will recognize gain or loss upon his receipt of Shares in exchange for his real estate interests in the Properties sold by the Programs. The amount of gain or loss will equal the difference between the tax basis of his interests in the Properties sold to the Company on the Effective Date and his amount realized in the Acquisition. The amount realized generally will be equal to the sum of the fair market value on the Effective Date of the Shares he acquires and his share of any liabilities to which the Properties are subject. The character of an Investor's gain or loss will depend on his holding periods with respect to his interests in the contributed properties and whether such interests are capital assets, Section 1231(b) assets or non-capital assets.

              (ii) An Investor's initial tax basis in the Shares he acquires will be equal to the fair market value of the Shares on the Effective Date. An Investor's holding period of such Shares will commence on the day after the Effective Date, with no tacking of his holding periods for his interests in the Properties sold to the Company.

         (b) COMPANY. The Company will not recognize any gain or loss upon the receipt of contributed Properties of the Programs in exchange for the issuance of Shares. The initial tax basis of the Company in the Properties generally will be equal to the sum of the fair market value of the Shares on the Effective Date and the amount of liabilities to which the Properties are subject. The Company's holding periods in the Properties will commence on the day after the Effective Date.

FEDERAL INCOME TAX CONSEQUENCES TO INVESTORS AFTER THE EFFECTIVE DATE

    1. SHAREHOLDERS NOT TAXABLE ON COMPANY'S INCOME. The Company is a C corporation ( a "regular" corporation, rather than an S corporation) and is a separate entity from the Shareholders for tax purposes. Consequently, the Company will file its own income tax returns and pay tax on its taxable income. The Company's taxable income will not flow through to the shareholders for purposes of determining their tax liabilities.

    2. DISTRIBUTIONS TO SHAREHOLDERS. Distributions by the Company to the Shareholders will be taken into account in determining their tax liabilities. In general, distributions will be taxable as dividend income to the extent of the Company's current or accumulated "earnings and profits" (as calculated for Federal income tax purposes). Any distributions to a Shareholder in excess of earnings and profits (i) will constitute a non-taxable return of capital to the extent of the tax basis of his Shares, and (ii) will be treated as taxable gain from the sale or exchange of the Shares to the extent the distribution exceeds the tax basis of his Shares. The character of such gain will depend on the Investor's holding period for such Shares and whether the Shares are held as a capital asset (subject to the "collapsible corporation" rules discussed below).

    3.   DISPOSITION OF SHARES; EXERCISE OF WARRANTS.

         (a) SHARES. If an Investor disposes of Shares in a taxable transaction, the Investor generally will recognize gain or loss equal to the difference between the tax basis of his Shares and the amount realized in the disposition. The character of such gain or loss generally will depend on the Investor's holding period for such Shares and whether the Shares are held as a capital asset. The "collapsible corporation" rules of Section 341 may apply under some circumstances to convert capital gain into ordinary income. However, even if the Company were treated as a collapsible corporation, any capital gain recognized by an Investor would not be converted into ordinary income unless (i) the Investor owns (taking into account certain attribution rules) at certain times more than 5% of the outstanding stock of the Company, or (ii) the Investor's stock is attributed to another shareholder who owns at certain times more than 5% the outstanding stock of the Company.

         (b) WARRANTS. No gain or loss will be recognized by an Investor upon his receipt of Shares pursuant to the exercise of warrants. The tax basis of such Shares will be equal to the sum of the exercise price and the tax basis of the warrants. The holding period for Shares will commence on the date of exercise of the warrants. An Investor will recognize a loss if a warrant expires without being exercised in an amount equal to the tax basis of the warrant. An Investor generally will recognize gain or loss upon the disposition of a warrant in an amount equal to the difference of the amount realized upon disposition and the tax basis of the warrant.


                               REPORTS TO SHAREHOLDERS


    The Company intends to provide periodic reports to Shareholders regarding the operations of the Company over the course of the year. Financial information contained in all reports to Shareholders will be prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. The Company's annual report, which will include financial statements audited and reported upon by independent public accountants, will be furnished within 120 days following the close of each fiscal year. Summary information regarding the quarterly financial results of the Company will be furnished to Shareholders on a quarterly basis.

    Investors have the right under applicable federal and Delaware laws to obtain information about the Company and, at their expense, may obtain a list of names and addresses of all of the Shareholders to be used for a proper purpose. In the event that the Commission promulgates rules and/or in the event that the applicable ________________ Exchange rules and regulations are amended so that, taking such changes into account, the Company's reporting requirements are reduced, the Company may cease preparing and distributing certain of the aforementioned reports, if the directors determine such action to be in the best interests of the Company and if such cessation is in compliance with the rules and regulations of the Commission.


                                    LEGAL MATTERS


    Certain legal matters, including the legality of the Shares and the Units and the description of federal income tax consequences contained under "Federal Income Tax Considerations," will be passed upon for the Company by Arter & Hadden, Los Angeles, California.


                                       EXPERTS


    The Financial Statements of American Family Holdings, Inc. and its subsidiaries and the Programs included in this Prospectus and in the Registration Statement of which this Prospectus is a part have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the Registration Statement and have been so included in reliance upon such reports given upon the authority of that firm as experts in accounting and auditing


                                 FURTHER INFORMATION


    This Consent Solicitation Statement/Prospectus does not contain all the information set forth in the Registration Statement on Forms S-4 and the exhibits relating thereto which the Company has filed with the Commission, in Washington, D.C., under the Securities Act, and to which reference is hereby made. The Registration Statement and the exhibits and schedules forming a part thereof filed by the Company with the Commission can be inspected and copies obtained at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the
Commission:  7 World

Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D. C. 20549, at prescribed rates, and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov).

    All summaries contained herein of documents which are filed as exhibits to the Registration Statement are qualified in their entirety by this reference to those exhibits. The Company has not knowingly made any untrue statement of a material fact or omitted to state any fact required to be stated in the Registration Statements, including this Prospectus, or necessary to make the statements therein not misleading.


                                       GLOSSARY


    "Acquisition" means the purchase of the assets, liabilities and business of each of the Programs in exchange for Shares.

    "Acquisition Expenses" means all of the costs and expenses incurred by the Company or the Programs in connection with the Acquisition including such expenses as: (i) preparation, printing, filing and delivering of the Registration Statement and the Prospectus; (ii) the filing fees payable to the Securities and Exchange Commission and to the National Association of Securities Dealers, Inc.; (iii) costs associated in transferring to the Company title to the Properties and providing the Company with title insurance with respect to each of the Properties; (iv) the escrow arrangements, including the compensation to the Escrow Agent; (v) the fees and costs incurred by the Company in listing its Shares on the ______________; (vi) fees and costs of the Company's counsel and independent auditors; (vii) fees and costs of independent appraisers and the Independent Valuator; (viii) all expenses incurred in connection with the solicitation of Investor votes regarding the Acquisition; and (ix) other expenses related to the offering of the units.

    "Acquisition Shares" means the Shares to be delivered to the Investors in exchange for their interests in Programs.

    "Adjusted Outstanding Investment" means the Outstanding Investment of an Investor adjusted to take into account the interest owed, or due to be received, as the case may be, on voluntary advances to the applicable Program made in lieu of mandatory assessments which certain other Investors failed to make.

    "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person,
(ii) any Person owning or controlling ten percent or more of the outstanding voting securities of such Person; (iii) any officer, director, member (in the case of a limited liability company) or partner of such Person or of any Person specified in (i) or (ii) above; and (iv) any company in which any officer, director, member or partner of any Person specified in (iii) above is an officer, director, member or partner.

    "Appraised Value" means the fair market value of a Property according to an appraisal made by an independent qualified appraiser. Such qualification may be demonstrated by membership in a nationally recognized society such as American Institute of Real Estate Appraisers ("MAI"), or its equivalent, but not limited thereto.

    "Charter Documents" means the Certificate of Incorporation and By-Laws of the Company.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any similar law or provision enacted in lieu thereof, unless the context indicates otherwise.

    "Commission" means the Securities and Exchange Commission.

    "Company" means American Family Holdings, Inc., a Delaware corporation.

    "Directors" means persons authorized to manage and direct the affairs of the Company and who are members of the Board of Directors of the Company.

    "Effective Time" means the date and time as of which the Acquisition is completed, and title to the Properties has passed to the Company.

    "Escrow" means the account established by the Company with the Escrow Agent wherein the funds received from Investors desiring to purchase units are held pending completion of the Acquisition.

    "Escrow Agent" means First Trust of California, N.A.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Exchange Value" means the value of the assets, liabilities and business of a Program for purposes of allocating Shares among the Programs in the Acquisition.

    "Fairness Opinion" means the opinion of the Independent Valuator to the Programs as to the fairness, from a financial point of view, of the Acquisition transaction to the Investors.

    "Independent Director" means a Director of the Company whose primary business or professional affiliations, if any, are with organizations not affiliated with the Company. As of the date of the Prospectus, there are no Independent Directors.

    "Independent Valuator" means Houlihan Valuation Advisors.

    "Investor" means a Person that purchased a tenancy-in-common interest in one of the Trudy Pat loans, secured by a deed of trust, that formed the basis of one of the Programs.

    "Investor Ballot" means the ballot accompanying this Prospectus to be used by the Investor to vote its wishes to approve or disapprove participation of a particular Program in the Acquisition, and to subscribe for units.

    "IRS" means the U.S. Internal Revenue Service.

    "NASD" means the National Association of Securities Dealers, Inc.

    "National" means National Investors Financial, Inc., the company which organized, and acts as servicing agent for the Investors in, each of the Programs.

    "ODI" means Oceanside Development, Inc., the entity formed to hold title to the Oceanside Property for the benefit of Investors in the Oceanside Program and to supervise continued development.

    "Offering" means the offering of 500,000 units described in the Prospectus.


    "Outstanding Investment" means the sum of the unpaid principal balance owed to an Investor as of the Ownership Date plus accrued but unpaid interest on such balance as of the Ownership Date plus all amounts paid by the Investor pursuant to mandatory assessments called for by National plus all amounts voluntarily advanced by an Investor on behalf of Investors who failed to honor a demand for an advance from National.


    "Ownership Date" means, with respect to a particular Program Property, the date on which title to the Property in question was taken and controlled for the benefit of the Investors in such Program.

    "Permitted Temporary Investments" means United States government securities, certificates of deposit or other time or demand deposits of commercial banks, savings banks, savings and loan associations or similar institutions which have a net worth of at least $100,000,000 or in which such certificates or deposits are fully insured by any federal or state government agency, United States dollar deposits in foreign branches of banks which have a net worth of at least $100,000,000, bank repurchase agreements covering securities of the United States government or governmental agencies, commercial paper, bankers acceptance, public money funds or other similar short-term highly liquid investments.

    "Person" means any natural person, partnership, corporation, limited liability company, association or other legal entity.

    "Prior Ownership Group" or "POG" means the Properties to be acquired by the Company from Investors in each of the Programs.

    "Program" means any one of the following: Sacramento/Delta Greens Program, Mori Point Program, Oceanside Program, Yosemite/Ahwahnee I Program or Yosemite/Ahwahnee II Program. "Programs" means each of the foregoing collectively. None of the Programs is structured as a partnership, corporation, trust, limited liability company, or separately identifiable business association of any kind. Each Program merely consists of a group of Persons, each of whom purchased a fractionalized, tenancy-in-common, interest in a loan secured by a deed of trust on real property. Such group of Persons is bound together only by a servicing agreement with National and a tenancy-in-common agreement among themselves. The tenancy-in-common agreements permit holders of a majority of the Outstanding Investments in a particular Program to bind the Program on certain decisions including the sale of the Program's Property.

    "Property" or "Properties" means the interests in real property held by one or more of the Programs or the Company.

    "Prospectus" means this Consent Solicitation Statement/Prospectus which is included in the Registration Statement filed with the Commission in connection with the issuance of the Shares in the Acquisition and the issuance of the units.

    "Record Date" means the date five days before the date of this Prospectus.

    "Registration Statement" means the Company's registration statement on Form S-4 containing the Prospectus, filed with the Commission in the form in which it becomes effective, as the same may be at any time and from time to time thereafter amended or supplemented.

    "Securities Act" means the U.S. Securities Act of 1933, as amended.

    "Shares" means common stock in the Company.

    "Shareholder" means a Person holding Shares.


    "Solicitation Period" means the period commencing on the date this Consent Solicitation Statement/Prospectus is first mailed or delivered to Investors and continuing until the later of (i) ___________, 199_ [45 days from the effective date of the registration statement] and (ii) such later dates as may be selected by the Company.


    "Trudy Pat" means trust deed participation. With regard to the Programs, Trudy Pat refers to the loans, secured by first deeds of trust, in which fractional, tenancy-in-common, interests were purchased by the applicable Investors. Each Program started out as a "Trudy Pat" loan.

                         INDEX TO FINANCIAL STATEMENTS

PRO FORMA COMBINED FINANCIAL INFORMATION:
     Pro Forma Combined Balance Sheets as of June 30, 1997................   F-4
     Notes to Pro Forma Combined Balance Sheets...........................   F-5
     Pro Forma Combined Statements of Operations for the year ended
       December 31, 1996 and for the six months ended June 30, 1997.......   F-6
     Notes to Pro Forma Combined Statements of Operations.................   F-7

AMERICAN FAMILY HOLDINGS, INC.
     Report of Independent Certified Public Accountants...................   F-8
     Balance Sheet as of August 31, 1997..................................   F-9
     Notes to Balance Sheet...............................................  F-10

THE OCEANSIDE PROGRAM
     Report of Independent Certified Public Accountants...................  F-12
     Balance Sheets as of December 31, 1996 and June 30, 1997
       (unaudited)........................................................  F-13
     Statements of Operations for two years ended December 31, 1996 and 1995 and the six months ended June 30, 1997 and 1996
       (unaudited)........................................................  F-14
     Statements of Owners' Equity for two years ended December 31, 1996 and 1995 and the six months ended June 30, 1997 (unaudited)........  F-15
     Statements of Cash Flows for two years ended December 31, 1996 and 1995 and the six months ended June 30, 1997 and 1996
       (unaudited)........................................................  F-16
     Notes to Financial Statements........................................  F-17

THE YOSEMITE/AHWAHNEE PROGRAMS
     Report of Independent Certified Public Accountants...................  F-22
     Balance Sheets as of December 31, 1996 and June 30, 1997
       (unaudited)........................................................  F-23
     Statements of Operations for two years ended December 31, 1996 and 1995 and the six months ended June 30, 1997 and 1996
       (unaudited)........................................................  F-24
     Statements of Owners' Equity for two years ended December 31, 1996 and 1995 and the six months ended June 30, 1997 (unaudited)........  F-25
     Statements of Cash Flows for two years ended December 31, 1996 and 1995 and the six months ended June 30, 1997 and 1996
       (unaudited)........................................................  F-26
     Notes to Financial Statements........................................  F-27

THE MORI POINT PROGRAM
     Report of Independent Certified Public Accountants...................  F-32
     Balance Sheets as of December 31, 1996 and June 30, 1997
       (unaudited)........................................................  F-33
     Statements of Operations for two years ended December 31, 1996 and 1995 and the six months ended June 30, 1997 and 1996
       (unaudited)........................................................  F-34
     Statements of Owners' Equity for two years ended December 31, 1996 and 1995 and the six months ended June 30, 1997 (unaudited)........  F-35
     Statements of Cash Flows for two years ended December 31, 1996 and 1995 and the six months ended June 30, 1997 and 1996
       (unaudited)........................................................  F-36
     Notes to Financial Statements........................................  F-37

                         INDEX TO FINANCIAL STATEMENTS


THE SACRAMENTO/DELTA GREENS PROGRAM
     Report of Independent Certified Public Accountants...................  F-40
     Balance Sheets as of December 31, 1996 and June 30, 1997
       (unaudited)........................................................  F-41
     Statements of Operations for two years ended December 31, 1996 and 1995 and the six months ended June 30, 1997 and 1996
       (unaudited)........................................................  F-42
     Statements of Owners' Equity for two years ended December 31, 1996 and 1995 and the six months ended June 30, 1997 (unaudited)........  F-43
     Statements of Cash Flows for two years ended December 31, 1996 and 1995 and the six months ended June 30, 1997 and 1996
       (unaudited)........................................................  F-44
     Notes to Combined Financial Statements...............................  F-45

                         AMERICAN FAMILY HOLDINGS, INC.
                       *PRO FORMA COMBINED BALANCE SHEETS


       The following unaudited Pro Forma Combined Balance Sheets as of June 30, 1997 and the Pro Forma Combined Statements of Operations and the Pro Forma Combined Statements of Cash Flows for the year ended December 31, 1996 and for the six months ended June 30, 1997 have been prepared to reflect the
(i) acquisitions of the assets, certain liabilities and business of the Oceanside Program, the Yosemite/Ahwahnee Programs, the Mori Point Program and the Sacramento/Delta Greens Program and (ii) the incorporation of American Family Holdings, Inc. ("the Company") (collectively, "The Acquisition"); and
(i) The Acquisition and (ii) The sale of $5,000,000 of Units at $10 per Unit (collectively, "The Acquisition and The Offering"). The unaudited Pro Forma Balance Sheets have been prepared as if The Acquisition and The Acquisition and The Offering had been consummated as of June 30, 1997. The unaudited Pro Forma Statements of Operations for the year ended December 31, 1996 and the six months ended June 30, 1997 have been prepared as if The Acquisition and The Acquisition and The Offering, occurred at the beginning of the periods presented. The unaudited Pro Forma Combined Financial Statements and related notes should be read in conjunction with the audited financial statements contained elsewhere in this Prospectus. The unaudited Pro Forma Combined Financial Statements are not necessarily indicative of what the actual financial position or results of operations would have been for the respective periods if the transactions had been consummated on the dates indicated, nor does it purport to represent the future financial position or results of operations of the Company.

                        AMERICAN FAMILY HOLDINGS, INC.
                      PRO FORMA COMBINED BALANCE SHEETS

                                                                 As of June 30, 1997
                                                 -------------------------------------------------------------------------
                                                       The                              Pro Forma             Pro Forma
                                                     Company         Programs(1)       Adjustments             Combined
                                                     -------         -----------       -----------            ---------
THE ACQUISITION
ASSETS:
Real estate, net...........................      $         -        $ 19,023,727     $                       $ 19,023,727
Cash and cash equivalents..................                -           1,240,366                                1,240,366
Restricted cash............................                -           1,529,782                -               1,529,782
Notes receivable...........................                -             421,670                                  421,670
Inventory..................................                -           1,497,248                                1,497,248
Property and equipment.....................                -             450,537                                  450,537
Other assets...............................                -             145,602           (78,000)(3)             67,602
                                                 -----------        ------------                             ------------
     Total assets..........................                -          24,308,932                               24,230,932
                                                 -----------        ------------                             ------------
                                                 -----------        ------------                             ------------
LIABILITIES:
Line of credit.............................                -                   0                                        0
Capital lease obligations..................                -             387,512                                  387,512
Accounts payable and other liabilities.....                -           3,819,363           567,000(3)           3,440,252
      .....................................                                               (946,111)(5)
                                                 -----------        ------------                             ------------
     Total liabilities.....................                -           4,206,875                                3,827,764
                                                 -----------        ------------                             ------------
                                                 -----------        ------------                             ------------
STOCKHOLDERS' EQUITY:
Common Stock...............................                -                   0             1,577(2)               1,968
      .....................................                                                    391(2)
Additional paid-in-capital.................                -                   0        20,100,480(2)          21,050,103
      .....................................                                                  3,512(2)
      .....................................                                                946,111(5)
Accumulated deficit........................                -                   -          (645,000)(3)           (645,000)
Stockholders' notes receivable.............                -                   -            (3,903)(2)             (3,903)
Owners' equity.............................                -          20,102,057       (20,102,057)(2)                  -
                                                 -----------        ------------                             ------------
     Total stockholders' equity............                -          20,102,057                               20,403,168
                                                 -----------        ------------                             ------------
     Total liabilities and
          stockholders' equity.............                -          24,308,932                               24,230,932
                                                 -----------        ------------                             ------------
                                                 -----------        ------------                             ------------
THE ACQUISITION AND THE OFFERING
ASSETS:
Real estate, net...........................      $         -        $ 19,023,727     $                     $   19,023,727
Cash and cash equivalents..................                -           1,240,366         4,528,000(4)           5,768,366
Restricted cash............................                -           1,529,782                 -              1,529,782
Notes receivable...........................                -             421,670                                  421,670
Inventory..................................                -           1,497,248                                1,497,248
Property and equipment.....................                -             450,537                                  450,537
Other assets...............................                -             145,602           (78,000)(4)             67,602
                                                 -----------        ------------                             ------------
     Total assets..........................                -          24,308,932                               28,758,932
                                                 -----------        ------------                             ------------
                                                 -----------        ------------                             ------------
LIABILITIES:
Line of credit.............................                -                   0                                        0
Capital lease obligations..................                -             387,512                                  387,512
Accounts payable and other liabilities.....                -           3,819,363           367,000(3)           3,240,252
      .....................................                                               (946,111)(5)
                                                 -----------        ------------                             ------------
     Total liabilities.....................                -           4,206,875                                3,627,764
                                                 -----------        ------------                             ------------
                                                 -----------        ------------                             ------------
STOCKHOLDERS' EQUITY:
Common Stock...............................                -                   0             1,577(2)               2,468
      .....................................                                                    391(2)
                                                                                               500(3)
Additional paid-in-capital.................                -                   0        20,100,480(2)          25,499,603
      .....................................                                                  3,512(2)
      .....................................                                                946,111(5)
      .....................................                                              4,449,500(3)
Accumulated deficit........................                -                   -          (367,000)(3)           (367,000)
Stockholders' notes receivable.............                -                   -            (3,903)(2)             (3,903)
Owners' equity.............................                -          20,102,057       (20,102,057)(2)                  -
                                                 -----------        ------------                             ------------
     Total stockholders' equity............                           20,102,057                               25,131,168
                                                 -----------        ------------                             ------------
                                                 -----------        ------------                             ------------
     Total liabilities and
          stockholders' equity.............                -          24,308,932                               28,758,932
                                                 -----------        ------------                             ------------
                                                 -----------        ------------                             ------------

                           AMERICAN FAMILY HOLDINGS, INC.
                    *NOTES TO PRO FORMA COMBINED BALANCE SHEETS

PRO FORMA ADJUSTMENTS

     These pro forma adjustments reflect two scenarios: (i) the completion of the Acquisition, and (ii) the completion of the Acquisition and the receipt of the net proceeds from the Offering. The following sets forth the adjustments:

(1) Reflects the historical combined balance sheets of the Programs as of June 30, 1997.
(2) To reflect the utilization of carryover basis in conjunction with the Acquisitions, the conversion of investor interests into common stock shares of the Company and the initial capitalization of the Company.
(3) To reflect accrual of the Acquisition costs and the effect on the accumulated deficit.

                                                         June 30, 1997
                                                         -------------

                                                                    Acquisition
                                               Acquisition          and Offering
                                               -----------          ------------

           Total costs                         $  800,000            $  800,000

           Less:  Amount previously
           expensed                              (233,000)             (233,000)
                                               ----------           ------------

           Costs to account for                $  567,000            $  567,000

           Costs allocated to proceeds
           from the Offering                            0              (200,000)
                                               ----------           ------------

           Acquisition expenses to
           accrue                              $  567,000            $  367,000

           Deferred offering costs to
           expense                                 78,000                     -
                                               ----------           ------------

           Increase in accumulated
           deficit                             $  645,000            $  367,000
                                               ----------           ------------
                                               ----------           ------------

 (4) Reflects the following:

           Proceeds of offering                        $    5,000,000
           Costs allocated to proceeds
             of the offering                                 (200,000)
           Commissions                                       (350,000)
                                                       ---------------

     Increase to stockholder's equity                       4,450,000

     Costs previously incurred                                 78,000
                                                       ---------------

     Increase in cash and cash equivalents             $    4,528,000
                                                       ---------------
                                                       ---------------

(5) Represents the forgiveness of accrued expenses, owed to National, upon successful completion of the Acquisition.

                         AMERICAN FAMILY HOLDINGS, INC.
                  *PRO FORMA COMBINED STATEMENTS OF OPERATIONS

     The pro forma combined statements of operations presented below reflect the acquisitions as previously described as if they occurred at the beginning of the periods presented. The Company was omitted from the statements presented below since it had no operations during the periods presented.

                                   Year Ended December 31, 1996                  Six Months Ended June 30, 1997
                             -------------------------------------------    ----------------------------------------------
                                             Pro Forma        Pro Forma                      Pro Forma        Pro Forma
                             Programs(1)     Adjustments      Combined      Programs(1)      Adjustments      Combined
                             -----------     -----------      ----------    -----------      -----------      ------------
THE ACQUISITION

Revenues.................   $  6,675,718     $              $  6,675,718   $  4,084,437      $                $  4,084,437
Cost of sales............      5,327,856                       5,327,856      3,069,580                          3,069,580
                            ------------                    ------------   ------------                       ------------

Gross profit.............      1,347,862                       1,347,862      1,014,857                          1,014,857
Selling, general and
  administrative.........      3,667,227        350,000(2)     4,017,227      2,105,561         175,000(2)       2,280,561
Land write down..........        845,000                         845,000        590,172                            590,172
Management fees..........        650,000       (650,000)(2)            0        325,000        (325,000)(2)              -
Acquisition expenses(3)..              0        775,000          775,000              0         567,000            567,000
                            ------------     -------------  ------------   ------------      -------------    ------------
Total expenses...........      5,162,227                       5,637,227      3,020,733                          3,437,733
                            ------------                    ------------   ------------                       ------------
Interest income (expense)         63,518                          63,518         29,525                             29,525
                            ------------                    ------------   ------------                       ------------
Net income (loss)........     (3,750,847)                     (4,225,847)    (1,976,351)                        (2,393,351)
                            ------------                    ------------   ------------                       ------------
                            ------------                    ------------   ------------                       ------------
Net loss per
     common share(4).....                                          (2.15)                                            (1.22)
                                                            ------------                                      ------------
                                                            ------------                                      ------------

THE ACQUISITION AND THE OFFERING

Revenues.................   $  6,675,718     $              $  6,675,718   $  4,084,437      $                $  4,084,437
Cost of sales............      5,327,856                       5,327,856      3,069,580                          3,069,580
                            ------------                    ------------   ------------                       ------------

Gross profit.............      1,347,862                       1,347,862      1,014,857                          1,014,857
Selling, general and
  administrative.........      3,667,227        350,000(2)     4,017,227      2,105,561         175,000(2)       2,280,561
Land write down..........        845,000                         845,000        590,172                            590,172
Management fees..........        650,000       (650,000)(2)            0        325,000        (325,000)(2)              -
Acquisition expenses(3)..              0        575,000          575,000              0         367,000            367,000
                            ------------     -------------  ------------   ------------      -------------    ------------
Total expenses...........      5,162,227                       5,437,227      3,020,733                          3,237,733
                            ------------                    ------------   ------------                       ------------
Interest income (expense)         63,518                          63,518         29,525                             29,525
                            ------------                    ------------   ------------                       ------------
Net income (loss)........     (3,750,847)                     (4,025,847)    (1,976,351)                        (2,193,351)
                            ------------                    ------------   ------------                       ------------
                            ------------                    ------------   ------------                       ------------
Net loss per
  common share(4)........                                          (1.63)                                            (0.89)
                                                            ------------                                      ------------
                                                            ------------                                      ------------

                         AMERICAN FAMILY HOLDINGS, INC.
             *NOTES TO PRO FORMA COMBINED STATEMENTS OF OPERATIONS


PRO FORMA ADJUSTMENTS

(1) Reflects the historical combined statements of operations of the Programs for the year ended December 31, 1996 and the six months ended
     June 30, 1997.

(2) To reflect the replacement of National as asset manager of the investment programs with the new management structure of the Company:


                                           Year Ended          Six Months Ended
                                        December 31, 1996       June 30, 1997
                                        -----------------      ----------------

Officers and staff salaries to be
included in selling, general and
administration after Acquisition           $  806,000             $  403,000
                                           ----------             ----------
                                           ----------             ----------
Officers salaries included in selling,
general and administration prior to
Acquisition                                $ (456,000)            $ (228,000)
                                           ----------             ----------
                                           ----------             ----------
Pro forma adjustment to selling
general and administration                 $  350,000             $  175,000
                                           ----------             ----------
                                           ----------             ----------


(3)  To reflect the cost of the Acquisition transaction as shown below:

                                December 31, 1996                   June 30, 1997
                                -----------------                   -------------
                                              Acquisition                        Acquisition
                          Acquisition         and Offering     Acquisition       and Offering
                          -----------         ------------     -----------       ------------
Total costs               $  800,000          $  800,000        $  800,000        $  800,000
Less:  Amount
previously expensed          (25,000)            (25,000)         (233,000)         (233,000)
                          ----------          ----------        ----------        ----------
Costs to account for      $  775,000          $  775,000        $  567,000        $  567,000

Costs allocated to
proceeds from the
Offering                           0            (200,000)                0          (200,000)
                          ----------          ----------        ----------        ----------
Acquisition expenses      $  775,000          $  575,000        $  567,000        $  367,000
                          ----------          ----------        ----------        ----------
                          ----------          ----------        ----------        ----------


(4) Net loss per share is based on 1,967,588 (Acquisition) and 2,467,588 (Acquisition and Offering) weighted average number of shares outstanding.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





American Family Holdings, Inc.
Los Angeles, California

We have audited the accompanying balance sheet of American Family Holdings, Inc. as of August 31, 1997. The balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on the balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit, the balance sheet referred to above presents fairly, in all material respects, the financial position of American Family Holdings, Inc. of as of August 31, 1997 in conformity with generally accepted accounting principles.


                                      BDO SEIDMAN, LLP

Los Angeles, California
September 5, 1997

                         AMERICAN FAMILY HOLDINGS, INC.

                                 BALANCE SHEET

                                AUGUST 31, 1997



STOCKHOLDERS' EQUITY (Note 2):
 Preferred Stock, shares authorized - 2,000,000;
  issued and outstanding 0.............................................       -
 Common Stock, $0.001 par value; shares authorized -
  10,000,000; shares issued and outstanding - 371,183..................     371
  Additional paid in capital...........................................   3,341
  Stockholders notes receivable........................................  (3,712)
                                                                          -----
   Total stockholders' equity..........................................       -
                                                                          -----
                                                                          -----













              See accompanying notes to financial statements.

                               AMERICAN FAMILY HOLDINGS, INC.

                                  NOTES TO BALANCE SHEET


NOTE 1.  ORGANIZATION AND BASIS OF FINANCIAL PRESENTATION

     American Family Holdings, Inc. (the Company) was organized and incorporated in Delaware to become a publicly held corporation which would acquire the assets, certain liabilities and business activities owned by investors in the investment programs listed below in exchange for ownership in the Company. The Company will also attempt to sell a maximum of 500,000 shares of common stock and warrants (the "Units") at a price of $10 per Unit. Each warrant entitles the holder to purchase two additional shares of common stock at 80% of the closing price of the stock on the day prior to exercise of the warrant. The warrant has a term of two years following the completion of the Offering. Listed below are the investment programs to be acquired and the number of common stock shares of the Company issued to the investors in these programs:

                                                    Shares of
Investment Program                                 Common Stock
------------------                                 ------------

Oceanside                                            530,310
Yosemite/Ahwahnee I and II                           596,307
Mori Point                                           329,148
Sacramento/Delta Greens                              121,520
                                                   ---------

                                                   1,577,285
                                                   ---------
                                                   ---------

      ACCOUNTING ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2.  EMPLOYMENT AGREEMENTS

   The Company has entered into employment agreements, contingent upon the successful completion of the Acquisition, with two members of senior management for a term of five years and one member of senior management for a term of three years, each subject to automatic one year extensions unless terminated. The agreements provide for annual compensation of $180,000, $180,000 and $200,000 and contain provisions for bonus consideration based on performance standards. In addition, except to the extent required to carry on pre-existing duties to investors in other programs managed by National or other pre-existing real estate investments, each agreement includes provisions restricting the officers from competing with the Company during the term of such employment; providing for certain salary and benefit continuance for six months if the officer is permanently disabled; and, providing for a severance payment in the amount of 2.99 times the officer's average salary and bonus over the past five years (or such shorter time as the officer was employed), payable in 36 equal monthly installments, in the event of a change of control of the Company resulting in the officer's demotion or reduction in his compensation or responsibilities within two years of the change of control event.

                            AMERICAN FAMILY HOLDINGS, INC.

                               NOTES TO BALANCE SHEET
                                     (CONTINUED)


NOTE 3.  STOCK INCENTIVE PLAN

   The Company has established a stock incentive plan (the "Stock Incentive Plan") to enable executive officers, key employees and directors of the Company and its subsidiaries to participate in the ownership of the Company. The following awards may be made under the Plan:

   NONQUALIFIED STOCK OPTIONS will provide for the right to purchase Common Stock at a specified price which may be less than fair market value on the date of grant (but not less than par value), and usually will become exercisable in installments after the grant date. Nonqualified stock options may be granted for any reasonable term.

   INCENTIVE STOCK OPTIONS, if granted, will be designed to comply with the provisions of the Code and will be subject to restrictions contained in the Code, including exercise prices equal to at least 100% of fair market value of Common Stock on the grant date and a ten year restriction on their term, but may be subsequently modified to disqualify them from treatment as an incentive stock option.

   RESTRICTED STOCK is Common Stock of the Company which may be awarded to key employees of the Company by the Compensation Committee, subject to such restrictions on the exercise of full ownership as such Committee may determine. Restrictions may relate, among other things, to duration of employment, Company performance and individual performance

   Promptly after the Closing of the Acquisition, the Company expects to issue to certain officers, directors and key employees of the Company and its subsidiaries options to purchase an aggregate of _____ shares of Common Stock pursuant to the Stock Incentive Plan. The term of each of such options will be _____ years from the date of grant. Commencing one year from the Closing, each such option will vest 25% per year over four years and is exercisable at a price per share equal to the public offering price per Share in the Offering. The expected allocations of the options to such persons is as presented above in the "Directors and Executive Officers Compensation and Incentives."

   185,000 shares of Common Stock, subject to adjustment, will be reserved for issuance under the Stock Incentive Plan. There is no limit on the number of awards that may be granted to any one individual (other than Independent Directors who annually receive a fixed number of options automatically)

                   REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



National Investors Financial, Inc.
Los Angeles, California

We have audited the accompanying balance sheet of the Oceanside "Trudy Pat" Program ("Oceanside Program") (as defined in Note 1) as of December 31, 1996, and the related statements of operations, changes in owners' equity and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the Oceanside Program as of December 31, 1996, and the results of operations and cash flows for each of the two years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                       BDO SEIDMAN, LLP


Los Angeles, California
May 27, 1997

                              THE OCEANSIDE PROGRAM

                                 BALANCE SHEETS


                                            December 31,             June 30,
                                               1996                    1997
                                            ------------            -----------
                                                                    (Unaudited)

ASSETS:
 Cash and cash equivalents                   $  660,207              $  985,670
 Restricted cash                              1,780,141               1,529,781
 Real estate inventory                        2,231,159               1,000,000
 Real estate property held for sale (Note7)   3,219,920               3,219,920
 Property and equipment, net (Note 3)            21,823                  22,422
 Other assets                                    24,966                  60,914
                                             ----------               ---------
  Total assets                               $7,938,326              $6,818,707
                                             ----------               ---------
                                             ----------               ---------

LIABILITIES:
 Line of credit (Note 4)                     $    3,910              $        -
 Accounts payable                               585,768                 476,779
 Due to affiliate (Note 5)                      608,000                 704,000
 Accrued expenses and other liabilities           9,724                  17,025
                                             ----------               ---------
  Total liabilities                           1,207,402               1,197,804

COMMITMENTS  AND CONTINGENCIES (Note 5)

OWNERS' EQUITY:
 Owners' Equity                               6,730,814               5,620,903
                                             ----------               ---------

  Total liabilities and owners' equity       $7,938,216              $6,818,707
                                             ----------              ----------
                                             ----------              ----------


                   See accompanying notes to financial statements.

                             THE OCEANSIDE PROGRAM

                            STATEMENTS OF OPERATIONS

                                                                     Six Months Ended
                                           Year Ended December 31,       June 30,
                                           -----------------------  -------------------
                                              1996       1995        1997       1996
                                          ----------  ----------  ----------  ----------
                                                                        (Unaudited)
REVENUES FROM HOME SALES                  $5,490,180  $5,920,600  $3,240,050  $3,071,480

COST OF HOME SALES                         4,975,160   5,295,741   2,872,014   2,816,783
                                          ----------  ----------  ----------  ----------

GROSS PROFIT                                 515,020     624,859     368,036     254,697

EXPENSES:
 Selling, general and administrative         842,987     796,861     551,563     415,736
 Real estate inventory writedown (Note 8)          -           -     360,172           -
 Management fees (Note 5)                    300,000     300,000     150,000     150,000
                                           ---------  ----------  ----------  ----------

   Total expenses                          1,142,987   1,096,861   1,061,735     565,736

Interest income                               79,292     104,783      33,788      41,043
                                           ---------  ----------  ----------  ----------

Net income (loss)                         $ (548,675) $ (367,219) $ (659,911) $ (269,996)
                                           ---------  ----------  ----------  ----------
                                           ---------  ----------  ----------  ----------


                   See accompanying notes to financial statements.

                               THE OCEANSIDE PROGRAM

                           STATEMENTS OF OWNERS' EQUITY



                                                     Amount
                                                   ----------

          Balance January 1, 1995                  $9,446,708

          Capital distributions                      (900,000)
          Net loss for the year                      (367,219)
                                                   ----------
          Balance December 31, 1995                 8,179,489

            Capital distributions                    (900,000)
            Net loss for the year                    (548,675)
                                                   ----------
          Balance December 31, 1996                 6,730,814

            Capital distributions (unaudited)        (450,000)
            Net loss for the period (unaudited)      (659,911)
                                                   ----------

          Balance June 30, 1997 (unaudited)        $5,620,903
                                                   ----------
                                                   ----------


                 See accompanying notes to financial statements.

                              THE OCEANSIDE PROGRAM

                             STATEMENTS OF CASH FLOWS


                                                                      Six Months Ended
                                         Year Ended December 31,          June 30,
                                         -----------------------   ----------------------
                                             1996        1995         1997         1996
                                         ----------   ----------    ---------    ---------
                                                                          (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)                       $ (548,675)  $ (367,219)   $ (659,911)   $ (269,996)
  Adjustments net loss to cash
  provided by (used in) operating
  activities:
  Depreciation and amortization               3,352          903         4,255        1,676
  Increase (decrease) from changes in:
  Restricted cash                           326,089      447,123       250,360      185,806
  Real estate inventory                     770,688      761,195     1,231,159    1,102,682
  Other assets                              (24,120)     400,718       (35,948)    (152,324)
  Accounts payable                          286,196     (160,904)     (108,989)    (187,622)
  Accrued expenses and
   other liabilities                        188,708      195,319       103,301       84,839
                                          ---------   ----------     ---------    ---------
  Net cash provided by (used in)
   operating activities                   1,002,238    1,277,135       784,227      765,061

CASH FLOWS USED IN INVESTING ACTIVITIES:
 Purchase of property and equipment         (17,600)      (8,478)       (4,854)      (4,712)
 Additions to real estate property held
   for sale                                 (96,462)    (315,436)            -      (34,681)
                                         ----------   ----------      ---------   ---------
  Net cash used in investing activities    (114,062)    (323,914)        (4,854)    (39,393)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Line of credit proceeds                  3,600,000             -     1,821,560          -
 Line of credit repayments               (3,596,090)            -    (1,825,470)         -
 Contributions (distributions)             (900,000)     (900,000)     (450,000)  (450,000)
                                         -----------   ----------    ----------  ---------
 Net cash provided by (used in)
  financing activities                     (896,090)     (900,000)     (453,910)  (450,000)
                                          ----------   ----------    ----------  ---------

Net increase (decrease) in
 cash and cash equivalents                   (7,914)       53,221       325,463    275,668

Cash and cash equivalents
 at beginning of period                     668,121       614,900       660,207    668,121
                                           --------    ----------    ----------   --------

Cash and cash equivalents
 at end of period                        $  660,207     $  668,121    $ 985,670  $ 943,789
                                         ----------     ----------    ---------  ---------
                                         ----------     ----------    ---------  ---------

Cash paid during the
 period for interest                     $   9,526      $      -     $   4,272   $      -
                                         ----------   ----------     ---------  ---------
                                         ----------   ----------     ---------  ---------


Interest capitalized for the year ended December 31, 1996 and for the six months ended June 30, 1997 were $14,939 and $4,536.


                      See accompanying notes to financial statements.

                              THE OCEANSIDE PROGRAM

                           NOTES TO FINANCIAL STATEMENTS

                      (Information with respect to the six months
                       ended June 30, 1996 and 1997 is unaudited)


NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

   ORGANIZATION
   During 1993 National Investors Financial, Inc. ("National"), represented by NASD registered securities broker-dealers, completed the funding of a real estate loan for the Oceanside Program (the "Program") to entities affiliated with the Ved Corporation, the original borrowers, in the amount of $30,000,000 by selling undivided tenant-in-common interests in such loan to 1,755 investors. In November of 1993, the borrower granted the property ("Oceanside Development") securing the loan to Oceanside Development, Inc., a California corporation (the "Company"), formed by National on behalf of the investors in the Oceanside Program. Oceanside Development is a single family detached home development consisting of two tracts, Encore and Symphony. The property is located in Oceanside, California and is currently held by Oceanside Development, Inc. on behalf of the Oceanside Investors. The Oceanside property was recently appraised at $6,484,000 as of the date of grant from the original borrower. Therefore, the property has been written down to its fair market value at the time of grant and the investors' interests in the property is reflected as Owners' Equity in the financial statements.

The accompanying financial statements include the accounts of the Program and do not include the accounts of National.

   AMERICAN FAMILY HOLDINGS, INC.
   American Family Holdings, Inc. a California corporation, was formed to be a publicly-held corporation to acquire the businesses of certain investment programs previously syndicated by National in exchange for common stock. In addition, American Family Holdings, Inc. will offer a maximum of 500,000 units, which consists of one share of common stock and one warrant at a price of $10 per unit. Each warrant entitles the holder to purchase two additional shares of common stock at 80% of the closing price of the stock on the day prior to exercise of the warrant. The warrant has a term of two years following the completion of the Offering.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   CASH EQUIVALENTS AND RESTRICTED CASH
   The Oceanside Program management considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The Program has restricted bonded cash accounts which may only be used for capital expenditures on the residential properties. The restricted cash balance at December 31, 1996 and June 30, 1997 were $1,780,141 and $1,529,781.

   REAL ESTATE INVENTORIES AND REAL ESTATE PROPERTY HELD FOR SALE
   Costs incurred which are included in real estate inventories and property held for sale consist of land, land development costs, direct and indirect costs of construction, other overhead costs, interest and property taxes. Interest and property taxes are capitalized to real estate inventories when development activities begin, and capitalization ends when the qualifying
assets are ready for their intended use.   As of December 31, 1996 and June
30, 1997, the Oceanside Development had 41 and 25 lots classified as inventory and 111 lots classified as property held for sale.

                               THE OCEANSIDE PROGRAM

                            NOTES TO FINANCIAL STATEMENTS

                      (Information with respect to the six months
                       ended June 30, 1996 and 1997 is unaudited)


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Effective January 1, 1996, the Program adopted the provisions of Statement of Financial Accounting Standards No.121 ("SFAS No. 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which requires impairment losses to be recorded on long-lived assets being developed, based on fair value, when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Assets held for sale are to be carried at the lower of cost or fair value less the costs to sell.

Real estate properties are carried at its net realizable value. Net realizable value is the price obtainable in the future for parcels as improved with a completed housing unit, net of disposal and holding costs (including interest), without provision for future profit and without discounting future cash receipts to present value.

The estimation process in determining the value of real estate assets is inherently uncertain and relies to a considerable extent on current and future economic and market conditions, the availability of suitable financing to fund holding, development, and construction activities, and the repayment or refinancing of existing indebtedness. Such economic and market conditions may effect management's development and marketing plans. Accordingly, the ultimate realizations to differ from amounts presently estimated.

   SALE AND PROFIT RECOGNITION
   Revenues from home sales are recognized when closings have occurred. At the time of revenue recognition, costs of home sales are charged with direct costs of construction and an allocation of a project's total estimated costs.

   PROPERTY AND EQUIPMENT
   Property and equipment are stated at cost. Depreciation and amortization are being provided principally on the straight line method over the estimated useful lives or the related assets. Estimated useful lives range from 3-5 years.

   INCOME TAXES
   The financial statements include the activity of the Program, which income or losses are included in the investors' respective tax returns.

   UNAUDITED INTERIM FINANCIAL STATEMENTS
   The interim financial statements for the six months ended June 30, 1996 and 1997 are unaudited; however in the opinion of management of the Program, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim period. The results of operations for such interim period are not necessarily indicative of the results to be obtained for the full year.

   USE OF ESTIMATES
   The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                              THE OCEANSIDE PROGRAM

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

                     (Information with respect to the six months
                      ended June 30, 1996 and 1997 is unaudited)


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

   DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
   Based upon certain market assumptions and information available to management, the carrying values of financial instruments as of December 31, 1996 and June 30, 1997 approximate their fair values. The carrying value of cash and cash equivalents, accounts payable and accrued expenses are assumed to approximate fair value as they are short term in nature and receivable or payable on demand. The fair value of the line of credit was estimated based on similar interest rates available for comparable financial instruments.


NOTE 3.  PROPERTY AND EQUIPMENT

   Property and equipment consist of the following:

                                    December 31,                 June 30,
                                        1996                       1997
                                    ------------                 --------

   Office and computer equipment     $    933                    $    933
   Furniture and fixtures              25,145                      29,999
                                     --------                    --------

                                       26,078                      30,932
   Less accumulated depreciation       (4,255)                     (8,510)
                                     --------                    --------

                                     $ 21,823                    $ 22,422
                                     --------                    --------
                                     --------                    --------


NOTE 4.  LINE OF CREDIT
 The line of credit is as discussed below:

                                                        Interest       December 31,     June 30,
                                                          Rate             1996           1997
                                                        --------       ------------     --------
OCEANSIDE PROPERTY
$3,600,000 construction loan facility with a bank,
  paid through the sales of homes, due on
  demand including interest; collateralized by a
  first trust deed on a portion of the property            9.5%          $ 3,910         $    -
                                                                         -------         -------
                                                                         -------         -------

Accrued interest at December 31, 1996 and June 30, 1997 was $5,413 and $0. Subsequent to June 30, 1997, this facilty was retired.

                               THE OCEANSIDE PROGRAM

                           NOTES TO FINANCIAL STATEMENTS
                                    (CONTINUED)

                     (Information with respect to the six months
                      ended June 30, 1996 and 1997 is unaudited)


NOTE 5.  COMMITMENTS

SERVICING/MANAGEMENT AGREEMENT
   The Program is currently managed, subject to a servicing agreement, by National. National also currently manages six other programs under similar servicing agreements. As documented within the servicing agreement, National is to receive an annual fee equal to 1% of the original loan balance. National's requirements under the servicing agreement include managing the assets of the Program to assure that the purpose and the activities of the Program are continued for the investors. The Program incurred asset management expenses of $300,000, $300,000, $150,000 and $150,000 for the
years ended December 31, 1995 and 1996 and for the six months ended June 30, 1996 and 1997. Additionally, the Program accrued compensation expense of $192,000, $192,000, $96,000 and $96,000 for the years ended December 31, 1995 and 1996 and for the six months ended June 30, 1996 and 1997 payable to senior management of the Program, who are also the principals of National. Total accrued and unpaid management fees and compensation included in "accrued expenses and other liabilities" as of December 31, 1996 and June 30, 1997 were $608,000 and $704,000.

CONTRACT WITH FEE BUILDER
   The Program entered into an agreement with a fee builder to build out and sell the Oceanside Development property. The agreement can be terminated without cause by the Company with sixty days notice to the builder.

LAWSUITS
   The Program is, from time to time, involved in various lawsuits generally incidental to its business operations. In the opinion of management, the ultimate resolution of these matters, if any, will not have a significant effect on the financial position of the Program.


NOTE 6.  CAPITAL CONTRIBUTIONS

   Through a voting procedure that can be initiated by National as Servicing Agent, a majority of the investors has the power to require all investors in the Program to make additional capital contributions. Such contributions are only recorded to the extent of cash received.


NOTE 7.  CONCENTRATION OF CREDIT RISK

   The Program's financial instruments that are exposed to concentrations of credit risk consist of cash and cash equivalents and restricted cash accounts placed with federally insured financial institutions. Such accounts may at times exceed federally insured limits. The Program has not experienced any losses on such accounts.

                               THE OCEANSIDE PROGRAM

                            NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

                      (Information with respect to the six months
                        ended June 30, 1996 and 1997 is unaudited)


NOTE 8.  REAL ESTATE INVENTORY WRITEDOWN

   Based on offers received from potential buyers in the marketplace, the Program wrotedown its real estate inventory to its estimated fair value as of June 30, 1997 of $1,000,000, resulting in a $360,172 charge against income during the six months ended June 30, 1997.

                     REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





National Investors Financial, Inc.
Los Angeles, California

We have audited the accompanying balance sheets of the Yosemite/Ahwahnee I and II "Trudy Pat" Programs (the "Yosemite/Ahwahnee Programs") (as defined in
Note 1) as of December 31, 1996, and the related consolidated statements of operations, changes in owners' equity and cash flows for each of the two years in the period ended December 31, 1996. These consolidated financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the Yosemite/Ahwahnee Programs as of December 31, 1996, and the results of operations and cash flows for each of the two years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.


                                       BDO SEIDMAN, LLP


Los Angeles, California
May 27, 1997

                          THE YOSEMITE/AHWAHNEE PROGRAMS

                                 BALANCE SHEETS


                                                          December 31,         June 30,
                                                             1996                 1997
                                                          ------------        ----------
                                                                              (Unaudited)
ASSETS:
 Real estate and improvements (Note 3)..............      $ 9,734,050         $ 9,703,807
 Cash and cash equivalents..........................          101,551             173,997
 Notes receivable (Note 4)..........................          255,274             421,670
 Inventory..........................................          538,414             497,248
 Property and equipment, net (Note 5)...............          490,296             428,115
 Other assets.......................................           45,666              75,353
                                                           ----------         -----------

   Total assets.....................................      $11,165,251         $11,300,190
                                                          -----------         -----------
                                                          -----------         -----------

LIABILITIES:
 Capital lease obligations (Note 6).................          420,857             387,512
 Accounts payable...................................          210,740             328,373
 Due to affiliate (Note 7)..........................          508,129             661,959
 Accrued property taxes (Note 7)....................          508,429             595,994
 Accrued expenses and other liabilities.............            3,685              36,302
                                                          -----------         -----------
  Total liabilities.................................        1,678,840           2,010,140

COMMITMENTS AND CONTINGENCIES (NOTE 7)

OWNERS' EQUITY:
 Owners' Equity.....................................        9,486,411           9,290,050
                                                          -----------         -----------

   Total liabilities and owners' equity.............      $11,165,251         $11,300,190
                                                          -----------         -----------
                                                          -----------         -----------



                         See accompanying notes to financial statements.

                            THE YOSEMITE/AHWAHNEE PROGRAMS

                              STATEMENTS OF OPERATIONS


                                                                   Six Months Ended
                                         Year Ended December 31,       June 30,
                                         -----------------------  -------------------
                                            1996         1995       1997        1996
                                         ----------   ----------  ---------  ---------
                                                                       (Unaudited)
REVENUES
 Golf course operations                  $  571,778    $ 412,543  $ 416,898  $ 243,708
 Sale of RV memberships                     513,799            -    427,489          -
 Sale of developed lots                      99,961            -          -          -
                                         ----------    ---------  ---------  ---------
  Total revenues                          1,185,538      412,543    844,387    243,708

COST OF SALES
 Golf course operations                     165,836       50,994     90,827     66,101
 RV memberships                             103,670            -    106,739          -
 Developed lots                              83,190            -          -          -
                                         ----------    ---------  ---------  ---------
  Total cost of sales                       352,696       50,994    197,566     66,101

GROSS PROFIT                                832,842      361,549    646,821    177,607

EXPENSES:
Selling, general and administrative       2,564,243    1,096,245  1,411,599    887,527
Management fees (Note 7)                    200,000      200,000    100,000    100,000
                                         ----------    ---------  ---------  ---------
 Total expenses                           2,764,243    1,296,245  1,511,599    987,527

Interest income(expense)                    (18,962)      19,159     (5,230)    (2,750)
                                         ----------    ---------  ---------  ---------

Net loss                                $(1,950,363)   $(915,537) $(870,008) $(812,670)
                                        -----------    ---------  ---------  ---------
                                        -----------    ---------  ---------  ---------


                         See accompanying notes to financial statements.

                           THE YOSEMITE/AHWAHNEE PROGRAMS

                            STATEMENTS OF OWNERS' EQUITY


 Balance January 1, 1995 (Note 8)        $10,202,036
 Capital contributions                     1,009,164
 Net loss for the year                      (915,537)
                                          ----------
 Balance December 31, 1995                10,295,663

 Capital contributions                     1,141,111
 Net loss for the year                    (1,950,363)
                                          ----------

 Balance December 31, 1996                 9,486,411

 Capital contributions (unaudited)           673,647
 Net loss for the period (unaudited)        (870,008)
                                         -----------
 Balance June 30, 1997 (unaudited)       $ 9,290,050
                                         -----------
                                         -----------






                   See accompanying notes to financial statements.

                         THE YOSEMITE/AHWAHNEE PROGRAMS

                            STATEMENTS OF CASH FLOWS



                                                                         Six Months Ended
                                             Year Ended December 31,          June 30,
                                             -----------------------    ------------------
                                                1996          1995       1997        1996
                                             -----------    --------    -------    -------
                                                                            (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                     $(1,950,363)  $(915,537)  $(870,008)  $(812,670)
Adjustments net loss to cash
 provided by (used in) operating activities:
  Cost of developed lots sold                      83,190           -           -           -
  Depreciation and amortization                   303,228     225,763     181,846     136,889
 Increase (decrease) from changes in:
  Inventory                                       103,670           -      41,166           -
  Other assets                                   (264,478)    (36,462)   (196,083)      4,708
  Accounts payable                                172,210     109,530      46,633      59,085
  Accrued expenses and
   other liabilities                              304,920      69,918     318,012      99,905
                                               ----------    --------   ---------    --------

 Net cash used in operating activities         (1,247,623)   (546,788)   (478,434)   (512,083)

CASH FLOWS USED IN INVESTING ACTIVITIES:
 Purchase of property and equipment               (48,899)    (25,650)    (83,481)    (18,569)
 Additions to real estate                         (23,250)    (86,981)     (5,941)     (1,515)
                                               ----------    --------   ---------    --------
 Net cash provided by (used in)
  investing activities                            (72,149)   (112,631)    (89,422)    (20,084)
CASH FLOWS FROM FINANCING ACTIVITIES:
 Capital lease repayments                         (67,088)     (5,886)    (33,345)    (11,763)
 Contributions                                  1,141,111   1,009,164     673,647     257,428
                                               ----------    --------   ---------    --------
 Net cash provided by (used in)
  financing activities                          1,074,023   1,003,278     640,302     245,665
                                               ----------    --------   ---------    --------
Net increase (decrease) in
 cash and cash equivalents                       (245,749)    343,859      72,446    (286,502)

Cash and cash equivalents
 at beginning of period                           347,300       3,441     101,551     347,300
                                               ----------    --------   ---------    --------

Cash and cash equivalents
 at end of period                              $  101,551  $  347,300   $ 173,997    $ 60,798
                                               ----------    --------   ---------    --------
                                               ----------    --------   ---------    --------

Cash paid during the
 period for interest                           $        -   $       -   $       -    $      -
                                               ----------    --------   ---------    --------
                                               ----------    --------   ---------    --------

                  See accompanying notes to financial statements.

                           THE YOSEMITE/AHWAHNEE PROGRAMS

                            NOTES TO FINANCIAL STATEMENTS

                      (Information with respect to the six months
                       ended June 30, 1996 and 1997 is unaudited)


NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

    ORGANIZATION
    During 1989 and 1992 National Investors Financial, Inc. ("National"), represented by NASD registered securities broker-dealers, completed the funding of two real estate loans for the Yosemite/Ahwahnee Programs (the "Programs") by selling undivided tenant-in-common interests in such loans to investors. The Yosemite/Ahwahnee I loan was in the amount of $6,500,000 to 426 investors and Yosemite/Ahwahnee II was in the amount of $13,500,000 to 837 investors. In September of 1995, on behalf of the Yosemite/Ahwahnee investors, National foreclosed on the borrower and took title to the property ("Ahwahnee Golf Course and Resort") involved. Ahwahnee Golf Course and Resort is projected to be a multi-faceted resort, which currently includes a country club and a partially completed recreational vehicle park, with plans to develop the remainder of the project, potentially as a timeshare facility. The 1,650 acre property is located in Madera County, California, approximately 15 miles south of Yosemite National Park and is currently held in trust by National on behalf of the Yosemite/Ahwahnee Investors. During 1996, the Company had the property appraised. This appraisal assumed an immediate cash sale and resulted in a valuation of $4,000,000. Since the Company's business plan is to develop the property and not sell it, a second appraisal of the property was performed. During 1997, the Company obtained this appraisal, which assumes that the property is developed at its highest and best use, and the result of the appraisal, after certain accounting-related adjustments made by the Company, was a value of $10,800,000. Therefore, the property has been written down to its fair market value at the time of the foreclosure and the investors' interest in the property is reflected as Owners' Equity in the financial statements. Since taking over these properties, National has operated them on behalf of the investors through a corporation known as Ahwahnee Golf Course and Resort, Inc.

The accompanying financial statements include the accounts of the Programs and do not include the accounts of National.

   AMERICAN FAMILY HOLDINGS, INC.
   American Family Holdings, Inc. a California corporation, was formed to be a publicly-held corporation to acquire the businesses of certain investment programs previously syndicated by National in exchange for common shares. In addition, American Family Holdings, Inc. will offer a maximum of 500,000 units, which consist of one share of common stock and one warrant at a price of $10 per unit. Each warrant entitles the holder to purchase two additional shares of common stock at 80% of the closing price of the stock on the day prior to exercise of the warrant. The warrant has a term of two years following the completion of the Offering.


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   CASH EQUIVALENTS
   The Programs' management considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

   REAL ESTATE AND IMPROVEMENTS
   Real estate and improvements are carried at cost. Expenditures for additions and improvements are capitalized, and expenditures for repairs and maintenance are charged to expense as incurred. Depreciation is provided on a straight-line basis on land improvements and buildings and improvements over estimated useful lives ranging from 5-30 years.

                            THE YOSEMITE/AHWAHNEE PROGRAMS

                            NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

                      (Information with respect to the six months
                        ended June 30, 1996 and 1997 is unaudited)


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Effective January 1, 1996, the Programs adopted the provisions of Statement of Financial Accounting Standards No.121 ("SFAS No. 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which requires impairment losses to be recorded on long-lived assets being developed, based on fair value, when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Assets held for sale are to be carried at the lower of cost or fair value less the costs to sell.

Real estate properties are carried at its net realizable value. Net realizable value is the price obtainable in the future for parcels as improved with a completed housing unit, net of disposal and holding costs (including interest), without provision for future profit and without discounting future cash receipts to present value.

The estimation process in determining the value of real estate assets is inherently uncertain and relies to a considerable extent on current and future economic and market conditions, the availability of suitable financing to fund holding, development, and construction activities, and the repayment or refinancing of existing indebtedness. Such economic and market conditions may effect management's development and marketing plans. Accordingly, the ultimate realizations may differ from amounts presently estimated.

   PROPERTY AND EQUIPMENT
   Property and equipment are stated at cost. Depreciation and amortization are being provided principally on the straight line method over the estimated useful lives or the related assets. Estimated useful lives range from 3-5 years.

   REVENUE RECOGNITION
   The Programs generate revenues from its golf course operations and sales of recreational vehicle memberships. Revenues from the sale of recreational vehicle memberships are not recognized until the Programs have received at least 10% of the total purchase price and the statutory 3 day rescission period has elapsed. Until a contract to purchase a recreational vehicle membership qualifies as a sale, all payments received are accounted for as customer deposits.

   COST OF SALES AND INVENTORY OF RV MEMBERSHIPS
   Cost of sales of recreational vehicle memberships is determined by dividing the total costs incurred in the development of the recreational vehicle facility by the number of units completed. Inventory of recreational vehicle memberships, including all land costs and improvements, is stated at cost, which is not greater than its net realizable value.

   INCOME TAXES
   The financial statements include the activity of the Programs, whose income or losses are included in the investors' respective tax returns.

   UNAUDITED INTERIM FINANCIAL STATEMENTS
   The interim financial statements for the six months ended June 30, 1997 are unaudited; however in the opinion of Programs' management, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim period. The results of operations for such interim period are not necessarily indicative of the results to be obtained for the full year.

                           THE YOSEMITE/AHWAHNEE PROGRAMS

                           NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

                      (Information with respect to the six months
                       ended June 30, 1996 and 1997 is unaudited)


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

   USE OF ESTIMATES
   The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
   Based upon certain market assumptions and information available to management, the carrying values of financial instruments as of December 31, 1996 and June 30, 1997 approximate their fair values. The carrying value of cash and cash equivalents, accounts payable and accrued expenses are assumed to approximate fair value as they are short term in nature and receivable or payable on demand. The fair values of notes receivable and capital lease obligations were estimated based on similar interest rates available for comparable financial instruments.


NOTE 3.  REAL ESTATE AND IMPROVEMENTS

   Real estate and improvements consist of the following:

                                             December 31,            June 30,
                                                1996                   1997
                                            -------------           ---------
 Land                                        $ 8,114,645           $8,114,645
 Land improvements                             1,251,044            1,334,526
 Buildings and improvements                      820,783              820,783
                                            -------------           ---------

                                              10,186,472           10,269,954
 Less accumulated depreciation                  (452,422)            (566,147)
                                            -------------           ---------
                                             $ 9,734,240           $9,703,807
                                             ------------          ----------
                                             ------------          ----------


NOTE 4.  NOTES RECEIVABLE

   The Programs make unsecured loans to individuals in conjunction with its sales of recreational vehicle memberships. These loans bear interest at rates between 0% and 17%, range in length from one to seven years and may be prepaid at any time without penalty. Notes receivable are shown net of discounts of $8,500 and $16,250 as of December 31, 1996 and June 30, 1997.

                       THE YOSEMITE/AHWAHNEE PROGRAMS

                        NOTES TO FINANCIAL STATEMENTS
                                (CONTINUED)

                 (Information with respect to the six months
                  ended June 30, 1996 and 1997 is unaudited)


NOTE 5.  PROPERTY AND EQUIPMENT

   Property and equipment consist of the following:

                                         December 31, 1996        March 31, 1997
                                         -----------------        --------------

 Capital lease equipment                     $505,998                 $  507,382
 Furnitures and fixtures                       25,349                     25,349
 Machinery and equipment                       37,033                     41,677
                                          -----------             --------------
                                              568,380                    574,408
 Less accumulated depreciation                (78,084)                  (146,293)
                                          -----------             --------------
                                            $ 490,296                  $ 428,115
                                          -----------             --------------
                                          -----------             --------------


NOTE 6.  CAPITAL LEASE OBLIGATIONS

   Future minimum rental payments under noncancellable capital leases as of December 31, 1996 were as follows:

                                              Amount
                                             --------
 1997                                        $121,433
 1998                                         120,923
 1999                                         113,893
 2000                                         113,893
 2001                                          59,184
                                             --------
 Total minimum lease payments                 529,326
 Amount representing interest                 108,469
                                             --------
 Present value of minimum lease payments      420,857
                                             --------
                                             --------

NOTE 7.  COMMITMENTS

SERVICING/MANAGEMENT AGREEMENT
   The Programs are currently managed, subject to a servicing agreement, by National. National also currently manages five other programs under similar servicing agreements. As documented within the servicing agreement, National is to receive an annual fee equal to 1% of the original loan balance. National's requirements under the servicing agreement include managing the assets of the Programs to assure that the purpose and activities of the Programs are continued for the investors. The Programs incurred asset management expenses of $200,000, $200,000, $100,000 and $100,000 for the
years ended December 31, 1995 and 1996 and for the six months ended June 30, 1996 and 1997. Additionally, the Programs accrued compensation expense of $58,620, $264,000, $132,000 and $132,000 for the years ended December 31,
1995 and 1996 and for the six months ended June 30, 1996 and 1997 payable to senior management of the Company, who are also principals of National. Total accrued and unpaid management fees and compensation included in "accrued expenses and other liabilities" as of December 31, 1996 and June 30, 1997 were $508,129 and $661,959.

                        THE YOSEMITE/AHWAHNEE PROGRAMS

                        NOTES TO FINANCIAL STATEMENTS
                                 (CONTINUED)

                  (Information with respect to the six months
                   ended June 30, 1996 and 1997 is unaudited)


NOTE 7.  COMMITMENTS (CONTINUED)

LAWSUITS
   The Program is, from time to time, involved in various lawsuits generally incidental to its business operations. In the opinion of management, the ultimate resolution of these matters, if any, will not have a significant effect on the financial position of the Program.

DELINQUENT PROPERTY TAXES
   The Program has delinquent property taxes of $595,994 as of June 1997. The Program is in the process of negotiating a payment plan with appropriate taxing authorities relative to the payment of these past due taxes.


NOTE 8.  CAPITAL CONTRIBUTIONS

   Through a voting procedure that can be initiated by National as Servicing Agent, a majority of the investors has the power to require all investors in the Program to make additional capital contributions. Such contributions are only recorded to the extent of cash received.


NOTE 9. DEBT FORECLOSURE

   In September 1995, the management company, for the benefit of investors in debt securities secured by the Property, foreclosed on the Property. Due to the debtor's financial position as of December 31, 1994, the foreclosure has been accounted for as if it took place prior to January 1, 1995.


NOTE 10. SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

   During the years ended December 31, 1995 and 1996, the Company entered into capital lease obligations of $195,259 and $298,572.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





National Investors Financial, Inc.
Los Angeles, California

We have audited the accompanying balance sheet of the Mori Point "Trudy Pat" Program (the "Mori Point Program") (as defined in Note 1) as of December 31, 1996, and the related statements of operations, changes in owners' equity and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the Mori Point Program as of December 31, 1996, and the results of operations and cash flows for each of the two years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                       BDO SEIDMAN, LLP

Los Angeles, California
May 27, 1997

                            THE MORI POINT PROGRAM

                                 BALANCE SHEETS


                                             December 31,   June 30,
                                                1996          1997
                                             -----------  ----------
                                                         (Unaudited)

ASSETS:
 Land                                         $4,100,000  $4,100,000

 Cash and cash equivalents                        39,032      58,428
 Other assets                                         --       6,522
                                             -----------  ----------
  Total assets                                $4,139,032  $4,164,950
                                             -----------  ----------
                                             -----------  ----------
LIABILITIES:
 Due to affiliate (Note 3)                    $  441,218  $  491,218
 Accrued property taxes (Note 3)                 366,296     268,690
  Total liabilities                           $  807,514  $  759,908

COMMITMENTS AND CONTINGENCIES (NOTE 3)

OWNERS' EQUITY:
 Owners' Equity                                3,331,518   3,405,042
                                             -----------  ----------
  Total liabilities and
   owners' equity                             $4,139,032  $4,164,950
                                             -----------  ----------
                                             -----------  ----------




           See accompanying notes to financial statements.

                          THE MORI POINT PROGRAM

                         STATEMENTS OF OPERATIONS


                                                                       Six Months Ended
                                          Year Ended December 31,           June 30,
                                          -----------------------    --------------------
                                              1996        1995           1997       1996
                                          ----------- -----------    ----------  --------
                                                                          (Unaudited)
EXPENSES:
 Selling, general and administrative        $  90,348   $  46,867   $  73,340   $ 28,511
 Management fees (Note 3)                     100,000     100,000      50,000     50,000
                                            ---------   ---------   ---------   --------
Total expenses                                190,348     146,867     123,340     78,610

Interest income                                 1,223         --          488        589
                                            ---------   ---------   ---------   --------
Net loss                                    $(189,125)  $(146,867)  $(122,852)  $(77,922)
                                            ---------   ---------   ---------   --------
                                            ---------   ---------    --------   --------



                    See accompanying notes to financial statements.

                              THE MORI POINT PROGRAM

                           STATEMENTS OF OWNERS' EQUITY



                                                                        Total
                                                                     ----------

Balance January 1, 1995                                              $3,465,200

  Net loss for the year                                                (146,867)
                                                                     ----------

Balance December 31, 1995                                             3,318,333

  Capital contributions                                                 202,310
  Net loss for the year                                                (189,125)
                                                                     ----------

Balance December 31, 1996                                             3,331,518

  Capital contributions (unaudited)                                     196,376
  Net loss for the period (unaudited)                                  (122,852)
                                                                     ----------

Balance June 30, 1997 (unaudited)                                    $3,405,042
                                                                     ----------
                                                                     ----------




                  See accompanying notes to financial statements.

                             THE MORI POINT PROGRAM

                            STATEMENTS OF CASH FLOWS


                                                                           Six Months Ended
                                               Year Ended December 31,          June 30,
                                             --------------------------  -----------------------
                                                1996         1995           1997         1996
                                             ----------   ----------     ----------   ----------
                                                                               (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                   $(189,125)   $(146,867)     $(122,852)   $ (77,922)
  Increase (decrease) from changes in:
    Other assets                                     -            -         (6,522)           -
    Accrued expenses                            25,847      146,867        (47,606)     (52,492)
                                             ----------   ----------     ----------   ---------

  Net cash used in operating
   activities                                 (163,278)           -       (176,980)    (130,414)


CASH FLOWS FROM FINANCING ACTIVITIES:
 Contributions                                 202,310            -        196,376      163,463
                                             ----------   ----------     ----------   ---------
 Net cash provided by
  financing activities                         202,310            -        196,376      163,463

Net increase (decrease) in cash and cash
 equivalents                                    39,032            -         19,396       33,049

Cash and cash equivalents at beginning
 of period                                           -            -         39,032            -
                                             ----------   ----------     ----------   ---------
Cash and cash equivalents
 at end of period                            $  39,032    $       -      $  58,428    $  33,049
                                             ----------   ----------     ----------   ---------
                                             ----------   ----------     ----------   ---------

                             See accompanying notes to financial statements.

                                    THE MORI POINT PROGRAM

                                NOTES TO FINANCIAL STATEMENTS

                          (Information with respect to the six months
                           ended June 30, 1996 and 1997 is unaudited)


NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

   ORGANIZATION
   During 1990 National Investors Financial, Inc. ("National"), represented by NASD registered securities broker-dealers, completed the funding of a real estate loan for the Mori Point "Trudy Pat" Program (the "Program") in the amount of $10,000,000 by selling undivided tenant-in-common interests in such loan to 486 investors. In August of 1992, on behalf of the Mori Point Program investors, National foreclosed on and took title to the property ("Mori Point") involved in the Mori Point Program. Mori Point is currently raw land which is zoned for a 275 room hotel/conference center, 60 residential units and an equestrian/commercial facility. The property is located in Pacifica, California and is currently held in trust by National on behalf of the Mori Point Investors. The Mori Point property was recently appraised at $4,100,000 as of the date of foreclosure. Therefore, the property has been written down to its fair market value at the time of the foreclosure and the investors' interest in the property is reflected as Owners' Equity in the financial statements.

The accompanying financial statements include the accountants of the Program and do not include the accounts of National.

   AMERICAN FAMILY HOLDINGS, INC.
   American Family Holdings, Inc. a California corporation, was formed to be a publicly-held corporation to acquire the businesses of certain investment programs previously syndicated by National in exchange for common shares. In addition, American Family Holdings, Inc. will offer a maximum of 500,000 units, which consist of one share of common stock and one warrant at a price of $10 per unit. Each warrant entitled the holder to purchase two additional shares of common stock at 80% of the closing price of the stock on the day prior to exercise of the warrant. The warrant has a term of two years following the completion of the Offering.


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   CASH EQUIVALENTS
   Management of the Program considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

   LAND
   Land is carried at the lower of cost or its net realizable value. Effective January 1, 1996, the Program adopted the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS No. 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which requires impairment losses to be recorded on long-lived assets being developed, based on fair value, when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Assets held for sale are to be carried at the lower of cost or fair value less the costs to sell.

Real estate properties are carried at its net realizable value. Net realizable value is the price obtainable in the future for parcels as improved with a completed housing unit, net of disposal and holding costs (including interest), without provision for future profit and without discounting future cash receipts to present value.

                                   THE MORI POINT PROGRAM

                                NOTES TO FINANCIAL STATEMENTS
                                         (CONTINUED)

                          (Information with respect to the six months
                           ended June 30, 1996 and 1997 is unaudited)


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The estimation process in determining the value of real estate assets is inherently uncertain and relies to a considerable extent on current and future economic and market conditions, the availability of suitable financing to fund holding, development, and construction activities, and the repayment or refinancing of existing indebtedness. Such economic and market conditions may effect management's development and marketing plans. Accordingly, the ultimate realizations may differ from amounts presently estimated.

   INCOME TAXES
   The financial statements include the activity of the Program, whose income or losses are included in the investors' respective tax returns.

   UNAUDITED INTERIM FINANCIAL STATEMENTS
   The interim financial statements for the six months ended June 30, 1996 and 1997 are unaudited; however in the opinion of the Program's management, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim period. The results of operations for such interim period are not necessarily indicative of the results to be obtained for the full year.

   USE OF ESTIMATES
   The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 3.  COMMITMENTS

SERVICING/MANAGEMENT AGREEMENT
   The Program is currently managed, subject to a servicing agreement, by National. National also currently manages six other programs under similar servicing agreements. As documented within the servicing agreement, National is to receive an annual fee equal to 1% of the original loan balance. National's requirements under the servicing agreement include managing the assets of the Program to assure that the purpose and activities of the Program are continued for the investors. The Program incurred asset management expenses of $100,000, $100,000, $50,000 and $50,000 for the years ended December 31, 1995 and 1996 and for the six months ended June 30, 1996 and 1997. Total accrued and unpaid management fees included in "accrued expenses and other liabilities" as of December 31, 1996 and June 30, 1997 were $441,218 and $491,218.

LAWSUITS
   The Program is, from time to time, involved in various lawsuits generally incidental to its business operations. In the opinion of management, the ultimate resolution of these matters, if any, will not have a significant effect on the financial position of the Program.

                                 THE MORI POINT PROGRAM

                             NOTES TO FINANCIAL STATEMENTS
                                      (CONTINUED)

                       (Information with respect to the six months
                        ended June 30, 1996 and 1997 is unaudited)


NOTE 3.  COMMITMENTS (CONTINUED)

DELINQUENT PROPERTY TAXES
   The Program has delinquent property taxes of $268,690 as of June 1997.
The Program has entered into a five-year payment plan with appropriate taxing authorities relative to the payment of these past due taxes.


NOTE 4.  CAPITAL CONTRIBUTIONS

   Through a voting procedure that can be initiated by National as Servicing Agent, a majority of the investors has the power to require all investors in the Program to make additional capital contributions. Such contributions are only recorded to the extent of cash received.

                   REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





National Investors Financial, Inc.
Los Angeles, California

We have audited the accompanying balance sheet of the Sacramento/Delta Greens "Trudy Pat" Program (the "Sacramento/Delta Greens Program") (as defined in
Note 1) as of December 31, 1996, and the related statements of operations, changes in owners' equity and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the Sacramento/Delta Greens Program as of December 31, 1996, and the results of operations and cash flows for each of the two years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                               BDO SEIDMAN, LLP

Los Angeles, California
May 27, 1997

                      THE SACRAMENTO/DELTA GREENS PROGRAM

                                BALANCE SHEETS



                                                   December 31,   June 30,
                                                      1996          1997
                                                  ------------- -----------
                                                                (Unaudited)

ASSETS:
 Land                                              $2,230,000   $2,000,000

 Cash and cash equivalents                             62,583       22,272
 Other assets                                               -        2,813
                                                   ----------   ----------
  Total assets                                     $2,292,583   $2,025,085
                                                   ----------   ----------
                                                   ----------   ----------

LIABILITIES:
 Accounts payable                                  $   29,924   $   25,640
 Due to affiliate (Note 3)                            146,611      167,444
 Accrued property taxes (Note 3)                       82,531       45,939
                                                   ----------   ----------

  Total liabilities                                   259,066      239,023

COMMITMENTS AND CONTINGENCIES (NOTE 3)

OWNERS' EQUITY:
 Owners' Equity                                     2,033,517    1,786,062
                                                   ----------   ----------
  Total liabilities and owners' equity             $2,292,583   $2,025,085
                                                   ----------   ----------
                                                   ----------   ----------



                     See accompanying notes to financial statements.

                     THE SACRAMENTO/DELTA GREENS PROGRAM

                          STATEMENTS OF OPERATIONS

                                                                       Six Months Ended
                                          Year Ended December 31,          June 30,
                                         ------------------------    ---------------------
                                            1996          1995         1997        1996
                                         ----------    ----------    ---------   ---------
                                                                          (Unaudited)
EXPENSES:
Selling, general and administrative      $   169,649    $  93,523    $  69,059   $  40,365
Land write-down (Note 5)                     845,000            -      230,000     422,500
Management fees (Note 3)                      50,000       50,000       25,000      25,000
                                         -----------    ---------    ---------   ---------

  Total expenses                           1,064,649      143,523      324,059     487,865

Interest income                                1,965       11,933          479         731
                                         -----------    ---------    ---------   ---------

Net income (loss)                        $(1,062,684)   $(131,590)   $(323,580)  $(487,134)
                                         -----------    ---------    ---------   ---------
                                         -----------    ---------    ---------   ---------



               See accompanying notes to financial statements.

                    THE SACRAMENTO/DELTA GREENS PROGRAM

                       STATEMENTS OF OWNERS' EQUITY



                                                           TOTAL
                                                        ----------
Balance January 1, 1995                                 $2,953,186

Capital contributions                                       12,033
Net loss for the year                                     (131,590)
                                                        ----------

Balance December 31, 1995                                2,833,629

Capital contributions                                      262,572
Net loss for the year                                   (1,062,684)
                                                        ----------

Balance December 31, 1996                                2,033,517

Capital contributions (unaudited)                           76,125
Net loss for the period (unaudited)                       (323,580)
                                                        ----------

Balance June 30, 1997 (unaudited)                       $1,786,062
                                                        ----------
                                                        ----------



                 See accompanying notes to financial statements.

                      THE SACRAMENTO/DELTA GREENS PROGRAM

                            STATEMENTS OF CASH FLOWS

                                                                             Six Months Ended
                                                Year Ended December 31,           June 30,
                                              ------------------------    ----------------------
                                                  1996          1995         1997         1996
                                              -----------    ---------    ---------    ---------
                                                                                (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                    $(1,062,684)   $(131,590)   $(323,580)   $(487,134)
  Adjustment to reconcile net income
  (loss) to net cash provided by (used in)
  operating activities -
    Real estate property write-down               845,000            -      230,000      422,500
  Increase (decrease) from changes in:
    Other assets                                        -                    (2,813)           -
    Accounts payable                               29,924            -       (4,284)           -
    Accrued expenses                              (19,834)      53,716      (15,759)     (56,278)
                                              -----------    ---------    ---------    ---------

  Net cash provided by (used in)
    operating activities                         (207,594)     (77,874)    (116,436)    (120,912)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Contributions                                   262,572       12,033       76,125      245,816
                                              -----------    ---------    ---------    ---------
  Net cash provided by
    financing activities                          262,572       12,033       76,125      245,816
                                              -----------    ---------    ---------    ---------

Net increase (decrease) in cash and cash
  equivalents                                      54,978      (65,841)     (40,311)     124,904

Cash and cash equivalents at beginning
  of period                                         7,605       73,446       62,583        7,605
                                              -----------    ---------    ---------    ---------

Cash and cash equivalents
  at end of period                            $    62,583    $   7,605    $  22,272    $ 132,509
                                              -----------    ---------    ---------    ---------
                                              -----------    ---------    ---------    ---------

Cash paid during the period for interest      $         -    $       -    $       -    $       -
                                              -----------    ---------    ---------    ---------
                                              -----------    ---------    ---------    ---------



               See accompanying notes to financial statements.

                     THE SACRAMENTO/DELTA GREENS PROGRAM

                        NOTES TO FINANCIAL STATEMENTS

                 (Information with respect to the six months
                  ended June 30, 1996 and 1997 is unaudited)


NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

   ORGANIZATION
   During 1989 National Investors Financial, Inc. ("National"), represented by NASD registered securities broker-dealers, completed the funding of a real estate loan for the Sacramento/Delta Greens Program (the "Program") in the amount of $5,000,000 by selling undivided tenant-in-common interests in such loan to 332 investors. In March of 1993, on behalf of the Sacramento/Delta Greens Program investors, National foreclosed on the property and took title to the property ("Sacramento/Delta Greens") involved in the Sacramento/Delta Greens Program. Sacramento/Delta Greens is currently raw land which is zoned and has an approved tentative tract map for a single-family detached housing development of 534 homes. The property is located in Sacramento, California and is currently held in Trust by National on behalf of the Sacramento/Delta Greens investors. The Sacramento/Delta Greens property was recently appraised at $3,075,000 as of the date of foreclosure. Therefore, the property has been written down to its fair market value at the time of the foreclosure and the investors' interest in the property is reflected as Owners' Equity in the financial statements.

The accompanying financial statements include the accounts of the Program and do not include the accounts of National.

   AMERICAN FAMILY HOLDINGS, INC.
   American Family Holdings, Inc. a California corporation, was formed to be a publicly-held corporation to acquire the businesses of certain investment programs previously syndicated by National in exchange for common shares. In addition, American Family Holdings, Inc. will offer a maximum of 500,000 units, which consist of one share of common stock and one warrant at a price of $10 per unit. Each warrant entitles the holder to purchase two additional shares of common stock at 80% of the closing price of the stock on the day prior to exercise of the warrant. The warrant has a term of two years following the completion of the Offering.


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   CASH EQUIVALENTS
   Management of the Program considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

   LAND
   Land is carried at the lower of cost or its net realizable value. Effective January 1, 1996, the Program adopted the provisions of Statement of Financial Accounting Standards No.121 ("SFAS No. 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which requires impairment losses to be recorded on long-lived assets being developed, based on fair value, when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Assets held for sale are to be carried at the lower of cost or fair value less the costs to sell.

Real estate properties are carried at its net realizable value. Net realizable value is the price obtainable in the future for parcels as improved with a completed housing unit, net of disposal and holding costs (including interest), without provision for future profit and without discounting future cash receipts to present value.

                    THE SACRAMENTO/DELTA GREENS PROGRAM

                      NOTES TO FINANCIAL STATEMENTS
                                (CONTINUED)

                (Information with respect to the six months
                 ended June 30, 1996 and 1997 is unaudited)


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The estimation process in determining the value of real estate assets is inherently uncertain and relies to a considerable extent on current and future economic and market conditions, the availability of suitable financing to fund holding, development, and construction activities, and the repayment or refinancing of existing indebtedness. Such economic and market conditions may effect management's development and marketing plans. Accordingly, the ultimate realizations may differ from amounts presently estimated.

   INCOME TAXES
   The financial statements include the activity of the Program, whose income or losses are included in the investors' respective tax returns.

   UNAUDITED INTERIM FINANCIAL STATEMENTS
   The interim financial statements for the six months ended June 30, 1996 and 1997 are unaudited; however in the opinion of the Property's management, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim period. The results of operations for such interim period are not necessarily indicative of the results to be obtained for the full year.

   USE OF ESTIMATES
   The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 3.  COMMITMENTS

   SERVICING/MANAGEMENT AGREEMENT
   The Program is currently managed, subject to a servicing agreement, by National. National also currently manages six other programs under similar servicing agreements. As documented within the servicing agreement, National is to receive an annual fee equal to 1% of the original loan balance. National's requirements under the servicing agreement include managing the assets of the Program to assure that the purpose and activities of the program are continued for the investors. The Program incurred asset management expenses of $50,000, $50,000, $25,000 and $25,000 for the years ended December 31, 1995 and 1996 and for the six months ended June 30, 1996 and 1997. Total accrued and unpaid management fees included in "accrued expenses and other liabilities" as of December 31, 1996 and June 30, 1997 were $146,611 and $167,444.

LAWSUIT
   The Program is, from time to time, involved in various lawsuits generally incidental to its business operations. In the opinion of management, the ultimate resolution of these matters, if any, will not have a significant effect on the financial position of the Program.

                     THE SACRAMENTO/DELTA GREENS PROGRAM

                        NOTES TO FINANCIAL STATEMENTS
                                 (CONTINUED)

                (Information with respect to the six months
                 ended June 30, 1996 and 1997 is unaudited)


NOTE 3.  COMMITMENTS (CONTINUED)

DELINQUENT PROPERTY TAXES
   The Program has delinquent property taxes of $45,939 as of June 30, 1997. The Program has entered into a five-year payment plan with appropriate taxing authorities relative to the payment of these past due taxes.

NOTE 4.  CAPITAL CONTRIBUTIONS

   Through a voting procedure that can be initiated by National as Servicing Agent, a majority of the investors has the power to require all investors in the Program to make additional capital contributions. Such contributions are only recorded to the extent of cash received.

NOTE 5.  LAND WRITE-DOWN

   Due to changes in zoning and the housing market surrounding
Sacramento/Delta Greens, write-downs in the cost of the land of $845,000, $422,500 and $230,000 were recorded during the year ended December 31, 1996 and the six months ended June 30, 1996 and 1997.

                                      APPENDICES


Appendix 1    Fairness Opinion

Appendix 2    Selected Additional Appraisal Information

                                      APPENDIX 1


                              [Form of Fairness Opinion]


_________  __, 1997

Mr. David G. Lasker
President
National Investors Financial, Inc.
4220 Von Karman Avenue
Suite 110
Newport Beach, CA 92660

Dear Mr. Lasker:

We understand that a transaction is contemplated (the "Acquisition") whereby a newly formed company, American Family Holdings, Inc. (the "Company"), will purchase the real estate assets, liabilities and business activities (the "Properties") relating to certain trust deed participation ("Trudy Pat") loan programs sponsored by National Investors Financial, Inc. ("National"). The Trudy Pat loans were initially funded by groups of investors (the "Investors") who, by virtue of the borrowers' default on the loans, have become the beneficial owners of the Properties which secured the loans. These include Trudy Pat loans on real property in Sacramento, California ("Delta Greens"), Pacifica, California ("Mori Point"), Oceanside, California ("Oceanside"), and two separate parcels in Oakhurst, California ("Yosemite/Ahwahnee I" and "Yosemite/Ahwahnee II"). The Company's initial capitalization was 390,303 shares of common stock, represented by 147,500 shares each to two partnerships controlled by the principals of National and 95,303 total shares issued to employees of National and the Company, and consultants to certain of the Properties (collectively, the "Founders' Shares") and National. As consideration for the purchase of the Properties, the Company will issue shares of common stock (the "Shares") to the respective Investors in the following amounts: [121,520] shares to the Delta Greens Investors (representing [6.18] percent of the total shares outstanding after the issuance of the Shares), [329,148] Shares to the Mori Point Investors (representing [20.87] percent of the total Shares outstanding after the issuance of the Shares), [530,310] shares to the Oceanside Investors (representing [33.62] percent of the total Shares outstanding after the issuance of the Shares), [200,788] Shares to the Yosemite/Ahwahnee I Investors (representing [10.20] percent of the total Shares outstanding after the issuance of the Shares) and [395,519] Shares to the Yosemite/Ahwahnee II Investors (representing [20.10] percent of the total Shares outstanding after the issuance of the Shares). In connection with the Acquisition, it is anticipated that the Company's common stock will be listed for public sale on the ____________ under the symbol ________. Current with the Acquisition, the Company will also commence an offering (the


                                         A1.1

"Offering") of additional common shares to the Investors in the aggregate amount of up to $5,000,000, at a price of $10 per Unit, each Unit representing one new share of common stock and one warrant to purchase two additional shares of common stock at a per share purchase price equal to 80% of the closing market price on the trading date immediately prior to the exercise date.

You have requested our opinion (the "Opinion") as to the fairness of the allocation of Shares pursuant to the Acquisition, inclusive of the Founders' Shares, from a financial point of view, to the Investors in each of Delta Greens, Mori Point, Oceanside, Yosemite/Ahwahnee I and Yosemite/Ahwahnee II. Our Opinion is limited to the fairness of the allocation of Shares to the Investors in connection with the Acquisition and does not consider the terms of the proposed Offering. Therefore, we have not performed an analysis of, and express no opinion with respect to, the proposed price of $10 per Unit nor the fairness of such price to the Investors. Our Opinion is further limited by the fact that, due to lack of information, we were unable to perform an analysis of the Company's anticipated cost structure after giving effect to the Acquisition and the Offering. As a result, we have not performed an analysis of, and express no opinion with respect to, the Company's cost structure on a going forward basis and whether such structure will result in a greater cost for services to the Investors than they were incurring collectively when the Properties were being managed by National.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1. Reviewed a draft copy of the Consent Solicitation Statement/Prospectus for the Transaction (the "Prospectus") dated October ___, 1997;

2. Reviewed the following real estate appraisals (the "Appraisals") with respect to the Properties:

    a) an appraisal of the Yosemite/Ahwahnee I and II Properties, prepared by Arnold Associates, as of May 1, 1997 (the "Arnold Appraisal"),

    b) an appraisal of the Yosemite/Ahwahnee I and II Properties, prepared by the Mentor Group, as of October 10, 1996 (the "Mentor Appraisal"),

    c) an appraisal of the Mori Point Property, prepared by PKF Consulting, as of May 19, 1997 (the "PKF Appraisal"),

    d) an appraisal of the Delta Greens Property, prepared by David E, Lane, Inc., as of May 9, 1997 (the "Lane Appraisal"), and

    e) an appraisal of the Oceanside Property, prepared by Boznanski and Company, as of March 31, 1997 (the "Boznanski Appraisal");


                                         A1.2

3.  Reviewed the following feasibility studies with respect to the Properties:

    a) a study of the Yosemite/Ahwahnee I and II Properties, prepared by LEXES Enterprises, dated August 28, 1996,

    b) a study of the Yosemite/Ahwahnee I and II Properties, prepared by RCI Consulting, dated November 1996, and

    c) a study of the Delta Greens Property, prepared by Barnett Research Associates, dated December 23, 1996;

4. Reviewed the Agreement of Purchase and Sale and Joint Escrow Instructions between Oceanside Development, Inc. and a publicly traded homebuilder, dated as of June 18, 1997 (the "Purchase Agreement"), relating to a potential sale of a portion of the Oceanside Property, the Symphony tract (which agreement has since been canceled by the Company in accordance with its rights under the agreement);

5. Reviewed audited financial statements for each of the Delta Greens Property, the Mori Point Property, the Oceanside Property and the
Yosemite/Ahwahnee I and II Properties, as well as pro forma consolidated financial statements for the Company, for the year ended December 31, 1996 and the six months ended June 30, 1997;

6. Met with management of the Company and National regarding matters pertinent to our analysis;

7. Conducted site visits to each of the Properties, and met with the General Manager of the Yosemite/Ahwahnee I and II Properties;

8. Reviewed certain documents related to the Trudy Pat loans on the Properties;

9. Reviewed certain other documents and schedules which were pertinent to our analysis; and

10. Conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company or the Properties and do not assume any responsibility with respect to it. Our Opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

We have assumed that the financial statements provided to us correctly reflect the financial results and condition of the Company (on a pro forma basis) and the Properties for the time periods covered in accordance with generally accepted accounting principles consistently


                                         A1.3
applied. We have further assumed that there has been no material change in the financial results and condition of the Company (on a pro forma basis) or the Properties since the date of the most recent financial statements made available to us. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Properties. Furthermore, at your request, we have not negotiated the Acquisition or advised you with respect to alternatives to it.

We are not experts in real estate appraisal and, therefore, we have relied to an extent upon the opinions and analyses expressed in the Appraisals. However, because of certain issues that exist with respect to both the Properties and the Appraisals, the determination of the fairness of the Acquisition to the Investors was not based solely on the Appraisals. With respect to the Yosemite/Ahwahnee I and II Properties, the wide disparity between the conclusions expressed in the Arnold and Mentor Appraisals necessitated additional analysis and scrutiny of the Appraisals. Management has represented to us that it believes that the expected price that could be obtained for these Properties under a scenario whereby they would need to be sold quickly is closer to the values expressed in the Mentor Appraisal than those expressed in the Arnold Appraisal, whereas the value of the Properties as part of the Company, with sufficient time and financial resources to develop them according to plan, is closer to the values expressed in the Arnold Appraisal than those expressed in the Mentor Appraisal. The Yosemite/Ahwahnee I and II Properties have also been operating in a substantial negative cash flow situation, necessitating frequent additional cash investments from the Investors in those programs. Management represents that it believes those Investors are no longer willing to fund those negative cash flows which is a factor which must be considered in our analysis. With respect to the Mori Point Property, management is of the opinion that the PKF Appraisal does not adequately reflect the impact on the value of the Property related to the time, expense and uncertainty regarding the environmental mitigation issues . With respect to the Oceanside Property, in spite of the fact that the Purchase Agreement has been canceled, we have considered the fact that, according to management, negotiations with the potential buyer are expected to continue and that there is a high likelihood that a sale of the Symphony tract will be completed to either that particular entity or another buyer in the near future. We have also relied upon management's representations regarding the estimated amount of cash and liquid assets to be generated by the liquidation of the other portion of the Oceanside Property, the Encore tract.

Based on the foregoing, and in reliance thereon, it is our opinion that the allocation of the Shares pursuant to the Acquisition, inclusive of the Founders' Shares, is fair to the Investors in Delta Greens, Mori Point, Oceanside, Yosemite/Ahwahnee I and Yosemite/Ahwahnee II, from a financial point of view.

This Opinion is furnished solely for your benefit and may not be relied upon by any other person without our express, prior written consent. We understand, however, that this Opinion may be referred to in the Prospectus to be filed by the Company in connection with this Acquisition. This Opinion is delivered to you subject to the conditions, scope of engagement, limitations and


                                         A1.4
understandings set forth in this Opinion and subject to the understanding that the obligations of HVA in the Acquisition are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of HVA shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates.

HOULIHAN VALUATION ADVISORS


                                         A1.5

                                      Appendix 2


                      SELECTED ADDITIONAL APPRAISAL INFORMATION

    The following selected additional information about the appraisals of the Programs' Properties is presented so that the Investors can better understand the methods used and results of the appraisals.


SACRAMENTO/DELTA GREENS PROGRAM (David E. Lane, Inc.)

    Sales Comparison Approach        $2,134,000
    Land Residual Approach            2,403,000
    Discounted Cash Flow              1,815,000
    Conclusion of "as is" value                     $2,000,000
                                                    ----------
                                                    ----------

    Heaviest reliance was placed on the Sales Comparison Approach because the Property is undeveloped and generates no revenue.

OCEANSIDE PROGRAM (Boznanski & Company)

    ENCORE 23 lots

    Sales Comparison Approach        $1,265,000
    Land Residual Approach              851,000
    Conclusion of "as is" value                     $  850,000
                                                    ----------
                                                    ----------

    The Land Residual Approach was deemed to be the more realistic as it took into account remaining development costs and a builder's profit.

    SYMPHONY 111 lots

    Sales Comparison Approach        $2,636,000    -$3,164,000
    Land Residual Approach            2,850,000
    Conclusion of "as is" value                     $2,850,000
                                                    ----------
                                                    ----------

    The Land Residual Approach was deemed to be the more realistic as it took into account remaining development costs and was approximately the mid-point of Sales Comparison Approach range.


MORI POINT (PKF Consulting)

    Discounted Cash Flow             $5,300,000
    Ground Rent Capitalization
      Approach                        6,000,000


                                         A2.1

    Sales Comparison Approach         5,400,000
    Conclusion of "as is" value                     $5,500,000
                                                    ----------
                                                    ----------

    As the sales comparisons available were not similarly sized or located, of a similar development potential, the greatest reliance was placed on the Discounted Cash Flow Approach as good market information was available to support the potential cash flow and development cost of the potential project. The Ground Rent Capitalization Approach was used as a test of reasonableness.

YOSEMITE/AHWANHEE I AND II (Arnold Associates)

    GOLF COURSE/COUNTRY CLUB

    Sales Comparison Approach        $5,400,000
    Income Approach                   4,810,000
    Cost Approach                     6,270,000
    Conclusion of "as is" value                   $4,480,000(1)
                                                  ----------
                                                  ----------

    (1) Reflects a $5,100,000 stabilized value less $620,000 of lost income during stabilization process of the golf course.

    The Sales Comparison Approach was deemed the most reliable because sufficient market data existed, although the comparables were superior in location, quality or condition. The Income Approach was not reliable as there was no historical data available.

    RV PARK

    Sales Comparison Approach        $3,886,000
    Cost Approach                     3,986,000
    Conclusion of "as is" value                     $3,886,000
                                                    ----------
                                                    ----------

    The Sales Comparison Approach was deemed the most reliable. The Cost Approach was suspect because of lack of historical data. There was no historical data to support the Income Approach.

    COUNTRY CLUB ESTATES ("as is")                  $2,250,000

    ESTATE "OUTLOTS" F, G AND H ("as is")           $5,800,000

    OTHER "OUTLOTS" C, D AND E ("as is")            $4,500,000

    In each of the above three categories, only the Sales Comparison Approach was used as such approach was deemed the only reliable indicator value for the types of property in question.

    Utilizing primarily a cost approach, in October 1996, The Mentor Group,
Inc. appraisal valued the subdivision (Country Club Estates) "as is" at $530,000 and the balance of the real


                                         A2.2
estate (as excess land) at "as is" $3,460,000, for a combined appraised value of approximately $4,000,000.


                                         A2.3

                               OFFICIAL INVESTOR BALLOT


[attach mailing label here        The Primary Investor named on this
for each distinct investor]       label is listed as a participant in one
                                  or more of the Programs involved in the
                                  Acquisition and is eligible to vote
                                  and subscribe.


       THE SOLICITATION OF VOTES AND THE OFFERING OF UNITS EXPIRES AT 11:59 PM,
              PACIFIC TIME, ON ___________, 199_, UNLESS EXTENDED (THE
                                 "EXPIRATION TIME").

      Pursuant to the Prospectus dated _________, 1997 (the "Prospectus"), which accompanied the original mailing of this Official Investor Ballot, American Family Holdings, Inc. (the "Company") is proposing to acquire the assets, certain liabilities and business activities of the Programs (the "Acquisition") in exchange for shares of the Company's common stock (the "Shares"). The Acquisition requires the approval of Investors holding a majority beneficial economic interest in each of the Programs. If a majority of Investors in any one of the Programs does not approve the Acquisition prior to the Expiration Time, then the Acquisition will not occur. If the Acquisition is approved, all Investors in each of the Programs are bound by the vote of the majority that granted approval. Capitalized terms in this Official Investor Ballot shall have the same meaning as in the accompanying Prospectus.


                          NATIONAL RECOMMENDS A "YES" VOTE.

                   VOTING BALLOT (PLEASE INDICATE ONE CHOICE ONLY)


_____    YES!      I vote to approve the Acquisition described in the
                   Prospectus, and, as part of that Acquisition, to receive
                   Acquisition Shares in the Company in exchange for my
                   Adjusted Outstanding Investment in the Program. I authorize and instruct National to reconvey and extinguish on my behalf all encumbrances against the Program's real estate in which I have an interest.

_____    NO.       I vote against the Acquisition.  I have read and understand the portions of the Prospectus which describe the consequences to my investment in the Program if the Acquisition does not occur.

_____    ABSTAIN.  I abstain from voting.  I understand that my abstention will be counted as a vote AGAINST the Acquisition.

I represent and warrant that I (1) have received and reviewed the Prospectus,
(2) understand that if the Acquisition is completed, I will become a shareholder in the Company, (3) have full power and authority to vote as an Investor pursuant to the Program's tenancy-in-common agreement, (4) understand that if a voting selection is not indicated, but this ballot is signed and delivered, I will be deemed to have voted in favor of the Acquisition, and (5) that to the best of my knowledge, when and if my interests in the property sold are transferred to the Company in exchange for Shares, the Company will acquire good, marketable and unencumbered title to them, free and clear of all liens, restrictions and encumbrances, and that the interests in the property sold will not be subject to any adverse claim other than property taxes. By voting in favor of the Acquisition, I confirm that I am concurrently voting to terminate the tenancy-in-common agreement and the servicing agreement which govern the Program and I understand that the provisions of such agreement states that such termination, if it occurs, will result in National being relieved from any and all liabilities or responsibilities connected with the Program, and that all amounts owing to National under the servicing agreement shall remain owing to National. This vote, and all authority conferred herein, shall survive my death or incapacity, and any of my obligations in connection with this vote and subscription shall be binding upon my heirs, successors and assigns.



___________________________________              ___________________________
Signature of Primary Investor                         Date

___________________________________
Print Name

Daytime Telephone__________________              Tax I.D. No. ______________

                            AMERICAN FAMILY HOLDINGS, INC.
                             SUBSCRIPTION ORDER FOR UNITS



    I am subscribing for _______ Units at $10.00 each for a total amount of $__________. I have enclosed a check for that amount, made payable to "First Trust of California, N.A, as Escrow Agent for American Family Holdings, Inc. Unit Offering." I understand that no Units will be sold if the Acquisition described in the Prospectus, dated _________________, 1997, of American Family Holdings, Inc. is not completed.

    The undersigned investor(s) having read and reviewed the Prospectus, understand that if the Acquisition is completed, the Company is offering to sell, on a first-come, first-served basis, up to 500,000 Units at $10.00 per Unit, and that each Unit consists of one share of common stock and one warrant to purchase two additional shares at a 20% discount. In making this subscription order, I/we represent and warrant that I/we am/are eligible to participate in the Offering by virtue of the fact that I/we am/are currently invested in the Program, and that I/we followed the Instructions which accompanied this Subscription Order Form. Furthermore, under penalties of perjury, I/we certify that (i) the number shown below is my/our correct Taxpayer Identification Number or Social Security Number (or I/we am/are waiting for a number to be issued) and (ii) I/we am/are not subject to backup withholding either because I/we have not been notified by the Internal Revenue Service (IRS) that I/we am/are subject to backup withholding as a result of a failure to report all interests or dividends, or the IRS has notified me/us that I/we am/are no longer subject to backup withholding. (NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF AN INVESTOR IS SUBJECT TO BACKUP WITHHOLDING.)



INVESTOR INFORMATION

Name of Investor             ________________________________________________

Name of Joint Investor       ________________________________________________

Street address               ________________________________________________

City/State/Zip               ________________________________________________

Business Telephone Number    ________________________________________________

Home Telephone Number        ________________________________________________


______________________________________________   ____________________________
Investor's Tax I.D. No./Social Security No.      Joint Investor's Tax I.D.

______________________________________________   ____________________________
No./Social Security No.

______________________________________________   ____________________________
Signature of Investor                            Signature of Joint Investor

Date:  ________________________________     Date:  ____________________________

                           BROKER / DEALER INFORMATION FORM

    This Form must be returned with a subscription order, or the order cannot be processed. If a broker is involved in the subscription order, the registered representative broker/dealer must sign the form. If the subscription is made without the assistance of a broker, the Investor must sign the form.

Broker/Dealer Name ___________________________________________________________

Registered Representative Name________________________________________________

Registered Representative Mailing Address_____________________________________
______________________________________________________________________________
______________________________________________________________________________

City_________________________     State__________________  Zip Code  _________

Broker Number ______________      Telephone Number____________________________

BROKER STATEMENT: The undersigned confirms by his or her signature that the broker/dealer is duly licensed and may lawfully sell shares in the state designated as the Investor's residence, and that the person named as the registered representative is duly licensed to represent the broker in this transaction, and that he or she (i) has reasonable grounds to believe that the information and representations concerning the Investor identified herein are true, correct and complete in all respects; (ii) has discussed such Investor's prospective purchase of Units with such Investor; (iii) has advised such Investor of all pertinent facts with regard to the liquidity and marketability of the Units pursuant to the NASD's Conduct Rules; (iv) has delivered a current Prospectus and related supplements, if any, to such Investor; and (v) has reasonable grounds to believe that the purchase of Units is a suitable investment for such Investor and that such Investor is in a financial position to enable such Investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

Registered Representative Name _______________________________________________

______________________________________________________________________________
Registered Representative Signature         Date

Broker/Dealer Authorized Signature ___________________________________________

Print Name ___________________________________________________________________

             ALL INVESTOR AND BROKER/DEALER INFORMATION MUST BE COMPLETED
                            OR REGISTRATION CANNOT PROCEED

       INVESTOR STATEMENT: I confirm by my signature below that I have made my subscription order without the assistance of a broker.

Name________________________________________  Joint Investor__________________

Signature __________________________________  Signature_______________________

Date _______________________________________  Date____________________________

                  INSTRUCTIONS TO INVESTORS ON HOW TO COMPLETE THE
                 OFFICIAL INVESTOR BALLOT AND SUBSCRIPTION ORDER FORM

STEPS TO COMPLETE THE INVESTOR BALLOT AND SUBSCRIPTION ORDER

    1. Indicate your voting selection in the space provided on the ballot. Select one choice only.
    2. Sign the ballot, indicate the date, and print your name and the taxpayer identification number associated with your investment. Also, make sure to include your daytime phone number in case someone needs to contact you.
    3. If you want to purchase Units, complete the Subscription Order form and attach your check for the full amount (see "Subscriptions" on the next page of these Instructions for more details). Remember, orders are first-come, first-served.
    4. Make sure to include a Broker/Dealer Information Form with your Subscription Order form, or your order cannot be processed.



SIGNATURES

    The signature on the ballot must correspond with the name shown on the label attached to the ballot and must match the signature on file with the Program. Pursuant to the tenancy-in-common agreements governing the Programs, if two or more persons jointly hold title to a beneficial interest in a Program, then only the Primary Investor is entitled to sign the ballot and cast votes for that interest. If the Investor signing the ballot is the Primary Investor in more than one of the Programs involved in the Acquisition, his/her vote will be recorded for all of the interests which they are entitled to cast votes, unless the Investor acts in a fiduciary or representative capacity for the separate interests, in which case separate ballots bearing different labels will be required and provided to the Investor.


    If the ballot is being signed by a trustee, an executor, an administrator, a guardian, an attorney-in-fact, an officer of a corporation, an agent or another person acting in a fiduciary or representative capacity, such person should so indicate when signing, and must submit proper evidence of their authority to so act, unless such evidence is already on file with the Program.


    Official Forms may be signed by a legal representative of a deceased or legally disabled Investor, provided the legal representative has obtained the necessary court authorizations and has furnished National with appropriate copies of such authorizations, either prior to executing the Official Forms or by enclosing them with the Forms. In the event any legal representative of a deceased or legally disabled Investor refuses to cast votes on behalf of the Program interests held in the name of an Investor, they will be deemed to have voted IN FAVOR of the Acquisition, and that affirmative vote shall be binding and effective as though the deceased or legally disabled Investor has cast such vote themselves, while alive and not under any legal disability (per Section 2.5 of each Tenancy-in-Common Agreement).

SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS


    If the Shares are to be issued in a name other than that shown on the label affixed to the ballot, or if the Shares are to be sent to someone or someplace other than what is shown on the label affixed to the ballot, contact the Investor Services department at National Investors Financial, Inc. at 1-800-548-0050 for a special issuance letter. All special issuance and delivery requests are subject to acceptance.


DELIVERY OF THE INVESTOR BALLOT

    In order for a vote to be counted towards approval of the Acquisition, a properly completed and duly executed ballot, along with any other documents required pursuant to the ballot, these instructions, or the agreements governing the Programs, must be received by National prior to the Expiration Time. The method of delivering the ballot and related documents to National's offices is at the Investor's election and risk, but delivery will only be deemed to have been made when actually received by National. If an Investor decides to use delivery by U.S. mail or by another common carrier, it is recommended that the materials be sent a sufficient amount of time prior to the Expiration Time to ensure timely delivery.

REVOCATION OF A VOTE

    If you have cast a vote and want to change it at any time prior to the Expiration Time, you may revoke your previous vote by delivering a substitute ballot to National along with a letter stating that the prior vote is revoked and that the substitute ballot supersedes it. After the Expiration Time, votes will no longer be revocable unless the Acquisition does not occur, in which case all votes will be revoked automatically. Any notice of revocation, to be effective, must indicate the beneficial interests to which it relates and must be executed in the same manner as the ballot that contained the vote which is subject to revocation.

SUBSCRIPTIONS


    Subscription Orders for Units will be accepted on a first-come, first-served basis, and the quantity of Units offered to Investors is strictly limited. If you choose to subscribe, you must enclose a check payable to "First Trust of California, N.A, as Escrow Agent for American Family Holdings, Inc. Unit Offering," along with your order form, and your funds will be held in escrow until the Acquisition is completed. If you complete the subscription information, but fail to enclose a check, your subscription will be deemed invalid. You may subscribe after sending your ballot by sending a copy of the form with your check at any time prior to completion of the Acquisition, subject to availability of Units. All subscriptions must be accompanied by a Broker/Dealer Information Form. Units can only be issued to the same investor(s), and in the same manner, as Shares are issued to those same investor(s) entitled to participate in the Acquisition and the Offering. If the Acquisition is not completed, the Offering will be terminated and your money (plus accrued interest) will be returned by the Escrow Agent.

TRANSFER OF INTERESTS

    If you transfer your beneficial interests in a Program after the date the solicitation begins but before the Expiration Time, then if time permits, the Prospectus will be sent to the successor holder(s) of the interests. Such a transfer will terminate your right to vote on the Acquisition or to participate in the Offering, and any votes concerning the transferred interests must be cast by the successor holder(s).

WHERE TO SEND YOUR INVESTOR BALLOT AND SUBSCRIPTION ORDER

    Send your completed and duly executed ballot or order for Units, along with any related documents, to National Investors Financial, Inc., 4220 Von Karman Avenue, Suite 110, Newport Beach, CA 92660. After determining that subscriptions are valid, checks will be forwarded immediately to the Escrow Agent.


VOTING UPDATES AVAILABLE 24 HOURS

    Throughout the voting period, which will end on the Expiration Time, information on the percentages of votes received from Investors in each Program in favor of the Acquisition, as of the previous day, is available by recorded messages posted on the Trudy Pat Bulletin Board. To access the system, simply call 1-800-590-7772 (toll-free from outside California). During business hours, ask to be connected to the Trudy pat Bulletin Board and follow the simple instructions. After hours, a recorded message provides instructions on how to access the system.

QUESTIONS OR ADDITIONAL MATERIALS:

    Contact National at the above address or by calling 1-800-590-7772.

               SUPPLEMENT TO CONSENT SOLICITATION STATEMENT/ PROSPECTUS
                                          OF
                            AMERICAN FAMILY HOLDINGS, INC.

                              PREPARED FOR INVESTORS IN
                     SACRAMENTO/DELTA GREENS "TRUDY PAT" PROGRAM


    As described in the accompanying Consent Solicitation Statement/Prospectus ("Prospectus"), American Family Holdings, Inc. (the "Company") is offering shares of its stock in exchange for the assets, certain liabilities and business activities owned by investors in five former "Trudy Pat" programs managed by National Investors Financial, Inc. For this proposed Acquisition, the Company will issue an aggregate of $15,772,850 of shares of common stock at $10 per Share. The stock will be listed for trading on the ___________ under the symbol "___."

    In each of the Programs, the Investors will vote on whether to approve the Acquisition. INVESTORS HOLDING A MAJORITY OF THE AMOUNT INVESTED IN EACH OF THE FIVE PROGRAMS MUST VOTE TO APPROVE THE ACQUISITION FOR IT TO TAKE PLACE.

    NATIONAL STRONGLY RECOMMENDS THAT ALL INVESTORS VOTE "YES" ON THE
ACQUISITION.

    This solicitation commenced on _______, 1997 and expires at 5:00 p.m., Pacific Time, on __________, 1998 unless extended. Call 1-800-590-7772 with questions.

    The Company is also offering $5,000,000 of units (consisting of one share of common stock and one warrant to purchase two additional shares) at $10 each exclusively to current investors in the Programs. NASD broker-dealers will receive a commission totalling $0.70 per unit for any units sold with their help. If all the units are sold with their help, the proceeds of the sale, net of estimated expenses of $200,000, will be $4,450,000. If you want to participate, subscriptions for units should be returned with your ballot. Subscriptions will be accepted on a FIRST-COME-FIRST-SERVED BASIS.

                                ______________________


This Supplement has been prepared to help the investors in the Sacramento/Delta Greens Program to understand how the Acquisition will affect them. If completed, the effects of the Acquisition may be different for Investors in the other Programs. A separate supplement has been prepared for each of the other Programs, copies of which may be obtained, without charge, by writing to National Investors Financial, Inc., 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660, Attention: Vivian Kennedy, or calling 1-800-590-7772.


Capitalized terms used in this Supplement and not defined herein have the meaning given to them in the Prospectus. See "Glossary" at page __ of the Prospectus.

MATERIAL RISKS

A full description of the material risks of the Acquisition may be found on pages [14] through [19] of the accompanying Prospectus. Those risks include:

    RISKS OF THE ACQUISITION

     YOU WILL HAVE NO DISSENTERS' RIGHTS IN CONNECTION WITH THE ACQUISITION. If you vote against the Acquisition, and it is approved, you will not be able to object to the Acquisition and receive the appraised value of your tenancy-in-common interest in your Program's assets. You will have no choice other than to accept shares.

    THE NATURE OF YOUR INVESTMENT WILL CHANGE. If the Acquisition is completed, your investment will no longer be a tenancy-in-common interest in a particular Program's Property. Instead, you will hold shares in an on-going, publicly-traded real estate company whose assets may be changed by the Company's management without your approval. You will be able to liquidate your investment only by selling your shares on the _____________, and only if a trading market exists, or in private transactions.

    THE TRADING PRICE FOR THE SHARES IS UNCERTAIN. The shares of the Company have never been sold in a public securities market. If the shares trade, the trading price may be less than the arbitrary $10 issuance price or the book value of the Company's assets. The market price of the shares may be volatile after the Acquisition if investors decide to sell a large number of the shares shortly after the Acquisition.

     THERE MAY BE CONFLICTS OF INTEREST IN NATIONAL'S STRUCTURING THE ACQUISITION. Shares and compensation to be held or received after the Acquisition by National, and by principals, employees and consultants of National, the Programs and the Company have been determined by National and its principals.

    YOU DO NOT HAVE INDEPENDENT ADVISORS REPRESENTING YOU IN STRUCTURING THIS TRANSACTION. Therefore, the terms of the Acquisition may be less favorable to you and more favorable to National and its principals. If the Acquisition had been negotiated by independent parties at arm's length, the principals of National and the Company might have been given fewer shares. Additionally, the allocation of shares might have been more favorable to one Program than another.

    THERE MAY BE DIFFERENCES BETWEEN EXCHANGE VALUES AND REALIZABLE VALUES.
The exchange value of the Programs may not be what the properties would sell for in a cash sale transaction. Appraisals reflect conditions in the second quarter of 1997, and do not reflect subsequent events. Exchange values reflect adjustments to appraised values described in "Background and Reasons for the Acquisition - Determination of Acquisition Prices" at page __.

    THE COMPANY MAY INCUR SIGNIFICANT ADDITIONAL DEBT. After the Acquisition, the properties will not be subject to any liens other than possible mechanics' liens and property taxes owed. However, the Board of Directors could allow the Company to borrow using the Company's real estate assets as security. If cash flow cannot cover debt repayment, the Company could lose those assets to creditors.

    THE BOARD OF DIRECTORS WILL HAVE THE ABILITY TO CHANGE INVESTMENT, FINANCING AND OTHER POLICIES OF THE COMPANY WITHOUT SHAREHOLDER CONSENT. The Board will determine major Acquisition, financing, debt and distribution policies of the Company. The Board may amend or revise these policies as well as the business plan without shareholder approval.

     DISTRIBUTIONS WILL BE UNPREDICTABLE. After the Acquisition, you will not receive any regular distributions. Instead, in the early years, the Board intends to accumulate cash for working capital or other uses.

    REAL ESTATE RISKS

    THERE ARE SIGNIFICANT DELINQUENT PROPERTY TAXES. If delinquent property taxes are not timely paid, the Company could lose one or more of the properties to tax sales. Each of the Programs' properties is subject to the following delinquent property taxes as of June 30, 1997: Sacramento/Delta Greens - approximately $45,000; Oceanside - approximately $10,000; Yosemite/Ahwahnee (combined) - approximately $596,000; and Mori Point - approximately $269,000. Annual payments required for all the properties total approximately $386,700.

    PERMITS TO DEVELOP CERTAIN PROPERTIES HAVE LAPSED OR HAVE NOT YET BEEN OBTAINED. If needed permits for development are not obtained or reissued, the business plan for the Company will have to be revised or abandoned.

    COMPLIANCE WITH CONDITIONS IN EXISTING PERMITS AND APPROVALS MAY REQUIRE CHANGES TO DEVELOPMENT PLANS. For example, the tentative tract map for the Sacramento/Delta Greens property requires that studies must be conducted to identify any endangered species' habitat which may exist on the property. If any are identified, changes to the tentative development plans will have to be made and approved that will reduce or eliminate any damage to the habitat.

    UNITS OR CERTAIN ASSETS MUST BE SOLD TO FURTHER THE BUSINESS PLAN. Unless funds from sale of the units or from sale of certain assets of the Programs become available, the Company will not be able to proceed with its business plan and properties might be lost to tax sales before sales to third parties can be arranged. The Company will also need financing from other sources to complete its plan. Financing sources are not predictable and interest rates or other costs of financing may be prohibitive.

    HOLDING AN INVENTORY OF RESIDENTIAL LOTS AT THE OCEANSIDE OR
SACRAMENTO/DELTA GREENS PROPERTIES MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Changing market conditions may increase the difficulty of selling the lots.

    FEDERAL, STATE AND LOCAL LAW MAY REQUIRE EXPENSIVE HAZARDOUS SUBSTANCE CLEAN-UP OR REMOVAL AS WELL AS EXPENSIVE PUBLIC IMPROVEMENTS.

    IF THERE IS AN UNINSURED LOSS, THE COMPANY COULD LOSE ITS INVESTMENT, PROFITS OR CASH FLOW FROM A PROPERTY.

    THERE ARE CERTAIN RISKS ASSOCIATED WITH THE CALIFORNIA MARKET. While economic conditions are improving in California, its markets have been affected by substantial fluctuations in local economic conditions, interest rates, inflation, employment levels and regulations. California has also experienced draught conditions, resulting in water conservation measures and rationing. In the past, these conditions have caused local governments to restrict residential development. California's climate and geology present risks of natural disaster such as earthquakes and floods.

    WHEN THE ACQUISITION IS COMPLETED, NATIONAL AND ITS PRINCIPALS WILL BE OWED $1,078,510 BY THE COMPANY. This represents accrued fees and expenses from the Programs which National has not cancelled.

    GOLF COURSE RISKS

    THERE ARE INDUSTRY OPERATING RISKS, INCLUDING INCREASED COMPETITION, SEASONALITY, WEATHER AND COURSE CONDITIONS. While no new golf courses have opened near the Ahwahnee Golf Course, new courses could increase the competition and reduce the rounds played. Seasonal variations may require the Company to supplement revenue at the golf course to meet operating expenses. Weather can negatively affect the turf grass and reduce the number of rounds played. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists.

    RESIDENTIAL DEVELOPMENT RISKS

    THE COMPANY MAY BE AFFECTED BY MARKET RISKS AND COMPETITION. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, our properties may be sold at a loss.

    RESORT DESTINATION RISKS

    THERE ARE RISKS ASSOCIATED WITH RESORT DEVELOPMENT. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the Company will not be able to develop its resort projects as part of its growth strategy.

    TIMESHARE RISKS

    - NEGATIVE PRESS SURROUNDING THE REMARKETING OF TIMESHARES MIGHT NEGATIVELY IMPACT SALES AND OPERATIONS.

    - MARKETING COSTS ARE HIGH RELATIVE TO SELLING PRICE WHICH CAN REDUCE OR ELIMINATE PROFITS FROM THE SALE OF TIMESHARE INTERESTS.

    - THERE ARE RELATIVELY MORE DEFAULTS AMONG TIMESHARE OWNERS WHEN THEY BORROW TO BUY TIMESHARES COMPARED TO HOMEBUYERS WHO BORROW TO BUY A HOME. IF A BUYER DEFAULTS, WE WOULD INCUR COSTS IN REMARKETING THE TIMESHARE.

    - WE DO NOT HAVE AN EXCHANGE NETWORK TO ENHANCE MARKETING APPEAL. IF WE CANNOT OFFER SUCH A NETWORK IN THE FUTURE, WE MAY BE AT A COMPETITIVE DISADVANTAGE.

    -    THE TIMESHARE INDUSTRY IS EXTREMELY COMPETITIVE.

    -    WE MAY NOT BE ABLE TO SECURE DEVELOPMENT FINANCING ON ACCEPTABLE
TERMS.

    ANTI-TAKEOVER PROVISIONS

     Certain provisions of the charter documents may restrict changes in control of the Company's management. These provisions may make it more difficult or expensive for another party to acquire and exercise control of the Company or to change its management, even if that change would be beneficial to you. Some of these provisions include:

    1. THE BOARD'S ABILITY TO ISSUE PREFERRED SHARES WHICH COULD AFFECT YOUR VOTING POWER AND TO ISSUE ADDITIONAL SHARES TO DISCOURAGE OR IMPEDE A MERGER OR OTHER TRANSACTION THAT MAY BE IN YOUR BEST OR FINANCIAL INTEREST.

     2. THE BOARD IS DIVIDED INTO THREE CLASSES SERVING STAGGERED THREE YEAR TERMS. You may not be able to efficiently change control of the Company if you believe that change would be in your best interests.

     3. THERE ARE RESTRICTIONS ON CERTAIN BUSINESS COMBINATIONS WITH INTERESTED PARTIES. There are restrictions on what interested parties can do for three years, without the approval of the Board of Directors.

    4. THE DELAWARE LAW, AS WELL AS THE CHARTER DOCUMENTS, LIMIT THE LIABILITY OF DIRECTORS AND OFFICERS TO SHAREHOLDERS.

    5. CHANGES TO THE COMPANY'S CERTIFICATE OF INCORPORATION WHICH COVER ANTI-TAKEOVER PROVISIONS REQUIRE THE APPROVAL OF TWO-THIRDS OF THE COMPANY'S VOTING STOCK.

EFFECT OF THE ACQUISITION

    - YOU WILL RECEIVE SHARES OF THE COMPANY'S COMMON STOCK IN EXCHANGE FOR YOUR INVESTMENT IN THE PROGRAM, AS ADJUSTED PER THE TERMS OF THE GOVERNING AGREEMENTS.

    - YOU MAY HAVE A LIQUID TRADING MARKET FOR YOUR SHARES. After the Acquisition, shares will be listed on the ______________. If a trading market exists, you will have the opportunity to liquidate all or some of those shares at your preference.

    - YOU MAY HAVE MORE CONTROL OVER THE TIMING OF LIQUIDATING OF YOUR INVESTMENT. You can control when you choose to take profits or losses. Under the current Programs, you are required to abide by a majority vote to sell or retain the property, regardless of whether or not the timing of the action or the decision of the majority is consistent with your individual preferences.

    - YOU WILL OWN SHARES IN A POOL OF ASSETS WHOSE DIVERSITY CAN MITIGATE RISK AND INCREASE THE LIQUIDITY OF THE PROPERTIES. Your investment will be spread over an initial asset base of four different real estate projects (the two Yosemite/Ahwahnee Programs will be one project after the Acquisition).

    - YOU WILL HAVE EXPERIENCED PROPERTY MANAGEMENT. We have hired and intend to hire additional key real estate management professionals who are experienced in real estate development, operation and construction.

    - YOU WILL NO LONGER BE LIABLE FOR MANDATORY ASSESSMENTS. Your tenancy-in-common agreement and servicing agreement will be cancelled by the Acquisition, meaning your liability for mandatory assessments will cease.


    - YOUR LIABILITY WILL BE LIMITED TO THE AMOUNT OF YOUR INVESTMENT. As beneficial owners of the assets and businesses of the Programs, you are not effectively insulated from personal liability based on operation of those assets. As shareholders of a corporation, you will be.

    - THE ASSETS OWNED BY THE COMPANY WILL NO LONGER BE SUBJECTED TO SERVICING FEES. For all programs involved in the Acquisition, National will stop earning servicing fees of approximately $650,000 per year and will forgive a total of $946,111 of unpaid servicing fees if the Acquisition is approved. Although the services of National are being replaced by a management team and staff to run the Company, National believes that the cost of this new management team will be modestly lower than the historical cost of National servicing the programs on an individual basis.

    - For further information about how the Acquisition will affect you and the Program, see the following portions of the Prospectus:

         -    "Background and Reasons for the Acquisition" commencing at page
__.

         - "Comparison of Tenancy-in-Common Interests and Shares" commencing at page __.

         -    "Comparison of Programs and Company" commencing at page __.

         -    "Business and Properties" commencing at page __.

         - "Management's Discussion and Analysis of Financial Condition and Results of Operations" commencing at page __.

         -    "Federal Income Tax Consequences" commencing at page __.

FAIRNESS TO INVESTORS IN THE SACRAMENTO/DELTA GREENS PROGRAM

    From a financial point of view, National believes the terms of the Acquisition are fair as a whole and to the investors in each of the Programs. National based its determination on many factors, including:

    - a better quality form of investment (shares of stock in a publicly traded company);

    - the exchange value offered to investors for their assets in comparison with what National believes could be received on sale of the assets unless a source of external financing for further development was available (which may not be the case);

    - the number of shares in the Company to be held by principals, employees, and consultants of National, the Programs or the Company upon completion of the Acquisition;

    - the opportunity for each investor to vote for or against the Acquisition;

    - valuation of the real estate assets of the Program by an independent appraiser; and

    - the Fairness Opinion rendered by the independent valuation firm. See "Background and Reasons for the Acquisition" at page __.

    National reviewed the value you will receive in connection with the Acquisition and compared it with what you might receive under the alternatives to Acquisition. Despite the adjustments to appraised value to arrive at exchange values, National concluded that the likely market value of the shares of the Company would be higher in the long run than the value you would have received if any of the alternatives to the Acquisition had been implemented.
See "Background and Reasons for the Acquisition -- Alternative to the Acquisition" and "-- Recommendation of National and Fairness Determination" at pages __ and __ of the Prospectus. Based on this comparison, National concluded that the Acquisition is financially fair.

    THERE ARE NO MATERIAL DIFFERENCES BETWEEN THE FAIRNESS ANALYSIS FOR THIS PROGRAM AND FOR ANY OF THE OTHER FOUR PROGRAMS PROPOSED TO BE INCLUDED IN THE ACQUISITION.

CALCULATION OF EXCHANGE VALUE OF THE PROGRAM

    The Exchange Value of the Program (as well as each of the other four Programs) is essentially the consideration at which the Company is offering in exchange for the real estate assets, certain liabilities and business of the Program. The value is reflected as a number of shares of the Company common stock (in the case of the Program, 121,520 shares) multiplied by an arbitrary $10 per share value.

    The starting point for determining the Exchange Value was the current "as is" real estate value of the Program's Property. This value was estimated by independent appraiser who conducted the appraisal on the Property according to industry standards with the assumption that financing would be available to permit the Property to attain its highest and best use. Then, the real estate value was adjusted for

    -    the net value of other assets and liabilities, and

    - certain critical business factors which, in National's opinion, must be considered in order to arrive at a fair, proper and meaningful Exchange Value for each "Trudy Pat" Program in relation to the others in the context of the Acquisition.

Certain business factors were considered "positive," and caused the Exchange Value to be adjusted upward from the estimates contained in the real estate appraiser's report. Likewise, certain factors were considered "negative," and caused the Exchange Value to be adjusted downward from the estimates contained in the real estate appraiser's report.

    The following were considered the positive factors:

    POTENTIAL LIQUIDITY FACTOR. The Potential Liquidity Factor of a Program is measured by estimating the amount of cash that might be available through financing of a Program's assets within a six month period following the Effective Time and dividing that amount by the appraised real estate value.

    POTENTIAL INVESTOR ASSESSMENT FACTOR. The Potential Investor Assessment Factor of a Program is determined by estimating the average yearly amount that National estimates that Investors in a particular Program would be able and willing to invest in the Program in the form of mandatory assessments, based on prior experience, and dividing that amount by the appraised real estate value.

    QUICK-SALE FACTOR. The Quick-Sale Factor of a Program is determined by estimating the amount of cash that might be available through a sale of Program assets which could be liquidated within a six month period following the Effective Time and dividing that amount by the appraised real estate value.

    The following were considered the negative factors:

    CASH REQUIREMENT FACTOR. The Cash Requirement Factor is determined by estimating the average amount that is needed yearly to meet the average reasonable and prudent financial needs of the Program and dividing that amount by the appraised real estate value.

    INVESTOR ASSESSMENT RESISTANCE FACTOR. The Investor Assessment Resistance Factor is determined by estimating the difference between the average amount that is needed yearly to meet the average reasonable and prudent financial needs of the Program and the average amount that. based on prior experience, National believes that Investors would be able and willing to invest in the Program in the form of mandatory assessments (the numerator of the Potential Assessment Resistance Factor described above). This amount is then divided by the numerator of the Potential Investment Assessment Factor.

    TERM TO MAXIMUM/FULL REPAYMENT FACTOR. The Term to Maximum/Full Repayment Factor is determined by the following chart:

                        TERM                               FACTOR
                        ----                               ------
                    0-6 months                              0%
                    7-12 months                            10%
                    13-18 months                           20%
                    19-24 months                           30%
                    25-30 months                           40%
                    31-36 months                           50%
                                                      and increasing 10% for
                                                      every additional six
                                                      month period or part
                                                      thereof up to 100%.

    The importance of each factor is unique. Therefore, each factor was weighted as a percentage in determining the Exchange Value of each Program.

    These weighted percentages were used to arrive at the Exchange Value of each Program through the adjustment to the appraised real estate value by multiplying the factor by the weight. The factors described above have been assigned the following weights:

    -    Potential Liquidity Factor -- positive 20%

    -    Potential Investor Assessment Factor -- positive 50%

    -    Quick Sale Factor -- positive 10%

    -    Cash Requirement Factor -- negative 50%

    -    Investor Assessment Resistance Factor -- negative 75%

    -    Term to Maximum Repayment Factor -- negative 10%

    See "Background and Reasons for the Acquisition -- Determination of Exchange Value" at page __ of the Prospectus for more information about the adjustment factors.

    The following table summarizes the calculation of the Exchange Value of the Sacramento/Delta Greens Program:



          Appraised           Net Other          Net Business
           Value of     +     Assets and    -       Factor      =    Exchange
         Real Estate(1)      Liabilities(2)      Adjustments(3)       Value
         --------------      --------------      --------------      --------
         $  2,000,000        $(   52,300)        $(   732,500)    $  1,215,200

-------------------
(1) Reflects independent appraisal as of 1997.

(2) Includes cash in trust account, amounts due to National after the Acquisition is completed, and property taxes due and payable at June 30, 1997. There is no mortgage debt on the Property.

(3) While each of the above positive factors permitted minor upward adjustments to the Program's value, a significant cash requirement to complete final engineering and plans, coupled with heavy historical Investor resistance to advance funds to pay even the most basic costs, required a substantial negative adjustment to the value of the Program Property in comparison with the value of the other Programs' Properties.

ALLOCATION OF SHARES

    The 1,577,285 shares of Company common stock being offered to Investors in the Acquisition represent 80.16% of the Company's shares which will be outstanding upon completion of the Acquisition. The remaining shares will be held by management and other founders of the Company. Such shares will be allocated among the five Programs pro rata in accordance with Exchange Values. The Sacramento/Delta Greens Program will be allocated 121,250 shares.

    The shares allocated to each of the Programs will be allocated among Investors in each Program based on their respective pro rata investments in the applicable Program (taking into account assessments paid and unpaid, as well as interest accrued to each Investor through the date beneficial ownership of the Program's Property was taken for the Investors) as adjusted for voluntary advances. An Investor in the Sacramento/Delta Greens Program with an adjusted investment amount of $10,000 will receive 202 shares of Company stock.

    The following table sets forth the amount owed by the original borrower to the Program plus the amount of assessments paid by Investors at [AUGUST 15, 1997], appraised real estate values, exchange values, the number and percentage of shares allocated to the Program, and the number of shares of the Company to be held by founders after the Acquisition.


                               Amount       Real Estate                   No. of Shares       % of Shares
                              Owed plus     Appraised      Exchange          ALLOCATED         Issued in
    Name of Program          Assessments      Value         Value                             Acquisition
    ---------------          -----------    -----------    --------       -------------       -----------
    Sacramento/Delta Greens  $  6,015,723   $  2,000,000   $  1,215,200      121,520             7.70%


    The founders of the Company include members of Company management, as well as certain employees of National and consultants to the Company and the Programs. The Company was formed, and shares were purchased by the founders, prior to making the Acquisition proposed. The total number of shares to be retained by the founders was determined by reviewing the fees previously cancelled and to be cancelled, as well as the additional value being brought to the Investors through the Acquisition. A total of 390,303 shares of Company common stock was issued at the organization of the Company at $0.01 per share. See "Dilution" at page __ of the Prospectus. If the Acquisition is completed, the following table sets forth the fees which National and its principals have cancelled, or will cancel:

                               To Be        Previously       Total
         Name of Program     Cancelled      Cancelled      Cancelled
                             ---------      ----------     ---------

    Sacramento/Delta Greens  $  137,111     $  500,000     $  637,111

    Oceanside                   704,000            -0-        704,000

    Yosemite/Ahwahnee I          35,000         72,158        107,158

    Yosemite/Ahwahnee II         70,000      1,157,867      1,227,867

    Mori Point                      -0-        461,589        461,589
                             ----------     ----------     ----------

         TOTAL               $  946,111     $2,191,614     $3,137,725
                             ----------     ----------     ----------
                             ----------     ----------     ----------

         If the shares to be retained by the founders had been allocated to the founders from the Programs based on cancelled fees, 20.30% of the total shares to be outstanding after the Acquisition (79,232) which will be held by the founders of the Company would have been deemed allocated from this Program.

HISTORICAL COMPENSATION TO NATIONAL/EFFECT OF ACQUISITION

    The following table sets forth the compensation accrued by National, as well as actually paid to National, during the years ended December 31, 1996, 1995 and 1994, and for the six month period ending June 30, 1997.





                                                                                                                  Actually
                                   Actually                   Actually                 Actually     Incurred       Paid for
                        Incurred   Paid for      Incurred     Paid for     Incurred    Paid for     for Six          Six
                        for Year     Year        for Year       Year       for Year      Year        Months         Months
                         Ended      Ended          Ended       Ended        Ended        Ended       Ended          Ended
Name of Program         12/31/94   12/31/94     12/31/95(1)   12/31/95     12/31/96(1) 12/31/96    6/30/97(1)      6/30/97
---------------         --------   --------     -----------   --------     --------    --------    ----------      ---------
Sacramento/Delta Greens $  50,000  $  -0-       $  50,000     $   -0-      $  50,000   $           $  25,000       $   4,167

-------------------
    (1)  These amounts represent accrued servicing fees.

    If the Acquisition had been completed during the above periods, National would not have been entitled to receive any further servicing fees. The only compensation National or any of its affiliates would have been entitled to receive would have been from salaries payable to officers and employees of the Company. No cash would have been available to pay bonuses or dividends.

HISTORICAL CASH DISTRIBUTIONS TO INVESTORS

    The following table sets forth the cash distributions made to Investors during each of the years ended December 31, 1992, 1993, 1994, 1995 and 1996 and during the six months ended June 30, 1997:

                     Prior to                                                               June 30,
Name of Program        1992        1992       1993       1994        1995        1996        1997        Total
---------------        ----        ----       ----       ----        ----        ----        ----        -----
Sacramento/
 Delta Greens
Principal          $        0  $        0  $        0  $        0  $        0  $        0  $        0  $        0
Interest           $1,654,013  $  343,750  $        0  $        0  $        0  $        0  $        0  $1.997,763

FURTHER FINANCIAL INFORMATION

     See the following portions of the Prospectus for further financial information about this Program, as well as the others:

     -    "Selected Financial Information" at page __.

     - "Management's Discussion and Analysis of Financial Condition and Result of Operations" at page __.

-    "Financial Statements" at page F-1.

               SUPPLEMENT TO CONSENT SOLICITATION STATEMENT/ PROSPECTUS
                                          OF
                            AMERICAN FAMILY HOLDINGS, INC.

                              PREPARED FOR INVESTORS IN
                            OCEANSIDE "TRUDY PAT" PROGRAM


     As described in the accompanying Consent Solicitation Statement/Prospectus ("Prospectus"), American Family Holdings, Inc. (the "Company") is offering shares of its stock in exchange for the assets, certain liabilities and business activities owned by investors in five former "Trudy Pat" programs managed by National Investors Financial, Inc. For this proposed Acquisition, the Company will issue an aggregate of $15,772,850 of shares of common stock at $10 per Share. The stock will be listed for trading on the ___________ under the symbol "___."

     In each of the Programs, the Investors will vote on whether to approve the Acquisition. INVESTORS HOLDING A MAJORITY OF THE AMOUNT INVESTED IN EACH OF THE FIVE PROGRAMS MUST VOTE TO APPROVE THE ACQUISITION FOR IT TO TAKE PLACE.

     NATIONAL STRONGLY RECOMMENDS THAT ALL INVESTORS VOTE "YES" ON THE ACQUISITION.

     This solicitation commenced on _______, 1997 and expires at 5:00 p.m., Pacific Time, on __________, 1998 unless extended. Call 1-800-590-7772 with questions.

     The Company is also offering $5,000,000 of units (consisting of one share of common stock and one warrant to purchase two additional shares) at $10 each exclusively to current investors in the Programs. NASD broker-dealers will receive a commission totalling $0.70 per unit for any units sold with their help. If all the units are sold with their help, the proceeds of the sale, net of estimated expenses of $200,000, will be $4,450,000. If you want to participate, subscriptions for units should be returned with your ballot. Subscriptions will be accepted on a FIRST-COME-FIRST-SERVED BASIS.

                               ________________________

     This Supplement has been prepared to help the investors in the Oceanside Program to understand how the Acquisition will affect them. If completed, the effects of the Acquisition may be different for Investors in the other Programs. A separate supplement has been prepared for each of the other Programs, copies of which may be obtained, without charge, by writing to National Investors Financial, Inc., 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660, Attention: Vivian Kennedy, or calling 1-800-590-7772.

     Capitalized terms used in this Supplement and not defined herein have the meaning given to them in the Prospectus. See "Glossary" at page __ of the Prospectus.

MATERIAL RISKS

     A full description of the material risks of the Acquisition may be found on pages [14] through [19] of the accompanying Prospectus. Those risks include:

     RISKS OF THE ACQUISITION

     YOU WILL HAVE NO DISSENTERS' RIGHTS IN CONNECTION WITH THE ACQUISITION. If you vote against the Acquisition, and it is approved, you will not be able to object to the Acquisition and receive the appraised value of your tenancy-in-common interest in your Program's assets. You will have no choice other than to accept shares.

     THE NATURE OF YOUR INVESTMENT WILL CHANGE. If the Acquisition is completed, your investment will no longer be a tenancy-in-common interest in a particular Program's Property. Instead, you will hold shares in an on-going, publicly-traded real estate company whose assets may be changed by the Company's management without your approval. You will be able to liquidate your investment only by selling your shares on the _____________, and only if a trading market exists, or in private transactions.

     THE TRADING PRICE FOR THE SHARES IS UNCERTAIN. The shares of the Company have never been sold in a public securities market. If the shares trade, the trading price may be less than the arbitrary $10 issuance price or the book value of the Company's assets. The market price of the shares may be volatile after the Acquisition if investors decide to sell a large number of the shares shortly after the Acquisition.

     THERE MAY BE CONFLICTS OF INTEREST IN NATIONAL'S STRUCTURING THE ACQUISITION. Shares and compensation to be held or received after the Acquisition by National, and by principals, employees and consultants of National, the Programs and the Company have been determined by National and its principals.

     YOU DO NOT HAVE INDEPENDENT ADVISORS REPRESENTING YOU IN STRUCTURING THIS TRANSACTION. Therefore, the terms of the Acquisition may be less favorable to you and more favorable to National and its principals. If the Acquisition had been negotiated by independent parties at arm's length, the principals of National and the Company might have been given fewer shares. Additionally, the allocation of shares might have been more favorable to one Program than another.

     THERE MAY BE DIFFERENCES BETWEEN EXCHANGE VALUES AND REALIZABLE VALUES.
The exchange value of the Programs may not be what the properties would sell for in a cash sale transaction. Appraisals reflect conditions in the second quarter of 1997, and do not reflect subsequent events. Exchange values reflect adjustments to appraised values described in "Background and Reasons for the Acquisition - Determination of Acquisition Prices" at page __.

     THE COMPANY MAY INCUR SIGNIFICANT ADDITIONAL DEBT. After the Acquisition, the properties will not be subject to any liens other than possible mechanics' liens and property taxes owed. However, the Board of Directors could allow the Company to borrow using the Company's real estate assets as security. If cash flow cannot cover debt repayment, the Company could lose those assets to creditors.

     THE BOARD OF DIRECTORS WILL HAVE THE ABILITY TO CHANGE INVESTMENT, FINANCING AND OTHER POLICIES OF THE COMPANY WITHOUT SHAREHOLDER CONSENT. The Board will determine major Acquisition, financing, debt and distribution policies of the Company. The Board may amend or revise these policies as well as the business plan without shareholder approval.

     DISTRIBUTIONS WILL BE UNPREDICTABLE. After the Acquisition, you will not receive any regular distributions. Instead, in the early years, the Board intends to accumulate cash for working capital or other uses.

     REAL ESTATE RISKS

     THERE ARE SIGNIFICANT DELINQUENT PROPERTY TAXES. If delinquent property taxes are not timely paid, the Company could lose one or more of the properties to tax sales. Each of the Programs' properties is subject to the following delinquent property taxes as of June 30, 1997: Sacramento/Delta Greens - approximately $45,000; Oceanside - approximately $10,000; Yosemite/Ahwahnee (combined) - approximately $596,000; and Mori Point - approximately $269,000. Annual payments required for all the properties total approximately $386,700.

     PERMITS TO DEVELOP CERTAIN PROPERTIES HAVE LAPSED OR HAVE NOT YET BEEN OBTAINED. If needed permits for development are not obtained or reissued, the business plan for the Company will have to be revised or abandoned.

     COMPLIANCE WITH CONDITIONS IN EXISTING PERMITS AND APPROVALS MAY REQUIRE CHANGES TO DEVELOPMENT PLANS. For example, the tentative tract map for the Oceanside property requires that studies must be conducted to identify any endangered species' habitat which may exist on the property. If any are identified, changes to the tentative development plans will have to be made and approved that will reduce or eliminate any damage to the habitat.

     UNITS OR CERTAIN ASSETS MUST BE SOLD TO FURTHER THE BUSINESS PLAN. Unless funds from sale of the units or from sale of certain assets of the Programs become available, the Company will not be able to proceed with its business plan and properties might be lost to tax sales before sales to third parties can be arranged. The Company will also need financing from other sources to complete its plan. Financing sources are not predictable and interest rates or other costs of financing may be prohibitive.

     HOLDING AN INVENTORY OF RESIDENTIAL LOTS AT THE OCEANSIDE OR
SACRAMENTO/DELTA GREENS PROPERTIES MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Changing market conditions may increase the difficulty of selling the lots.

     FEDERAL, STATE AND LOCAL LAW MAY REQUIRE EXPENSIVE HAZARDOUS SUBSTANCE CLEAN-UP OR REMOVAL AS WELL AS EXPENSIVE PUBLIC IMPROVEMENTS.

     IF THERE IS AN UNINSURED LOSS, THE COMPANY COULD LOSE ITS INVESTMENT, PROFITS OR CASH FLOW FROM A PROPERTY.

     THERE ARE CERTAIN RISKS ASSOCIATED WITH THE CALIFORNIA MARKET. While economic conditions are improving in California, its markets have been affected by substantial fluctuations in local economic conditions, interest rates, inflation, employment levels and regulations. California has also experienced draught conditions, resulting in water conservation measures and rationing. In the past, these conditions have caused local governments to restrict residential development. California's climate and geology present risks of natural disaster such as earthquakes and floods.

     WHEN THE ACQUISITION IS COMPLETED, NATIONAL AND ITS PRINCIPALS WILL BE OWED $1,078,510 BY THE COMPANY. This represents accrued fees and expenses from the Programs which National has not cancelled.

     GOLF COURSE RISKS

     THERE ARE INDUSTRY OPERATING RISKS, INCLUDING INCREASED COMPETITION, SEASONALITY, WEATHER AND COURSE CONDITIONS. While no new golf courses have opened near the Ahwahnee Golf Course, new courses could increase the competition and reduce the rounds played. Seasonal variations may require the Company to supplement revenue at the golf course to meet operating expenses. Weather can negatively affect the turf grass and reduce the number of rounds played. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists.

     RESIDENTIAL DEVELOPMENT RISKS

     THE COMPANY MAY BE AFFECTED BY MARKET RISKS AND COMPETITION. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, our properties may be sold at a loss.

     RESORT DESTINATION RISKS

     THERE ARE RISKS ASSOCIATED WITH RESORT DEVELOPMENT. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the Company will not be able to develop its resort projects as part of its growth strategy.

     TIMESHARE RISKS

     - NEGATIVE PRESS SURROUNDING THE REMARKETING OF TIMESHARES MIGHT NEGATIVELY IMPACT SALES AND OPERATIONS.

     - MARKETING COSTS ARE HIGH RELATIVE TO SELLING PRICE WHICH CAN REDUCE OR ELIMINATE PROFITS FROM THE SALE OF TIMESHARE INTERESTS.

     - THERE ARE RELATIVELY MORE DEFAULTS AMONG TIMESHARE OWNERS WHEN THEY BORROW TO BUY TIMESHARES COMPARED TO HOMEBUYERS WHO BORROW TO BUY A HOME. IF A BUYER DEFAULTS, WE WOULD INCUR COSTS IN REMARKETING THE TIMESHARE.

     - WE DO NOT HAVE AN EXCHANGE NETWORK TO ENHANCE MARKETING APPEAL. IF WE CANNOT OFFER SUCH A NETWORK IN THE FUTURE, WE MAY BE AT A COMPETITIVE DISADVANTAGE.

     -    THE TIMESHARE INDUSTRY IS EXTREMELY COMPETITIVE.

     -    WE MAY NOT BE ABLE TO SECURE DEVELOPMENT FINANCING ON ACCEPTABLE
TERMS.

     ANTI-TAKEOVER PROVISIONS

     Certain provisions of the charter documents may restrict changes in control of the Company's management. These provisions may make it more difficult or expensive for another party to acquire and exercise control of the Company or to change its management, even if that change would be beneficial to you. Some of these provisions include:

     1. THE BOARD'S ABILITY TO ISSUE PREFERRED SHARES WHICH COULD AFFECT YOUR VOTING POWER AND TO ISSUE ADDITIONAL SHARES TO DISCOURAGE OR IMPEDE A MERGER OR OTHER TRANSACTION THAT MAY BE IN YOUR BEST OR FINANCIAL INTEREST.

     2. THE BOARD IS DIVIDED INTO THREE CLASSES SERVING STAGGERED THREE YEAR TERMS. You may not be able to efficiently change control of the Company if you believe that change would be in your best interests.

     3. THERE ARE RESTRICTIONS ON CERTAIN BUSINESS COMBINATIONS WITH INTERESTED PARTIES. There are restrictions on what interested parties can do for three years, without the approval of the Board of Directors.

     4. THE DELAWARE LAW, AS WELL AS THE CHARTER DOCUMENTS, LIMIT THE LIABILITY OF DIRECTORS AND OFFICERS TO SHAREHOLDERS.

     5. CHANGES TO THE COMPANY'S CERTIFICATE OF INCORPORATION WHICH COVER ANTI-TAKEOVER PROVISIONS REQUIRE THE APPROVAL OF TWO-THIRDS OF THE COMPANY'S VOTING STOCK.

EFFECT OF THE ACQUISITION

     - YOU WILL RECEIVE SHARES OF THE COMPANY'S COMMON STOCK IN EXCHANGE FOR YOUR INVESTMENT IN THE PROGRAM AS ADJUSTED PER THE TERMS OF THE GOVERNING AGREEMENTS.

     - YOU MAY HAVE A LIQUID TRADING MARKET FOR YOUR SHARES. After the Acquisition, shares will be listed on the ______________. If a trading market exists, you will have the opportunity to liquidate all or some of those shares at your preference.

     - YOU MAY HAVE MORE CONTROL OVER THE TIMING OF LIQUIDATING OF YOUR INVESTMENT. You can control when you choose to take profits or losses. Under the current Programs, you are required to abide by a majority vote to sell or retain the property, regardless of whether or not the timing of the action or the decision of the majority is consistent with your individual preferences.

     - YOU WILL OWN SHARES IN A POOL OF ASSETS WHOSE DIVERSITY CAN MITIGATE RISK AND INCREASE THE LIQUIDITY OF THE PROPERTIES. Your investment will be spread over an initial asset base of four different real estate projects (the two Yosemite/Ahwahnee Programs will be one project after the Acquisition).

     - YOU WILL HAVE EXPERIENCED PROPERTY MANAGEMENT. We have hired and intend to hire additional key real estate management professionals who are experienced in real estate development, operation and construction.

     - YOU WILL NO LONGER BE LIABLE FOR MANDATORY ASSESSMENTS. Your tenancy-in-common agreement and servicing agreement will be cancelled by the Acquisition, meaning your liability for mandatory assessments will cease.

     - YOUR LIABILITY WILL BE LIMITED TO THE AMOUNT OF YOUR INVESTMENT. As beneficial owners of the assets and businesses of the Programs, you are not effectively insulated from personal liability based on operation of those assets. As shareholders of a corporation, you will be.

     - THE ASSETS OWNED BY THE COMPANY WILL NO LONGER BE SUBJECTED TO SERVICING FEES. For all programs involved in the Acquisition, National will stop earning servicing fees of approximately $650,000 per year and will forgive a total of $946,111 of unpaid servicing fees if the Acquisition is approved. Although the services of National are being replaced by a management team and staff to run the Company, National believes that the cost of this new management team will be modestly lower than the historical cost of National servicing the programs on an individual basis.

     - For further information about how the Acquisition will affect you and the Program, see the following portions of the Prospectus:

          -    "Background and Reasons for the Acquisition" commencing at page
__.

          - "Comparison of Tenancy-in-Common Interests and Shares" commencing at page __.

          -    "Comparison of Programs and Company" commencing at page __.

          -    "Business and Properties" commencing at page __.

          - "Management's Discussion and Analysis of Financial Condition and Results of Operations" commencing at page __.

          -    "Federal Income Tax Consequences" commencing at page __.

FAIRNESS TO INVESTORS IN THE OCEANSIDE PROGRAM

     From a financial point of view, National believes the terms of the Acquisition are fair as a whole and to the investors in each of the Programs. National based its determination on many factors, including:

     - a better quality form of investment (shares of stock in a publicly traded company);

     - the exchange value offered to investors for their assets in comparison with what National believes could be received on sale of the assets unless a source of external financing for further development was available (which may not be the case);

     - the number of shares in the Company to be held by principals, employees, and consultants of National, the Programs or the Company upon completion of the Acquisition;

     - the opportunity for each investor to vote for or against the Acquisition;

     - valuation of the real estate assets of the Program by an independent appraiser; and

     - the Fairness Opinion rendered by the independent valuation firm. See "Background and Reasons for the Acquisition" at page __.

     National reviewed the value you will receive in connection with the Acquisition and compared it with what you might receive under the alternatives to Acquisition. Despite the adjustments to appraised value to arrive at exchange values, National concluded that the likely market value of the shares of the Company would be higher in the long run than the value you would have received if any of the alternatives to the Acquisition had been implemented.
See "Background and Reasons for the Acquisition -- Alternative to the Acquisition" and "-- Recommendation of National and Fairness Determination" at pages __ and __ of the Prospectus. Based on this comparison, National concluded that the Acquisition is financially fair.

     THERE ARE NO MATERIAL DIFFERENCES BETWEEN THE FAIRNESS ANALYSIS FOR THIS PROGRAM AND FOR ANY OF THE OTHER FOUR PROGRAMS PROPOSED TO BE INCLUDED IN THE ACQUISITION.

CALCULATION OF EXCHANGE VALUE OF THE PROGRAM

     The Exchange Value of the Program (as well as each of the other four Programs) is essentially the consideration which the Company is offering in exchange for the real estate assets, certain liabilities and business of the Program. The value is reflected as a number of shares of the Company's common stock (in the case of the Program, 530,310 shares) multiplied by an arbitrary $10 per share value.

     The starting point for determining the Exchange Value was the current "as is" real estate value of the Program's Property. This value was estimated by independent appraiser who conducted the appraisal on the Property according to industry standards with the assumption that financing would be available to permit the Property to attain its highest and best use. Then, the real estate value was adjusted for

     -    the net value of other assets and liabilities, and

     - certain critical business factors which, in National's opinion, must be considered in order to arrive at a fair, proper and meaningful Exchange Value for each "Trudy Pat" Program in relation to the others in the context of the Acquisition.

Certain business factors were considered "positive," and caused the Exchange Value to be adjusted upward from the estimates contained in the real estate appraiser's report. Likewise, certain factors were considered "negative," and caused the Exchange Value to be adjusted downward from the estimates contained in the real estate appraiser's report.

     The following were considered the positive factors:

     POTENTIAL LIQUIDITY FACTOR. The Potential Liquidity Factor of a Program is measured by estimating the amount of cash that might be available through financing of a Program's assets within a six month period following the Effective Time and dividing that amount by the appraised real estate value.

     POTENTIAL INVESTOR ASSESSMENT FACTOR. The Potential Investor Assessment Factor of a Program is determined by estimating the average yearly amount that National estimates that Investors in a particular Program would be able and willing to invest in the Program in the form of mandatory assessments, based on prior experience, and dividing that amount by the appraised real estate value.

     QUICK-SALE FACTOR. The Quick-Sale Factor of a Program is determined by estimating the amount of cash that might be available through a sale of Program assets which could be liquidated within a six month period following the Effective Time and dividing that amount by the appraised real estate value.

     The following were considered the negative factors:

     CASH REQUIREMENT FACTOR. The Cash Requirement Factor is determined by estimating the average amount that is needed yearly to meet the average reasonable and prudent financial needs of the Program and dividing that amount by the appraised real estate value.

     INVESTOR ASSESSMENT RESISTANCE FACTOR. The Investor Assessment Resistance Factor is determined by estimating the difference between the average amount that is needed yearly to meet the average reasonable and prudent financial needs of the Program and the average amount that. based on prior experience, National believes that Investors would be able and willing to invest in the Program in the form of mandatory assessments (the numerator of the Potential Assessment Resistance Factor described above). This amount is then divided by the numerator of the Potential Investment Assessment Factor.

     TERM TO MAXIMUM/FULL REPAYMENT FACTOR. The Term to Maximum/Full Repayment Factor is determined by the following chart:


                       TERM                     FACTOR
                       ----                     ------

                    0-6 months                     0%
                    7-12 months                   10%
                    13-18 months                  20%
                    19-24 months                  30%
                    25-30 months                  40%
                    31-36 months                  50%
                                         and increasing 10% for every
                                      additional six month period or part
                                             thereof up to 100%.

     The importance of each factor is unique. Therefore, each factor was weighted as a percentage in determining the Exchange Value of each Program.

     These weighted percentages were used to arrive at the Exchange Value of each Program through the adjustment to the appraised real estate value by multiplying the factor by the weight. The factors described above have been assigned the following weights:

     -    Potential Liquidity Factor -- positive 20%

     -    Potential Investor Assessment Factor -- positive 50%

     -    Quick Sale Factor -- positive 10%

     -    Cash Requirement Factor -- negative 50%

     -    Investor Assessment Resistance Factor -- negative 75%

     -    Term to Maximum Repayment Factor -- negative 10%

     See "Background and Reasons for the Acquisition -- Determination of Exchange Value" at page __ of the Prospectus for more information about the adjustment factors.

     The following table summarizes the calculation of the Exchange Value of the Oceanside Program:


     Appraised           Net Other           Net Business
     Value of       +    Assets and     -       Factor       =   Exchange
   Real Estate(1)      Liabilities(2)        Adjustments(3)       Value
   --------------      --------------        --------------       -----
   $  3,700,000        $  1,603,100          $            0     $  5,303,100

-----------
     (1)  Reflects independent appraisal as of 1997.
     (2) Includes cash in trust account, amounts due to National after the Acquisition is completed, and property taxes due and payable at June 30, 1997. There will be no mortgage debt on the Property if the Acquisition is completed.
     (3) This Property was unaffected by the business factor adjustments as its assets are the nearest to realizing cash relative to the other Programs' Properties.

     ALLOCATION OF SHARES

     The 1,577,285 shares of Company common stock being offered to Investors in the Acquisition represent 80.16% of the Company's shares which will be outstanding upon completion of the Acquisition. The remaining shares will be held by management and other founders of the Company. Such shares will be allocated among the five Programs pro rata in accordance with Exchange Values. The Oceanside Program will be allocated 530,310 shares.

     The shares allocated to each of the Programs will be allocated among Investors in each Program based on their respective pro rata investments in the applicable Program (taking into account assessments paid and unpaid, as well as interest accrued to each Investor through the date beneficial ownership of the Program's Property was taken for the Investors) as adjusted for voluntary advances. An Investor in the Oceanside Program with an adjusted investment amount of $10,000 will receive 194 shares of Company stock.

     The following table sets forth the amount owed by the original borrower to the Program plus the amount of assessments paid by Investors at [AUGUST 15, 1997], appraised real estate values, exchange values, the number and percentage of shares allocated to the Program, and the number of shares of the Company to be held by founders after the Acquisition.

                    Amount              Real Estate    % of Shares
                    Owed plus            Appraised       Exchange     No. of Shares   Issued in
Name of Program     Assessments            Value          Value         Allocated    Acquisition
---------------     -----------            -----          -----         ---------    -----------
 Oceanside          27,325,000           3,700,000       5,303,100      530,310      33.62


     The founders of the Company include members of Company management, as well as certain employees of National and consultants to the Company and the Programs. The Company was formed, and shares were purchased by the founders, prior to making the Acquisition proposed. The total number of shares to be retained by the founders was determined by reviewing the fees previously cancelled and to be cancelled, as well as the additional value being brought to the Investors through the Acquisition. A total of 390,303 shares of Company common stock was issued at the organization of the Company at $0.01 per share. See "Dilution" at page __ of the Prospectus. If the Acquisition is completed, the following table sets forth the fees which National and its principals have cancelled, or will cancel:

     Name of Program                       To Be     Previously       Total
                                         Cancelled    Cancelled     Cancelled
                                         ---------    ---------     ---------

     Sacramento/Delta Greens           $   137,111  $   500,000   $   637,111
     Oceanside                             704,000          (0-)      704,000
     Yosemite/Ahwahnee I                    35,000       72,158       107,158
     Yosemite/Ahwahnee II                   70,000    1,157,867     1,227,867
     Mori Point                                (0-)     461,589       461,589
                                       -----------  -----------   -----------
     TOTAL                             $   946,111  $ 2,191,614   $ 3,137,725
                                       -----------  -----------   -----------
                                       -----------  -----------   -----------

     If the shares to be retained by the founders had been allocated to the founders from the Programs based on cancelled fees, 22.44% of the total shares to be outstanding after the Acquisition (87,428) would have been deemed allocated from this Program.

HISTORICAL COMPENSATION TO NATIONAL/EFFECT OF ACQUISITION

     The following table sets forth the compensation accrued by National, as well as actually paid to National, during the years ended December 31, 1996, 1995 and 1994, and for the six month period ending June 30, 1997.


                                                                                          Actually
                              Actually            Actually            Actually  Incurred  Paid for
                    Incurred  Paid for  Incurred  Paid for  Incurred  Paid for  for Six     Six
                    for Year    Year    for Year    Year    for Year    Year     Months    Months
                      Ended     Ended     Ended     Ended     Ended     Ended     Ended    Ended
NAME OF PROGRAM     12/31/94  12/31/94  12/31/95  12/31/95  12/31/96  12/31/96  6/30/97   6/30/97
                       (1)       (2)       (1)       (2)       (1)       (2)       (1)       (2)
                    --------  --------  --------  --------  --------  --------  --------  --------

Oceanside           $492,000  $300,000  $492,000  $300,000  $492,000  $300,000  $246,000  $150,000


-------------------
(1) These amounts represent servicing fees and officer salaries for Oceanside Development, Inc.

(2) These amounts represent servicing fees.

    If the Acquisition had been completed during the above periods, National would not have been entitled to receive any further servicing fees. The only compensation National or any of its affiliates would have been entitled to receive would have been from accrued salaries payable to officers and employees of Oceanside Development, Inc. or from current salaries payable to officers and employees of the Company. No cash would have been available to pay bonuses or dividends.

HISTORICAL CASH DISTRIBUTIONS TO INVESTORS

    The following table sets forth the cash distributions made to Investors during each of the years ended December 31, 1992, 1993, 1994, 1995 and 1996 and during the six months ended June 30, 1997:

                                                                                     June 30,
Name of Program   1992         1993          1994          1995         1996           1997         Total
---------------   ----         ----          ----          ----         ----           ----         -----
Oceanside
   Principal $         0   $         0   $   375,000   $   900,000   $   900,000   $   450,000   $ 2,625,000
   Interest  $ 1,080,804   $ 3,145,869   $   393,750   $         0   $         0   $         0   $ 4,620,423


FURTHER FINANCIAL INFORMATION

    See the following portions of the Prospectus for further financial information about this Program, as well as the others:


    -    "Selected Financial Information" at page __.

    - "Management's Discussion and Analysis of Financial Condition and Result of Operations" at page __.

    -    "Financial Statements" at page F-1.

               SUPPLEMENT TO CONSENT SOLICITATION STATEMENT/PROSPECTUS
                                          OF
                            AMERICAN FAMILY HOLDINGS, INC.

                              PREPARED FOR INVESTORS IN
                       YOSEMITE/AHWAHNEE I "TRUDY PAT" PROGRAM


    As described in the accompanying Consent Solicitation Statement/Prospectus ("Prospectus"), American Family Holdings, Inc. (the "Company") is offering shares of its stock in exchange for the assets, certain liabilities and business activities owned by investors in five former "Trudy Pat" programs managed by National Investors Financial, Inc. For this proposed Acquisition, the Company will issue an aggregate of $15,772,850 of shares of common stock at $10 per Share. The stock will be listed for trading on the ___________ under the symbol "___."

    In each of the Programs, the Investors will vote on whether to approve the Acquisition. INVESTORS HOLDING A MAJORITY OF THE AMOUNT INVESTED IN EACH OF THE FIVE PROGRAMS MUST VOTE TO APPROVE THE ACQUISITION FOR IT TO TAKE PLACE.

    NATIONAL STRONGLY RECOMMENDS THAT ALL INVESTORS VOTE "YES" ON THE
ACQUISITION.

    This solicitation commenced on _______, 1997 and expires at 5:00 p.m., Pacific Time, on __________, 1998 unless extended. Call 1-800-590-7772 with questions.

    The Company is also offering $5,000,000 of units (consisting of one share of common stock and one warrant to purchase two additional shares) at $10 each exclusively to current investors in the Programs. NASD broker-dealers will receive a commission totalling $0.70 per unit for any units sold with their help. If all the units are sold with their help, the proceeds of the sale, net of estimated expenses of $200,000, will be $4,450,000. If you want to participate, subscriptions for units should be returned with your ballot. Subscriptions will be accepted on a FIRST-COME-FIRST-SERVED BASIS.

    This Supplement has been prepared to help the investors in the Yosemite/Ahwahnee I Program to understand how the Acquisition will affect them. If completed, the effects of the Acquisition may be different for Investors in the other Programs. A separate supplement has been prepared for each of the other Programs, copies of which may be obtained, without charge, by writing to National Investors Financial, Inc., 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660, Attention: Vivian Kennedy, or calling 1-800-590-7772.

    Capitalized terms used in this Supplement and not defined herein have the meaning given to them in the Prospectus. See "Glossary" at page __ of the Prospectus.

MATERIAL RISKS

    A full description of the material risks of the Acquisition may be found on pages [14] through [19] of the accompanying Prospectus. Those risks include:

    RISKS OF THE ACQUISITION

    YOU WILL HAVE NO DISSENTERS' RIGHTS IN CONNECTION WITH THE ACQUISITION. If you vote against the Acquisition, and it is approved, you will not be able to object to the Acquisition and receive the appraised value of your tenancy-in-common interest in your Program's assets. You will have no choice other than to accept shares.

    THE NATURE OF YOUR INVESTMENT WILL CHANGE. If the Acquisition is completed, your investment will no longer be a tenancy-in-common interest in a particular Program's Property. Instead, you will hold shares in an on-going, publicly-traded real estate company whose assets may be changed by the Company's management without your approval. You will be able to liquidate your investment only by selling your shares on the _____________, and only if a trading market exists, or in private transactions.

    THE TRADING PRICE FOR THE SHARES IS UNCERTAIN. The shares of the Company have never been sold in a public securities market. If the shares trade, the trading price may be less than the arbitrary $10 issuance price or the book value of the Company's assets. The market price of the shares may be volatile after the Acquisition if investors decide to sell a large number of the shares shortly after the Acquisition.

    THERE MAY BE CONFLICTS OF INTEREST IN NATIONAL'S STRUCTURING THE ACQUISITION. Shares and compensation to be held or received after the Acquisition by National, and by principals, employees and consultants of National, the Programs and the Company have been determined by National and its principals.

    YOU DO NOT HAVE INDEPENDENT ADVISORS REPRESENTING YOU IN STRUCTURING THIS TRANSACTION. Therefore, the terms of the Acquisition may be less favorable to you and more favorable to National and its principals. If the Acquisition had been negotiated by independent parties at arm's length, the principals of National and the Company might have been given fewer shares. Additionally, the allocation of shares might have been more favorable to one Program than another.

    THERE MAY BE DIFFERENCES BETWEEN EXCHANGE VALUES AND REALIZABLE VALUES.
The exchange value of the Programs may not be what the properties would sell for in a cash sale transaction. Appraisals reflect conditions in the second quarter of 1997, and do not reflect subsequent events. Exchange values reflect adjustments to appraised values described in "Background and Reasons for the Acquisition - Determination of Acquisition Prices" at page __.

    THE COMPANY MAY INCUR SIGNIFICANT ADDITIONAL DEBT. After the Acquisition, the properties will not be subject to any liens other than possible mechanics' liens and property taxes owed. However, the Board of Directors could allow the Company to borrow using the Company's real estate assets as security. If cash flow cannot cover debt repayment, the Company could lose those assets to creditors.

    THE BOARD OF DIRECTORS WILL HAVE THE ABILITY TO CHANGE INVESTMENT, FINANCING AND OTHER POLICIES OF THE COMPANY WITHOUT SHAREHOLDER CONSENT. The Board will determine major Acquisition, financing, debt and distribution policies of the Company. The Board may amend or revise these policies as well as the business plan without shareholder approval.

    DISTRIBUTIONS WILL BE UNPREDICTABLE. After the Acquisition, you will not receive any regular distributions. Instead, in the early years, the Board intends to accumulate cash for working capital or other uses.

REAL ESTATE RISKS

    THERE ARE SIGNIFICANT DELINQUENT PROPERTY TAXES. If delinquent property taxes are not timely paid, the Company could lose one or more of the properties to tax sales. Each of the Programs' properties is subject to the following delinquent property taxes as of June 30, 1997: Sacramento/Delta Greens - approximately $45,000; Oceanside - approximately $10,000; Yosemite/Ahwahnee (combined) - approximately $596,000; and Mori Point - approximately $269,000. Annual payments required for all the properties total approximately $386,700.

    PERMITS TO DEVELOP CERTAIN PROPERTIES HAVE LAPSED OR HAVE NOT YET BEEN OBTAINED. If needed permits for development are not obtained or reissued, the business plan for the Company will have to be revised or abandoned.

    COMPLIANCE WITH CONDITIONS IN EXISTING PERMITS AND APPROVALS MAY REQUIRE CHANGES TO DEVELOPMENT PLANS. For example, the tentative tract map for the Yosemite/Ahwahnee I property requires that studies must be conducted to identify any endangered species' habitat which may exist on the property. If any are identified, changes to the tentative development plans will have to be made and approved that will reduce or eliminate any damage to the habitat.

    UNITS OR CERTAIN ASSETS MUST BE SOLD TO FURTHER THE BUSINESS PLAN. Unless funds from sale of the units or from sale of certain assets of the Programs become available, the Company will not be able to proceed with its business plan and properties might be lost to tax sales before sales to third parties can be arranged. The Company will also need financing from other sources to complete its plan. Financing sources are not predictable and interest rates or other costs of financing may be prohibitive.

    HOLDING AN INVENTORY OF RESIDENTIAL LOTS AT THE OCEANSIDE OR
SACRAMENTO/DELTA GREENS PROPERTIES MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Changing market conditions may increase the difficulty of selling the lots.

    FEDERAL, STATE AND LOCAL LAW MAY REQUIRE EXPENSIVE HAZARDOUS SUBSTANCE CLEAN-UP OR REMOVAL AS WELL AS EXPENSIVE PUBLIC IMPROVEMENTS.

    IF THERE IS AN UNINSURED LOSS, THE COMPANY COULD LOSE ITS INVESTMENT, PROFITS OR CASH FLOW FROM A PROPERTY.

    THERE ARE CERTAIN RISKS ASSOCIATED WITH THE CALIFORNIA MARKET. While economic conditions are improving in California, its markets have been affected by substantial fluctuations in local economic conditions, interest rates, inflation, employment levels and regulations. California has also experienced draught conditions, resulting in water conservation measures and rationing. In the past, these conditions have caused local governments to restrict residential development. California's climate and geology present risks of natural disaster such as earthquakes and floods.

    WHEN THE ACQUISITION IS COMPLETED, NATIONAL AND ITS PRINCIPALS WILL BE OWED $1,078,510 BY THE COMPANY. This represents accrued fees and expenses from the Programs which National has not cancelled.

    GOLF COURSE RISKS

    THERE ARE INDUSTRY OPERATING RISKS, INCLUDING INCREASED COMPETITION, SEASONALITY, WEATHER AND COURSE CONDITIONS. While no new golf courses have opened near the Ahwahnee Golf Course, new courses could increase the competition and reduce the rounds played. Seasonal variations may require the Company to supplement revenue at the golf course to meet operating expenses. Weather can negatively affect the turf grass and reduce the number of rounds played. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists.

    RESIDENTIAL DEVELOPMENT RISKS

    THE COMPANY MAY BE AFFECTED BY MARKET RISKS AND COMPETITION. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, our properties may be sold at a loss.

    RESORT DESTINATION RISKS

    THERE ARE RISKS ASSOCIATED WITH RESORT DEVELOPMENT. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the Company will not be able to develop its resort projects as part of its growth strategy.

    TIMESHARE RISKS

    - NEGATIVE PRESS SURROUNDING THE REMARKETING OF TIMESHARES MIGHT NEGATIVELY IMPACT SALES AND OPERATIONS.

    - MARKETING COSTS ARE HIGH RELATIVE TO SELLING PRICE WHICH CAN REDUCE OR ELIMINATE PROFITS FROM THE SALE OF TIMESHARE INTERESTS.

    - THERE ARE RELATIVELY MORE DEFAULTS AMONG TIMESHARE OWNERS WHEN THEY BORROW TO BUY TIMESHARES COMPARED TO HOMEBUYERS WHO BORROW TO BUY A HOME. IF A BUYER DEFAULTS, WE WOULD INCUR COSTS IN REMARKETING THE TIMESHARE.

    - WE DO NOT HAVE AN EXCHANGE NETWORK TO ENHANCE MARKETING APPEAL. IF WE CANNOT OFFER SUCH A NETWORK IN THE FUTURE, WE MAY BE AT A COMPETITIVE DISADVANTAGE.

    -    THE TIMESHARE INDUSTRY IS EXTREMELY COMPETITIVE.

    -    WE MAY NOT BE ABLE TO SECURE DEVELOPMENT FINANCING ON ACCEPTABLE
TERMS.

    ANTI-TAKEOVER PROVISIONS

    Certain provisions of the charter documents may restrict changes in control of the Company's management. These provisions may make it more difficult or expensive for another party to acquire and exercise control of the Company or to change its management, even if that change would be beneficial to you. Some of these provisions include:

    1. THE BOARD'S ABILITY TO ISSUE PREFERRED SHARES WHICH COULD AFFECT YOUR VOTING POWER AND TO ISSUE ADDITIONAL SHARES TO DISCOURAGE OR IMPEDE A MERGER OR OTHER TRANSACTION THAT MAY BE IN YOUR BEST OR FINANCIAL INTEREST.

    2. THE BOARD IS DIVIDED INTO THREE CLASSES SERVING STAGGERED THREE YEAR TERMS. You may not be able to efficiently change control of the Company if you believe that change would be in your best interests.

    3. THERE ARE RESTRICTIONS ON CERTAIN BUSINESS COMBINATIONS WITH INTERESTED PARTIES. There are restrictions on what interested parties can do for three years, without the approval of the Board of Directors.

    4. THE DELAWARE LAW, AS WELL AS THE CHARTER DOCUMENTS, LIMIT THE LIABILITY OF DIRECTORS AND OFFICERS TO SHAREHOLDERS.

    5. CHANGES TO THE COMPANY'S CERTIFICATE OF INCORPORATION WHICH COVER ANTI-TAKEOVER PROVISIONS REQUIRE THE APPROVAL OF TWO-THIRDS OF THE COMPANY'S VOTING STOCK.

EFFECT OF THE ACQUISITION

    - YOU WILL RECEIVE SHARES OF THE COMPANY'S COMMON STOCK IN EXCHANGE FOR YOUR INVESTMENT IN THE PROGRAM AS ADJUSTED PER THE TERMS OF THE GOVERNING AGREEMENTS.

    - YOU MAY HAVE A LIQUID TRADING MARKET FOR YOUR SHARES. After the Acquisition, shares will be listed on the ______________. If a trading market exists, you will have the opportunity to liquidate all or some of those shares at your preference.

    - YOU MAY HAVE MORE CONTROL OVER THE TIMING OF LIQUIDATING OF YOUR INVESTMENT. You can control when you choose to take profits or losses. Under the current Programs, you are required to abide by a majority vote to sell or retain the property, regardless of whether or not the timing of the action or the decision of the majority is consistent with your individual preferences.

    - YOU WILL OWN SHARES IN A POOL OF ASSETS WHOSE DIVERSITY CAN MITIGATE RISK AND INCREASE THE LIQUIDITY OF THE PROPERTIES. Your investment will be spread over an initial asset base of four different real estate projects (the two Yosemite/Ahwahnee Programs will be one project after the Acquisition).

    - YOU WILL HAVE EXPERIENCED PROPERTY MANAGEMENT. We have hired and intend to hire additional key real estate management professionals who are experienced in real estate development, operation and construction.

    - YOU WILL NO LONGER BE LIABLE FOR MANDATORY ASSESSMENTS. Your tenancy-in-common agreement and servicing agreement will be cancelled by the Acquisition, meaning your liability for mandatory assessments will cease.

    - YOUR LIABILITY WILL BE LIMITED TO THE AMOUNT OF YOUR INVESTMENT. As beneficial owners of the assets and businesses of the Programs, you are not effectively insulated from personal liability based on operation of those assets. As shareholders of a corporation, you will be.

    - THE ASSETS OWNED BY THE COMPANY WILL NO LONGER BE SUBJECTED TO SERVICING FEES. For all programs involved in the Acquisition, National will stop earning servicing fees of approximately $650,000 per year and will forgive a total of $946,111 of unpaid servicing fees if the Acquisition is approved. Although the services of National are being replaced by a management team and staff to run the Company, National believes that the cost of this new management team will be modestly lower than the historical cost of National servicing the programs on an individual basis.

    - For further information about how the Acquisition will affect you and the Program, see the following portions of the Prospectus:

    -    "Background and Reasons for the Acquisition" commencing at page __.

    - "Comparison of Tenancy-in-Common Interests and Shares" commencing at page __.

    -    "Comparison of Programs and Company" commencing at page __.

    -    "Business and Properties" commencing at page __.

    - "Management's Discussion and Analysis of Financial Condition and Results of Operations" commencing at page __.

    -    "Federal Income Tax Consequences" commencing at page __.

FAIRNESS TO INVESTORS IN THE YOSEMITE/AHWAHNEE I PROGRAM

    From a financial point of view, National believes the terms of the Acquisition are fair as a whole and to the investors in each of the Programs. National based its determination on many factors, including:

    - a better quality form of investment (shares of stock in a publicly traded company);

    - the exchange value offered to investors for their assets in comparison with what National believes could be received on sale of the assets unless a source of external financing for further development was available (which may not be the case);

    - the number of shares in the Company to be held by principals, employees, and consultants of National, the Programs or the Company upon completion of the Acquisition;

    - the opportunity for each investor to vote for or against the Acquisition;

    - valuation of the real estate assets of the Program by an independent appraiser; and

    - the Fairness Opinion rendered by the independent valuation firm. See "Background and Reasons for the Acquisition" at page __.

    National reviewed the value you will receive in connection with the Acquisition and compared it with what you might receive under the alternatives to Acquisition. Despite the adjustments to appraised value to arrive at exchange values, National concluded that the likely market value of the shares of the Company would be higher in the long run than the value you would have received if any of the alternatives to the Acquisition had been implemented.
See "Background and Reasons for the Acquisition -- Alternative to the Acquisition" and "-- Recommendation of National and Fairness Determination" at pages __ and __ of the Prospectus. Based on this comparison, National concluded that the Acquisition is financially fair.

    THERE ARE NO MATERIAL DIFFERENCES BETWEEN THE FAIRNESS ANALYSIS FOR THIS PROGRAM AND FOR ANY OF THE OTHER FOUR PROGRAMS PROPOSED TO BE INCLUDED IN THE ACQUISITION.

CALCULATION OF EXCHANGE VALUE OF THE PROGRAM

    The Exchange Value of the Program (as well as each of the other four Programs) is essentially the consideration which the Company is offering in exchange for the real estate assets, certain liabilities and business of the Program. The value is reflected as a number of shares of the Company's common stock (in the case of the Program, 200,788 shares) multiplied by an arbitrary $10 per share value.

    The starting point for determining the Exchange Value was the current "as is" real estate value of the Program's Property. This value was estimated by independent appraiser who conducted the appraisal on the Property according to industry standards with the assumption that financing would be available to permit the Property to attain its highest and best use. Then, the real estate value was adjusted for

    -    the net value of other assets and liabilities, and

    - certain critical business factors which, in National's opinion, must be considered in order to arrive at a fair, proper and meaningful Exchange Value for each "Trudy Pat" Program in relation to the others in the context of the Acquisition.

Certain business factors were considered "positive," and caused the Exchange Value to be adjusted upward from the estimates contained in the real estate appraiser's report. Likewise, certain factors were considered "negative," and caused the Exchange Value to be adjusted downward from the estimates contained in the real estate appraiser's report.

    The following were considered the positive factors:

    POTENTIAL LIQUIDITY FACTOR. The Potential Liquidity Factor of a Program is measured by estimating the amount of cash that might be available through financing of a Program's assets within a six month period following the Effective Time and dividing that amount by the appraised real estate value.

    POTENTIAL INVESTOR ASSESSMENT FACTOR. The Potential Investor Assessment Factor of a Program is determined by estimating the average yearly amount that National estimates that Investors in a particular Program would be able and willing to invest in the Program in the form of mandatory assessments, based on prior experience, and dividing that amount by the appraised real estate value.

    QUICK-SALE FACTOR. The Quick-Sale Factor of a Program is determined by estimating the amount of cash that might be available through a sale of Program assets which could be liquidated within a six month period following the Effective Time and dividing that amount by the appraised real estate value.

    The following were considered the negative factors:

    CASH REQUIREMENT FACTOR. The Cash Requirement Factor is determined by estimating the average amount that is needed yearly to meet the average reasonable and prudent financial needs of the Program and dividing that amount by the appraised real estate value.

    INVESTOR ASSESSMENT RESISTANCE FACTOR. The Investor Assessment Resistance Factor is determined by estimating the difference between the average amount that is needed yearly to meet the average reasonable and prudent financial needs of the Program and the average amount that. based on prior experience, National believes that Investors would be able and willing to invest in the Program in the form of mandatory assessments (the numerator of the Potential Assessment Resistance Factor described above). This amount is then divided by the numerator of the Potential Investment Assessment Factor.

    TERM TO MAXIMUM/FULL REPAYMENT FACTOR. The Term to Maximum/Full Repayment Factor is determined by the following chart:

                      Term                         Factor
                      ----                         ------

                   0-6 months                          0%
                   7-12 months                        10%
                  13-18 months                        20%
                  19-24 months                        30%
                  25-30 months                        40%
                  31-36 months                        50%
                                        and increasing 10% for every
                                      additional six month period or part
                                              thereof up to 100%.

    The importance of each factor is unique. Therefore, each factor was weighted as a percentage in determining the Exchange Value of each Program.

    These weighted percentages were used to arrive at the Exchange Value of each Program through the adjustment to the appraised real estate value by multiplying the factor by the weight. The factors described above have been assigned the following weights:

    -    Potential Liquidity Factor -- positive 20%

    -    Potential Investor Assessment Factor -- positive 50%

    -    Quick Sale Factor -- positive 10%

    -    Cash Requirement Factor -- negative 50%

    -    Investor Assessment Resistance Factor -- negative 75%

    -    Term to Maximum Repayment Factor -- negative 10%

    See "Background and Reasons for the Acquisition -- Determination of Exchange Value" at page __ of the Prospectus for more information about the adjustment factors.

    The following table summarizes the calculation of the Exchange Value of the Yosemite/Ahwahnee I Program:


       Appraised           Net Other         Net Business
        Value of      +    Assets and     -     Factor       =    Exchange
     Real Estate(1)       Liabilities(2)     Adjustments(3)         Value
     --------------       --------------     --------------       -----------
      $  8,050,000         $(337,345)          $(5,704,773)        $2,007,882

-------------------------
(1) Reflects independent appraisal as of May 1997.
(2) Includes cash in trust account, amounts due to National after the Acquisition is completed, and property taxes due and payable at June 30, 1997. There will be no mortgage debt on the Property if the Acquisition is completed.
(3) While each of the above positive factors permitted minor upward adjustments to the Program's value, a significant cash requirement to fund expansion of the recreational vehicle park and to develop a timeshare program, steadily increasing Investor resistance to assessments, anticipated negative cash flow and significant delinquent property taxes combined to require a substantial negative adjustment to the value of the Program's Property in comparison with the value of the other Programs' Properties.

ALLOCATION OF SHARES

    The 1,577,285 shares of Company common stock being offered to Investors in the Acquisition represent 80.16% of the Company's shares which will be outstanding upon completion of the Acquisition. The remaining shares will be held by management and other founders of the Company. Such shares will be allocated among the five Programs pro rata in accordance with Exchange Values. The Yosemite/Ahwahnee I Program will be allocated 200,788 shares.

    The shares allocated to each of the Programs will be allocated among Investors in each Program based on their respective pro rata investments in the applicable Program (taking into account assessments paid and unpaid, as well as interest accrued to each Investor through the date beneficial ownership of the Program's Property was taken for the Investors) as adjusted for voluntary advances. An Investor in the Yosemite/Ahwahnee I Program with an adjusted investment amount of $10,000 will receive 224 shares of Company stock.

    The following table sets forth the amount owed by the original borrower to the Program plus the amount of assessments paid by Investors at [AUGUST 15, 1997], appraised real estate values, exchange values, the number and percentage of shares allocated to the Program, and the number of shares of the Company to be held by founders after the Acquisition.

                               Amount            Real Estate                                                  % of Shares
                              Owed plus           Appraised           Exchange           No. of Shares         Issued in
        Name of Program      Assessments             Value              Value             Allocated          Acquisition
        ---------------      -----------         ------------         ---------          -------------       -------------
     Yosemite/AhwahneeI       8,982,429           8,050,000           2,007,882            200,788               12.73

    The founders of the Company include members of Company management, as well as certain employees of National and consultants to the Company and the Programs. The Company was formed, and shares were purchased by the founders, prior to making the Acquisition proposed. The total number of shares to be retained by the founders was determined by reviewing the fees previously cancelled and to be cancelled, as well as the additional value being brought to the Investors through the Acquisition. A total of 390,303 shares of Company common stock was issued at the organization of the Company at $0.01 per share. See "Dilution" at page __ of the Prospectus. If the Acquisition is completed, the following table sets forth the fees which National and its principals have cancelled, or will cancel:

                                          To Be            Previously             Total
         Name of Program                Cancelled          Cancelled            Cancelled
         ---------------                ---------          ----------           ---------
         Sacramento/Delta Greens       $  137,111         $   500,000         $   637,111
         Oceanside                        704,000                  (0)            704,000
         Yosemite/Ahwahnee I               35,000              72,158             107,158
         Yosemite/Ahwahnee II              70,000           1,157,867           1,227,867
         Mori Point                             0             461,589             461,589
                                       ----------         -----------         -----------
            TOTAL                      $  946,111         $ 2,191,614         $ 3,137,725
                                       ----------         -----------         -----------
                                       ----------         -----------         -----------

    If the shares to be retained by the founders had been allocated to the founders from the Programs based solely on cancelled fees, 3.42% of the total shares to be outstanding after the Acquisition (13,348) which will be held by the founders of the Company would have been deemed allocated from this Program.

HISTORICAL COMPENSATION TO NATIONAL/EFFECT OF ACQUISITION

    The following table sets forth the compensation accrued by National, as well as actually paid to National, during the years ended December 31, 1996, 1995 and 1994, and for the six month period ending June 30, 1997.


                                                                                                               Actually
                                   Actually                  Actually                Actually      Incurred    Paid for
                    Incurred       Paid for      Incurred    Paid for     Incurred   Paid for      for Six        Six
                    for Year         Year        for Year      Year       for Year     Year         Months       Months
                      Ended          Ended         Ended       Ended        Ended      Ended       Ended          Ended
Name of Program    12/31/94(1)     12/31/94    12/31/95(1)  12/31/95    2/31/96(1)   12/31/96(2) 6/30/97(1)     6/30/97(2)
---------------    -----------     --------    -----------  --------    ----------   ----------- ----------    -----------
Yosemite/Ahwahnee I $  65,000      $      0     $  84,051   $      0    $ 150,800    $ 101,626     $  75,400    $  30,309

-------------------------
(1) These amounts represent servicing fees and salaries for officers and employees of Ahwahnee Golf Course and Resort, Inc.
(2) These amounts represent servicing fees only.

    If the Acquisition had been completed during the above periods, National would not have been entitled to receive any further servicing fees. The only compensation National or any of its affiliates would have been entitled to receive would have been from accrued salaries payable to officers and employees of Ahwahnee Golf Course and Resort, Inc. or as current salaries payable to officers and employees of the Company. No cash would have been available to pay bonuses or dividends.

HISTORICAL CASH DISTRIBUTIONS TO INVESTORS

    The following table sets forth the cash distributions made to Investors during each of the years ended December 31, 1992, 1993, 1994, 1995 and 1996 and during the six months ended June 30, 1997:

                          Prior to                                                                   June 30,
Name of Program             1992           1992        1993         1994        1995         1996      1997          Total
---------------             ----           ----        ----         ----        ----         ----      ----          -----

Yosemite/Ahwahnee I
    Principal           $   45,000   $  135,000  $  103,085   $    4,756  $        0   $        0  $        0   $  287,841
    Interest            $1,903,306   $  920,794  $  335,557   $        0  $        0   $        0  $        0   $3,159,657

FURTHER FINANCIAL INFORMATION

    See the following portions of the Prospectus for further financial information about this Program, as well as the others:

    -    "Selected Financial Information" at page __.

    - "Management's Discussion and Analysis of Financial Condition and Result of Operations" at page __.

    -    "Financial Statements" at page F-1.

               SUPPLEMENT TO CONSENT SOLICITATION STATEMENT/ PROSPECTUS
                                          OF
                            AMERICAN FAMILY HOLDINGS, INC.

                              PREPARED FOR INVESTORS IN
                       YOSEMITE/AHWAHNEE II "TRUDY PAT" PROGRAM


    As described in the accompanying Consent Solicitation Statement/Prospectus ("Prospectus"), American Family Holdings, Inc. (the "Company") is offering shares of its stock in exchange for the assets, certain liabilities and business activities owned by investors in five former "Trudy Pat" programs managed by National Investors Financial, Inc. For this proposed Acquisition, the Company will issue an aggregate of $15,772,850 of shares of common stock at $10 per Share. The stock will be listed for trading on the ___________ under the symbol "___."

    In each of the Programs, the Investors will vote on whether to approve the Acquisition. INVESTORS HOLDING A MAJORITY OF THE AMOUNT INVESTED IN EACH OF THE FIVE PROGRAMS MUST VOTE TO APPROVE THE ACQUISITION FOR IT TO TAKE PLACE.

    NATIONAL STRONGLY RECOMMENDS THAT ALL INVESTORS VOTE "YES" ON THE
ACQUISITION.

    This solicitation commenced on _______, 1997 and expires at 5:00 p.m., Pacific Time, on __________, 1998 unless extended. Call 1-800-590-7772 with questions.

    The Company is also offering $5,000,000 of units (consisting of one share of common stock and one warrant to purchase two additional shares) at $10 each exclusively to current investors in the Programs. NASD broker-dealers will receive a commission totalling $0.70 per unit for any units sold with their help. If all the units are sold with their help, the proceeds of the sale, net of estimated expenses of $200,000, will be $4,4650,000. If you want to participate, subscriptions for units should be returned with your ballot. Subscriptions will be accepted on a FIRST-COME-FIRST-SERVED BASIS.

                                   ---------------

    This Supplement has been prepared to help the investors in the Yosemite/Ahwahnee II Program to understand how the Acquisition will affect them. If completed, the effects of the Acquisition may be different for Investors in the other Programs. A separate supplement has been prepared for each of the other Programs copies of which may be obtained, without charge, by writing to National Investors Financial, Inc., 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660, Attention: Vivian Kennedy, or calling 1-800-590-7772.

    Capitalized terms used in this Supplement and not defined herein have the meaning given to them in the Prospectus. See "Glossary" at page __ of the Prospectus.

MATERIAL RISKS

    A full description of the material risks of the Acquisition may be found on pages [14] through [19] of the accompanying Prospectus. Those risks include:

    RISKS OF THE ACQUISITION

    YOU WILL HAVE NO DISSENTERS' RIGHTS IN CONNECTION WITH THE ACQUISITION. If you vote against the Acquisition, and it is approved, you will not be able to object to the Acquisition and receive the appraised value of your tenancy-in-common interest in your Program's assets. You will have no choice other than to accept shares.

    THE NATURE OF YOUR INVESTMENT WILL CHANGE. If the Acquisition is completed, your investment will no longer be a tenancy-in-common interest in a particular Program's Property. Instead, you will hold shares in an on-going, publicly-traded real estate company whose assets may be changed by the Company's management without your approval. You will be able to liquidate your investment only by selling your shares on the _____________, and only if a trading market exists, or in private transactions.

    THE TRADING PRICE FOR THE SHARES IS UNCERTAIN. The shares of the Company have never been sold in a public securities market. If the shares trade, the trading price may be less than the arbitrary $10 issuance price or the book value of the Company's assets. The market price of the shares may be volatile after the Acquisition if investors decide to sell a large number of the shares shortly after the Acquisition.

    THERE MAY BE CONFLICTS OF INTEREST IN NATIONAL'S STRUCTURING THE ACQUISITION. Shares and compensation to be held or received after the Acquisition by National, and by principals, employees and consultants of National, the Programs and the Company have been determined by National and its principals.

    YOU DO NOT HAVE INDEPENDENT ADVISORS REPRESENTING YOU IN STRUCTURING THIS TRANSACTION. Therefore, the terms of the Acquisition may be less favorable to you and more favorable to National and its principals. If the Acquisition had been negotiated by independent parties at arm's length, the principals of National and the Company might have been given fewer shares. Additionally, the allocation of shares might have been more favorable to one Program than another.

    THERE MAY BE DIFFERENCES BETWEEN EXCHANGE VALUES AND REALIZABLE VALUES.
The exchange value of the Programs may not be what the properties would sell for in a cash sale transaction. Appraisals reflect conditions in the second quarter of 1997, and do not reflect subsequent events. Exchange values reflect adjustments to appraised values described in "Background and Reasons for the Acquisition - Determination of Acquisition Prices" at page __.

    THE COMPANY MAY INCUR SIGNIFICANT ADDITIONAL DEBT. After the Acquisition, the properties will not be subject to any liens other than possible mechanics' liens and property taxes owed. However, the Board of Directors could allow the Company to borrow using the Company's real estate assets as security. If cash flow cannot cover debt repayment, the Company could lose those assets to creditors.

    THE BOARD OF DIRECTORS WILL HAVE THE ABILITY TO CHANGE INVESTMENT, FINANCING AND OTHER POLICIES OF THE COMPANY WITHOUT SHAREHOLDER CONSENT. The Board will determine major Acquisition, financing, debt and distribution policies of the Company. The Board may amend or revise these policies as well as the business plan without shareholder approval.

    DISTRIBUTIONS WILL BE UNPREDICTABLE. After the Acquisition, you will not receive any regular distributions. Instead, in the early years, the Board intends to accumulate cash for working capital or other uses.

    REAL ESTATE RISKS

    THERE ARE SIGNIFICANT DELINQUENT PROPERTY TAXES. If delinquent property taxes are not timely paid, the Company could lose one or more of the properties to tax sales. Each of the Programs' properties is subject to the following delinquent property taxes as of June 30, 1997: Sacramento/Delta Greens - approximately $45,000; Oceanside - approximately $10,000; Yosemite/Ahwahnee (combined) - approximately $596,000; and Mori Point - approximately $269,000. Annual payments required for all the properties total approximately $386,700.

    PERMITS TO DEVELOP CERTAIN PROPERTIES HAVE LAPSED OR HAVE NOT YET BEEN OBTAINED. If needed permits for development are not obtained or reissued, the business plan for the Company will have to be revised or abandoned.

    COMPLIANCE WITH CONDITIONS IN EXISTING PERMITS AND APPROVALS MAY REQUIRE CHANGES TO DEVELOPMENT PLANS. For example, the tentative tract map for the Yosemite/Ahwahnee II property requires that studies must be conducted to identify any endangered species' habitat which may exist on the property. If any are identified, changes to the tentative development plans will have to be made and approved that will reduce or eliminate any damage to the habitat.

    UNITS OR CERTAIN ASSETS MUST BE SOLD TO FURTHER THE BUSINESS PLAN. Unless funds from sale of the units or from sale of certain assets of the Programs become available, the Company will not be able to proceed with its business plan and properties might be lost to tax sales before sales to third parties can be arranged. The Company will also need financing from other sources to complete its plan. Financing sources are not predictable and interest rates or other costs of financing may be prohibitive.

    HOLDING AN INVENTORY OF RESIDENTIAL LOTS AT THE OCEANSIDE OR
SACRAMENTO/DELTA GREENS PROPERTIES MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Changing market conditions may increase the difficulty of selling the lots.

    FEDERAL, STATE AND LOCAL LAW MAY REQUIRE EXPENSIVE HAZARDOUS SUBSTANCE CLEAN-UP OR REMOVAL AS WELL AS EXPENSIVE PUBLIC IMPROVEMENTS.

    IF THERE IS AN UNINSURED LOSS, THE COMPANY COULD LOSE ITS INVESTMENT, PROFITS OR CASH FLOW FROM A PROPERTY.

    THERE ARE CERTAIN RISKS ASSOCIATED WITH THE CALIFORNIA MARKET. While economic conditions are improving in California, its markets have been affected by substantial fluctuations in local economic conditions, interest rates, inflation, employment levels and regulations. California has also experienced draught conditions, resulting in water conservation measures and rationing. In the past, these conditions have caused local governments to restrict residential development. California's climate and geology present risks of natural disaster such as earthquakes and floods.

    WHEN THE ACQUISITION IS COMPLETED, NATIONAL AND ITS PRINCIPALS WILL BE OWED $1,078,510 BY THE COMPANY. This represents accrued fees and expenses from the Programs which National has not cancelled.

    GOLF COURSE RISKS

    THERE ARE INDUSTRY OPERATING RISKS, INCLUDING INCREASED COMPETITION, SEASONALITY, WEATHER AND COURSE CONDITIONS. While no new golf courses have opened near the Ahwahnee Golf Course, new courses could increase the competition and reduce the rounds played. Seasonal variations may require the Company to supplement revenue at the golf course to meet operating expenses. Weather can negatively affect the turf grass and reduce the number of rounds played. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists.

    RESIDENTIAL DEVELOPMENT RISKS

    THE COMPANY MAY BE AFFECTED BY MARKET RISKS AND COMPETITION. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, our properties may be sold at a loss.

    RESORT DESTINATION RISKS

    THERE ARE RISKS ASSOCIATED WITH RESORT DEVELOPMENT. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the Company will not be able to develop its resort projects as part of its growth strategy.

    TIMESHARE RISKS

    - NEGATIVE PRESS SURROUNDING THE REMARKETING OF TIMESHARES MIGHT NEGATIVELY IMPACT SALES AND OPERATIONS.

    - MARKETING COSTS ARE HIGH RELATIVE TO SELLING PRICE WHICH CAN REDUCE OR ELIMINATE PROFITS FROM THE SALE OF TIMESHARE INTERESTS.

    - THERE ARE RELATIVELY MORE DEFAULTS AMONG TIMESHARE OWNERS WHEN THEY BORROW TO BUY TIMESHARES COMPARED TO HOMEBUYERS WHO BORROW TO BUY A HOME. IF A BUYER DEFAULTS, WE WOULD INCUR COSTS IN REMARKETING THE TIMESHARE.

    - WE DO NOT HAVE AN EXCHANGE NETWORK TO ENHANCE MARKETING APPEAL. IF WE CANNOT OFFER SUCH A NETWORK IN THE FUTURE, WE MAY BE AT A COMPETITIVE DISADVANTAGE.

    -    THE TIMESHARE INDUSTRY IS EXTREMELY COMPETITIVE.

    -    WE MAY NOT BE ABLE TO SECURE DEVELOPMENT FINANCING ON ACCEPTABLE
TERMS.

    ANTI-TAKEOVER PROVISIONS

    Certain provisions of the charter documents may restrict changes in control of the Company's management. These provisions may make it more difficult or expensive for another party to acquire and exercise control of the Company or to change its management, even if that change would be beneficial to you. Some of these provisions include:

    1. THE BOARD'S ABILITY TO ISSUE PREFERRED SHARES WHICH COULD AFFECT YOUR VOTING POWER AND TO ISSUE ADDITIONAL SHARES TO DISCOURAGE OR IMPEDE A MERGER OR OTHER TRANSACTION THAT MAY BE IN YOUR BEST OR FINANCIAL INTEREST.

    2. THE BOARD IS DIVIDED INTO THREE CLASSES SERVING STAGGERED THREE YEAR TERMS. You may not be able to efficiently change control of the Company if you believe that change would be in your best interests.

    3. THERE ARE RESTRICTIONS ON CERTAIN BUSINESS COMBINATIONS WITH INTERESTED PARTIES. There are restrictions on what interested parties can do for three years, without the approval of the Board of Directors.

    4. THE DELAWARE LAW, AS WELL AS THE CHARTER DOCUMENTS, LIMIT THE LIABILITY OF DIRECTORS AND OFFICERS TO SHAREHOLDERS.

    5. CHANGES TO THE COMPANY'S CERTIFICATE OF INCORPORATION WHICH COVER ANTI-TAKEOVER PROVISIONS REQUIRE THE APPROVAL OF TWO-THIRDS OF THE COMPANY'S VOTING STOCK.

EFFECT OF THE ACQUISITION

    - YOU WILL RECEIVE SHARES OF THE COMPANY'S COMMON STOCK IN EXCHANGE FOR YOUR INVESTMENT IN THE PROGRAM AS ADJUSTED PER THE TERMS OF THE GOVERNING AGREEMENTS.

    - YOU MAY HAVE A LIQUID TRADING MARKET FOR YOUR SHARES. After the Acquisition, shares will be listed on the ______________. If a trading market exists, you will have the opportunity to liquidate all or some of those shares at your preference.

    - YOU MAY HAVE MORE CONTROL OVER THE TIMING OF LIQUIDATING OF YOUR INVESTMENT. You can control when you choose to take profits or losses. Under the current Programs, you are required to abide by a majority vote to sell or retain the property, regardless of whether or not the timing of the action or the decision of the majority is consistent with your individual preferences.

    - YOU WILL OWN SHARES IN A POOL OF ASSETS WHOSE DIVERSITY CAN MITIGATE RISK AND INCREASE THE LIQUIDITY OF THE PROPERTIES. Your investment will be spread over an initial asset base of four different real estate projects (the two Yosemite/Ahwahnee Programs will be one project after the Acquisition).

    - YOU WILL HAVE EXPERIENCED PROPERTY MANAGEMENT. We have hired and intend to hire additional key real estate management professionals who are experienced in real estate development, operation and construction.

    - YOU WILL NO LONGER BE LIABLE FOR MANDATORY ASSESSMENTS. Your tenancy-in-common agreement and servicing agreement will be cancelled by the Acquisition, meaning your liability for mandatory assessments will cease.

    - YOUR LIABILITY WILL BE LIMITED TO THE AMOUNT OF YOUR INVESTMENT. As beneficial owners of the assets and businesses of the Programs, you are not effectively insulated from personal liability based on operation of those assets. As shareholders of a corporation, you will be.

    - THE ASSETS OWNED BY THE COMPANY WILL NO LONGER BE SUBJECTED TO SERVICING FEES. For all programs involved in the Acquisition, National will stop earning servicing fees of approximately $650,000 per year and will forgive a total of $946,111 of unpaid servicing fees if the Acquisition is approved. Although the services of National are being replaced by a management team and staff to run the Company, National believes that the cost of this new management team will be modestly lower than the historical cost of National servicing the programs on an individual basis.

    - For further information about how the Acquisition will affect you and the Program, see the following portions of the Prospectus:

         - "Background and Reasons for the Acquisition" commencing at page __.

         - "Comparison of Tenancy-in-Common Interests and Shares" commencing at page __.

         -    "Comparison of Programs and Company" commencing at page __.

         -    "Business and Properties" commencing at page __.

         - "Management's Discussion and Analysis of Financial Condition and Results of Operations" commencing at page __.

         -    "Federal Income Tax Consequences" commencing at page __.

FAIRNESS TO INVESTORS IN THE YOSEMITE/AHWAHNEE II PROGRAM

    From a financial point of view, National believes the terms of the Acquisition are fair as a whole and to the investors in each of the Programs. National based its determination on many factors, including:

    - a better quality form of investment (shares of stock in a publicly traded company);

    - the exchange value offered to investors for their assets in comparison with what National believes could be received on sale of the assets unless a source of external financing for further development was available (which may not be the case);

    - the number of shares in the Company to be held by principals, employees, and consultants of National, the Programs or the Company upon completion of the Acquisition;

    - the opportunity for each investor to vote for or against the Acquisition;

    - valuation of the real estate assets of the Program by an independent appraiser; and

    - the Fairness Opinion rendered by the independent valuation firm. See "Background and Reasons for the Acquisition" at page __.

    National reviewed the value you will receive in connection with the Acquisition and compared it with what you might receive under the alternatives to Acquisition. Despite the adjustments to appraised value to arrive at exchange values, National concluded that the likely market value of the shares of the Company would be higher in the long run than the value you would have received if any of the alternatives to the Acquisition had been implemented.
See "Background and Reasons for the Acquisition -- Alternative to the Acquisition" and "-- Recommendation of National and Fairness Determination" at pages __ and __ of the Prospectus. Based on this comparison, National concluded that the Acquisition is financially fair.

    THERE ARE NO MATERIAL DIFFERENCES BETWEEN THE FAIRNESS ANALYSIS FOR THIS PROGRAM AND FOR ANY OF THE OTHER FOUR PROGRAMS PROPOSED TO BE INCLUDED IN THE ACQUISITION.

CALCULATION OF EXCHANGE VALUE OF THE PROGRAM

    The Exchange Value of the Program (as well as each of the other four Programs) is essentially the consideration which the Company is offering in exchange for the real estate assets, certain liabilities and business of the Program. The value is reflected as a number of shares of the Company's common stock (in the case of the Program, 395,519 shares) multiplied by an arbitrary $10 per share value.

    The starting point for determining the Exchange Value was the current "as is" real estate value of the Program's Property. This value was estimated by independent appraiser who conducted the appraisal on the Property according to industry standards with the assumption that financing would be available to permit the Property to attain its highest and best use. Then, the real estate value was adjusted for

    -    the net value of other assets and liabilities, and

    - certain critical business factors which, in National's opinion, must be considered in order to arrive at a fair, proper and meaningful Exchange Value for each "Trudy Pat" Program in relation to the others in the context of the Acquisition.

Certain business factors were considered "positive," and caused the Exchange Value to be adjusted upward from the estimates contained in the real estate appraiser's report. Likewise, certain factors were considered "negative," and caused the Exchange Value to be adjusted downward from the estimates contained in the real estate appraiser's report.

    The following were considered the positive factors:

    POTENTIAL LIQUIDITY FACTOR. The Potential Liquidity Factor of a Program is measured by estimating the amount of cash that might be available through financing of a Program's assets within a six month period following the Effective Time and dividing that amount by the appraised real estate value.

    POTENTIAL INVESTOR ASSESSMENT FACTOR. The Potential Investor Assessment Factor of a Program is determined by estimating the average yearly amount that National estimates that Investors in a particular Program would be able and willing to invest in the Program in the form of mandatory assessments, based on prior experience, and dividing that amount by the appraised real estate value.

    QUICK-SALE FACTOR. The Quick-Sale Factor of a Program is determined by estimating the amount of cash that might be available through a sale of Program assets which could be liquidated within a six month period following the Effective Time and dividing that amount by the appraised real estate value.

    The following were considered the negative factors:

    CASH REQUIREMENT FACTOR. The Cash Requirement Factor is determined by estimating the average amount that is needed yearly to meet the average reasonable and prudent financial needs of the Program and dividing that amount by the appraised real estate value.

    INVESTOR ASSESSMENT RESISTANCE FACTOR. The Investor Assessment Resistance Factor is determined by estimating the difference between the average amount that is needed yearly to meet the average reasonable and prudent financial needs of the Program and the average amount that. based on prior experience, National believes that Investors would be able and willing to invest in the Program in the form of mandatory assessments (the numerator of the Potential Assessment Resistance Factor described above). This amount is then divided by the numerator of the Potential Investment Assessment Factor.

    TERM TO MAXIMUM/FULL REPAYMENT FACTOR. The Term to Maximum/Full Repayment Factor is determined by the following chart:


                 Term                                    Factor
                 ----                                    ------

              0-6 months                                   0%
              7-12 months                                 10%
             13-18 months                                 20%
             19-24 months                                 30%
             25-30 months                                 40%
             31-36 months                                 50%
                                              and increasing 10% for every
                                          additional six month period or part
                                                  thereof up to 100%.

    The importance of each factor is unique. Therefore, each factor was weighted as a percentage in determining the Exchange Value of each Program.

    These weighted percentages were used to arrive at the Exchange Value of each Program through the adjustment to the appraised real estate value by multiplying the factor by the weight. The factors described above have been assigned the following weights:

    -    Potential Liquidity Factor -- positive 20%

    -    Potential Investor Assessment Factor -- positive 50%

    -    Quick Sale Factor -- positive 10%

    -    Cash Requirement Factor -- negative 50%

    -    Investor Assessment Resistance Factor -- negative 75%

    -    Term to Maximum Repayment Factor -- negative 10%

    See "Background and Reasons for the Acquisition -- Determination of Exchange Value" at page __ of the Prospectus for more information about the adjustment factors.

    The following table summarizes the calculation of the Exchange Value of the Yosemite/Ahwahnee II Program:


         Appraised           Net Other         Net Business
          Value of      +    Assets and     -      Factor      =      Exchange
       Real Estate(1)       Liabilities(2)     Adjustments(3)          Value
       --------------       --------------     --------------        ---------

          $12,866,000         $(504,590)        $(8,406,224)         $3,955,186

-------------------------
(1) Reflects independent appraisal as of May 1997.
(2) Includes cash in trust account, amounts due to National after the Acquisition is completed, and property taxes due and payable at June 30, 1997. There will be no mortgage debt on the Property if the Acquisition is completed.
(3) While each of the above positive factors permitted minor upward adjustments to the Program's value, a significant cash requirement to fund expansion of the recreational vehicle park and to develop a timeshare program, steadily increasing Investor resistance to assessments, anticipated negative cash flow and significant delinquent property taxes combined to require a substantial negative adjustment to the value of the Program's Property in comparison with the value of the other Programs' Properties.

ALLOCATION OF SHARES

    The 1,577,285 shares of Company common stock being offered to Investors in the Acquisition represent 80.16% of the Company's shares which will be outstanding upon completion of the Acquisition. The remaining shares will be held by management and other founders of the Company. Such shares will be allocated among the five Programs pro rata in accordance with Exchange Values. The Yosemite/Ahwahnee II Program will be allocated 395,519 shares.

    The shares allocated to each of the Programs will be allocated among Investors in each Program based on their respective pro rata investments in the applicable Program (taking into account assessments paid and unpaid, as well as interest accrued to each Investor through the date beneficial ownership of the Program's Property was taken for the Investors) as adjusted for voluntary advances. An Investor in the Yosemite/Ahwahnee II Program with an adjusted investment amount of $1,000 will receive 203 shares of Company stock.

    The following table sets forth the amount owed by the original borrower to the Program plus the amount of assessments paid by Investors at [AUGUST 15, 1997], appraised real estate values, exchange values, the number and percentage of shares allocated to the Program, and the number of shares of the Company to be held by founders after the Acquisition.

                                    Amount        Real Estate                                 % of Shares
                                    Owed plus     Appraised       Exchange     No. of Shares    Issued in
        Name of Program           Assessments       Value          Value         Allocated     Acquisition
        ---------------           -----------       -----          -----         ---------     -----------
    Yosemite/Ahwahnee II          19,450,567     12,866,000      3,955,186        395,519        25.08

    The founders of the Company include members of Company management, as well as certain employees of National and consultants to the Company and the Programs. The Company was formed, and shares were purchased by the founders, prior to making the Acquisition proposed. The total number of shares to be retained by the founders was determined by reviewing the fees previously cancelled and to be cancelled, as well as the additional value being brought to the Investors through the Acquisition. A total of 390,303 shares of Company common stock was issued at the organization of the Company at $0.01 per share. See "Dilution" at page __ of the Prospectus. If the Acquisition is completed, the following table sets forth the fees which National and its principals have cancelled, or will cancel:

                                     To Be       Previously        Total
         Name of Program           Cancelled      Cancelled      Cancelled
         ---------------           ---------      ---------      ---------
         Sacramento/Delta
         Greens                   $  137,111     $  500,000     $  637,111
         Oceanside                   704,000             (0)       704,000
         Yosemite/Ahwahnee I          35,000         72,158        107,158
         Yosemite/Ahwahnee II         70,000      1,157,867      1,227,867
         Mori Point                      (0)        461,589        461,589
                                  ----------     ----------     ----------
            TOTAL                 $  946,111     $2,191,614     $3,137,725
                                  ----------     ----------     ----------
                                  ----------     ----------     ----------

    If the shares to be retained by the founders had been allocated to the founders from the Programs based on cancelled fees, 39.13% of the total shares to be outstanding after the Acquisition (152,726) which will be held by the founders of the Company would have been deemed allocated from this Program.

HISTORICAL COMPENSATION TO NATIONAL/EFFECT OF ACQUISITION

    The following table sets forth the compensation accrued by National, as well as actually paid to National, during the years ended December 31, 1996, 1995 and 1994, and for the six month period ending June 30, 1997.

                                                                                                               Actually
                                     Actually                 Actually                Actually     Incurred    Paid for
                         Incurred    Paid for    Incurred     Paid for    Incurred    Paid for      for Six      Six
                         for Year      Year      for Year       Year      for Year      Year        Months      Months
                          Ended        Ended       Ended       Ended        Ended       Ended        Ended       Ended
Name of Program        12/31/94(1)   12/31/94   12/31/95(1)   12/31/95   12/31/96(1) 12/31/96(2)   6/30/97(1)  6/30/97(2)
---------------        ----------    --------   ----------    --------   ----------  ----------    ---------   ---------
Yosemite/Ahwahnee II
                       $  135,000   $     0     $ 174,569     $     0     $ 313,200   $  211,069   $  156,600  $  62,948

-------------------------
(1) These amounts represent servicing fees and salaries for officers and employees of Ahwahnee Golf Course and Resort, Inc.
(2) These amounts represent servicing fees.

    If the Acquisition had been completed during the above periods, National would not have been entitled to receive any servicing fees. The only compensation National or any of its affiliates would have been entitled to receive would have been from accrued salaries payable to officers and employees of Ahwahnee Golf Course and Resort, Inc., or as current salaries payable to officers and employees of the Company. No cash would have been available to pay bonuses or dividends.

HISTORICAL CASH DISTRIBUTIONS TO INVESTORS

    The following table sets forth the cash distributions made to Investors during each of the years ended December 31, 1992, 1993, 1994, 1995 and 1996 and during the six months ended June 30, 1997:

                             Prior to                                                                   June 30,
   Name of Program             1992          1992         1993        1994         1995        1996       1997         Total
   ---------------             ----          ----         ----        ----         ----        ----       ----         -----

Yosemite/Ahwahnee II
     Principal             $   20,000  $   60,000   $   68,264  $   10,273   $        0  $        0   $        0  $  158,537
     Interest              $  592,498  $1,153,352   $  688,303  $        0   $        0  $        0   $        0  $2,434,153

FURTHER FINANCIAL INFORMATION

    See the following portions of the Prospectus for further financial information about this Program, as well as the others:

    -    "Selected Financial Information" at page __.

    - "Management's Discussion and Analysis of Financial Condition and Result of Operations" at page __.

    -    "Financial Statements" at page F-1.

               SUPPLEMENT TO CONSENT SOLICITATION STATEMENT/ PROSPECTUS
                                          OF
                            AMERICAN FAMILY HOLDINGS, INC.
                              PREPARED FOR INVESTORS IN
                            MORI POINT "TRUDY PAT" PROGRAM

    As described in the accompanying Consent Solicitation Statement/Prospectus ("Prospectus"), American Family Holdings, Inc. (the "Company") is offering shares of its stock in exchange for the assets, certain liabilities and business activities owned by investors in five former "Trudy Pat" programs managed by National Investors Financial, Inc. For this proposed Acquisition, the Company will issue an aggregate of $15,772,850 of shares of common stock at $10 per Share. The stock will be listed for trading on the ___________ under the symbol "___."

    In each of the Programs, the Investors will vote on whether to approve the Acquisition. INVESTORS HOLDING A MAJORITY OF THE AMOUNT INVESTED IN EACH OF THE FIVE PROGRAMS MUST VOTE TO APPROVE THE ACQUISITION FOR IT TO TAKE PLACE.

    NATIONAL STRONGLY RECOMMENDS THAT ALL INVESTORS VOTE "YES" ON THE
ACQUISITION.

    This solicitation commenced on _______, 1997 and expires at 5:00 p.m., Pacific Time, on __________, 1998 unless extended. Call 1-800-590-7772 with questions.

    The Company is also offering $5,000,000 of units (consisting of one share of common stock and one warrant to purchase two additional shares) at $10 each exclusively to current investors in the Programs. NASD broker-dealers will receive a commission totalling $0.70 per unit for any units sold with their help. If all the units are sold with their help, the proceeds of the sale, net of estimated expenses of $200,000, will be $4,450,000. If you want to participate, subscriptions for units should be returned with your ballot. Subscriptions will be accepted on a FIRST-COME-FIRST-SERVED BASIS.

                           -------------------------------

    This Supplement has been prepared to help the investors in the Mori Point Program to understand how the Acquisition will affect them. If completed, the effects of the Acquisition may be different for Investors in the other Programs. A separate supplement has been prepared for each of the other Programs, copies of which may be obtained, without charge, by writing to National Investors Financial, Inc., 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660, Attention: Vivian Kennedy, or calling 1-800-590-7772.

    Capitalized terms used in this Supplement and not defined herein have the meaning given to them in the Prospectus. See "Glossary" at page __ of the Prospectus.

MATERIAL RISKS

    A full description of the material risks of the Acquisition may be found on pages [14] through [19] of the accompanying Prospectus. Those risks include:

    RISKS OF THE ACQUISITION

     YOU WILL HAVE NO DISSENTERS' RIGHTS IN CONNECTION WITH THE ACQUISITION. If you vote against the Acquisition, and it is approved, you will not be able to object to the Acquisition and receive the appraised value of your tenancy-in-common interest in your Program's assets. You will have no choice other than to accept shares.

    THE NATURE OF YOUR INVESTMENT WILL CHANGE. If the Acquisition is completed, your investment will no longer be a tenancy-in-common interest in a particular Program's Property. Instead, you will hold shares in an on-going, publicly-traded real estate company whose assets may be changed by the Company's management without your approval. You will be able to liquidate your investment only by selling your shares on the _____________, and only if a trading market exists, or in private transactions.

    THE TRADING PRICE FOR THE SHARES IS UNCERTAIN. The shares of the Company have never been sold in a public securities market. If the shares trade, the trading price may be less than the arbitrary $10 issuance price or the book value of the Company's assets. The market price of the shares may be volatile after the Acquisition if investors decide to sell a large number of the shares shortly after the Acquisition.

     THERE MAY BE CONFLICTS OF INTEREST IN NATIONAL'S STRUCTURING THE ACQUISITION. Shares and compensation to be held or received after the Acquisition by National, and by principals, employees and consultants of National, the Programs and the Company have been determined by National and its principals.

    YOU DO NOT HAVE INDEPENDENT ADVISORS REPRESENTING YOU IN STRUCTURING THIS TRANSACTION. Therefore, the terms of the Acquisition may be less favorable to you and more favorable to National and its principals. If the Acquisition had been negotiated by independent parties at arm's length, the principals of National and the Company might have been given fewer shares. Additionally, the allocation of shares might have been more favorable to one Program than another.

    THERE MAY BE DIFFERENCES BETWEEN EXCHANGE VALUES AND REALIZABLE VALUES.
The exchange value of the Programs may not be what the properties would sell for in a cash sale transaction. Appraisals reflect conditions in the second quarter of 1997, and do not reflect subsequent events. Exchange values reflect adjustments to appraised values described in "Background and Reasons for the Acquisition - Determination of Acquisition Prices" at page __.

    THE COMPANY MAY INCUR SIGNIFICANT ADDITIONAL DEBT. After the Acquisition, the properties will not be subject to any liens other than possible mechanics' liens and property taxes owed. However, the Board of Directors could allow the Company to borrow using the Company's real estate assets as security. If cash flow cannot cover debt repayment, the Company could lose those assets to creditors.

    THE BOARD OF DIRECTORS WILL HAVE THE ABILITY TO CHANGE INVESTMENT, FINANCING AND OTHER POLICIES OF THE COMPANY WITHOUT SHAREHOLDER CONSENT. The Board will determine major Acquisition, financing, debt and distribution policies of the Company. The Board may amend or revise these policies as well as the business plan without shareholder approval.

     DISTRIBUTIONS WILL BE UNPREDICTABLE. After the Acquisition, you will not receive any regular distributions. Instead, in the early years, the Board intends to accumulate cash for working capital or other uses.

    REAL ESTATE RISKS

    THERE ARE SIGNIFICANT DELINQUENT PROPERTY TAXES. If delinquent property taxes are not timely paid, the Company could lose one or more of the properties to tax sales. Each of the Programs' properties is subject to the following delinquent property taxes as of June 30, 1997: Sacramento/Delta Greens - approximately $45,000; Oceanside - approximately $10,000; Yosemite/Ahwahnee (combined) - approximately $596,000; and Mori Point - approximately $269,000. Annual payments required for all the properties total approximately $386,700.

    PERMITS TO DEVELOP CERTAIN PROPERTIES HAVE LAPSED OR HAVE NOT YET BEEN OBTAINED. If needed permits for development are not obtained or reissued, the business plan for the Company will have to be revised or abandoned.

    COMPLIANCE WITH CONDITIONS IN EXISTING PERMITS AND APPROVALS MAY REQUIRE CHANGES TO DEVELOPMENT PLANS. For example, the tentative tract map for the Mori Point property requires that studies must be conducted to identify any endangered species' habitat which may exist on the property. If any are identified, changes to the tentative development plans will have to be made and approved that will reduce or eliminate any damage to the habitat.

    UNITS OR CERTAIN ASSETS MUST BE SOLD TO FURTHER THE BUSINESS PLAN. Unless funds from sale of the units or from sale of certain assets of the Programs become available, the Company will not be able to proceed with its business plan and properties might be lost to tax sales before sales to third parties can be arranged. The Company will also need financing from other sources to complete its plan. Financing sources are not predictable and interest rates or other costs of financing may be prohibitive.

    HOLDING AN INVENTORY OF RESIDENTIAL LOTS AT THE OCEANSIDE OR
SACRAMENTO/DELTA GREENS PROPERTIES MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Changing market conditions may increase the difficulty of selling the lots.

    FEDERAL, STATE AND LOCAL LAW MAY REQUIRE EXPENSIVE HAZARDOUS SUBSTANCE CLEAN-UP OR REMOVAL AS WELL AS EXPENSIVE PUBLIC IMPROVEMENTS.

    IF THERE IS AN UNINSURED LOSS, THE COMPANY COULD LOSE ITS INVESTMENT, PROFITS OR CASH FLOW FROM A PROPERTY.

    THERE ARE CERTAIN RISKS ASSOCIATED WITH THE CALIFORNIA MARKET. While economic conditions are improving in California, its markets have been affected by substantial fluctuations in local economic conditions, interest rates, inflation, employment levels and regulations. California has also experienced draught conditions, resulting in water conservation measures and rationing. In the past, these conditions have caused local governments to restrict residential development. California's climate and geology present risks of natural disaster such as earthquakes and floods.

    WHEN THE ACQUISITION IS COMPLETED, NATIONAL AND ITS PRINCIPALS WILL BE
OWED $1,078,510 BY THE COMPANY. This represents accrued fees and expenses from the Programs which National has not cancelled.

    GOLF COURSE RISKS

    THERE ARE INDUSTRY OPERATING RISKS, INCLUDING INCREASED COMPETITION, SEASONALITY, WEATHER AND COURSE CONDITIONS. While no new golf courses have opened near the Ahwahnee Golf Course, new courses could increase the competition and reduce the rounds played. Seasonal variations may require the Company to supplement revenue at the golf course to meet operating expenses. Weather can negatively affect the turf grass and reduce the number of rounds played. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists.

    RESIDENTIAL DEVELOPMENT RISKS

    THE COMPANY MAY BE AFFECTED BY MARKET RISKS AND COMPETITION. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, our properties may be sold at a loss.

    RESORT DESTINATION RISKS

    THERE ARE RISKS ASSOCIATED WITH RESORT DEVELOPMENT. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the Company will not be able to develop its resort projects as part of its growth strategy.

    TIMESHARE RISKS

    - NEGATIVE PRESS SURROUNDING THE REMARKETING OF TIMESHARES MIGHT NEGATIVELY IMPACT SALES AND OPERATIONS.

    - MARKETING COSTS ARE HIGH RELATIVE TO SELLING PRICE WHICH CAN REDUCE OR ELIMINATE PROFITS FROM THE SALE OF TIMESHARE INTERESTS.

    - THERE ARE RELATIVELY MORE DEFAULTS AMONG TIMESHARE OWNERS WHEN THEY BORROW TO BUY TIMESHARES COMPARED TO HOMEBUYERS WHO BORROW TO BUY A HOME. IF A BUYER DEFAULTS, WE WOULD INCUR COSTS IN REMARKETING THE TIMESHARE.

    - WE DO NOT HAVE AN EXCHANGE NETWORK TO ENHANCE MARKETING APPEAL. IF WE CANNOT OFFER SUCH A NETWORK IN THE FUTURE, WE MAY BE AT A COMPETITIVE DISADVANTAGE.

    -    THE TIMESHARE INDUSTRY IS EXTREMELY COMPETITIVE.

    -    WE MAY NOT BE ABLE TO SECURE DEVELOPMENT FINANCING ON ACCEPTABLE
TERMS.

    ANTI-TAKEOVER PROVISIONS

     Certain provisions of the charter documents may restrict changes in control of the Company's management. These provisions may make it more difficult or expensive for another party to acquire and exercise control of the Company or to change its management, even if that change would be beneficial to you. Some of these provisions include:

    1. THE BOARD'S ABILITY TO ISSUE PREFERRED SHARES WHICH COULD AFFECT YOUR VOTING POWER AND TO ISSUE ADDITIONAL SHARES TO DISCOURAGE OR IMPEDE A MERGER OR OTHER TRANSACTION THAT MAY BE IN YOUR BEST OR FINANCIAL INTEREST.

     2. THE BOARD IS DIVIDED INTO THREE CLASSES SERVING STAGGERED THREE YEAR TERMS. You may not be able to efficiently change control of the Company if you believe that change would be in your best interests.

     3. THERE ARE RESTRICTIONS ON CERTAIN BUSINESS COMBINATIONS WITH INTERESTED PARTIES. There are restrictions on what interested parties can do for three years, without the approval of the Board of Directors.

    4. THE DELAWARE LAW, AS WELL AS THE CHARTER DOCUMENTS, LIMIT THE LIABILITY OF DIRECTORS AND OFFICERS TO SHAREHOLDERS.

    5. CHANGES TO THE COMPANY'S CERTIFICATE OF INCORPORATION WHICH COVER ANTI-TAKEOVER PROVISIONS REQUIRE THE APPROVAL OF TWO-THIRDS OF THE COMPANY'S VOTING STOCK.

EFFECT OF THE ACQUISITION

    - YOU WILL RECEIVE SHARES OF THE COMPANY'S COMMON STOCK IN EXCHANGE FOR YOUR INVESTMENT IN THE PROGRAM AS ADJUSTED PER THE TERMS OF THE GOVERNING AGREEMENTS.

    - YOU MAY HAVE A LIQUID TRADING MARKET FOR YOUR SHARES. After the Acquisition, shares will be listed on the ______________. If a trading market exists, you will have the opportunity to liquidate all or some of those shares at your preference.

    - YOU MAY HAVE MORE CONTROL OVER THE TIMING OF LIQUIDATING OF YOUR INVESTMENT. You can control when you choose to take profits or losses. Under the current Programs, you are required to abide by a majority vote to sell or retain the property, regardless of whether or not the timing of the action or the decision of the majority is consistent with your individual preferences.

    - YOU WILL OWN SHARES IN A POOL OF ASSETS WHOSE DIVERSITY CAN MITIGATE RISK AND INCREASE THE LIQUIDITY OF THE PROPERTIES. Your investment will be spread over an initial asset base of four different real estate projects (the two Yosemite/Ahwahnee Programs will be one project after the Acquisition).

    - YOU WILL HAVE EXPERIENCED PROPERTY MANAGEMENT. We have hired and intend to hire additional key real estate management professionals who are experienced in real estate development, operation and construction.

    - YOU WILL NO LONGER BE LIABLE FOR MANDATORY ASSESSMENTS. Your tenancy-in-common agreement and servicing agreement will be cancelled by the Acquisition, meaning your liability for mandatory assessments will cease.

    - YOUR LIABILITY WILL BE LIMITED TO THE AMOUNT OF YOUR INVESTMENT. As beneficial owners of the assets and businesses of the Programs, you are not effectively insulated from personal liability based on operation of those assets. As shareholders of a corporation, you will be.

    - THE ASSETS OWNED BY THE COMPANY WILL NO LONGER BE SUBJECTED TO SERVICING FEES. For all programs involved in the Acquisition, National will stop earning servicing fees of approximately $650,000 per year and will forgive a total of $946,111 of unpaid servicing fees if the Acquisition is approved. Although the services of National are being replaced by a management team and staff to run the Company, National believes that the cost of this new management team will be modestly lower than the historical cost of National servicing the programs on an individual basis.

    - For further information about how the Acquisition will affect you and the Program, see the following portions of the Prospectus:

         -    "Background and Reasons for the Acquisition" commencing at page
__.

         - "Comparison of Tenancy-in-Common Interests and Shares" commencing at page __.

         -    "Comparison of Programs and Company" commencing at page __.

         -    "Business and Properties" commencing at page __.

         - "Management's Discussion and Analysis of Financial Condition and Results of Operations" commencing at page __.

         -    "Federal Income Tax Consequences" commencing at page __.

FAIRNESS TO INVESTORS IN THE MORI POINT PROGRAM

    From a financial point of view, National believes the terms of the Acquisition are fair as a whole and to the investors in each of the Programs. National based its determination on many factors, including:

    - a better quality form of investment (shares of stock in a publicly traded company);

    - the exchange value offered to investors for their assets in comparison with what National believes could be received on sale of the assets unless a source of external financing for further development was available (which may not be the case);

    - the number of shares in the Company to be held by principals, employees, and consultants of National, the Programs or the Company upon completion of the Acquisition;

    - the opportunity for each investor to vote for or against the Acquisition;

    - valuation of the real estate assets of the Program by an independent appraiser; and

    - the Fairness Opinion rendered by the independent valuation firm. See "Background and Reasons for the Acquisition" at page __.

    National reviewed the value you will receive in connection with the Acquisition and compared it with what you might receive under the alternatives to Acquisition. Despite the adjustments to appraised value to arrive at exchange values, National concluded that the likely market value of the shares of the Company would be higher in the long run than the value you would have received if any of the alternatives to the Acquisition had been implemented.
See "Background and Reasons for the Acquisition -- Alternative to the Acquisition" and "-- Recommendation of National and Fairness Determination" at pages __ and __ of the Prospectus. Based on this comparison, National concluded that the Acquisition is financially fair.

    THERE ARE NO MATERIAL DIFFERENCES BETWEEN THE FAIRNESS ANALYSIS FOR THIS PROGRAM AND FOR ANY OF THE OTHER FOUR PROGRAMS PROPOSED TO BE INCLUDED IN THE ACQUISITION.

CALCULATION OF EXCHANGE VALUE OF THE PROGRAM

    The Exchange Value of the Program (as well as each of the other four Programs) is essentially the consideration which the Company is offering in exchange for the real estate assets, certain liabilities and business of the Program. The value is reflected as a number of shares of the Company's common stock (in the case of the Program, 329,148 shares) multiplied by an arbitrary $10 per share value.

    The starting point for determining the Exchange Value was the current "as is" real estate value of the Program's Property. This value was estimated by independent appraiser who conducted the appraisal on the Property according to industry standards with the assumption that financing would be available to permit the Property to attain its highest and best use. Then, the real estate value was adjusted for

    -    the net value of other assets and liabilities, and

    - certain critical business factors which, in National's opinion, must be considered in order to arrive at a fair, proper and meaningful Exchange Value for each "Trudy Pat" Program in relation to the others in the context of the Acquisition.

Certain business factors were considered "positive," and caused the Exchange Value to be adjusted upward from the estimates contained in the real estate appraiser's report. Likewise, certain factors were considered "negative," and caused the Exchange Value to be adjusted downward from the estimates contained in the real estate appraiser's report.

    The following were considered the positive factors:

    POTENTIAL LIQUIDITY FACTOR. The Potential Liquidity Factor of a Program is measured by estimating the amount of cash that might be available through financing of a Program's assets within a six month period following the Effective Time and dividing that amount by the appraised real estate value.

    POTENTIAL INVESTOR ASSESSMENT FACTOR. The Potential Investor Assessment Factor of a Program is determined by estimating the average yearly amount that National estimates that Investors in a particular Program would be able and willing to invest in the Program in the form of mandatory assessments, based on prior experience, and dividing that amount by the appraised real estate value.

    QUICK-SALE FACTOR. The Quick-Sale Factor of a Program is determined by estimating the amount of cash that might be available through a sale of Program assets which could be liquidated within a six month period following the Effective Time and dividing that amount by the appraised real estate value.

    The following were considered the negative factors:

    CASH REQUIREMENT FACTOR. The Cash Requirement Factor is determined by estimating the average amount that is needed yearly to meet the average reasonable and prudent financial needs of the Program and dividing that amount by the appraised real estate value.

    INVESTOR ASSESSMENT RESISTANCE FACTOR. The Investor Assessment Resistance Factor is determined by estimating the difference between the average amount that is needed yearly to meet the average reasonable and prudent financial needs of the Program and the average amount that. based on prior experience, National believes that Investors would be able and willing to invest in the Program in the form of mandatory assessments (the numerator of the Potential Assessment Resistance Factor described above). This amount is then divided by the numerator of the Potential Investment Assessment Factor.

    TERM TO MAXIMUM/FULL REPAYMENT FACTOR. The Term to Maximum/Full Repayment Factor is determined by the following chart:

                           Term                     Factor
                           ----                     ------

                          0-6 months                   0%
                         7-12 months                  10%
                        13-18 months                  20%
                        19-24 months                  30%
                        25-30 months                  40%
                        31-36 months                  50%
                                               and increasing 10% for
                                               every additional six
                                                month period or part
                                                thereof up to 100%.

    The importance of each factor is unique. Therefore, each factor was weighted as a percentage in determining the Exchange Value of each Program.

    These weighted percentages were used to arrive at the Exchange Value of each Program through the adjustment to the appraised real estate value by multiplying the factor by the weight. The factors described above have been assigned the following weights:

    -    Potential Liquidity Factor -- positive 20%

    -    Potential Investor Assessment Factor -- positive 50%

    -    Quick Sale Factor -- positive 10%

    -    Cash Requirement Factor -- negative 50%

    -    Investor Assessment Resistance Factor -- negative 75%

    -    Term to Maximum Repayment Factor -- negative 10%

    See "Background and Reasons for the Acquisition -- Determination of Exchange Value" at page __ of the Prospectus for more information about the adjustment factors.

    The following table summarizes the calculation of the Exchange Value of the Mori Point Program:


           Appraised            Net Other         Net Business
           Value of       +    Assets and     -     Factor        =   Exchange
          Real Estate(1)      Liabilities(2)      Adjustments(3)       Value
          -----------         -----------         ------------        ------

          $  5,500,000        $( 623,518)        $( 1,585,000)      $ 3,291,482

-----------------
(1) Reflects independent appraisal as of May 1997.
(2) Includes cash in trust account, amounts due to National after the Acquisition is completed, and property taxes due and payable at June 30, 1997. There is no mortgage debt on the Property.

(3) While each of the above positive factors permitted minor upward adjustments to the Program's value, a significant cash requirement to fund the required environmental studies and to complete the land planning, engineering and architectural plans in order to reinstate the specific plan and tentative tract map for a hotel/conference center in addition to significant delinquent property taxes all combined to require a substantial negative adjustment to the value of the Program's Property.

ALLOCATION OF SHARES

    The 1,577,285 shares of Company common stock being offered to Investors in the Acquisition represent 80.16% of the Company's shares which will be outstanding upon completion of the Acquisition. The remaining shares will be held by management and other founders of the Company. Such shares will be allocated among the five Programs pro rata in accordance with Exchange Values. The Mori Point Program will be allocated 329,148 shares

    The shares allocated to each of the Programs will be allocated among Investors in each Program based on their respective pro rata investments in the applicable Program (taking into account assessments paid and unpaid, as well as interest accrued to each Investor through the date beneficial ownership of the Program's Property was taken for the Investors) as adjusted for voluntary advances. An Investor in the Mori Point Program with an adjusted investment amount of $10,000 will receive 270 shares of Company stock.

    The following table sets forth the amount owed by the original borrower to the Program plus the amount of assessments paid by Investors at [AUGUST 15, 1997], appraised real estate values, exchange values, the number and percentage of shares allocated to the Program, and the number of shares of the Company to be held by founders after the Acquisition.

                               Amount           Real Estate                    No. Of Shares     % of Shares
                              Owed plus          Appraised      Exchange        Allocated          Issued in
     Name of Program         Assessments          Value           Value         ----------         Acquisition
     ----------------        ------------         ------          ------                          ------------
    Mori Point              $  12,240,744    $  5,500,000     $  3,291,482        329,148            20.87


    The founders of the Company include members of Company management, as well as certain employees of National and consultants to the Company and the Programs. The Company was formed, and shares were purchased by the founders, prior to making the Acquisition proposed. The total number of shares to be retained by the founders was determined by reviewing the fees previously cancelled and to be cancelled, as well as the additional value being brought to the Investors through the Acquisition. A total of 390,303 shares of Company common stock was issued at the organization of the Company at $0.01 per share. See "Dilution" at page __ of the Prospectus. If the Acquisition is completed, the following table sets forth the fees which National and its principals have cancelled, or will cancel:


                                   To Be       Previously         Total
         Name of Program         Cancelled     Cancelled          Cancelled
                                 ----------     ---------         ----------

    Sacramento/Delta Greens     $  137,111     $  500,000         $  637,111

    Oceanside                      704,000            -0-            704,000

    Yosemite/Ahwahnee I             35,000         72,158            107,158

    Yosemite/Ahwahnee II            70,000      1,157,867          1,227,867

    Mori Point                         -0-        461,589            461,589
                                  ---------     -----------       -----------
       TOTAL                    $  946,111     $2,191,614         $3,137,725
                                  ---------     -----------       -----------
                                  ---------     -----------       -----------

    If the shares to be retained by the founders had been allocated to the founders from the Programs based on cancelled fees, 14.71% of the total shares to be outstanding after the Acquisition (57,414) which will be held by the founders of the Company would have been deemed allocated from this Program.

HISTORICAL COMPENSATION TO NATIONAL/EFFECT OF ACQUISITION

    The following table sets forth the compensation accrued by National, as well as actually paid to National, during the years ended December 31, 1996, 1995 and 1994, and for the six month period ending June 30, 1997.





                                                                                                                         Actually
                                         Actually                   Actually                   Actually     Incurred     Paid for
                         Incurred        Paid for      Incurred     Paid for     Incurred      Paid for      for Six       Six
                         for Year          Year        for Year      Year        for Year         Year      Months       Months
                           Ended           Ended       Ended        Ended         Ended          Ended       Ended        Ended
Name of Program         12/31/94(1)      12/31/94     12/31/95(1)   12/31/95     12/31/96(1)   12/31/96    6/30/97(1)    6/30/97
---------------         -----------      ---------   -----------   ---------     -----------   ---------   ----------    --------
Mori Point              $  100,000       $  -0-      $  100,000    $  -0-        $  100,000    $    -0-    $  50,000     $    -0-

------------
(1) These amounts represent accrued servicing fees.

    If the Acquisition had been completed during the above periods, National would not have been entitled to receive any servicing fees. The only compensation National or any of its affiliates would have been entitled to receive would have been from yearly salaries payable to officers and employees of the Company. No cash would have been available to pay bonuses or dividends.

HISTORICAL CASH DISTRIBUTIONS TO INVESTORS

    No cash distributions made to Investors in any of the years ended December 31, 1992, 1993, 1994, 1995 and 1996 or during the six months ended June 30, 1997. Prior to 1992, $1,354,708 in interest was distributed to Investors.

FURTHER FINANCIAL INFORMATION

    See the following portions of the Prospectus for further financial information about this Program, as well as the others:

    -    "Selected Financial Information" at page __.

    - "Management's Discussion and Analysis of Financial Condition and Result of Operations" at page __.

    -    "Financial Statements" at page F-1.

                                       PART II


                               INFORMATION NOT REQUIRED
                                    IN PROSPECTUS

Item 20  Indemnification of Directors and Officers

    Pursuant to the Registrant's Certificate of Incorporation and By-Laws and pursuant to Section 145 of the Delaware General Corporation Law, directors, officers and agents of the Registrant are entitled to indemnification for their actions in respect of the Registrant to the fullest extent permitted by Delaware law.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors and controlling persons of the Registrant pursuant to such provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


Item 21  Exhibits and Financial Statement Schedules


         1.1 Form of Wholesaling Agreement between the Company and L.H. Friend, Weinress, Frankson & Presson, Inc.*
         1.2 Form of Selling Agreement between the Company and participating broker-dealers*
         2.1 Form of Agreement of Purchase and Sale and Joint Escrow Instructions for Mori Point Property*
         2.2 Form of Agreement of Purchase and Sale and Joint Escrow Instructions for Oceanside Property*
         2.3 Form of Agreement of Purchase and Sale and Joint Escrow Instructions for Yosemite/Ahwahnee I and II Property*
         2.4 Form of Agreement of Purchase and Sale and Joint Escrow Instructions for Delta Greens Property*
         3.1  Certificate of Incorporation of American Family Holdings, Inc.*
         3.2 Certificate of Amendment of Certificate of Incorporation before the Issuance of Stock*
         3.3  By-Laws of American Family Holdings, Inc.*
         4.1 Pages 1 through 4 of the Certificate of Incorporation of the Company Filed as Exhibit 3.1 above defining the rights of security holders are incorporated herein by this reference*
         4.2 American Family Holdings, Inc. Warrant to Purchase Shares of Common Stock*
         5.1  Opinion of Arter & Hadden regarding legality of Shares*
         10.1 Form of Employment Agreement of David Lasker**
         10.2 Form of Employment Agreement of James Orth**

         10.3 Form of Employment Agreement of L.C. "Bob" Albertson, Jr.**
         10.4 1997 Stock Option and Incentive Plan for Officers, Independent
              Directors and Employees of American Family Holdings, Inc. and
              Affiliates*
         21.1 Subsidiaries of the Registrant*
         23.1 Consent of Arter & Hadden as counsel contained in Exhibit 5.1*
         23.2 Consent of BDO Seidman, LLP as independent accountants*
         23.3 Consent of Houlihan Valuation Advisers*
         23.4 Consent of David E. Lane, Inc. (re Delta Greens appraisal)*
         23.5 Consent of Boznanski and Company (re Oceanside appraisal)*
         23.6 Consent of Arnold Associates (re Yosemite/Ahwahnee appraisals)*
         23.7 Consent of PKF Consulting (re Mori Point appraisal)*
         23.8 Consent of The Mentor Group, Inc. (re Yosemite/Ahwahnee
              appraisal)*
         23.9 Consent of BDO Seidman, LLP as independent accountants (re
              Amendment No. 1)
         24.1 Power of Attorney (see signature page)*
         27   Financial Data Schedule*
         99.1 Appraisal Report "Delta Greens" Residential Subdivision,
              Sacramento, California, value dated as of May 9, 1997*
         99.2 Appraisal of Ahwahnee Golf Course and Resort, Madera County,
              California, value dated as of May 1, 1997*
         99.3 Complete, Self-Contained Appraisal 23 Finished Residential Lots
              Being a Part of "Encore," Oceanside, California, value dated as of March 31, 1997*
         99.4 Complete, Self-Contained Appraisal Partially Finished Residential
              Land 111 Residential Lots, "Symphony," Oceanside, California, value dated as of May 15, 1997*
         99.5 Appraisal of Fee Simple Estate in a 104.98 Acre Parcel Designated
              for Hotel Development, Located at Mori Point in Pacific,
              California, value dated as of May 1, 1997*
         99.6 Appraisal of Ahwahnee Resort and Country Club, value dated
              October 10, 1996*

*   Previously filed
**  To be filed by amendment


Item 22  Undertakings

    (a)  Item 512 Undertakings.

         (i)  The undersigned Registrant hereby undertakes:

              (A) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (2) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                   (3) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

              (B) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the official BONA FIDE offer thereof.

              (C) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (ii) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

              In the event that claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (b)  Other Part II, Form S-4, Undertakings.

         (i) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the date of the request.

         (ii) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the Program being acquired involved therein, that was not the subject to and included in the Registration Statement when it became effective.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on November 5, 1997.



                                  AMERICAN FAMILY HOLDINGS, INC.

                                  By   /s/ David G. Lasker
                                       ------------------------
                                       David G. Lasker,
                                       Co-Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature               Title                         Date
        ---------               -----                         ----

                           Co-Chairman of the Board,       November 5, 1997
                           President, Chief Financial
/s/ David G. Lasker        Officer and Chief Accounting
--------------------       Officer
David G. Lasker


                           Co-Chairman of the Board,       November 5, 1997
/s/ James N. Orth          Chief Executive Officer and
--------------------       Secretary
James N. Orth


                           Executive Vice President and    November 5, 1997
L.C. Bob Albertson, Jr.*   Director
------------------------
L.C. Bob Albertson, Jr.



Charles F. Hanson*         Director                        November 5, 1997
------------------------
Charles F. Hanson


Dudley Muth*               Director                        November 5, 1997
------------------------
Dudley Muth

JOHN G. LESIEUR, III*      Director                        November 5, 1997
-----------------------
John G. LeSieur, III



*By   /s/ DAVID G. LASKER
     ------------------------------------
       David G. Lasker, Attorney-in-Fact

                                     EXHIBIT INDEX


Exhibit
-------

         1.1  Form of Wholesaling Agreement between the Company and L.H.
              Friend, Weinress, Frankson & Presson, Inc.*
         1.2  Form of Selling Agreement between the Company and participating broker-dealers*
         2.1  Form of Agreement of Purchase and Sale and Joint Escrow
              Instructions for Mori Point Property*
         2.2  Form of Agreement of Purchase and Sale and Joint Escrow
              Instructions for Oceanside Property*
         2.3  Form of Agreement of Purchase and Sale and Joint Escrow
              Instructions for Yosemite/Ahwahnee I and II Property*
         2.4  Form of Agreement of Purchase and Sale and Joint Escrow
              Instructions for Delta Greens Property*
         3.1  Certificate of Incorporation of American Family Holdings, Inc.*
         3.2  Certificate of Amendment of Certificate of Incorporation before the Issuance of Stock*
         3.3  By-Laws of American Family Holdings, Inc.*
         4.1  Pages 1 through 4 of the Certificate of Incorporation of the
              Company Filed as Exhibit 3.1 above defining the rights of
              security holders are incorporated herein by this reference*
         4.2  American Family Holdings, Inc. Warrant to Purchase Shares of
              Common Stock*
         5.1  Opinion of Arter & Hadden regarding legality of Shares*
         10.1 Form of Employment Agreement of David Lasker**
         10.2 Form of Employment Agreement of James Orth**
         10.3 Form of Employment Agreement of L.C. "Bob" Albertson, Jr.**
         10.4 1997 Stock Option and Incentive Plan for Officers, Independent
              Directors and Employees of American Family Holdings, Inc. and
              Affiliates*
         21.1 Subsidiaries of the Registrant*
         23.1 Consent of Arter & Hadden as counsel contained in Exhibit 5.1*
         23.2 Consent of BDO Seidman, LLP as independent accountants*
         23.3 Consent of Houlihan Valuation Advisers*
         23.4 Consent of David E. Lane, Inc. (re Delta Greens appraisal)*
         23.5 Consent of Boznanski and Company (re Oceanside appraisal)*
         23.6 Consent of Arnold Associates (re Yosemite/Ahwahnee appraisals)*
         23.7 Consent of PKF Consulting (re Mori Point appraisal)*
         23.8 Consent of The Mentor Group, Inc. (re Yosemite/Ahwahnee
              appraisal)*
         23.9 Consent of BDO Seidman, LLP as independent accountants (re
              Amendment No. 1)
         24.1 Power of Attorney (see signature page)*
         27   Financial Data Schedule*

         99.1 Appraisal Report "Delta Greens" Residential Subdivision, Sacramento, California, value dated as of May 9, 1997*
         99.2 Appraisal of Ahwahnee Golf Course and Resort, Madera County, California, value dated as of May 1, 1997*
         99.3 Complete, Self-Contained Appraisal 23 Finished Residential Lots Being a Part of "Encore," Oceanside, California, value dated as of March 31, 1997*
         99.4 Complete, Self-Contained Appraisal Partially Finished Residential Land 111 Residential Lots, "Symphony," Oceanside, California, value dated as of May 15, 1997*
         99.5 Appraisal of Fee Simple Estate in a 104.98 Acre Parcel Designated for Hotel Development, Located at Mori Point in Pacific, California, value dated as of May 1, 1997*
         99.6 Appraisal of Ahwahnee Resort and Country Club, value dated October 10, 1996*

         *    Previously filed
         **   To be filed by amendment